THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 15, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II
Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-C6
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F and Class X-CP

Approximate Total Principal Balance at Initial Issuance: $2,825,743,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated September 15, 2006. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in October 2006. The table beginning on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C6 certificates. That same table beginning on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2006-C6 certificates.

You should fully consider the risk factors beginning on page 51 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Global Asset Management (US) Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, UBS Global Asset Management (US) Inc. is acting as co-lead manager and UBS Securities LLC is acting as co-manager.

UBS GLOBAL ASSET MANAGEMENT	LEHMAN BROTHERS
Co-Lead Manager	Co-Lead Manager

UBS SECURITIES

Co-Manager

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
Introduction to the Transaction	7
Relevant Parties	12
Summary of Transaction Parties	17
Relevant Dates and Periods	18
Description of the Offered Certificates	20
The Underlying Mortgage Loans and the Mortgaged Real Properties	33
Legal and Investment Considerations	48
RISK FACTORS	51
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	51
The Offered Certificates Have Uncertain Yields to Maturity	51
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	52
The Interests of the Series 2006-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	53
The Interests of the Holders of the Class JRP Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders	53
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	54
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	55
Risks Associated with Condominium Ownership	55
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	55
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	56
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types—Office, Retail, Multifamily and Self-Storage	56
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	57
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, Massachusetts and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of—Texas, Virginia, Missouri and Florida	57
Of the 18 Mortgaged Real Properties Located in the State of New York, Five (5) of Those Properties, Representing 14.6 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	57
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	58
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	58
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	58
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	59
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	59
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	59
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	60
Certain Borrower Covenants May Affect That Borrower's Available Cash Flow	61
The Activities of Certain Entities or Individuals With Ownership Interests In the Borrower May Adversely Affect the Borrower or the Mortgaged Property	61
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	61
Tenancies in Common May Hinder Recovery	62
Operating or Master Leases May Hinder Recovery	62
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	62
Lending on Income-Producing Real Properties Entails Environmental Risks	63
Lending on Income-Producing Properties Entails Risks Related to Property Condition	67
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	67
With Respect to Three (3) Mortgage Loans (Including the Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	67
The Reckson Portfolio I Subordinate Tranche Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Generally Subordinate To Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them	68
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	69
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	69
Investors May Want to Consider Prior Bankruptcies	70
Litigation May Adversely Affect Property Performance	70

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to ‘‘prospectus supplement’’ should be read as references to this offering prospectus.

The Annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED
EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2006-C6 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2006-C6 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2006-C6 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2006-C6 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2006-C6 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C6 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C6 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus.

Series 2006-C6 Commercial Mortgage Pass-Through Certificates

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(4)(6)	Approx. % Total Credit Support at Initial Issuance(5)(6)		Pass-Through Rate Description	Initial Pass-Through Rate	Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
Offered Certificates(1)
A-1	$80,000,000		2.6%	30.000	%(7)	TBD(8)%		3.25	10/06 - 06/11	AAA/Aaa
A-2	$220,000,000		7.2%	30.000	%(7)	TBD(8)%		4.75	06/11 - 09/11	AAA/Aaa
A-3	$41,000,000		1.3%	30.000	%(7)	TBD(8)%		6.81	07/13 - 08/13	AAA/Aaa
A-AB	$77,000,000		2.5%	30.000	%(7)	TBD(8)%		7.33	09/11 - 02/16	AAA/Aaa
A-4	$1,353,238,000		44.4%	30.000	%(7)	TBD(8)%		9.81	02/16 - 09/16	AAA/Aaa
A-1A	$361,398,000		11.9%	30.000	%(7)	TBD(8)%		7.18	10/06 - 09/16	AAA/Aaa
A-M	$304,663,000		10.0%	20.000%		TBD(8)%		9.95	09/16 - 09/16	AAA/Aaa
A-J	$228,496,000		7.5%	12,500%		TBD(8)%		9.95	09/16 - 09/16	AAA/Aaa
B	$26,658,000		0.9%	11.625%		TBD(8)%		9.95	09/16 - 09/16	AA+/Aa1
C	$49,508,000		1.6%	10.000%		TBD(8)%		9.95	09/16 - 09/16	AA/Aa2
D	$30,466,000		1.0%	9.000%		TBD(8)%		9.95	09/16 - 09/16	AA−/Aa3
E	$15,233,000		0.5%	8.500%		TBD(8)%		9.95	09/16 - 09/16	A+/A1
F	$38,083,000		1.3%	7.250%		TBD(8)%		9.95	09/16 - 09/16	A/A2
X-CP	$2,850,537,000	(3)	N/A	N/A		Variable IO(9)	%(12)	N/A	N/A	AAA/Aaa
Non-Offered Certificates
X-CL	$3,046,623,954	(3)	N/A	N/A		Variable IO(9)	%(12)	N/A	N/A	N/A
G	$26,658,000		0.9%	N/A		TBD(8)%		N/A	N/A	N/A
H	$30,466,000		1.0%	N/A		TBD(8)%		N/A	N/A	N/A
J	$34,275,000		1.1%	N/A		TBD(8)%		N/A	N/A	N/A
K	$53,316,000		1.8%	N/A		TBD(8)%		N/A	N/A	N/A
L	$7,616,000		0.2%	N/A		Fixed(10)%		N/A	N/A	N/A
M	$11,425,000		0.4%	N/A		Fixed(10)%		N/A	N/A	N/A
N	$7,617,000		0.3%	N/A		Fixed(10)%		N/A	N/A	N/A
P	$7,616,000		0.2%	N/A		Fixed(10)%		N/A	N/A	N/A
Q	$3,809,000		0.1%	N/A		Fixed(10)%		N/A	N/A	N/A
S	$11,424,000		0.4%	N/A		Fixed(10)%		N/A	N/A	N/A
T	$26,658,954		0.9%	N/A		Fixed(10)%		N/A	N/A	N/A
JRP-1(2)	$431,934		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-2(2)	$2,104,192		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-3(2)	$2,819,259		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-4(2)	$1,938,289		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-5(2)	$1,934,652		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-6(2)	$1,938,289		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-7(2)	$1,937,077		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-8(2)	$2,109,023		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-9(2)	$3,778,933		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-10(2)	$6,577,663		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-11(2)	$14,098,128		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-12(2)	$13,532,753		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-13(2)	$5,294,821		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-14(2)	$4,978,737		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-15(2)	$2,532,036		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A
JRP-16(2)	$2,518,154		N/A	N/A		WAC(11)	%(12)	N/A	N/A	N/A

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(4)(6)	Approx. % Total Credit Support at Initial Issuance(5)(6)	Pass-Through Rate Description	Initial Pass-Through Rate	Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
JRP-17(2)	$8,147,546	N/A	N/A	WAC(11)	%(12)	N/A	N/A	N/A
R-I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
R-II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
R-III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
R-LR	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The approximate total principal balance of the offered certificates at initial issuance will be $2,825,743,000.

(2)	The class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates, which are sometimes collectively referred to in this offering prospectus as the class JRP principal balance certificates will represent interests solely in a portion of each of the 13 underlying mortgage loans identified under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus. For purposes of calculating distributions on the series 2006-C6 certificates, each of those 13 underlying mortgage loans, which are sometimes referred to in this offering prospectus as the split underlying mortgage loans, will be divided into two portions—a junior portion and a senior portion. The junior portions of the split underlying mortgage loans will be collectively represented by the class JRP principal balance certificates. The senior portions of the split underlying mortgage loans will be pooled with the other underlying mortgage loans to back the other classes of the series 2006-C6 certificates, exclusive of the class JRP principal balance certificates.

(3)	Notional amount.

(4)	The initial mortgage pool balance will be approximately $3,046,623,954. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just of the respective senior portions thereof) as of September 11, 2006 after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

(5)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction —Total Credit Support at Initial Issuance’’ below in this offering prospectus.

(6)	The approximate percentage of initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table above does not take into account any of the principal balances of (a) the class JRP principal balance certificates or (b) any of the respective junior portions of the split underlying mortgage loans.

(7)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(8)	To be determined. The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective senior portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis; (c) the lesser of (i) a specified fixed pass-through rate and (ii) the rate described in clause (b) above; or (d) the rate described in clause (b) above minus a specified percentage for the subject class. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(9)	The pass-through rates for the class X-CL and X-CP certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2006-C6 certificates outstanding immediately prior to the related distribution date, except that the class X-CP certificates will cease to accrue interest following the interest accrual period that ends in . See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(10)	In general, the pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just on the respective senior portions thereof) is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2006-C6 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(11)	The pass-through rates for each class of the class JRP principal balance certificates will, for any interest accrual period, equal the weighted average of certain net interest rates deemed to be in effect for the junior portions of the split underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(12)	Approximate.

The governing document for purposes of forming the issuing entity and issuing the series 2006-C6 certificates will be a pooling and servicing agreement to be dated as of September 11, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with two material exceptions) and other assets that back the series 2006-C6 certificates. The underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this offering prospectus as the Reckson Portfolio I Subordinate Tranche, which represents 1.2% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1155 Avenue of the Americas, which represents 0.4% of the initial mortgage pool balance, are not being serviced under the series 2006-C6 pooling and servicing agreement. The Reckson Portfolio I Subordinate Tranche underlying mortgage loan is part of a loan combination that also includes two other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two other non-trust mortgage loans. The 1155 Avenue of the Americas underlying mortgage loan is part of a loan combination that also includes three (3) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to a separate servicing agreement that relates solely to that loan combination. The Reckson Portfolio I Subordinate Tranche underlying mortgage loan and the 1155 Avenue of the Americas underlying mortgage loan are sometimes referred to in this offering prospectus as the outside serviced underlying mortgage loans.

The parties to the series 2006-C6 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2006-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates will be the series 2006-C6 certificates with principal balances and are sometimes referred to as the series 2006-C6 principal balance certificates. In addition, the class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates are sometimes referred to as the class JRP principal balance certificates.

The table beginning on page 7 of this offering prospectus identifies for each class of series 2006-C6 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2006-C6 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table beginning on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of class JRP principal balance certificates, the actual size of the junior portion(s) of the related split underlying mortgage loan(s). The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C6 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2006-C6 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table beginning on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this offering prospectus; (b) initially equal the sum of (i) the lesser of $ and the total principal balance of the class certificates, (ii) the lesser of $ and the total principal balance of the class certificates, and (iii) the total principal balance of the class , , , , , , , , , , and certificates; (c) decline over time; and (d) equal $0 following the distribution date in . The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table beginning on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller.

The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts. The holders of the class R-I, R-II, R-III and R-LR certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2006-C6 certificates, other than the class R-I, R-II, R-III and R-LR certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

Without regard to the class JRP principal balance certificates, which are discussed below in this ‘‘—Total Credit Support at Initial Issuance’’ subsection:

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates will be the most senior of the series 2006-C6 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2006-C6 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2006-C6 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table beginning on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP certificates, through the subordination of other classes of the series 2006-C6 principal balance certificates, exclusive of the class JRP principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP certificates, the credit support shown in the table beginning on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2006-C6 principal balance certificates, other than the class JRP principal balance certificates, that are subordinate to the indicated class.

The class JRP principal balance certificates represent interests solely in the respective junior portions of the split underlying mortgage loans. Accordingly, the class JRP principal balance certificates will provide limited credit support with respect to losses on, and default-related and other unanticipated expenses related to each split underlying mortgage loan, but only to the extent of the junior portion of that split underlying mortgage loan and any payments (or advances in lieu thereof) and other collections on that split underlying mortgage loan that would otherwise be allocable to the junior portion thereof. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

The class R-I, R-II, R-III and R-LR certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C6 certificates.

C. Pass-Through Rate	Each class of the series 2006-C6 certificates, other than the class R-I, R-II, R-III and R-LR certificates, will bear interest. The table beginning on page 7 of this offering prospectus provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2006-C6 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2006-C6 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2006-C6 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2006-C6 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table beginning on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table beginning on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table beginning on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table beginning on page 7 of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges or default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2006-C6 will be the issuing entity for the series 2006-C6 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2006-C6 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our

telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2006-C6 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc. UBS Real Estate Investments Inc. is an affiliate of both UBS Global Asset Management (US) Inc. and UBS Securities LLC. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants— The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of the sponsors will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2006-C6 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2006-C6 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2006-C6 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, except as otherwise described under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—the Servicers—The Initial Special Servicer’’ in this offering prospectus.

Non-Trust Mortgage Loan Noteholders	The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas, 1155 Avenue of the Americas and Reckson Portfolio I Subordinate Tranche, respectively, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s), only one of which will be included in the trust. The remaining mortgage loan(s) in each of those loan combinations will not be included in the trust. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this offering prospectus as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the three (3) loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations,’’ ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders,’’ ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer	The entire Reckson Portfolio I loan combination (including the Reckson Portfolio I Subordinate Tranche underlying mortgage loan) is currently being—and, upon issuance of the series 2006-C6 certificates, will continue to be—serviced and administered pursuant to the series 2005-C7 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2006-C6 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2005-C7 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire Reckson Portfolio I loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2005-C7 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Reckson Portfolio I loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2005-C7 pooling and servicing agreement; and

•	Midland Loan Services, Inc., a Delaware corporation, is the special servicer under the series 2005-C7 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Reckson Portfolio I loan combination, subject to resignation or replacement pursuant to the terms of the series 2005-C7 pooling and servicing agreement, including replacement, without cause, (a) by the holders of a majority interest in a designated controlling class of series 2005-C7 certificates, and (b) as special servicer with respect to the Reckson Portfolio I loan combination only, if and for so long as the total unpaid principal balance of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, net of any appraisal reduction amount with respect to the subject loan combination allocable under the series 2005-C7 pooling and servicing agreement to the Reckson Portfolio I

Subordinate Tranche underlying mortgage loan, is greater than, or equal to, 25% of the original principal balance of that underlying mortgage loan, by the series 2006-C6 controlling class representative, as designee of the holder of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan.

We further discuss appraisal reduction amounts and the allocation thereof under ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties— Advances of Delinquent Monthly Debt Service Payments’’ below.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2006-C6 pooling and servicing agreement unless the context clearly indicates otherwise.

1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special and Servicer	The entire 1155 Avenue of the Americas loan combination (including the 1155 Avenue of the Americas underlying mortgage loan) is currently being—and, upon issuance of the series 2006-C6 certificates, will continue to be—serviced and administered pursuant to a servicing agreement solely in respect of the 1155 Avenue of the Americas loan combination. In that regard—

•	LaSalle Bank National Association, a national banking association, is the mortgagee of record with respect to the entire 1155 Avenue of the Americas loan combination;

•	Wachovia Bank, National Association is the master servicer under such servicing agreement and will, in that capacity, be the initial master servicer for the entire 1155 Avenue of the Americas loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of such servicing agreement;

•	Wachovia Bank, National Association is the special servicer under such servicing agreement and will, in that capacity, be the initial special servicer for the entire 1155 Avenue of the Americas loan combination, subject to resignation or replacement pursuant to the terms of such servicing agreement, including replacement, without cause, by the holders of 75% or more of the aggregate outstanding principal balance of the entire 1155 Avenue of the Americas loan combination.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2006-C6 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2006-C6 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2006-C6 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2006-C6 certificateholders will be the holders of a non-offered class of series 2006-C6 certificates.

Class JRP Representative	The class JRP representative will, in general, be designated by the holders or beneficial owners of the class JRP principal balance certificates representing a majority of the voting rights evidenced by all of the class JRP principal balance certificates. The class JRP representative will have certain rights and powers under the series 2006-C6 pooling and servicing agreement with respect to the split underlying mortgage loans, as described under ‘‘Risk Factors—The Interests of the Holders of the Class JRP Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	Seven (7) mortgage loans that we intend to include in the trust, representing 1.7% of the initial mortgage pool balance, were originated after September 11, 2006. The remainder of the underlying mortgage loans were originated on or before September 11, 2006. Accordingly, references to ‘‘cut-off date’’ in this offering prospectus mean, individually and collectively:

•	September 11, 2006, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after September 11, 2006.

All payments and collections received on each underlying mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about October 4, 2006.

Distribution Frequency/Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in October 2006. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2006-C6 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Because of the timing of their origination in September 2006 or for other reasons, seven (7) underlying mortgage loans, representing 1.7% of the initial mortgage pool balance, do not provide for the payment of a full month’s interest in October 2006. In connection therewith, the related mortgage loan seller will supplement any amounts payable by the related borrower in October 2006, such that the trust will receive, in October 2006, a full month’s interest with respect to those mortgage loans. For purposes of determining distributions on the series 2006-C6 certificates, each of those supplemental payments should be considered a payment by the related borrower.

Rated Final Distribution Date	The rated final distribution dates for the respective classes of the offered certificates with principal balances are as follows:

•	for the class A-1, A-2, A-3 and A-AB certificates, the distribution date in ; and

•	for the class A-4, A-1A, A-M, A-J, B, C, D, E and F certificates, the distribution date in .

See ‘‘Ratings’’ in this offering prospectus.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that no borrower prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1
A-2
A-3
A-AB
A-4
A-1A
A-M
A-J
B
C
D
E
F
X-CP

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL and X-CP certificates, principal to the following classes of series 2006-C6 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the respective junior portions of the split underlying mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2006-C6 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP classes is described under ‘‘—Payments—Payments of Interest’’ below. The class R-I, R-II, R-III and R-LR certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their respective holders to payments of principal.

As described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus, the class JRP principal balance certificates will collectively represent a right to receive, out of payments (or advances in lieu thereof) and other collections on each split underlying mortgage loan that are allocated on a subordinated basis to the junior portion thereof, monthly payments of: (a) interest at the respective pass-through rates for the various classes of those series 2006-C6 certificates; and (b) as to the subject split underlying mortgage loan, either a pro rata share (generally based on the relative sizes of the senior portion and junior portion of that split underlying mortgage loan) of—or, under certain default scenarios, only after payment in full of the balance of the senior portion of that split underlying mortgage loan, any remaining portion of—any and all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, the subject split underlying mortgage loan.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group no. 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park (with the exception of eight (8) underlying mortgage loans that are, in each case, secured by a multifamily property or mobile home park property);

•	a loan group no. 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties (but excluding eight (8) underlying mortgage loans that are, in each case, secured by a multifamily property or mobile home park property).

Loan group no. 1 will contain a total of 183 underlying mortgage loans that represent 88.1% of the initial mortgage pool balance, and loan group no. 2 will contain a total of 21 underlying mortgage loans that represent 11.9% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group no. 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2006-C6 certificates—other than the class R-I, R-II, R-III and R-LR certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2006-C6 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2006-C6 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C6 certificates, from available funds attributable to loan group no. 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group no. 2; and

•	in the case of the class X-CP and X-CL certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C6 certificates, from available funds attributable to loan group no. 1 and/or loan group no. 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and/or X-CP classes, then payments of interest will be made on those classes of series 2006-C6 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan or the junior portion of any split underlying mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2006-C6 certificates, including the offered certificates, but excluding the class JRP principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that any such resulting interest shortfall that is attributable to a prepayment of the junior portion of any of the split underlying mortgage loans would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class JRP principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2006-C6 principal balance certificates (exclusive of the class JRP principal balance certificates), in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates on any given distribution date until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group no. 2;

•	on any given distribution date, beginning with the distribution date in , the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this offering prospectus before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2006-C6 principal balance certificates (exclusive of the class JRP principal balance certificates) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective senior portions thereof only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective senior portions thereof only) that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C6 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C6 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group. Notwithstanding the foregoing, no amounts collected with respect to any split underlying mortgage loan and otherwise distributable with respect to the class JRP principal balance certificates may be applied to reimburse or pay interest on advances, or to pay other unanticipated trust fund expenses, with respect to any underlying mortgage loan other than that specific split underlying mortgage loan.

On any distribution date, as described under ‘‘Description of the Mortgage Pool —Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus, the class JRP principal balance certificates will collectively represent, with respect to each of the split underlying mortgage loans, a right to receive either a pro rata share (generally based on the relative sizes of the senior portion and junior portion of the subject split underlying mortgage loan) of—or, under certain default scenarios, after payment in full of the principal balance of the senior portion of the subject split underlying mortgage loan, any remaining portion of—any and all payments (or advances in lieu thereof) and other collections of principal on the subject split underlying mortgage loan. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

The class X-CL, X-CP, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ ‘‘—Payments—Priority of Payments’’ and ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates’’ in this offering prospectus.

E.	Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be made among those classes of series 2006-C6 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance (including the junior portions of the split underlying mortgage loans) is reduced to less than approximately 1% of the initial total principal balance of the series 2006-C6 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to a split underlying mortgage loan that is allocable to the junior portion thereof), then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

If any prepayment consideration is collected during any particular collection period with respect to a split underlying mortgage loan, primarily as a result of a default and liquidation, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the related senior portion and the related junior portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the junior portion of a split underlying mortgage loan will be distributed to the applicable holders of the class JRP principal balance certificates.

Fees and Expenses	The amounts available for distribution on the series 2006-C6 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Monthly
Outside Master Servicing Fee / Other Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, interest accrued at the related annual outside master servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan (3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan (with a minimum of $4,000 per month for each specially serviced mortgage loan or loan combination) (4)	Monthly

Type / Recipient (1)	Amount	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account	Monthly
Outside Special Servicing Fee/ Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, one-twelfth of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan; and, with respect to the 1155 Avenue of the Americas underlying mortgage loan, interest accrued at the related annual outside special servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan. (3)(5)	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2006-C6 pooling and servicing agreement; except that, in the case of the 1155 Avenue of the Americas underlying mortgage loan, the liquidation fee is calculated at a liquidation fee rate of 0.15% and the workout fee is, with respect to the entire 1155 Avenue of the Americas Loan Combination, equal to $150,000 per workout. (5)	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(6)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the non-trust mortgage loans	Monthly
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate, multiplied by the aggregate stated principal balance of the mortgage pool outstanding immediately prior to that distribution date (7)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances (8)(10)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance (9)(10)	Time to time

Type / Recipient (1)	Amount	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances (8)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance (9)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2006-C6 pooling and servicing agreement (11)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Other Master Servicer or Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2006-C6 pooling and servicing agreement (12)	Time to time
Interest on delinquency advances with respect to the Reckson Portfolio I non-trust loans / Applicable Advancing Party	Substantially the same as corresponding item under the series 2006-C6 pooling and servicing agreement (12)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate payable under the series 2006-C6 pooling and servicing agreement for each underlying mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum, as described in this offering prospectus under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Master Servicing Compensation.’’

(3)	The outside master servicing fee rate for the Reckson Portfolio I Subordinate Tranche underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Reckson Portfolio I Subordinate Tranche underlying mortgage loan will equal 0.25% per annum. The outside master servicing fee rate for the 1155 Avenue of the Americas underlying mortgage loan will equal 0.0025% per annum and the outside special servicing fee rate for the 1155 Avenue of the Americas underlying mortgage loan will equal 0.20% per annum.

(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.35% per annum, as described in this offering prospectus under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(5)	Amounts otherwise payable to the issuing entity with respect to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan will be applied to cover special servicing fees, workout fees and liquidation fees earned with respect to the non-trust loans in the related loan combination before amounts on those non-trust loans are so applied.

(6)	Allocable between the master servicer and the special servicer as provided in the series 2006-C6 pooling and servicing agreement.

(7)	The trustee fee rate will equal 0.0007% per annum, as described in this offering prospectus under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Trustee Compensation.’’

(8)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(9)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(10)	In the case of the 1211 Avenue of the Americas loan combination, the related non-trust loan noteholder must bear its proportionate share of the reimbursement of related servicing advances and the payment of interest thereon.

(11)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C6 pooling and servicing agreement, or allocable overhead.

(12)	In the case of the Reckson Portfolio I loan combination, payable first out of amounts otherwise payable to issuing entity with respect to the Reckson Portfolio I Subrodiante Tranche underlying mortgage loan and then out of other collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2006-C6 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the respective junior portions of the split underlying mortgage loans, may fall below the total principal balance of the series 2006-C6 principal balance certificates, exclusive of the class JRP principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2006-C6 certificates on any distribution date, the total principal balances of the following classes of series 2006-C6 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata by total principal balance

Notwithstanding the foregoing, as and to the extent described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus, losses on and/or default related or other unanticipated trust fund expenses with respect to any of the split underlying mortgage loans—but only insofar as they result in a loss or permanent shortfall of principal with respect to the junior portion thereof—will first be allocated to reduce the total principal balance of the class JRP-17, JRP-16, JRP-15, JRP-14, JRP-13, JRP-12, JRP-11, JRP-10, JRP-9, JRP-8, JRP-7, JRP-6, JRP-5, JRP-4, JRP-3, JRP-2 and JRP-1 certificates, in that order, in each case, prior to being allocated to reduce the total principal balance of any class in the foregoing table.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2006-C6 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2006-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the respective junior portions of the split underlying mortgage loans, is less than 1.0% of the initial total principal balance of the series 2006-C6 principal balance certificates.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Description of the Mortgage Pool;’’

•	‘‘Risk Factors;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group No. 1;

•	Annex A-4—Certain Characteristics of Loan Group No. 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C6 certificates will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with eight (8) underlying mortgage loans that are in each case secured by a mobile home park property. Loan group no. 1 will consist of 183 mortgage loans, with an initial loan group no. 1 balance of $2,685,225,525, representing approximately 88.1% of the initial mortgage pool balance.

Loan group no. 2 will consist of all but eight (8) of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group no. 2 will consist of 21 mortgage loans, with an initial loan group no. 2 balance of $361,398,431, representing approximately 11.9% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the respective junior portions of the split mortgage loans), references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 (exclusive of the respective junior portions of the split mortgage loans) and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of each of the split underlying mortgage loans, the cut-off date principal balance of the senior portion of that mortgage loan) on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related senior portion thereof only.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related senior portion thereof only.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the senior portion of that mortgage loan, as if the related junior portion of that mortgage loan is a separate subordinated mortgage loan that is not included in the trust.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated based upon the entire loan combination.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Moody’s that 20 of the mortgage loans that we intend to include in the trust, representing 36.6% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Five (5) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Split Mortgage Loans	For purposes of calculating distributions on the series 2006-C6 certificates, 13 of the underlying mortgage loans will, in each case, be divided into two portions— a senior portion and a junior portion. In connection with the foregoing: (a) those 13 underlying mortgage loans are sometimes referred to as the split underlying mortgage loans; (b) the respective senior portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan senior portions; and (c) the respective junior portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan junior portions.

The following table sets forth the indicated information with respect to the 13 split underlying mortgage loans:

Name of Related Mortgaged Property or Portfolio of Mortgaged Properties(1)	Cut-off Date Principal Balance of Senior Portion	Deemed Mortgage Interest Rate of Senior Portion	Cut-Off Date Principal Balance of Junior Portion	Deemed Mortgage Interest Rate of Junior Portion
1. Park Square Building	$71,200,000	5.9040%	$23,800,000	5.9280%
2. Sheraton Sand Key Hotel	17,691,862	5.6925	17,204,364	5.9917
3. Naples Walk I, II and III	10,608,069	5.9915	7,765,987	6.3665
4. Lakewood Ranch Shopping Center	5,860,258	5.9815	4,325,359	6.3783
5. Country Club Safeway	5,025,623	6.0526	3,999,377	6.2950
6. Mango Plaza	5,009,827	6.5640	1,979,729	5.9850
7. Mission Plaza Shopping Center	3,940,569	5.7850	4,852,498	5.7759
8. Yankee Candle Flagship Store	3,597,418	6.0041	3,686,373	6.2529
9. Stor-All/Weston II	2,524,949	5.5965	1,059,388	5.5068
10. Fairfax II	2,076,448	6.3390	4,412,721	5.8258
11. CVS – Waynesboro, PA	1,723,640	6.5090	1,568,273	5.9024
12. Stor-All/Oviedo	1,339,969	5.6665	1,547,413	5.4864
13. Stor-All/Landmark	1,123,034	5.5965	470,004	5.5067

(1)	As set forth on Annex A-1 of this offering prospectus.

See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

Loan Combinations	Three (3) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all: (a) obligations of the same borrower(s); and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Only one mortgage loan in each such loan combination will be included in the trust. Each of the remaining mortgage loan(s) in each such loan combination will not be included in the trust and is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loans(1)	Original Principal Balance of Related Senior Non-Trust Loans(2)	Original Principal Balance of Related Subordinate Non-Trust Loans(3)
1. 1211 Avenue of the Americas(4)	$400,000,000	13.1%	$275,000,000	NAP	NAP
2. 1155 Avenue of the Americas(5)	$12,090,448	0.4%	$97,185,000	NAP	NAP
3. Reckson Portfolio I Subordinate Tranche(6)	$37,000,000	1.2%	NAP	$122,850,000 $36,218,300	NAP

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects senior non-trust mortgage loans that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payment of all accrued interest (other than default interest) and the total outstanding principal balance of the senior non-trust mortgage loans in the subject loan combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan.

(3)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

(4)	The 1211 Avenue of the Americas underlying mortgage loan is one of two (2) mortgage loans comprising the 1211 Avenue of the Americas loan combination that includes: (i) the 1211 Avenue of the Americas underlying mortgage loan; and (ii) the 1211 Avenue of the Americas pari passu non-trust mortgage loan, with an original principal balance of $275,000,000.

(5)	The 1155 Avenue of the Americas underlying mortgage loan is one of four (4) mortgage loans comprising the 1155 Avenue of the Americas loan combination that includes: (i) the 1155 Avenue of the Americas underlying mortgage loan; (ii) the 1155 Avenue of the Americas note A1 pari passu non-trust mortgage loan, with an original principal balance of $47,000,000; (iii) the 1155 Avenue of the Americas note A2 pari passu non-trust mortgage loan, with an original principal balance of $20,185,000; and (iv) the 1155 Avenue of the Americas note A3 pari passu non-trust mortgage loan, with an original principal balance of $30,000,000.

(6)	The Reckson Portfolio I Subordinate Tranche underlying mortgage loan is one of three (3) mortgage loans comprising the Reckson Portfolio I loan combination that includes: (i) the Reckson Portfolio I Subordinate Tranche underlying mortgage loan; (ii) the Reckson Portfolio I note A senior non-trust mortgage loan, with an original principal balance of $122,850,000; and (iii) the Reckson Portfolio I note B1 senior non-trust mortgage loan, with an original principal balance of $36,218,300. The Reckson Portfolio I note A senior non-trust mortgage loan is generally senior in right of payment to the Reckson I Portfolio note B1 senior non-trust mortgage loan and both the Reckson Portfolio I note A senior non-trust mortgage loan and the Reckson Portfolio I note B1 senior non-trust mortgage loan are senior in right of payment to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus.

As discussed above under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer,’’ the Reckson Portfolio I Subordinate Tranche underlying mortgage loan is being serviced under the series 2005-C7 pooling and servicing agreement, which is the servicing agreement for the securitization of a related non-trust mortgage loan. As discussed above under ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer,’’ the 1155 Avenue of the Americas underlying mortgage loan is being serviced under a servicing agreement that relates solely to the 1155 Avenue of the Americas loan combination. The 1211 Avenue of the Americas loan combination will, however, be serviced under the series 2006-C6 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus for a more detailed description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and/or affiliates thereof and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2006-C6 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this offering prospectus, that mortgage lien will be a first priority lien. However, the Reckson Portfolio I Subordinate Tranche underlying mortgage loan is subordinate in right of payment to both of the Reckson Portfolio I senior non-trust mortgage loans.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust (or, in the case of a split underlying mortgage loan, the senior portion thereof ) currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	one hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust, representing 92.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	four (4) of the mortgage loans that we intend to include in the trust, representing 7.0% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the tenth day of each month.

Two hundred two (202) of the mortgage loans that we intend to include in the trust, representing 99.5% of the initial mortgage pool balance, of which 181 mortgage loans are in loan group no. 1, representing 99.4% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Sixty-one (61) of the balloon mortgage loans identified in the prior paragraph, representing 55.0% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no. 1, representing 53.0% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 69.3% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 77 of the balloon mortgage loans identified in the prior paragraph, representing 29.4% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 29.4% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 29.6% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Two (2) of the mortgage loans that we intend to include in the trust, representing 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Delinquency/Loss Information	Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Indian School, which is in loan group no. 1 (representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance), the terms of the related loan documents called for an increase of the interest rate from 5.94% to 6.34% upon the related borrower's failure to qualify for future funding advances as set forth in the loan documents, which would have resulted in an increased monthly payment effective as of June 11, 2006. However, the party servicing the loan on behalf of the lender failed to require such increased payment to be remitted to the lender from the borrower. Consequently, the full monthly debt service payment due pursuant to the loan documents was not received by the lender commencing with the payment date in June 2006 up to and including the payment date in September 2006. Any payments received from the related borrower with respect to such shortfalls in such monthly payments will be retained by the related loan seller.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Two (2) of the mortgage loans that we intend to include in the trust, which mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Rite Aid-Elko and Reckson Portfolio I Subordinate Tranche, respectively, and are in loan group no. 1 (together representing 1.3% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance), either now provides for a defeasance period and can be defeased currently or provides for a future defeasance period and may be defeased prior to the second anniversary of the creation of the related individual loan REMIC. See ‘‘Federal Income Tax Consequences’’ in this offering propectus. Any defeasance of either of those underlying mortgage loans, prior to the second anniversary of the creation of the related individual loan REMIC, would trigger a repurchase obligation on the part of the related mortgage loan seller. See ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus. With respect to the modeling assumptions used in this offering prospectus, however, the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rite Aid-Elko will be treated as being in a yield maintenance period, and the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Reckson Portfolio I Subordinate Tranche will be treated as being in a lockout period, in each case prior to the second anniversary of the creation of the related individual loan REMIC, and in each case, as being in a defeasance period thereafter.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount with respect to a loan combination (other than the Reckson Portfolio I loan combination) will generally be allocated among or between the mortgage loans in that loan combination on a pro rata basis by balance, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. In the case of the Reckson Portfolio I loan combination, any resulting appraisal reduction amount will be allocated, first, to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan (which is the subordinate mortgage loan in that loan combination), then, to the Reckson Portfolio I note B1 senior non-trust mortgage loan, and finally to the Reckson Portfolio I note A senior non-trust mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this offering prospectus. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A.	Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc., in the case of a mortgage loan contributed by it, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothers Holdings Inc. (or an affiliate) or UBS Real Estate Investments Inc., as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us or UBS Real Estate Investments Inc. being notified of the subject missing document or breach and (ii) either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc., in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) a court of competent jurisdiction making a final non-appealable determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B.	Repurchase Due to Early Defeasance	Two (2) of the underlying mortgage loans, which collectively represent 1.3% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance, either may currently be defeased or may be defeased prior to the second anniversary of the creation of the related individual loan REMIC. See ‘‘Federal Income Tax Consequences’’ in this offering propectus. If either of those mortgage loans is defeased prior to the second anniversary of the creation of the related individual loan REMIC, then the related mortgage loan seller must repurchase the defeased mortgage loan at a price equal to the sum of: (a) the price at which it would be required to repurchase that mortgage loan in connection with a breach of representation and warranty; and (b) if the related borrower delivers cash to purchase securities (rather than delivering the securities themselves) to effect the defeasance, the amount, if any, by which the cash defeasance deposit exceeds the amount described in the immediately preceding clause (a). See ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

C. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2006-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

D. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations;’’

•	the class JRP representative will be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of a split underlying mortgage loan, to purchase that split underlying mortgage loan from the trust fund, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class JRP

Representative; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing,’’ ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus).

Additional Statistical Information

A.	General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Total cut-off date principal balance	$3,046,623,956	$2,685,225,525	$361,398,431
Number of mortgage loans	204	183	21
Number of mortgaged real properties	260	237	23
Maximum cut-off date principal balance	$400,000,000	$400,000,000	$49,250,000
Minimum cut-off date principal balance	$1,000,000	$1,000,000	$2,073,594
Average cut-off date principal balance	$14,934,431	$14,673,364	$17,209,449
Maximum mortgage interest rate	6.8600%	6.8600%	6,7300%
Minimum mortgage interest rate	5.2000%	5.2000%	5.5800%
Weighted average mortgage interest rate	6.1063%	6.0993%	6.1589%
Maximum original term to maturity	264 months	264 months	120 months
Minimum original term to maturity	48 months	60 months	48 months
Weighted average original term to maturity	112 months	115 months	90 months
Maximum remaining term to maturity	180 months	180 months	120 months
Minimum remaining term to maturity	47 months	48 months	47 months
Weighted average remaining term to maturity	111 months	114 months	88 months
Weighted average underwritten debt service coverage ratio	1.45x	1.48x	1.22x
Weighted average cut-off date underwritten debt service coverage ratio	1.51x	1.54x	1.29x
Weighted average cut-off date loan-to-value ratio	63.6%	62.3%	72.7%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance are each subject to a permitted variance of plus or minus 5%. None of those balances reflects the respective junior portions of the split underlying mortgage loans.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, mortgage interest rate, term to maturity, loan-to-value ratios and debt service coverage ratios, is being presented in this offering prospectus based only on the related senior portion thereof, as if the junior portion of each of those mortgage loans is a separate subordinated mortgage loan that is not included in the trust. Taking into account both the senior and junior portions of each of the split underlying mortgage loans, the cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for each of the respective split underlying mortgage loans are as follows:

Name of Related Mortgaged Property or Portfolio of Mortgaged Properties(1)	Cut-off Date Loan-to-Value Ratio of Entire Split Mortgage Loan	Underwritten Debt Service Coverage Ratio of Entire Split Mortgage Loan
Park Square Building	54.9%	1.56	x
Sheraton Sand Key Hotel	58.2	1.42
Naples Walk I, II & III	54.0	1.15
Lakewood Ranch Shopping Center	57.5	1.21
Country Club Safeway	61.8	1.59
Mission Plaza Shopping Center	67.6	1.20
Yankee Candle Flagship Store	75.1	1.20
Mango Plaza	55.9	1.45
Fairfax II	57.4	1.48
Stor-All/Weston II	44.8	1.86
CVS - Waynesboro, PA	70.8	1.12
Stor-All/Oviedo	55.0	1.34
Stor-All/Landmark	48.3	1.88

(1)	As set forth on Annex A-1 of this offering prospectus.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization (exclusive, in the case of a split underlying mortgage loan, of such part of the monthly debt service payment that is allocable to the related junior portion thereof).

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (or, in the case of a split underlying mortgage loan, the cut-off date balance of the related senior portion thereof only), divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated based on the entire subject loan combination; and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period prior to the maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of that underlying mortgage loan during the 12-month period following the cut-off date (exclusive, in the case of a split underlying mortgage loan, of such part of the interest-only payment that is allocable to the related junior portion thereof) or, in the case of an underlying mortgage loan that is part of a loan combination, that will be due in respect of all of the mortgage loans in the subject loan combination.

•	Seven (7) mortgage loans that we intend to include in the trust, representing 1.7% of the initial mortgage pool balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans bear a different interest rate than anticipated.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B.	Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

State	Number of Properties	% of Initial Mortgage Pool Balance
New York	18	15.8%
Massachusetts	12	14.6%
California	20	12.0%
Texas	24	9.4%
Virginia	7	6.9%
Missouri	11	6.2%
Florida	33	5.4%
Georgia	12	4.7%
Pennsylvania	10	3.4%
Ohio	11	3.0%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 25 other states. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	37	43.3%
Retail	112	32.6%
Anchored Retail	83	17.6%
Regional Mall	4	11.2%
Unanchored Retail	25	3.8%
Multifamily(1)	45	14.2%
Self Storage	46	6.1%
Hotel	9	2.2%
Industrial/Warehouse	7	0.9%
Mixed Use	4	0.5%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 2.5% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	193	96.9%
Fee Simple/Leasehold	6	2.6%
Leasehold	5	0.5%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 53.9% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as three real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended, designated as REMIC I, REMIC II and REMIC III, respectively. In addition, any underlying mortgage loan that allows for defeasance prior to the second anniversary of the date of initial issuance of the series 2006-C6 certificates will be the primary asset of its own separate individual loan REMIC.

The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

The class X-CP certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain other classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended, will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP certificates, you should be aware that—

•	the yield to maturity on the class X-CP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP certificates; and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C6 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2006-C6 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C6 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2006-C6 certificates,

•	the order in which the principal balances of the respective classes of the series 2006-C6 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C6 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Reckson Portfolio I Loan Combination,’’ ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class         ,        ,        ,        ,,,,,,,,,or      certificates may result in a reduction in the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates— Termination’’ in this offering prospectus.

Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C6 principal balance certificates.

The Interests of the Series 2006-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2006-C6 certificates representing a majority interest in the controlling class of series 2006-C6 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus; (b) replace the special servicer under the series 2006-C6 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus; and (c) replace the special servicer with respect to the Reckson Portfolio I loan combination, subject to satisfaction of conditions comparable to those applicable to the replacement, without cause, of the special servicer under the series 2006-C6 pooling and servicing agreement. Among other things, the series 2006-C6 controlling class representative may direct the special servicer under the series 2006-C6 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2006-C6 controlling class representative may consider advisable, subject to any rights in that regard that the class JRP representative may have with respect to a split underlying mortgage loan or that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2006-C6 controlling class will be a non-offered class of series 2006-C6 certificates. The series 2006-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C6 controlling class representative will exercise its rights and powers on behalf of the series 2006-C6 controlling class certificateholders, and it will not be liable to any other class of series 2006-C6 certificateholders for so doing.

The Interests of the Holders of the Class JRP Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by the class JRP principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the split underlying mortgage loans. Those rights and powers are described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus, and those rights and powers include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer, all with respect to the split underlying mortgage loans. With respect to each of the split underlying mortgage loans, for so long as the principal balance of the junior portion of the subject split underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such junior portion, minus (y) principal payments made by the related borrower on the subject split underlying mortgage loan and allocated to such junior portion, then the class JRP representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the subject split underlying mortgage loan, and (ii) replace the special servicer solely with respect to the subject split underlying mortgage loan.

None of the class JRP principal balance certificates are offered by this offering prospectus. The holders of those certificates are likely to have interests that conflict with the interests of the holders of the offered certificates. You should expect that the class JRP representative will exercise its rights and powers on behalf of the holders of the class JRP principal balance certificates, and the class JRP representative will not be liable to any other class of series 2006-C6 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C6 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	multifamily;

•	anchored retail;

•	regional mall;

•	hotel;

•	unanchored retail;

•	mobile home park;

•	industrial/warehouse;

•	self-storage; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

Two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Abington Shopping Centre and Colleyville Retail, representing 0.2% and 0.05%, respectively, of the initial mortgage pool balance and 0.2% and 0.1%, respectively, of the initial loan group no. 1 balance, are secured by the related borrower’s fee or leasehold interest in a commercial condominium unit. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 123 mortgaged real properties, securing 51.7% of the initial mortgage pool balance and 58.7% of the initial loan group no. 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 68 of those 123 properties, securing 5.5% of the initial mortgage pool balance and 6.2% of the initial loan group no. 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail, Multifamily and Self-Storage

Thirty-seven (37) of the mortgaged real properties, securing 43.3% of the initial mortgage pool balance and 49.1% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

One hundred twelve (112) of the mortgaged real properties, securing 32.6% of the initial mortgage pool balance and 37.0% of the initial loan group no. 1 balance, respectively, are primarily used for retail purposes. We consider 83 of the subject retail properties, securing 17.6% of the initial mortgage pool balance and 20.0% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 25 of the subject retail properties, securing 3.8% of the initial mortgage pool balance and 4.4% of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Forty-five (45) of the mortgaged real properties, securing 14.2% of the initial mortgage pool balance, 2.7% of the initial loan group no. 1 balance and 100.0% of the initial loan group no. 2 balance respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 2.5% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

Forty-six (46) of the mortgaged real properties, collectively securing 6.1% of the initial mortgage pool balance and 7.0% of the initial loan group no. 1 balance, respectively, are primarily used for self-storage purposes. A number of factors may adversely affect the value and successful operation of a self-storage property as discussed under ‘‘Risk Factors —The Various

Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, Massachusetts and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of—Texas, Virginia, Missouri and Florida

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	18	15.8%
Massachusetts	12	14.6%
California	20	12.0%
Texas	24	9.4%
Virginia	7	6.9%
Missouri	11	6.2%
Florida	33	5.4%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

Of the 18 Mortgaged Real Properties Located in the State of New York, Five (5) of Those Properties, Representing 14.6 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Five (5) of the mortgage loans that we intend to include in the trust, representing 14.6% of the initial mortgage pool balance, all of which are in loan group no. 1 and represent 16.6% of the initial loan group no. 1 balance are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in

New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

Two hundred two (202) of the mortgage loans that we intend to include in the trust, representing 99.5% of the initial mortgage pool balance, of which 181 mortgage loans are in loan group no. 1, representing 99.4% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. Sixty-one (61) of those balloon loans, representing 55.0% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no. 1, representing 53.0% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 69.3% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable— There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 39.6% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 53.9% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Moody’s, however, that five (5) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 34.0% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Eleven (11) underlying mortgage loans, representing 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 3.6% of the initial loan group no. 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

In the case of the 1211 Avenue of the Americas underlying mortgage loan, there are certain building code violations with respect to the elevators at the 1211 Avenue of the Americas mortgaged real property and a reserve was funded at origination, which included the amount of $3,282,283 to cover costs related to eliminating those violations and the costs of certain elevator renovations.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Twenty-four (24) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The six (6) largest of these separate groups represent 6.6%, 5.2%, 3.6%, 3.3%, 2.5% and 1.4%, respectively, of the initial mortgage pool balance, See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or

Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. With respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, such additional mortgage loans are senior to the Reckson Portfolio I Subordinate Tranche Mortgage Loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations— General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property, especially if such additional secured indebtedness is senior in right of payment to a mortgage loan, as with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

In addition, with respect to the Stor-All/Landmark, Stor-All/Weston II and Stor-All/Oviedo underlying mortgage loans, which represent 0.04%, 0.1% and 0.04%, respectively, of the intial mortgage pool balance and 0.04%, 0.1% and 0.05%, respectively, of the initial loan group no. 1 balance, the borrower is permitted to incur additional secured debt subject to certain loan-to-value and debt service coverage ratios, as well as the execution and delivery of a subordination and standstill agreement acceptable to the lender.

In addition, with respect to each of three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 25.8% of the initial mortgage pool balance (two (2) of which are in loan group no. 1, representing 27.6% of the initial loan group no. 1 balance, and one (1) of which is in loan group no. 2, representing 12.6% of the initial loan group no. 2 balance), the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The

1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 39 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 38.9% of the initial mortgage pool balance, 40.8% of the initial loan group no. 1 balance and 25.1% of the initial loan group no. 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Terrace Office Complex Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

In addition, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Greenbrier Mall and Chapel Hill Mall, representing 2.8% and 2.5%, respectively, of the initial mortgage pool balance, the related borrowers are permitted to incur unsecured intercompany debt in the amounts of approximately $8,500,000 and $7,700,000, respectively. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Midland Mall, representing 1.2% of the intial mortgage pool balance, the related borrower is permitted to incur unsecured intercompany debt in the amount of approximately $3,800,000.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

The Activities of Certain Entities or Individuals With Ownership Interests In the Borrower May Adversely Affect the Borrower or the Mortgaged Property

The fact that certain entities or individuals with ownership interests in the borrower have engaged in certain activities may pose a risk to a related borrower's ability to pay debt service on an underlying mortgage loan. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sylmar Square, representing 0.9% of the initial mortgage pool balance and 0.8% of the initial loan group no. 1 balance, one of the minority owners of an entity that has a 7.692% ownership interest in the borrower, who is also a majority owner of the company that manages the mortgaged property, was previously convicted of bank fraud and money laundering felonies in 1989. This minority owner does not have a controlling interest in the borrower and under the loan documents it is an event of default if during the term of the loan there is any change in the direct or indirect control of the borrower without the express written consent of the lender. There can be no assurance of the effect of these activities on the related borrower or the related mortgaged real properties.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not, or previously may not have been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

Eagle Road Shopping Center, Yankee Candle Flagship Store, Brookhaven Plaza, Guardian Self Storage–Military, Guardian Self Storage–Bandera, Safeguard Self Storage, which secure mortgage loans that collectively represent 2.2% of the initial mortgage pool balance and 2.4% of the initial loan group no. 1 balance, are owned by tenant-in-common borrowers. In addition, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—Permitted Transfers of Interests in The Shops At Las Americas Borrower into a Tenant-in-Common Form of Ownership,’’ the borrower under The Shops at Las Americas Mortgage Loan is permitted, under certain circumstances, to transfer to a tenant-in-common form of ownership. Also, the borrower under the Silverlakes Professional Campus mortgage loan has the option to transfer its interests to up to 35 tenants-in-common. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender's ability to foreclose on or dispose of the related mortgaged real property.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of six (6) mortgaged real properties, securing mortgage loans representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group no. 1 balance, respectively, a related Phase II environmental site assessment—were completed during the 13-month period ending on the cut-off date. Other Phase II environmental site assessments may have been completed with respect to the mortgaged real properties prior to the origination of the related mortgage loans.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower to:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas, which mortgaged real property secures a mortgage loan representing 13.1% of the initial mortgage pool balance and 14.9% of the initial loan group no. 1 balance, the Phase I consultant reported that one first-draw drinking water sample at the subject property exceeded the federal maximum contaminant level for lead, however, the post-flush sample was below the regulatory standard. The consultant recommended replacement or periodic flushing.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as LeCraw Portfolio —Three Properties—Landing at Peachtree and LeCraw Portfolio—Winterset, which mortgaged real properties secure mortgage loans representing 1.5% and 0.5% of the initial mortgage pool balance, respectively, and 12.6% and 3.8% of the initial loan group no. 2 balance, respectively, both mortgaged properties have been impacted by historic and adjacent site operations, resulting in both mortgaged properties being listed on the State of Georgia Non-Hazardous Site Inventory List. With respect to both mortgaged properties, based on the non-hazardous site listing the consultant issued a recommendation of no further action.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Eagle Road Shopping Center, which mortgaged real property secures a mortgage loan representing 1.6% of the initial mortgage pool balance and 1.8% of the initial loan group no. 1 balance, the Phase I consultant reported that the site has been impacted by historical site operations associated with a former on-site pencil factory. According to the consultant, investigation and remedial actions have significantly reduced contaminant levels, and monitored natural attenuation of groundwater is ongoing. The Phase I consultant recommended continuation of the monitored natural attenuation and preparation of a final remedial action report with verification from a licensed environmental professional. According to the consultant, a responsible party has been identified. The borrower has established an environmental escrow of $50,000.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as StorageMart #1302, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the Phase I consultant reported that prior subsurface investigations of the subject property revealed the presence of limited soil and groundwater contamination at the subject property. In 1996, samples from five groundwater monitoring wells indicated that total petroleum hydrocarbons in excess of local thresholds, metals in excess of drinking water levels, and low concentrations of volatile organic compounds were present on-site. A 2003 investigation sampled four monitoring wells and all concentrations of detected compounds were below regulatory limits. The Phase I consultant recommended that the property owner obtain confirmation from the state environmental agency that no action is required in respect of the low concentrations of detected constituents.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Mango Plaza, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, the Phase I consultant reported that the mortgaged property has been impacted by an on-site dry cleaner. The site is enrolled in the State-funded Dry Cleaning Solvent Cleanup Program. Assessment under the program is pending due to priority ranking. According to the Phase I consultant, assessment and remediation tasks for the on-site dry cleaner will be covered by the State-funded Dry Cleaning Solvent Cleanup Program (subject to a $1,000 deductible).

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Mission Plaza, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, a Phase II environmental site assessment detected benzene in one groundwater sample in excess of the federal Maximum Contaminant Level. Due to the absence of benzene in soil samples collected near the water sample location, the presence of potential off-site upgradient contaminant sources, and the low risk of human exposure given the absence of source and/or drinking water in the geographic area of the mortgaged property, the Phase II consultant concluded that no further investigations were recommended.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 101 East Seneca Turnpike, which mortgaged real property secures a mortgage loan representing 0.05% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the 2006 Phase II subsurface investigation revealed the presence of semi-volatile organic compounds at levels exceeding the New York State Department of Environmental Conservation’s Soil Cleanup Criteria in soil at the subject property. The Phase II consultant reported that the contamination is located beneath asphalt pavement, and as such, there is no route of exposure to sensitive human and environmental receptors.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 1315 Dixwell, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, and 0.2% of the initial loan group no.1 balance the Phase I consultant reported that prior subsurface investigations identified the presence of petroleum hydrocarbons, metals, and volatile organic compounds in soil and groundwater at the subject property. Based on the levels detected, the absence of a known on-site source of contamination, and the presence of the Mortgaged Property within a larger industrial parcel with historic groundwater contamination, the consultant attributed the contamination to off-site sources. The consultant further stated that Connecticut law does not require a property owner to investigate and/or remediate contamination from an off-site source. The Phase I consultant concluded that no further environmental investigation by the Mortgaged Property owner is required.

With respect to the mortgaged real properties identified on Annex A-1 to this offering prospectus as Citizens 31 Portfolio, Citizens 23 Portfolio, Citizens 18 Portfolio, Citizens 19 Portfolio, Citizens 9 Portfolio, Citizens 24 Portfolio, Citizens 11 Portfolio, Citizens 25 Portfolio, Citizens 3 Portfolio, Citizens 10 Portfolio, Citizens 1 Portfolio, Citizens 2 Portfolio, Citizens 7, Citizens 26, Citizens 30 and Citizens 33, collectively representing 1.5% of the initial mortgage pool balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurrence limit of $1,000,000, covering such mortgaged properties, along with certain other properties, was obtained by the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 3300 Tenth Street, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the Phase I consultant reported signs of soil and groundwater contamination at the property. A Phase II environmental site assessment included the advancement of 12 soil boring locations and the collection of groundwater samples from four of the 12 soil boring locations on-site. The Phase II report concluded that low levels of volatile organic compounds and polychlorinated biphenyl constituents, as well as xylenes and metals in the groundwater, were detected at the subject property. The environmental consultant recommended that these issues be addressed and remedied through the implementation of a voluntary remediation program on the subject property. A third party consultant was hired to conduct further investigations on the subject property and identify the responsible party for the contamination at the property. Although the tenant under the lease provisions has provided an indemnity to the landlord with respect to the above environmental matters, there can be no assurance that the indemnity will cover any necessary remedial actions or that the tenant will have the financial strength to complete the remediation. In addition, there can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as 5024 Pelham Road, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the Phase I consultant reported signs of soil and groundwater contamination at the property. A Phase II environmental site assessment included the advancement of several soil boring locations and the collection of groundwater samples from the subject property. The Phase II report concluded that levels of semi-volatile organic compounds which included benzoapyrne substances were detected at the subject property. The environmental consultant recommended that these issues be addressed and remedied through the implementation of a voluntary remediation program on the subject property. A third party consultant was hired to conduct further investigations on the subject property and identify the responsible party for the contamination at the property. Although the tenant under the lease provisions has provided an indemnity to the landlord with respect to the above environmental matters, there can be no assurance that the indemnity will cover any necessary remedial actions or that the tenant will have the financial strength to complete the remediation. In addition, there can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Oak Park Spring Lake Portfolio, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, with respect to the Oak Park Plaza property, the Phase I consultant reported signs of soil and groundwater contamination at the property as a result of the prior tenants occupancy. The Phase I environmental site assessment indicated that elevated levels of the volatile organic compound tetrachloreothene were present at the subject property. The subject property is currently registered in the State-funded Drycleaner Cleanup Program that indicated the subject property has a low priority of cleanup and does not require any further investigation. However, there can be no assurance that the contamination will ever be fully remedied at the subject property or that such contamination cannot cause potential harm in the future. In addition, with respect to the Spring Lake Square property, the Phase I consultant reported signs of soil and groundwater contamination at the property. The Phase I environmental site assessment indicated that a former tenant of the property is associated with a 1996 release of the volatile organic compound tetrachloreothene. The subject property is currently registered in the State-funded Drycleaner Cleanup Program that indicated the subject property has a low priority of cleanup and does not require any further investigation. However, there can be no assurance that the contamination will ever be fully remedied at the subject property or that such contamination cannot cause potential harm in the future.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Tel Huron, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, the Phase I consultant reported signs of soil and groundwater contamination at the property that stem from the operation of a dry cleaner on the subject property from the 1950's to the mid-1970's. A Phase II environmental site assessment conducted on the subject property consisted of 13 soil samples and four groundwater samples which indicated the presence of the volatile organic compounds tetracloroethene, trichloroethene and cis-1,2-dicholorethene. A compliance/analysis due care plan was prepared by the current owner, accepted by the Michigan Department of Environmental Quality and is currently in place at the subject property. However, there can be no assurance that the contamination will ever be fully remedied at the subject property or that such contamination cannot cause potential harm in the future.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 13-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. In the case of the 1211 Avenue of the Americas underlying mortgage loan, a reserve was funded at origination which included the amount of $3,282,283 to cover costs of certain elevator renovations, including the elimination of certain building code violations with respect to the elevators at the 1211 Avenue of the Americas mortgaged real property. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Three (3) Mortgage Loans (Including the Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Three (3) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and (b) collectively represent 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C6 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C6 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C6 certificateholders for so doing. See ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’, ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In the case of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, the rights and powers described in the preceding paragraph will belong to the trust as the holder of the subordinate mortgage loan in the Reckson Portfolio I loan combination, at least until the occurrence of certain control trigger events. However, the series 2006-C6 pooling and servicing agreement will delegate or effectively assign those rights and powers to the series 2006-C6 controlling class certificateholders or their representative. See ‘‘—The Interests of the Series 2006-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders’’ above.

In addition, the following two (2) underlying mortgage loans are each being serviced and administered pursuant to a servicing agreement other than 2006-C6 pooling and servicing agreement: (a) the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, which represents 1.2% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7, which is the governing document for the securitization of the Reckson Portfolio I note A senior non-trust loan; and (b) the 1155 Avenue of the Americas underlying mortgage loan, which represents 0.4% of the initial mortgage pool balance, is being serviced under a servicing agreement that relates solely to the 1155 Avenue of the Americas loan combination. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

The Reckson Portfolio I Subordinate Tranche Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Generally Subordinate To Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them

The Reckson Portfolio I Subordinate Tranche underlying mortgage loan, which has an unpaid principal balance of $37,000,000 and represents 1.2% of the initial mortgage pool balance, is subordinate to the two corresponding senior non-trust loans for purposes of allocating payments of principal between them. The Reckson Portfolio I senior non-trust mortgage loans have an aggregate unpaid principal balance of $159,068,300. During the continuance of certain events of default, no payments of principal or interest are allocated to the Reckson Portfolio I Subordiante Tranche underlying mortgage loan until the corresponding senior non-trust mortgage loans have been paid in full. Further, any expenses, losses and shortfalls relating to any mortgage loan in the Reckson Portfolio I loan combination or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated, first, to the holder of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, then, to the holder of the Reckson Portfolio I note B1 senior non-trust loan and finally, to the holder of the Reckson Portfolio I note A senior non-trust loan.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas, 125 High Street, The Shops at Las Americas, LeCraw Portfolio-Three Properties, Haverhill Apartments, Arbors at Winters Chapel, LeCraw Portfolio-Courtland Club Apartments, LeCraw Portfolio-Winterset Apartments, River Exchange, 5024 Pelham Road, 3300 Tenth Street, Walgreens-Humble, Walgreens-Huffmeister, Walgreens-San Antonio, Walgreens-Gessner, Citizens 31 Portfolio, Citizens 23 Portfolio, Citizens 18 Portfolio, Citizens 9 Portfolio, Citizens 11 Portfolio, Citizens 19 Portfolio, Citizens 24 Portfolio, Citizens 25 Portfolio, Citizens 3 Portfolio, Citizens 7, Citizens 26, Citizens 10 Portfolio, Citizens 1 Portfolio, Citizens 2 Portfolio, Citizens 30 and Citizens 33 collectively representing 37.4% of the initial mortgage pool balance 18.5% of the initial loan group no. 1 balance, and 40.2% the initial loan group no. 2 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 125 High Street, which mortgage loan has a cut-off date balance of $340,000,000 and represents 11.2% of the initial mortgage pool balance and 12.7% of the initial loan group no. 1 balance, that mortgaged real property is 2.8% leased to Lehman Brothers Holdings Inc. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—The Mortgaged Property.’’

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of 1 mortgage loan that we intend to include in the trust, representing 0.6% of the initial mortgage pool balance, 0.6% of the initial loan group no. 1 balance, and, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. For example, in the case of the mortgaged real property identified on Annex A-1 to this offering prospectus as Pinar Plaza, securing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, one of the tenants, Winn-Dixie, is currently subject to bankruptcy proceedings. Other tenants may, in the future, be a party to a bankruptcy proceeding.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 204 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,046,623,956 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Junior Portions thereof). However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group No. 1’’ and a ‘‘Loan Group No. 2.’’ ‘‘Loan Group No. 1’’ will consist of all of the mortgage loans backing the series 2006-C6 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group No. 1 Multifamily Properties (which are identified in the glossary to this offering prospectus). Loan Group No. 1 will consist of 183 mortgage loans, with an Initial Loan Group No. 1 Balance of $2,685,225,525 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Junior Portions thereof), representing approximately 88.1% of the Initial Mortgage Pool Balance. ‘‘Loan Group No. 2’’ will consist of all of the mortgage loans backing the series 2006-C6 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties, which are identified in the glossary to this offering prospectus). Loan Group No. 2 will consist of 21 mortgage loans, with an Initial Loan Group No. 2 Balance of $361,398,431, representing approximately 11.9% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Junior Portions thereof), the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1 (exclusive, in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Junior Portions thereof), and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive, in the case of a Split Mortgage Loan, of the initial Allocated Principal Balance of the respective Junior Portion thereof) is shown on Annex A-1 to this offering prospectus.

Each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Global Asset Management (US) Inc. and an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. However, the Reckson Portfolio I Subordinate Tranche Mortgage Loan is subordinate in right of payment to both of the Reckson Portfolio I Senior Non-Trust Loans.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Moody’s that 20 of the mortgage loans that we intend to include in the trust, representing 36.6% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Senior portion thereof).

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Senior portion).

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Split Mortgage Loans

General.    For purposes of distributions on the series 2006-C6 certificates, each of the 13 Split Mortgage Loans will be treated as if it consists of two portions, which we refer to as a Senior Portion and a Junior Portion, respectively. The Split Mortgage Loans, which are identified below by property name, will be deemed to have the following Senior and Junior Portions with the following deemed mortgage interest rates:

Name of Split Mortgage Loan	Cut-off Date Principal Balance of Senior Portion	Deemed Mortgage Interest Rate of Senior Portion	Cut-Off Date Principal Balance of Junior Portion	Deemed Mortgage Interest Rate of Junior Portion
1. Park Square Building	$71,200,000	5.9040%	$23,800,000	5.9280%
2. Sheraton Sand Key Hotel	17,691,862	5.6925	17,204,364	5.9917
3. Naples Walk I, II and III	10,608,069	5.9915	7,765,987	6.3665
4. Lakewood Ranch Shopping Center	5,860,258	5.9815	4,325,359	6.3783
5. Country Club Safeway	5,025,623	6.0526	3,999,377	6.2950
6. Mango Plaza	5,009,827	6.5640	1,979,729	5.9850
7. Mission Plaza Shopping Center	3,940,569	5.7850	4,852,498	5.7759
8. Yankee Candle Flagship Store	3,597,418	6.0041	3,686,373	6.2529
9. Stor-All/Weston II	2,524,949	5.5965	1,059,388	5.5068
10. Fairfax II	2,076,448	6.3390	4,412,721	5.8258
11. CVS – Waynesboro, PA	1,723,640	6.5090	1,568,273	5.9024
12. Stor-All/Oviedo	1,339,969	5.6665	1,547,413	5.4864
13. Stor-All/Landmark	1,123,034	5.5965	470,004	5.5067

The Class JRP Principal Balance Certificates will represent beneficial ownership of the Junior Portions of the Split Mortgage Loans, and the holders of those certificates will be entitled to collections of principal and interest on the Split

Mortgage Loans that are allocable to the Junior Portions thereof. The holders of the offered certificates and certain non-offered classes of the series 2006-C6 certificates will be entitled to receive collections of principal and interest on the Split Mortgage Loans that are allocable to the Senior Portions thereof. As and to the extent described under ‘‘—Split Mortgage Loans—Allocation of Payments’’ below, the rights of the holders of the Class JRP Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to each Split Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2006-C6 certificates to receive payments of principal and interest to which they are entitled with respect to the subject Split Mortgage Loan.

Allocation of Payments.    On or prior to each distribution date, amounts received during the related collection period with respect to each Split Mortgage Loan, together with any amounts advanced with respect to that Split Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that Split Mortgage Loan under the series 2006-C6 pooling and servicing agreement, and taking into account adjustments relating to interest reserve amounts with respect to that Split Mortgage Loan, will be applied as follows:

•	first, for inclusion in the Net Available P&I Funds, as interest with respect to the Senior Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Senior Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	second, for inclusion in the Net Available P&I Funds, as principal of the Senior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Senior Portion immediately prior to the subject distribution date and (2) such Senior Portion's pro rata share of the Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balances of such Senior Portion and the related Junior Portion of the subject Split Mortgage Loan;

•	third, for inclusion in the Net Available P&I Funds, as principal of the Senior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Senior Portion immediately prior to the subject distribution date and (2) the entire Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date;

•	fourth, for inclusion in the Net Available P&I Funds, as a reimbursement with respect to the Senior Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the related Split Mortgage Loan that were not otherwise borne by the holders of the Class JRP Principal Balance Certificates and that have not been previously reimbursed;

•	fifth, for inclusion in the Class JRP Available P&I Funds, as interest with respect to the Junior Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Junior Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	sixth, for inclusion in the Class JRP Available P&I Funds, as principal of the Junior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Junior Portion immediately prior to the subject distribution date and (2) such Junior Portion's pro rata share of the Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balances of such Junior Portion and the related Senior Portion of the subject Split Mortgage Loan;

•	seventh, for inclusion in the Class JRP Available P&I Funds, as principal of the Junior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date, over (b) the payments of principal to be made with respect to the related Senior Portion of the subject Split Mortgage Loan on that distribution date in accordance with clause third above;

•	eighth, for inclusion in the Class JRP Available P&I Funds, as a reimbursement with respect to the Junior Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the subject Split Mortgage Loan that were borne by the holders of the Class JRP Principal Balance Certificates and that have not been previously reimbursed; and

•	ninth, to reimburse the Class JRP Representative for any outstanding cure payments made with respect to the subject Split Mortgage Loan.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ means, with respect to any particular Split Mortgage Loan, any of the following events: (i) the existence of a monetary mortgage event of default with respect to such Split Mortgage Loan as to which the Class JRP Representative (or a designee of the Class JRP Representative) has not made a cure payment as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus and in accordance with the series 2006-C6 pooling and servicing agreement; or (ii) the existence of a non-monetary mortgage event of default at a time when such Split Mortgage Loan is a specially serviced mortgage loan; or (iii) the related mortgaged real property has become an REO Property.

‘‘Split Mortgage Loan Principal Distribution Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, the portion of the Total Principal Distribution Amount for that distribution date that is allocable to that Split Mortgage Loan.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 44 underlying mortgage loans, collectively representing 10.9% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial MortgagePool Balance
1. StorageMart Portfolio	28	4.8%
2. LeCraw Portfolio	5	2.4%
3. 7080 Hollywood Boulevard, Atrium - Plano, Twin Towers Dallas	3	2.3%
4. Redwood Portfolio I	15	1.8%
5. LeCraw Portfolio—Three Properties	3	1.5%
6. Reckson Portfolio I Subordinate Tranche	9	1.2%

Except as provided in the following sentence, each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. Four (4) groups of cross-collateralized mortgage loans that we intend to include in the trust, collectively representing 2.1% of the Initial Mortgage Pool Balance and 2.4% of the Initial Loan Group No. 1 Balance, and 4 individual multi-property mortgage loans that we intend to include in the trust, collectively representing 1.0% of the Initial Mortgage Pool Balance, 1.1% of the Initial Loan Group No. 1 Balance respectively, do not provide for partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In addition, with respect to the LeCraw Portfolio Mortgage Loans, representing 2.4% of the Initial Mortgage Pool Balance, in connection with the sale of individual LeCraw Portfolio Mortgaged Properties, the transferring LeCraw Portfolio

Borrower shall have the right to have its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio—Three Properties Mortgage Loan, its respective LeCraw Portfolio—Three Properties Mortgage Loan Allocated Amount) severed into a non-cross-collateralized, non-cross-defaulted mortgage loan, subject to certain conditions, including that (a) the aggregate debt service coverage ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be equal to or greater then the greater of 1.30x and the aggregate debt service coverage ratio of all mortgaged properties (including the severed mortgaged property) prior to severance, (b) the debt service coverage ratio for the transferred mortgaged property shall be at least 1.30x, (c) the aggregate loan to value ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be no more than the lesser of 70% and the loan to value ratio of all mortgaged properties (including the severed mortgaged property) prior to severance and (d) the loan to value ratio of the transferred mortgaged property shall be no more than 70%. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The LeCraw Portfolio Mortgaged Properties—Severence’’ in this offering prospectus.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. Greenbrier Mall, Chapel Hill Mall, Midland Mall	3	6.6%
2. Atlantic Place, 3545 Wilshire Boulevard, Cypress City Center, 7080 Hollywood Boulevard, 3825 Del Amo, Atrium – Plano, Twin Towers Dallas	7	3.6%
3. LeCraw Portfolio, Arbors at Winters Chapel.	6	3.3%
4. All mortgaged properties identified in Annex A-1 with a property name preceeded by ‘‘Citizen’’, 5024 Pelham Road, 3300 Tenth Street, Walgreens – Humble, Walgreens – San Antonio, Walgreens – Gessner, Walgreens – Huffmeister	41	2.5%
5. Oakbrook Apartments, Tiger Plaza Apartments, Stadium Square Apartments	3	1.4%
6. Las Colinas at Brookhollow Apartments, Kelly Crossing, Springfield Apartments	3	1.1%

Partial Releases

Some of the mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus.

One of the StorageMart Portfolio Mortgage Loans in the amount of $13,350,000 (the ‘‘Brooklyn 1905 Mortgage Loan’’), which was made with respect to the mortgaged property known as Site 1905 located in Brooklyn, New York (the ‘‘Brooklyn 1905 Mortgaged Property’’), may be prepaid at any time and the Brooklyn 1905 Mortgaged Property may be simultaneously released from its mortgage lien, subject to the payment of a yield maintenance prepayment premium and other conditions, including that the remaining StorageMart Mortgaged Properties shall have a debt service coverage ratio of at least 1.25x and a loan to value percentage of no more than 80% following such release. Furthermore, in the event of a condemnation of the Brooklyn 1905 Mortgaged Property that results in a debt service coverage ratio for the Brooklyn 1905 Mortgaged Property of less than 1.20x or a loan to value ratio for the Brooklyn 1905 Mortgaged Property of more than 80%, the StorageMart Portfolio Borrower shall be required to prepay the entire Brooklyn 1905 Mortgage Loan, together with a yield maintenance prepayment penalty, and upon such prepayment the Brooklyn 1905 Mortgaged Property shall be released from the lien of its related mortgage. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loan—Releases’’ in this offering prospectus.

With respect to the LeCraw Portfolio Mortgage Loans, representing 2.4% of the Initial Mortgage Pool Balance, each LeCraw Portfolio Borrower may obtain the release of its related LeCraw Portfolio Mortgaged Property by prepaying its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio—Three Properties Mortgage Loan Allocated Amount) and paying all prepayment consideration due and payable in connection therewith. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgge Loans—The LeCraw Portfolio Mortgage Loan—Release of Mortgaged Properties’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as All Seasons Storage Center, which mortgage loan represents 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, the borrower is permitted to obtain the release of a specified portion of the related mortgaged real property provided certain conditions are satisfied, including prior notice to the lender, that there is no existing event of default under the mortgage loan and that the current reciprocal easement agreement remains in force with respect to both the released and remaining parcels.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Stor-All/Oviedo, which mortgage loan represents 1.3% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group No. 1 Balance, the borrower is permitted to obtain the release of a specified portion of the related mortgaged real property in connection with a transfer of the released parcel, provided certain conditions are satisfied including prior notice to the lender, that there is no existing event of default under the mortgage loan and that the current reciprocal easement agreement remains in force with respect to both the released and remaining parcels.

Property Substitutions

With respect to the StorageMart Portfolio Mortgage Loans, representing 4.8% of the Initial Mortgage Pool Balance, the StorageMart Portfolio Borrowers may obtain a release of the Brooklyn 1905 Mortgaged Property and substitute as collateral for the StorageMart Portfolio Mortgage Loans another self-storage property or properties upon satisfaction of certain conditions set forth in the StorageMart Portfolio Mortgage Loan documents, as more particularly described above in ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loans —Releases; Substitutions’’ in this offering prospectus.

With respect to the LeCraw Portfolio Mortgage Loans, representing 2.4% of the Initial Mortgage Pool Balance, each LeCraw Portfolio Borrower has the right to substitute another multi-family housing property as a replacement for its respective original LeCraw Portfolio Mortgaged Property provided certain conditions are satisfied, as more particularly described above in ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The LeCraw Portfolio Mortgage Loans—Releases; Substitutions’’ in this offering prospectus.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	one hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust, representing 92.9% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	four (4) of the mortgage loans that we intend to include in the trust, representing 7.0% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month,

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust (or , in the case of a Split Mortgage Loan, for the Senior Portion thereof) is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 5.2000% per annum to 6.8600% per annum, and the weighted average of those mortgage interest rates was 6.1063% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All but thirteen (13) of the underlying mortgage loans will accrue interest on an Actual/360 Basis. The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Greenbrier Mall, Chapel Hill Mall, Midland Mall, Sheraton Sand Key Hotel, Naples Walk I, II, & III, Lakewood Ranch Shopping Center, Country Club Safeway, Mission Plaza Shopping Center, Yankee Candle Flagship Store, Rite Aid—Elko, Stor-All/Weston II, Stor-All/Oviedo and Stor-All/Landmark, respectively, each accrues interest on a 30/360 Basis. See ‘‘—Significant Underlying Mortgage Loans—The Greenbrier Mall Mortgage Loan—The Mortgage Loan’’ and ‘‘—Significant Underlying Mortgage Loans—The Chapel Hill Mall Mortgage Loan—The Mortgage Loan.’’

Balloon Loans.    Two hundred and two (202) of the mortgage loans that we intend to include in the trust, representing 99.5% of the Initial Mortgage Pool Balance, of which 181 mortgage loans are in Loan Group No. 1, representing 99.4% of the Initial Loan Group No. 1 Balance, and 21 mortgage loans are in Loan Group No. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Sixty one (61) of the Balloon Loans identified in the prior paragraph, representing 55.0% of the Initial Mortgage Pool Balance, of which 52 mortgage loans are in Loan Group No. 1, representing 53.0% of the Initial Loan Group No. 1 Balance, and nine (9) mortgage loans are in Loan Group No. 2, representing 69.3% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 77 of the Balloon Loans identified in the prior paragraph, representing 29.4% of the Initial Mortgage Pool Balance, of which 67 mortgage loans are in Loan Group No. 1, representing 29.4% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 29.6% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Fully Amortizing Mortgage Loans.    Two (2) of the mortgage loans that we intend to include in the trust, representing 0.5% of the Initial Mortgage Pool Balance, both of which mortgage loans are in Loan Group No. 1, representing 0.6% of the Initial Loan Group No. 1 Balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Balloon Loans			All Mortgage Loans			Fully Amortizing
	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool & Loan Group 1
Original Term to Maturity (Mos.)
Maximum	180	180	120	264	264	120	264
Minimum	48	60	48	48	60	48	121
Weighted Average	112	115	90	112	115	90	155
Remaining Term to Maturity (Mos.)
Minimum	180	180	120	180	180	120	162
Maximum	47	48	47	47	48	47	112
Weighted Average	111	114	88	111	114	88	124
Original Amortization Term (Mos.)
Maximum	360	360	360	360	360	360	264
Minimum	300	300	360	121	121	360	121
Weighted Average	357	356	360	354	354	360	155
Remaining Amortization Term (Mos.)
Maximum	360	360	360	360	360	360	162
Minimum	298	298	358	112	112	358	112
Weighted Average	356	356	360	354	353	360	124

The calculation of original and remaining amortization terms in the foregoing table (i) does not take into account 61 mortgage loans that we intend to include in the trust, collectively representing 55.0% of the Initial Mortgage Pool Balance, of which 52 mortgage loans are in Loan Group No. 1, representing 53.0% of the Initial Loan Group No. 1 Balance, and nine (9) mortgage loans are in Loan Group No. 2, representing 69.3% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date, and (ii) with respect to each of the Split Mortgage Loans, does take into account both the Senior Portion and the Junior Portion thereof. In addition, with respect to 77 other mortgage loans that we intend to include in the trust, representing 29.4% of the Initial Mortgage Pool Balance, of which 67 mortgage loans are in Loan Group No. 1, representing 29.4% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 29.6% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Redwood I, where the related borrower is required to make additional monthly amortization payments of $53,567.91, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sylmar Square, where the related borrower is required to make additional monthly amortization payments of $25,558.56, solely to the extent available from excess cash flow, on and after the payment date in August 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Indigo Springs, where the related borrower is required to make additional monthly amortization payments of $16,943.18, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Toluca Medical, where the related borrower is required to make additional monthly amortization payments of $9,241.31, solely to the extent available from excess cash flow, on and after the payment date in August 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hamden Village, where the related borrower is required to make additional monthly amortization payments of $7,196.70, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 303-313 Central Avenue, where the related borrower is required to make additional monthly amortization payments of $4,834.56, solely to the extent available from excess cash flow, on and after the payment date in September 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance; and

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods.    As of the cut-off date, an initial prepayment lock-out period is currently in effect for 176 of the mortgage loans that we intend to include in the trust, collectively representing 93.7% of the Initial Mortgage Pool Balance, of which 159 mortgage loans are in Loan Group No. 1, representing 96.5% of the Initial Loan Group No. 1 Balance, and 17 mortgage loans are in Loan Group No. 2, representing 72.4% of the Initial Loan Group No. 2 Balance, respectively. With respect to 163 of the 176 underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 89.8% of the Initial Mortgage Pool Balance, of which 147 mortgage loans are in Loan Group No. 1, representing 93.8% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 59.8% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited.

The 176 mortgage loans referred to in the preceding paragraph also include two (2) mortgage loans, collectively representing 10.5% of the Initial Mortgage Pool Balance, both of which mortgage loans are in Loan Group No. 1, representing 11.9% of the Initial Loan Group No. 1 Balance, respectively, for which the initial prepayment lock-out period is followed by a second period in which the borrower has the option to either (a) prepay the subject underlying mortgage loan together with payment of a yield maintenance premium or (b) defease the subject underlying mortgage loan. For those mortgage loans, that second period is treated as a yield maintenance period for purposes of this offering prospectus.

One (1) other mortgage loan that we intend to include in the trust, which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rite Aid—Elko, is in Loan Group No. 1 and represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance, does not provide for a lock-out period but provides for a defeasance period as of the cut-off date and can be defeased currently. With respect to the modeling assumptions used in this offering prospectus, that underlying mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the Issue Date. For all other purposes in this offering prospectus, that underlying mortgage loan will be treated as being in a defeasance period at all times prior to the date on which the borrower may prepay that underlying mortgage loan without penalty.

In addition, with respect to one (1) of the mortgage loans that we intend to include in the trust, which provides for a lock-out period followed by a defeasance period, and which is secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Reckson Portfolio I Subordinate Tranche, representing 1.2% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 1 and represents 1.4% of the Initial Loan Group No. 1 Balance, with respect to the modeling assumptions used in this offering prospectus, that underlying mortgage loan will be treated as being in a lockout period prior to the second anniversary of the formation of the related individual loan REMIC, although the related loan seller is required to repurchase such mortgage loan if the borrower defeases during such period, followed by a defeasance period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 176 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 177 months with respect to the entire mortgage pool, 177 months with respect to Loan Group No. 1 and 120 months with respect to Loan Group No. 2,

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 10 months with respect to the entire mortgage pool, 25 months with respect to Loan Group No. 1 and 10 months with respect to Loan Group No. 2, and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 98.5 months with respect to the entire mortgage pool, 99.4 months with respect to Loan Group No. 1 and 89.9 months with respect to Loan Group No. 2.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below.

Prepayment Consideration Periods. Thirteen (13) of the mortgage loans that we intend to include in the trust, representing 3.9% of the Initial Mortgage Pool Balance, of which 12 mortgage loans are in Loan Group No. 1, representing 2.7% of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in Loan Group No. 2, representing 12.6% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with the greater of (i) a yield maintenance charge and (ii) 1.0% of the prepaid amount, but do not provide for defeasance.

Twenty-three (23) underlying mortgage loans, representing 2.9% of the Initial Mortgage Pool Balance, all of which are in Loan Group No. 1, and represent 3.3% of the Initial Loan Group No. 1 Balance, each provides for an initial period when the loan is prepayable together with a yield maintenance charge, followed by a second period when the loan may either be defeased or prepaid with a yield maintenance charge. Such second period is not considered a defeasance period for purposes of this offering prospectus.

Four (4) underlying mortgage loans, representing 3.3% of the Initial Mortgage Pool Balance, which mortgage loans are in Loan Group No. 2 and represent 27.6% of the Initial Loan Group No. 2 Balance, each provides for an initial period when the loan may be prepaid with a yield maintenance charge, followed by an open period.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2006-C6 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open Prepayment Periods. One hundred sixty-one (161) mortgage loans that we intend to include in the trust, representing 91.3% of the Initial Mortgage Pool Balance, of which 147 mortgage loans are in Loan Group No. 1, representing 92.9% of the Initial Loan Group No. 1 Balance, and 14 mortgage loans are in Loan Group No. 2, representing 79.5% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated maturity.

Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to The Shops at Las Americas Mortgage Loan, representing 5.9% of the Initial Mortgage Pool Balance, after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to prepay The Shops at Las Americas Mortgage Loan, in whole, together with payment of a yield maintenance premium, or (b) is required to prepay (or alternatively defease) The Shops at Las Americas Mortgage Loan, in part, solely in connection with a prepayment under the public use leases or the City loan agreements, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this offering prospectus, accompanied by a yield maintenance premium; provided, however, no such yield maintenance premium is required if such prepayment (i) is a prepayment made in connection with a prepayment under the City loan agreements and (ii) does not occur within thirty days prior to or following the prepayment, or notice of prepayment, of the public use leases. In addition, if the holder of The Shops at Las Americas Mortgage Loan determines that the DSCR for The Shops at Las America Mortgaged Property would be less than 1.25x (after giving effect to the partial prepayment), The Shops at Las Americas Borrower is required to prepay an additional portion of The Shops of Las Americas Mortgage Loan in an amount sufficient to increase the DSCR for The Shops at Las Americas Mortgaged Property to no less than 1.25x; provided, however, The Shops at Las Americas Borrower is not required to prepay such additional portion for the purpose of so increasing the DSCR of The Shops at Las Americas Mortgage Loan in excess of an amount equal to (a) $17,535,000 in connection with a prepayment under the public use leases or (b) $4,440,000 in connection with a prepayment under the City loan agreements. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—The Mortgage Loan’’ and ‘‘—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this offering prospectus.

In addition, one of The StorageMart Portfolio Mortgage Loans in the amount of $13,350,000 (the ‘‘Brooklyn 1905 Mortgage Loan’’), which was made with respect to the mortgaged property known as Site 1905 located in Brooklyn, New York (the ‘‘Brooklyn 1905 Mortgaged Property’’), may be prepaid at any time and the Brooklyn 1905 Mortgaged Property may be simultaneously released from its mortgage lien, subject to the payment of a yield maintenance prepayment premium and other conditions. Furthermore, in the event of a condemnation of the Brooklyn 1905 Mortgaged Property that results in a debt service coverage ratio for the Brooklyn 1905 Mortgaged Property of less than 1.20x or a loan to value ratio for the Brooklyn 1905 Mortgaged Property of more than 80%, the StorageMart Portfolio Borrower shall be required to prepay the entire Brooklyn 1905 Mortgage Loan, together with a yield maintenance prepayment penalty, and upon such prepayment the Brooklyn 1905 Mortgaged Property shall be released from the lien of its related mortgage. ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loan—Releases; Substitutions’’ below in this offering prospectus.

Defeasance Loans.     One hundred sixty two (162) of the mortgage loans that we intend to include in the trust, representing 79.4% of the Initial Mortgage Pool Balance, of which 146 mortgage loans are in Loan Group No. 1, representing 82% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 59.8% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

One (1) other mortgage loan that we intend to include in the trust, which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rite Aid—Elko which is in loan group no. 1 (representing 0.1%, of the Initial Mortgage Pool Balance and 0.1%, of the Initial Loan Group No. 1 Balance), can be defeased currently and one (1) other mortgage loan that we intend to include in the trust which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Reckson Portfolio I Subordinate Tranche, which is in loan group no. 1 (representing 1.2% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group No. 1 Balance), may be defeased prior to the second anniversary of the date of formation of the related individual loan REMIC. The defeasance, prior to the second anniversary of the date of formation of the related individual loan REMIC, of these mortgage loans will trigger a repurchase obligation on the part of the related mortgage loan seller. Each of these mortgage loans is the primary asset of a single loan REMIC. See ‘‘—Cures and Repurchases’’ below.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Except as provided in the following sentence, each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. Four (4) groups of cross-collateralized mortgage loans that we intend to include in the trust, together representing 2.1% of the Initial Mortgage Pool Balance and 2.4% of the Initial Loan Group No. 1 Balance, respectively, and 4 individual multi-property mortgage loans that we intend to include in the trust, collectively representing 1.0% of the Initial Mortgage Pool Balance, 1.1% of the Initial Loan Group No. 1 Balance, respectively, do not provide for partial defeasance. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

With respect to The Shops at Las Americas Mortgage Loan, representing 5.9% of the Initial Mortgage Pool Balance, from and after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to defease The Shops at Las Americas Mortgage Loan, in whole, or (b) is required to defease (or alternatively prepay) The Shops at Las Americas Mortgage Loan, solely in connection with a prepayment under the public use leases or the City loan agreements, in part, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this offering prospectus. In addition, if the lender determines that the DSCR for The Shops at Las America Mortgaged Property would be less than 1.25x (after giving effect to the partial defeasance), The Shops at Las Americas Borrower is required to defease an additional portion of The Shops of Las Americas Mortgage Loan in an amount sufficient to increase the DSCR for The Shops at Las Americas Mortgaged Property to no less than 1.25x; provided, however, The Shops at Las Americas Borrower is not required to defease such additional portion of The Shops at Las Americas Mortgage Loan for the purpose of so increasing the DSCR of The Shops at Las Americas Mortgage Loan in excess of an amount equal to (a) $17,535,000 in connection with a prepayment under the public use leases or (b) $4,440,000 in connection with a prepayment under the City loan agreements. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—The Mortgage Loan’’ and ‘‘—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this offering prospectus.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The 1211 Avenue of the Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$400,000,000(1)
Loan per Square Foot:	$360(2)
% of Initial Mortgage Pool Balance:	13.1%
Shadow Rating (S&P/Moody’s):	BBB−/Baa3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.41787% per annum
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	October 11, 2016
Maturity Balance:	$400,000,000
Borrower:	1211 6th Avenue Property Owner, L.L.C.
Sponsor:	Beacon Capital Strategic Partners IV, L.P.
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repair Reserve(4) Ropes & Gray Reserve(5) Rollover Reserve(6)
Ongoing Reserves:	Tax Reserve(7) Insurance Reserve(8)
Lockbox:	Hard(9)
Other Secured Debt:	$275,000,000 Pari Passu Non-Trust Loan(1) and $431,000,000 Mezzanine Financing(10)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1973
Year Renovated:	1990’s and present
Square Feet:	1,876,972
Occupancy:	99.9% (11)
Occupancy Date:	August 1, 2006
Ownership Interest:	Fee
Property Management:	1211 6th Avenue Property Management LLC, an affiliate of the borrower(12)
U/W NCF:	$81,661,628(13)
U/W NCF DSCR:	1.86x(14)
Cut-off Date U/W NCF DSCR:	1.86x(14)
Appraised Value:	$1,590,000,000
Appraisal As of Date:	August 1, 2006
Cut-off Date LTV Ratio:	42.5%(15)
Maturity LTV Ratio:	42.5%(15)

(1)	The 1211 Avenue of the Americas Mortgage Loan is part of the 1211 Avenue of the Americas Loan Combination that also includes the 1211 Avenue of the Americas Non-Trust Loan in the principal amount of $275,000,000.

(2)	Based on a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises two pari passu A notes.

(3)	NAP means not applicable.

(4)	At origination, the 1211 Avenue of the Americas Borrower deposited $5,814,804 into a required repairs reserve account to pay for the modernization of elevators and escalators and renovations to the outdoor plaza at the 1211 Avenue of the Americas Mortgaged Property.

(5)	At origination, the 1211 Avenue of the Americas Borrower deposited $23,293,997 into the Ropes and Gray reserve account. Provided no event of default exists, lender shall direct the agent under the lockbox account to transfer $1,294,111 from the Ropes and Gray reserve account to the lockbox account on the first day of each month up to and including February 1, 2008.

(6)	At origination, the 1211 Avenue of the Americas Borrower deposited $2,518,475 into a rollover reserve account to pay for the costs of tenant concessions, leasing costs and other related costs.

(7)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into a tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable during the following 12 months.

(8)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into an insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, the 1211 Avenue of the Americas Borrower will not be required to deposit insurance funds if the 1211 Avenue of the Americas Borrower delivers satisfactory evidence to Lender that all such insurance premiums have been previously paid.

(9)	See ‘‘—Lockbox’’ below.

(10)	Comprised of a $104,000,000 Mezzanine A Loan and a $171,000,000 Mezzanine B Loan. In addition, $25,000,000 unfunded portion of an original $181,000,000 junior mezzanine facility is available following the repayment of the initial $156,000,000 advance under the junior mezzanine facility. See ‘‘—Mezzanine Financing’’ below.

(11)	Includes 5,095 square feet leased to News Corporation with lease commencing October 1, 2006.

(12)	The 1211 Avenue of the Americas Property Manager has sub-contracted the management and leasing of the 1211 Avenue of the Americas mortgaged property to Cushman & Wakefield Inc., a third party property manager.

(13)	Reflects in place U/W NCF. Projected U/W NCF based on assumed mark-to market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $89,396,417.

(14)	Based on in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described in footnote (13) above) is 2.04x.

(15)	The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet		% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum	Ratings(4)	Lease Expiration Date
News America	Media	917,154	(5)	48.9%	43.7%	$46.00	$42,191,966	BBB/Baa2	11/30/2020
Ropes & Gray	Law Firm	245,781		13.1	15.8	$62.06	15,252,520	NR	2/28/2027
Westdeutsche Landesbank.	Financial Services	150,440		8.0	8.2	$52.95	7,965,526	A−/A1	6/30/2010
JP Morgan	Financial Services	125,788		6.7	6.3	$48.00	6,037,824	A+/Aa3	3/31/2010(6)
RBC Dain Rauscher	Financial Services	75,980		4.0	4.5	$57.67	4,382,022	AA−/Aa2	3/31/2016
Total		1,515,143		80.7%	78.5%		$75,829,858

(1)	Ranked by approximate square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Includes 5,095 square feet that will be occupied by News Corporation as of October 1, 2006.

(6)	Landlord may call on space as of 1/1/2007, provided Ropes & Gray exercises its option on the space.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$42.00	$42.29	$43.83

(1)	The effective annual rent based on base rent information provided by the 1211 Avenue of the Americas Borrower.

(2)	For the 1211 Avenue of the Americas Mortgaged Property as of year-end.

Lease Expiration Information(1)
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	3	218	0.0%	0.0%	$33,996	0.0%	0.0%
2007	4	134,042	7.1	7.2%	6,339,356	6.6	6.6%
2008	2	68,331	3.6	10.8%	2,753,900	2.9	9.5%
2009	5	44,285	2.4	13.2%	2,655,127	2.7	12.2%
2010	4	201,978	10.8	23.9%	10,514,926	10.9	23.1%
2011	2	9,724	0.5	24.4%	587,121	0.6	23.7%
2012	5	112,835	6.0	30.4%	8,301,755	8.6	32.3%
2013	1	24,265	1.3	31.7%	1,299,910	1.3	33.6%
2014	0	0	0.0	31.7%	0	0.0	33.6%
2015	1	39,575	2.1	33.8%	2,255,775	2.3	36.0%
2016 and beyond	3	1,238,915	66.0	99.9%	61,826,507	64.0	100.0%
Vacant(3)	—	2,804	0.1	100.0%	0	—
Total	30	1,876,972	100.0%		$96,568,373	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

(3)	Includes the management office which totals approximately 1,094 square feet and the messenger center which totals approximately 994 square feet.

The Borrower and Sponsor.    The 1211 Avenue of the Americas Borrower is 1211 6th Avenue Property Owner, L.L.C., a Delaware limited liability company, which is sponsored by Beacon Capital Strategic Partners, IV, L.P. (‘‘Beacon Capital IV’’). Beacon Capital IV is managed by Beacon Capital Partners, LLC, a real estate investment firm headquartered in Boston with offices in Los Angeles and New York City. Beacon Capital Partners, LLC and its predecessors have been involved in the real estate business for nearly 60 years during which it has acquired, developed and operated urban office and mixed-use properties throughout the United States. Beacon Capital Partners, LLC was formed in 1998, following the merger of the predecessor public company, Beacon Properties Corporation with Equity Office Properties Trust. Since its establishment, Beacon Capital Partners, LLC has sponsored five investment vehicles representing approximately $4.5 billion of aggregate equity capital from various endowments, foundations, pension funds, and other investors. An affiliate of the mortgage loan seller is an indirect equity holder in the 1211 Avenue of the Americas Borrower.

The Mortgage Loan.    The 1211 Avenue of the Americas Mortgage Loan was originated on August 24, 2006 and has a cut-off date balance of $400,000,000. The 1211 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘1211 Avenue of the Americas Loan Combination,’’ that are both secured by the 1211 Avenue of the Americas Mortgaged Property. The 1211 Avenue of the Americas Loan Combination is comprised of: (a) the 1211 Avenue of the Americas Mortgage Loan; and (b) the 1211 Avenue of the Americas Non-Trust Loan in the principal amount of $275,000,000, which will not be included in the trust, and which is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan. Both of the mortgage loans in the 1211 Avenue of the Americas Loan Combination are obligations of the 1211 Avenue of the Americas Borrower, are secured by the 1211 Avenue of the Americas Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan will be governed by the 1211 Avenue of the Americas Co-Lender Agreement, which is described under ‘‘Loan Combinations—The 1211 Avenue of the Americas Mortgage Loan —Co-Lender Agreement’’.

The 1211 Avenue of the Americas Mortgage Loan (as well as the 1211 Avenue of the Americas Non-Trust Loan) is a ten year loan with a stated maturity date of September 11, 2016 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.41787% per annum. On the eleventh day of each month, but excluding the stated maturity date, the 1211 Avenue of the Americas Borrower is required to make interest-only payments on the 1211 Avenue of the Americas Mortgage Loan. The principal balance of the 1211 Avenue of the Americas Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 1211 Avenue of the Americas Borrower is prohibited from voluntarily prepaying the 1211 Avenue of the Americas Mortgage Loan, in whole or in part, prior to June 11, 2016. From and after June 11, 2016, the 1211 Avenue of the Americas Borrower may prepay the 1211 Avenue of the Americas Mortgage Loan, in whole or in part, without payment of any prepayment consideration (except if the 1211 Avenue of the Americas Mortgage Loan is prepaid on a date other than a payment date, the 1211 Avenue of the Americas Borrower is required to pay interest through to the next payment date), provided that (a) the 1211 Avenue of the Americas Borrower simultaneously prepays the 1211 Avenue of the Americas Non-Trust Loan and (b) the 1211 Avenue of the Americas Avenue Mezzanine A Borrower simultaneously prepays the 1211 Avenue of the Americas Mezzanine A Loan (as each such term is defined under ‘‘—Mezzanine A Loan Financing’’ below) and (c) the 1211 Avenue of the Americas Mezzanine B Borrower simultaneously prepays the 1211 Avenue of the Americas Mezzanine B Loan (as each such term is defined under ‘‘—Mezzanine B Loan Financing’’ below).

The 1211 Avenue of the Americas Borrower may defease the 1211 Avenue of the Americas Loan Combination in whole only, at any time after the earlier of (i) August 24, 2009 or (ii) the expiration of two years following the latest Issue Date of any mortgage loan comprising the 1211 Avenue of the Americas Loan Combination, and by doing so obtain the release of the 1211 Avenue of the Americas Mortgaged Property. A defeasance will be effected by the 1211 Avenue of the Americas Borrower’s pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the 1211 Avenue of the Americas Borrower under the 1211 Avenue of the Americas Loan Combination and are sufficient to pay off the 1211 Avenue of the Americas Loan Combination in its entirety, at the 1211 Avenue of the Americas Borrower’s election on July 11, 2016, August 11, 2016 or on the stated maturity date. The 1211 Avenue of the Americas Borrower’s right to defease the entire 1211 Avenue of the Americas Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency. As a condition precedent to the defeasance of the entire 1211 Avenue of the Americas Mortgage Loan, the (i) 1211 Avenue of the Americas Borrower must simultaneously defease the 1211 Avenue of the Americas Non-Trust Loan, in whole only, and (ii) the 1211 Avenue of the Americas Mezzanine A

Borrower must simultaneously prepay the entire 1211 Avenue of the Americas Mezzanine A Loan and the 1211 Avenue of the Americas Mezzanine B Borrower must simultaneously prepay the entire 1211 Avenue of the Americas Mezzanine B Loan.

The Mortgaged Property.    The 1211 Avenue of the Americas Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the 1211 Avenue of the Americas Mortgaged Property, a 45-story office building located on the western block front of Avenue of the Americas, between West 47th and West 48th Streets in the Sixth Avenue/Rockefeller Center district of Midtown Manhattan. Built in 1973 and renovated from the early 1990s and the present, the 1211 Avenue of the Americas Mortgaged Property contains 1,876,972 square feet of net rentable area. The 1211 Avenue of the Americas Mortgaged Property is leased to a diverse mix of tenants including News Corporation (which is rated BBB/Baa2), Rupert Murdoch’s media organization and owner of Fox News, which has its world headquarters at the 1211 Avenue of the Americas Mortgaged Property. Other major tenants include Ropes & Gray, a law firm with 245,781 square feet (13.1% of total space), Westdeutsche Landesbank (which is rated A−/A1 by S&P and Moody’s, respectively) with 150,440 square feet (8.0% of total space), JP Morgan Chase (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 125,788 square feet (6.7% of total space) and RBC Dain Rauscher (which is rated AA−/Aa2 by S&P and Moody’s, respectively) with 75,980 square feet (4.0% of total space). The 1211 Avenue of the Americas Mortgaged Property includes street level retail including 4,759 square feet occupied by Charles Schwab and also has a concourse level that serves as an underground walkway connecting it to other Rockefeller Center buildings. The 1211 Avenue of the Americas Mortgaged Property also has a private 15-car below-grade parking garage. As of August 1, 2006, based on square footage leased, occupancy at the 1211 Avenue of the Americas Mortgaged Property was 99.9%. Based on historical financial information provided by the 1211 Avenue of the Americas Borrower, the net operating income for the 1211 Avenue of the Americas Mortgaged Property was $62,218,182 for fiscal year 2005, and $26,629,706 for the interim period January through May 2006.

The following is an occupancy chart for the 1211 Avenue of the Americas Mortgaged Property, as reported by the 1211 Avenue of the Americas Borrower.

Historical Occupancy Information
Year	Occupancy
2005	99.9%
2004	99.6%
2003	99.7%
2002	99.0%
2001	99.0%

The Market.    According to information in the appraisal performed in connection with the origination of the 1211 Avenue of the Americas Mortgage Loan, the 1211 Avenue of the Americas Mortgaged Property is located in the 6th Avenue/Rockefeller Center submarket of Midtown Manhattan. The appraisal further reports that as of the second quarter 2006, that submarket contained 41.5 million square feet. According to the appraisal, the area office market and the local submarket should maintain an aggressive growth pattern over the near future with significant increases in rents and a declining vacancy rate. As reported in the appraisal, the second quarter 2006 average asking rent was $65.92 per square foot and the availability rate was 8.8% for the 6th Avenue/Rockefeller Center submarket.

Lockbox.    The 1211 Avenue of the Americas Borrower is required to cause all gross income from the 1211 Avenue of the Americas Mortgaged Property to be deposited into a lockbox account under the control of the lender. Upon the occurrence of (a) an event of default occurs under the loan agreement, the Mezzanine A loan agreement, the Mezzanine B loan agreement or the Junior Mezzanine loan agreement, and/or (b) the debt service coverage ratio of the 1211 Avenue of the Americas Mortgage Loan is less than 1:05x the funds in the lockbox account will be disbursed as follows: (i) tax amounts to the tax account, (ii) insurance amounts to the insurance account, (iii) monthly debt service, to the debt service account, (iv) default interest or any late charges, to the debt service account, (v) monthly operating expenses and capital expenditures pursuant to the annual budget to the borrower account, (vi) cash management fees, to the lockbox bank, (vii) if any portion of the Avenue of the Americas Mezzanine A Loan, Avenue of the Americas Mezzanine B Loan or Avenue of the Americas Junior Mezzanine Loan is outstanding, all amounts remaining, to the mezzanine collection account, and (viii) if no 1211 Avenue of the Americas Mortgage Loan event of default exists, to the 1211 Avenue of the Americas Borrower.

Terrorism Coverage.    The 1211 Avenue of the Americas Borrower is required under the related loan documents to maintain comprehensive all risk insurance and insurance against certain acts of terrorism, in an amount equal to not less than the sum of (i) the aggregate outstanding principal balances of the 1211 Avenue of the Americas Mortgage Loan, the 1211 Avenue of the Americas Mezzanine A Loan, the 1211 Avenue of the Americas Mezzanine B Loan and the 1211 Avenue of the Americas Junior Mezzanine Loan and (ii) one hundred percent (100%) of the ‘‘Full Replacement Cost,’’ which means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation plus (y) the amount of twenty-four (24) months of business income insurance. Notwithstanding the foregoing, the total annual premium payable by the 1211 Avenue of the Americas Borrower for the above described terrorism insurance shall not exceed $3,500,000. Additionally, notwithstanding the foregoing, the current insurer is an acceptable insurer for the above described terrorism insurance provided that: (1) the current policy has (a) no aggregate limit, (b) a per occurrence limit of no less than the minimum amounts of terrorism insurance described above and (c) a deductible of no greater than $250,000 (2) other than the $250,000 deductible, the portion of such insurance which is not reinsured by TRIA, is reinsured by an insurance carrier rated no less than ‘‘A’’ (or its equivalent) by S&P and Moody’s (3) TRIA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim above (A) the applicable deductible payable by the current insurer and (B) those coinsured amounts which are reinsured (4) the current insurer is not in bankruptcy and (5) no governmental authority issues any statement, finding or decree that insurers of perils of terrorism similar to the current insurer. In the event that the current insurer is insuring any real estate insured by the blanket policy which is located in close physical proximity to the 1211 Avenue of the Americas Property, the lender has the right to reevaluate the limits and deductible provided by the current insurer. In the event the current insurer is providing insurance to the lender, the current insurer must be controlled by the BCSP IV U.S. Investments, L.P., a permitted transferee or a person otherwise acceptable to lender.

Mezzanine Financing.    The 1211 Avenue of the Americas Mezzanine A Borrower is 1211 6th Avenue First Mezz LLC, a Delaware limited liability company. The 1211 Avenue of the Americas Mezzanine A Borrower has incurred mezzanine financing (the ‘‘1211 Avenue of the Americas Mezzanine A Loan’’) in the original principal amount of $104,000,000. The lender on the 1211 Avenue of the Americas Mezzanine A Loan is an affiliate of the related mortgage loan seller. The 1211 Avenue of the Americas Mezzanine A Loan matures September 11, 2016. On the eleventh day of each month, but excluding September 11, 2016, the 1211 Avenue of the Americas Mezzanine A Borrower is required to make interest-only payments based on a fixed rate per annum on the 1211 Avenue of the Americas Mezzanine A Loan. The remaining principal balance of the 1211 Avenue of the Americas Mezzanine A Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 1211 Avenue of the Americas Mezzanine A Loan is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 1211 Avenue of the Americas Mortgage Borrower.

The 1211 Avenue of the Americas Mezzanine B Borrower is 1211 6th Avenue Second Mezz LLC, a Delaware limited liability company. The 1211 Avenue of the Americas Mezzanine B Borrower has incurred mezzanine financing (the ‘‘1211 Avenue of the Americas Mezzanine B Loan’’) in the original principal amount of $171,000,000. The lender on the 1211 Avenue of the Americas Mezzanine A Loan is an affiliate of the related mortgage loan seller. The 1211 Avenue of the Americas Mezzanine B Loan matures September 11, 2016. On the eleventh day of each month, but excluding September 11, 2016, the 1211 Avenue of the Americas Mezzanine B Borrower is required to make interest-only payments based on a fixed rate per annum on the 1211 Avenue of the Americas Mezzanine B Loan. The remaining principal balance of the 1211 Avenue of the Americas Mezzanine B Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 1211 Avenue of the Americas Mezzanine B Loan is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 1211 Avenue of the Americas Mezzanine A Borrower.

The 1211 Avenue of the Americas Junior Mezzanine Borrower is 1211 6th Avenue Junior Mezz LLC, a Delaware limited liability company. The 1211 Avenue of the Americas Junior Mezzanine Borrower incurred mezzanine financing (the ‘‘1211 Avenue of the Americas Junior Mezzanine Loan’’) in the original maximum principal amount of $181,000,000. The lender on the 1211 Avenue of the Americas Junior Mezzanine Loan is an affiliate of the related mortgage loan seller. An initial advance of $156,000,000 was made under the 1211 Avenue of the Americas Junior Mezzanine Loan and repaid prior to the Cut-off Date leaving a $25,000,000 portion (the ‘‘1211 Avenue of the Americas Liquidity Facility’’) which remains unfunded as of the Cut-off Date. Upon ten days written request prior to any payment date from the 1211 Avenue of the Americas Borrower to 1211 Avenue of the Americas Junior Mezzanine Loan lender, the 1211 Avenue of the Americas Junior Mezzanine Borrower may receive advances under the 1211 Avenue of the Americas Liquidity Facility for a maximum of $25,000,000 for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures or other discretionary capital expenditures for the 1211 Avenue of the Americas Mortgaged Property. Upon ten days written request prior to any payment date from the 1211 Avenue of the Americas Junior Mezzanine Borrower to 1211 Avenue of the Americas Junior Mezzanine Loan lender, the 1211 Avenue of the Americas Junior Mezzanine Borrower may receive advances under the 1211 Avenue of the Americas Liquidity Facility for a maximum of $5,000,000 to pay for any shortfall or deficiency in the junior mezzanine loan account with respect to the payment of any of the sums due on the 1211 Avenue of the Americas Junior Mezzanine Loan. Upon not less than 15 days notice, the 1211 Avenue of the Americas Junior Mezzanine Borrower will have the right to terminate its right to receive any further advances under the 1211 Avenue of the Americas Liquidity Facility without any obligation to pay any fees on any of the unadvanced portion of the 1211 Avenue of the Americas Liquidity Facility. The initial term of the 1211 Avenue of the Americas Junior Mezzanine Loan is for 9 months with an initial 15 month extension option and annual extension options thereafter. The conditions for exercise of the extension options include no event of default exists under the 1211 Avenue of the Americas Junior Mezzanine Loan. Interest on the 1211 Avenue of the Americas Junior Mezzanine Loan is calculated on a 30/360 basis during the initial term and is calculated on an Actual/360 basis thereafter. The 1211 Avenue of the Americas Junior Mezzanine Loan may be prepaid without any prepayment fees or penalty during the initial term on any date and thereafter on any payment date, provided that if such prepayment following the initial term does not occur on a monthly payment date, the 1211 Avenue of the Americas Junior Mezzanine Borrower shall pay the lesser of (i) 1211 Avenue of the Americas Junior Mezzanine Loan lender’s actual breakage costs and (ii) interest from the date of repayment through the end of the accrual period. The 1211 Avenue of the Americas Junior Mezzanine Loan is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 1211 Avenue of the Americas Mezzanine B Borrower.

Upon the repayment of the 1211 Avenue of the Americas Junior Mezzanine Loan, provided that the 1211 Avenue of the Americas Mortgage Loan lender receives written notice at least 30 days prior and no Event of Default exists under the 1211 Avenue of the Americas Mortgage Loan on the date the 1211 Avenue of the Americas Mortgage Loan lender receives such notice and on the date such loan is made, an additional mezzanine loan in a principal amount not to exceed $95,000,000 may be incurred upon certain terms and conditions set forth in the 1211 Avenue of the Americas mortgage loan agreement including a combined DSCR not less than 1.29x, a combined LTV ratio not greater than 59.75% and an intercreditor agreement in compliance with rating agency guidelines. The proceeds of such financing shall be used solely to improve the 1211 Avenue of the Americas Mortgaged Property (the ‘‘Additional Mezzanine Loan’’). The lender of the Additional Mezzanine Loan (the ‘‘Additional Mezzanine Lender’’) must generally be an institutional investor that meets specified tests as of the date the Additional Mezzanine Loan is originated and the 1211 Avenue of the Americas Mortgage Borrower is required to obtain the 1211 Avenue of the Americas Mortgage Loan lender’s approval of such Additional Mezzanine Loan and a confirmation from the rating agencies that such Additional Mezzanine Loan will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C6 certificates. The collateral for the Additional Mezzanine Loan shall include only the direct and indirect equity interests in the 1211 Avenue of the Americas Mezzanine B Borrower, any accounts established under a separate mezzanine cash management agreement (which shall not include any accounts pledged to the 1211 Avenue of the Americas Mortgage Loan lender) and guaranties (other than from the 1211 Avenue of the Americas Borrower). The Additional Mezzanine Loan shall be subordinate in all respects to the 1211 Avenue of the Americas Mortgage Loan.

Mezzanine Intercreditor Agreement.    The 1211 Avenue of the Americas Mezzanine A Loan, the 1211 Avenue of the Americas Mezzanine B Loan and 1211 Avenue of the Americas Junior Mezzanine Loan are individually referred to in this ‘‘—1211 Avenue of the Americas Mortgage Loan’’ section as a ‘‘Mezzanine Loan’’ and, collectively, as the ‘‘Mezzanine Loans.’’ The 1211 Avenue of the Americas Mezzanine A lender, the 1211 Avenue of the Americas Mezzanine B lender and 1211 Avenue of the Americas Junior Mezzanine lender (individually and collectively, as the context may require, the ‘‘Mezzanine Lender’’) and the 1211 Avenue of the Americas Mortgage Loan lender, entered into an intercreditor agreement (the ‘‘1211 Avenue of the Americas Intercreditor Agreement’’), that sets forth the relative priorities between the 1211 Avenue of the Americas Mortgage Loan and each Mezzanine Loan. The 1211 Avenue of the Americas Intercreditor Agreement provides that, among other things:

•	Each Mezzanine Loan is generally subordinate to the 1211 Avenue of the Americas Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 1211 Avenue of the Americas Mortgage Loan and subject to the terms of the 1211 Avenue of the Americas Intercreditor Agreement, each Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective Mezzanine Loan and prepayments of its respective Mezzanine Loan made in accordance with loan documents evidencing or securing its respective Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a Mezzanine Loan, the applicable Mezzanine Lender will have the right, subject to the terms of the 1211 Avenue of the Americas Intercreditor Agreement, to select a replacement manager for the 1211 Avenue of the Americas Mortgaged Property.

•	Each Mezzanine Lender has the right to receive notice of any event of default under the 1211 Avenue of the Americas Mortgage Loan and the right to cure any monetary default (i) in the case of the 1211 Avenue of the Americas Junior Mezzanine lender, within a period ending 3 business days after the later of (A) the receipt of such notice and (B) the expiration of the 1211 Avenue of the Americas Borrower’s cure period, if any, for such default,

(ii) in the case of the 1211 Avenue of the Americas Mezzanine B lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Junior Mezzanine lender failed to exercise the right to cure and (B) 13 business days after the expiration of the 1211 Avenue of the Americas Borrower’s cure period and (iii) in the case of the 1211 Avenue of the Americas Mezzanine A lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Mezzanine B lender failed to exercise the right to cure and (B) 18 business days after the expiration of 1211 Avenue of the Americas Borrower’s cure period; provided that no Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective Mezzanine Loan. In addition, if the default is of a non-monetary nature, each Mezzanine Lender shall have the following cure periods: (i) in the case of the 1211 Avenue of the Americas Junior Mezzanine lender, within a period ending 5 business days after the later of (A) the receipt of such notice and (B) the expiration of the 1211 Avenue of the Americas Borrower’s cure period, if any, for such default, (ii) in the case of the 1211 Avenue of the Americas Mezzanine B lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Junior Mezzanine lender failed to exercise the right to cure and (B) 35 business days after the 1211 Avenue of the Americas Borrower’s cure period and (iii) in the case of the 1211 Avenue of the Americas Mezzanine A lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Mezzanine B lender failed to exercise the right to cure and (B) 50 business days after the expiration of 1211 Avenue of the Americas Borrower’s cure period; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a Mezzanine Loan) then, subject to certain conditions, each Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure, subject to certain conditions in the Intercreditor Agreement.

•	If the 1211 Avenue of the Americas Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 1211 Avenue of the Americas Mortgage Loan has been commenced or a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 1211 Avenue of the Americas Borrower, then, subject to the terms of the 1211 Avenue of the Americas Intercreditor Agreement, each Mezzanine Lender will have the right to purchase the 1211 Avenue of the Americas Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, exit fees, prepayment premium, spread maintenance or yield maintenance charges, late charges, or any default interest relating to any defaults cured by the Mezzanine Lender, as provided in the 1211 Avenue of the Americas Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, reasonable legal fees and costs actually incurred by the 1211 Avenue of the Americas Mortgage Loan lender in enforcing the terms of the related documents, fees and expenses payable to any servicer, trustee, fiscal agent or special servicer, including any interest on any advances made by any of them and, if a Mezzanine Lender fails to purchase the 1211 Avenue of the Americas Mortgage Loan within 90 days of receipt of the 1211 Avenue of the Americas Mortgage Loan lender’s notice of such purchase option, liquidation fees payable to any such servicer, trustee, fiscal agent or special servicer.

•	The loan documents evidencing and securing each Mezzanine Loan generally may be modified without the 1211 Avenue of the Americas Mortgage Loan lender’s consent, except that certain provisions may not be modified without the 1211 Avenue of the Americas Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the 1211 Avenue of the Americas Mezzanine A Borrower, the 1211 Avenue of the Americas Mezzanine B Borrower or the 1211 Avenue of the Americas Junior Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a Mezzanine Loan, the applicable Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable Mezzanine Loan, in a manner that increases the interest rate thereunder.

II. The 125 High Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$340,000,000
Loan per Square Foot:	$230
% of Initial Mortgage Pool Balance:	11.2%
Shadow Rating (S&P/Moody's):	BBB−/Baa3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.65172% per annum
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP (1)
Hyperamortization:	NAP(1)
Maturity Date:	August 11, 2016
Maturity Balance:	$340,000,000
Borrower:	125 High Street, L.P.
Sponsor:	Tishman Speyer Crown Equities, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Lehman Free Rent Reserve(2) Unfunded Tenant Obligations Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4) Replacement Reserve(5) Leasing Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	$189,000,000 Mezzanine Debt(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Boston, Massachusetts
Year Built:	1991
Year Renovated:	NAP(1)
Square Feet:	1,475,686
Occupancy:	83.6%
Occupancy Date:	July 31, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$34,397,027(9)
U/W NCF DSCR:	1.77x(10)
Cut-off Date U/W NCF DSCR:	1.77x(10)
Appraised Value:	$752,900,000
Appraisal As of Date:	May 17, 2006
Cut-off Date LTV Ratio:	45.2%
Maturity LTV Ratio:	45.2%

(1)	NAP means not applicable.

(2)	At origination, the 125 High Street Borrower deposited $1,945,118 into a reserve account in connection with a free rent period under that certain lease dated February 24, 2006, by and between the 125 High Street Borrower, as landlord, and Lehman Brothers Holdings Inc., as tenant (the ‘‘Lehman Lease’’). Provided no event of default exists under the 125 High Street Mortgage Loan documents and the Lehman Lease is in full force and effect, commencing on October 11, 2006 and on each payment date thereafter up to and including December 11, 2007, lender will transfer $138,937 from such reserve account to the lockbox account.

(3)	At origination, the 125 High Street Borrower deposited $16,642,748 into a reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions and rent credits that are due or may become due in connection with certain leases of space at the 125 High Street Property.

(4)	The 125 High Street Borrower will make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as the 125 High Street Borrower provides evidence of a blanket insurance policy covering the 125 High Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

(5)	The 125 High Street Borrower is required to make monthly deposits of $18,446 which will be used by the 125 High Street Borrower to pay for the costs of replacements and repairs required to be made to the 125 High Street property during the calendar year, including, without limitation, proposed capital replacements and improvements pursuant to the 125 High Street Borrower’s annual operating budget.

(6)	The 125 High Street Borrower will deposit all lease termination payments in excess of $500,000 into the leasing reserve account not later than the first business day after the 125 High Street Borrower’s receipt of such lease termination payments. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the 125 High Street Borrower may deliver to lender a letter of credit as security for the 125 High Street Borrower’s obligations.

(7)	See ‘‘—Lockbox’’ below.

(8)	Represents (i) a cut-off date balance of $104,000,000 under the 125 High Street Mezzanine A Loan (as defined below), (ii) a cut-off date balance of $45,000,000 under the 125 High Street Mezzanine B Loan (as defined below), and (iii) a cut-off date balance of $40,000,000 under the 125 High Street Mezzanine B-2 Loan (as defined below). In addition future advances totaling $30,000,000 in the aggregate are permitted under the 125 High Street Mezzanine C Loan (as defined below) and a permitted replacement Mezzanine C Loan in the amount of up to $30,000,000 will be available after the 125 High Street Mezzanine C Loan has been paid in full. See ‘‘—Mezzanine Financing’’ below.

(9)	Reflects in place U/W NCF. U/W NCF is projected to be $39,584,130 based on assumed lease-up of vacant space to 95% occupancy at the appraiser’s estimate of current weighted average market rent and other lease up assumptions.

(10)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $39,584,130 (described in footnote (9) above) is 2.03x.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum	Ratings(4)	Lease Expiration Date
Verizon	Telecommunications	423,866	28.7%	28.8%	$33.29	$13,686,844	A/A3	9/30/2011(5)
Price Waterhouse Coopers	Accounting & Consulting	329,682	22.3	30.5	$43.90	14,473,040	NR/NR	4/30/2015
Sunlife Insurance	Insurance	96,451	6.5	7.6	$37.59	3,625,990	AA+/Aa2	3/31/2008
Merrill Lynch	Investment Banking	76,450	5.2	5.6	$34.50	2,637,525	A+/Aa3	9/30/2014
Goldman Sachs	Investment Banking	54,487	3.7	5.1	$44.26	2,411,595	A+/Aa3	6/30/2015
Total		980,936	66.5%	77.5%		$36,834,994

(1)	Ranked by approximate square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease (if the tenant company is not rated). NR means not rated.

(5)	Verizon’s lease expiration includes 73,077 square feet expiring December 31, 2007 and 350,789 square feet expiring September 30, 2011.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$35.45	$38.04	$32.97

(1)	The effective annual rent based on base rent information provided by the 125 High Street Borrower.

(2)	For the 125 High Street Mortgaged Property as of year end.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	0	0	0.0%	0.0%	$0	0.0%	0.0%
2007	2	102,985	7.0	7.0%	6,236,767	13.1	13.1%
2008	2	99,595	6.7	13.7%	3,800,990	8.0	21.1%
2009	5	14,606	1.0	14.7%	695,076	1.5	22.6%
2010	0	0	0.0	14.7%	0	0.0	22.6%
2011	1	350,789	23.8	38.5%	9,245,253	19.5	42.0%
2012	0	0	0.0	38.5%	0	0.0	42.0%
2013	3	60,475	4.1	42.6%	2,363,900	5.0	47.0%
2014	2	77,310	5.2	47.8%	2,671,237	5.6	52.6%
2015	3	408,781	27.7	75.5%	17,797,986	37.5	90.1%
2016 and beyond	5	119,654	8.1	83.6%	4,710,082	9.9	100.0%
Vacant	—	241,491	16.4	100.0%	0	—
Total	23	1,475,686	100.0%		$47,521,291	100.0%

(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The 125 High Street Borrower is 125 High Street, L.P., a Delaware limited partnership, which is sponsored by Tishman Speyer Crown Equities, LLC, an affiliate of Tishman Speyer. Tishman Speyer was founded in 1978 by Robert Tishman. Tishman Speyer operates from its headquarters in Manhattan and from seventeen other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well-known developments of high-rise office buildings in major urban locations, Tishman Speyer also creates mixed-use, retail, residential and entertainment centers, as well as mid and low-rise office buildings. An affiliate of the related mortgage loan seller is an indirect owner of 25% of the equity interests in the 125 High Street Borrower. Henley US Holdings One LLC, a Delaware limited liability company, is an indirect owner of fifty percent (50%) of the equity interests in 125 High Street Borrower. Henley US Holdings One LLC is indirectly wholly-owned and controlled by the Abu Dhabi Investment Authority, an institution of the Government of the Emirate of Abu Dhabi.

The Mortgage Loan.    The 125 High Street Mortgage Loan was originated on July 31, 2006 and has a cut-off date balance of $340,000,000. The 125 High Street Mortgage Loan is a ten-year loan with a stated maturity date of August 11, 2016. The 125 High Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.65172% per annum. On September 11, 2006 and on the eleventh day of each month thereafter to but excluding the stated maturity date, the 125 High Street Borrower is required to make interest-only payments on the 125 High Street Mortgage Loan. The principal balance of the 125 High Street Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 125 High Street Borrower is prohibited from voluntarily prepaying the 125 High Street Mortgage Loan, in whole or in part, prior to May 11, 2016. From and after May 11, 2016, the 125 High Street Borrower may prepay the 125 High Street Mortgage Loan, in whole or in part, without payment of any prepayment consideration (except if the 125 High Street Mortgage Loan is prepaid on a date other than a payment date, the 125 High Street Borrower is required to pay interest through to the next payment date, excluding income which would have been earned on any permitted investments specified by the 125 High Street Mortgage Borrower through the next payment date), provided that each mezzanine borrower, under its respective 125 High Street Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays such 125 High Street Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject 125 High Street Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the 125 High Street Mortgage Loan prepaid bears to the principal amount of the 125 High Street Mortgage Loan outstanding immediately prior to such prepayment or, in the case of the 125 High Street Mezzanine C Loan (as defined under ‘‘Mezzanine C Loan’’ below) as the amount of the 125 High Street Mortgage Loan prepaid bears to the principal amount of the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan outstanding immediately prior to such prepayment.

The 125 High Street Borrower may defease the 125 High Street Mortgage Loan in whole only at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the 125 High Street Mortgaged Property. A defeasance will be effected by the 125 High Street Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the 125 High Street Borrower under the 125 High Street Mortgage Loan and are sufficient to pay off the 125 High Street Mortgage Loan in its entirety, at the 125 High Street Borrower’s election on May 11, 2016, June 11, 2016, July 11, 2016 or on the stated maturity date. The 125 High Street Borrower’s right to defease the entire 125 High Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency. As a condition to the defeasance of the entire 125 High Street Mortgage Loan, (i) the 125 High Street Mezzanine A Borrower must simultaneously prepay the entire 125 High Street Mezzanine A Loan, (ii) the 125 High Street Mezzanine B Borrower must simultaneously prepay the entire 125 High Street Mezzanine B Loan, (iii) the 125 High Street Mezzanine B-2 Borrower must simultaneously prepay the entire 125 High Street Mezzanine B-2 Loan and (iv) the 125 High Street Mezzanine C Borrower must simultaneously prepay the entire 125 High Street Mezzanine C Loan.

The Mortgaged Property.    The 125 High Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the 125 High Street Borrower in the 125 High Street Mortgaged Property which is comprised of the 30-story High Street Tower, the 21-story Oliver Street Tower and the 6-story Museum Building, all located in Boston’s financial district. Built in 1991, the 125 High Street Mortgaged Property contains 1,475,686 square feet of net rentable area. Amenities at the 125 High Street Mortgaged Property include an 850 space parking garage, retail, a museum building and four marble lobbies. The 125 High Street Mortgaged Property is leased to a diverse mix of tenants including, Verizon (which is rated A/A3 by S&P and Moody’s, respectively) with 423,866 square feet (28.7% of total space), Price Waterhouse Coopers with 329,682 square feet (22.3% of total space), Sunlife Insurance (which is rated AA+/Aa2 by S&P and Moody’s, respectively) with 96,451 square feet (6.5% of total space), Merrill Lynch (which is rated A+/Aa3 by S&P and Moody’s, respectively with 76,450 square feet (5.2% of total space) and Goldman Sachs (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 54,487 square feet (3.7% of total space). As of July 31, 2006, based on square footage leased, occupancy at the 125 High Street Mortgaged Property was 83.6%. Based on historical financial information provided by the 125 High Street Borrower, the net operating income for the 125 High Street Mortgaged Property was $47,706,583 for fiscal year 2005, and $18,787,330 for the interim period January through June 2006.

The following is an occupancy chart for the 125 High Street Mortgaged Property, as reported by the 125 High Street Borrower.

Historical Occupancy Information
Year	Occupancy
2005	79.4%
2004	90.6%
2003	93.8%
2002	98.8%
2001	100.0%

The Market.    According to information in the appraisal performed in connection with the origination of the 125 High Street Mortgage Loan, the 125 High Street Mortgaged Property is located in the Central Business District submarket of Downtown Boston. The appraisal further reports that, as of the first quarter 2006, that submarket contained 34.6 million square feet (which constitutes 52.3%, by square footage, of the Downtown Boston market), ranking it as the largest of the nine submarkets comprising the Downtown Boston market. According to the appraisal, the area office market and the local submarket are exhibiting strengthening occupancy levels and upward trending rental rates, with favorable absorption in recent years. The first quarter of 2006 ended with a significant decrease in Boston’s office market vacancy rate, which dipped roughly 90 basis points to 10.8%. According to the appraisal, there are no office buildings currently under construction in downtown Boston. The appraiser believes that the 125 High Street Mortgaged property is extremely well located for an office project with respect to employment centers, major roadways and because surrounding office developments are experiencing an above average level of demand. Based upon the appraiser’s analysis, the 125 High Street Mortgaged Property should continue to enjoy good market acceptance.

Lockbox.    The 125 High Street Borrower is required to cause all gross income from the 125 High Street Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds will be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts; (2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no 125 High Street Mortgage Loan event of default exists, monthly debt service due under the 125 High Street Mezzanine A Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service (defined below), to the Mezzanine A loan account; (7) if no 125 High Street Mortgage Loan event of default exists and no 125 High Street Mezzanine A Loan event of default exists, monthly debt service due under the 125 High Street Mezzanine B Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service, to the Mezzanine B loan account; (8) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists and no 125 High Street Mezzanine B Loan event of default exists, monthly debt service due under the 125 High Street Mezzanine B-2 Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service, to the Mezzanine B-2 loan account; (9) if no 125 High Street Mortgage Loan event of default exists, during (a) a 125 High Street Mezzanine Low DSCR Period (defined below) or (b) a Mezzanine Loan event of default, all monthly costs and expenses approved by each of the Mezzanine Lenders to the borrower expense account; (10) if no 125 High Street Mortgage Loan event of default exists, during (a) a 125 High Street Mezzanine Low DSCR Period (defined below), or (b) a Mezzanine Loan event of default, certain extraordinary expenses approved by each of the Mezzanine Lenders to the borrower expense account; (11) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists, no 125 High Street Mezzanine B Loan event of default exists and no 125 High Street Mezzanine B-2 Loan event of default exists, and until such time as the 125 High Street Mezzanine C Loan has been paid in full, monthly debt service due under the 125 High Street Mezzanine C Loan, together with any late payment charges or default interest and any Net Liquidation Proceeds After Debt Service, to the Mezzanine C loan account; and (12) if no 125 High Street Mortgage Loan event of default exists, any remaining amounts during a 125 High Street Mezzanine A Loan event of default, to the Mezzanine A loan account; (13) if no 125 High Street Mortgage Loan event of default exists and no 125 High Street Mezzanine A Loan event of default exists, any remaining amounts during a 125 High Street Mezzanine B Loan event of default, to the Mezzanine B loan account; (14) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists and no 125 High Street Mezzanine B Loan event of default exists, any remaining amounts during a 125 High Street Mezzanine B-2 Loan event of default, to the Mezzanine B loan account; (15) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists, no 125 High Street Mezzanine B Loan event of default exists and no 125 High Street Mezzanine B-2 loan event of default exists, any remaining amounts, during a 125 High Street Mezzanine C Loan event of default, to the Mezzanine C loan account; and (16) if no 125 High Street Mortgage Loan event of default exists and no Mezzanine Loan event of default exists, any remaining amounts to the 125 High Street Borrower.

‘‘125 High Street Mezzanine Low DSCR Period’’ means (i) for so long as the 125 High Street Mezzanine C Loan is outstanding, the period (a) commencing upon 125 High Street Mortgage Loan lender's receipt of a notice from 125 High Street Mezzanine C lender stating that a ‘‘125 High Street Low DSCR Period’’ has commenced under the 125 High Street Mezzanine C Loan and (b) terminating upon lender's receipt of a notice from 125 High Street Mezzanine C lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the 125 High Street Mezzanine C Loan, (ii) after the 125 High Street Mezzanine C Loan has been repaid in full, the period (a) commencing upon 125 High Street Mortgage Loan lender's receipt of a notice from the 125 High Street Mezzanine B-2 lender, the 125 High Street Mezzanine B Lender or the 125 High Street Mezzanine A lender stating that a ‘‘125 High Street Low DSCR Period’’ has commenced under the 125 High Street Mezzanine B-2 Loan, the 125 High Street Mezzanine B Loan or the 125 High Street Mezzanine A Loan, as applicable and (b) terminating upon 125 High Street Mortgage Loan lender's receipt of (1) a notice from 125 High Street Mezzanine B-2 lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the Mezzanine B-2 Loan, (2) a notice from 125 High Street Mezzanine B lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the Mezzanine B Loan and (3) a notice from 125 High Street Mezzanine A lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the 125 High Street Mezzanine A Loan.

‘‘125 High Street Low DSCR Period’’ will mean (a) for so long as the 125 High Street Mezzanine C Loan remains outstanding, the period where the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is less than 1.15x as calculated for two consecutive calendar quarters and such period will end when the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is equal to or greater than 1.15x as calculated for two consecutive calendar quarters and (b) if the 125 High Street Mezzanine C Loan has been paid in full, the period where the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is less than 1.05x as calculated for two consecutive calendar quarters and such period will end when the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

‘‘Net Liquidation Proceeds After Debt Service’’ means all amounts paid to or received by or on behalf of the 125 High Street Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 125 High Street Mortgaged Property less certain costs, expenses and amounts specifically set forth in the related Mezzanine Loan documents.

Terrorism Coverage.    The 125 High Street Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the greater of (A) the aggregate outstanding principal balances of the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan, the 125 High Street Mezzanine B-2 Loan and the 125 High Street Mezzanine C Loan or (B) the full replacement cost of the 125 High Street Mortgaged Property, and (ii) business interruption/loss of rents insurance equal to the greater of (a) estimated gross income from the operation of the 125 High Street Mortgaged Property for actual losses sustained for the succeeding 18 month period and (b) projected operating expenses (including debt service) for the maintenance and operation of the 125 High Street Mortgaged Property for actual losses sustained for the succeeding 18 month period. Notwithstanding the foregoing, the total annual premium required to be paid by the 125 High Street Borrower for the above described insurance (and any additional property insurance related thereto that may be required by lender) will not exceed $1,160,000 per year, as adjusted based upon the prior year's Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit of $1,160,000 in any year, the 125 High Street Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $1,160,000 and the relative amounts of such insurance coverage will be determined by the 125 High Street Borrower in its good faith business judgment to be the optimal insurance coverage available.

Mezzanine Financing. The 125 High Street Mezzanine A Borrower is 125 High Senior Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine A Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine A Loan’’) in the principal amount of $104,000,000. The lender on the 125 High Street Mezzanine A Loan is an affiliate of the related mortgage loan seller. The 125 High Street Mezzanine A Loan matures August 11, 2016. On the eleventh day of each month to but excluding August 11, 2016, the 125 High Street Mezzanine A Borrower is required to make interest-only payments based on a fixed rate per annum on the 125 High Street Mezzanine A Loan. The remaining principal balance of the 125 High Street Mezzanine A Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 125 High Street Mezzanine A Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Borrower.

The 125 High Street Mezzanine B Borrower is 125 High Intermediate Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine B Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine B Loan’’) in the principal amount of $45,000,000. The lender on the 125 High Street Mezzanine B Loan is an affiliate of the related mortgage loan seller. The 125 High Street Mezzanine B Loan matures August 11, 2016. On the eleventh day of each month to but excluding August 11, 2016, the 125 High Street Mezzanine B Borrower is required to make interest-only payments based on a fixed rate per annum on the 125 High Street Mezzanine B Loan. The remaining principal balance of the 125 High Street Mezzanine B Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 125 High Street Mezzanine B Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Mezzanine A Borrower.

The 125 High Street Mezzanine B-2 Borrower is 125 High Intermediate-2 Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine B-2 Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine B-2 Loan’’) in the principal amount of $40,000,000. The lender on the 125 High Street Mezzanine B-2 Loan is an affiliate of the related mortgage loan seller. The 125 High Street Mezzanine B-2 Loan matures August 11, 2016. On the eleventh day of each month to but excluding August 11, 2016, the 125 High Street Mezzanine B-2 Borrower is required to make interest-only payments based on a fixed rate per annum on the 125 High Street Mezzanine B-2 Loan. The remaining principal balance of the 125 High Street Mezzanine B-2 Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 125 High Street Mezzanine B-2 Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Mezzanine B Borrower.

The 125 High Street Mezzanine C Borrower is 125 High Junior Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine C Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine C Loan’’) in the maximum principal amount of $30,000,000. As of the cut-off date, the 125 High Street Mezzanine C lender has not advanced any portion of the 125 High Street Mezzanine C Loan. The lender on the 125 High Street Mezzanine C Loan is an affiliate of the related mortgage loan seller. The Mezzanine C Borrower may receive advances under the 125 High Street Mezzanine C Loan for (i) a maximum of $25,000,000 for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures for the 125 High Street Mortgaged Property and (ii) a maximum of $5,000,000 to pay for any shortfall or deficiency in the net cash flow of the 125 High Street Mortgaged Property to pay for debt service on the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan, the 125 High Street Mezzanine B-2 Loan and the 125 High Street Mezzanine C Loan. All advances made under the 125 High Street Mezzanine C Loan accrue interest at a floating rate of interest. The 125 High Street Mezzanine C Borrower must also pay to the 125 High Street Mezzanine C lender on the eleventh day of each month, in arrears, a fee computed at a per annum rate equal to 0.2% of the unadvanced portion of the 125 High Street Mezzanine C Loan as of the tenth day of each month. The 125 High Street Mezzanine C Loan matures August 11, 2011, which maturity date may be extended for 5 successive terms of 1 year each, together with payment of an extension fee for extension into the third, fourth and fifth years. The 125 High Street Mezzanine C Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Mezzanine B-2 Borrower.

Provided that the 125 High Street Mezzanine C Loan has been paid in full, on or after August 11, 2011, the 125 High Street Mezzanine C Borrower will be permitted to incur and have outstanding at any given time a single indebtedness not to exceed an aggregate principal amount equal to $30,000,000 extended by one or more lenders provided that certain conditions, more particularly set forth in the 125 High Street Mortgage Loan documents, are satisfied.

Mezzanine Intercreditor Agreement.    The 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan, the 125 High Street Mezzanine B-2 Loan and the 125 High Street Mezzanine C Loan are individually referred to in this ‘‘—125 High Street Mortgage Loan’’ section as a ‘‘125 High Street Mezzanine Loan’’ and, collectively, as the ‘‘Mezzanine Loans.’’ The 125 High Street Mezzanine A Loan lender, the 125 High Street Mezzanine B Loan lender, the 125 High Street

Mezzanine B-2 Loan lender, the 125 High Street Mezzanine C Loan lender (individually and collectively, as the context may require, the ‘‘Mezzanine Lender’’) and the 125 High Street Mortgage Loan lender, entered into an intercreditor agreement (the ‘‘125 High Street Intercreditor Agreement’’), that sets forth the relative priorities between the 125 High Street Mortgage Loan and each Mezzanine Loan. The 125 High Street Intercreditor Agreement provides that, among other things:

•	Each Mezzanine Loan is generally subordinate to the 125 High Street Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 125 High Street Mortgage Loan, subject to the terms of the 125 High Street Intercreditor Agreement, each Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective Mezzanine Loan and prepayments of its respective Mezzanine Loan made in accordance with loan documents evidencing or securing its respective Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a Mezzanine Loan, the applicable Mezzanine Lender will have the right, subject to the terms of the 125 High Street Intercreditor Agreement, to select a replacement manager for the 125 High Street Mortgaged Property.

•	Each Mezzanine Lender has the right to receive notice of any event of default under the 125 High Street Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the receipt of such notice; provided that no Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective Mezzanine Loan. In addition, if the default is of a non-monetary nature, each Mezzanine Lender will have until 10 business days after the later of (i) receipt of such notice or (ii) the expiration of the 125 High Street Borrower’s cure period to cure such non-monetary default under the 125 High Street Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a Mezzanine Loan) then, subject to certain conditions, each Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the 125 High Street Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 125 High Street Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 125 High Street Borrower or its general partner, or if the 125 High Street Mortgage Loan is a ‘‘specially serviced’’ loan and a material event of default under the related 125 High Street Mortgage Loan documents has occurred or is reasonably foreseeable, then, subject to the terms of the 125 High Street Intercreditor Agreement, each Mezzanine Lender will have the right to purchase the 125 High Street Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the Mezzanine Lender, as provided in the 125 High Street Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the 125 High Street Mortgage Loan lender in enforcing the terms of the related documents, and, if a Mezzanine Lender fails to purchase the 125 High Street Mortgage Loan within 60 days of receipt of the 125 High Mortgage Loan lender’s notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust.

•	The loan documents evidencing and securing each Mezzanine Loan generally may be modified without the 125 High Street Mortgage Loan lender’s consent, except that certain provisions may not be modified without the 125 High Street Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the 125 High Street Mezzanine A Borrower, the 125 High Street Mezzanine B Borrower, the 125 High Street Mezzanine B-2 Borrower or the 125 High Street Mezzanine C Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a Mezzanine Loan, the applicable Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable Mezzanine Loan, in a manner that increases the interest rate thereunder.

III. The Shops at Las Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$180,000,000
Loan per Square Foot:	$321(1)
% of Initial Mortgage Pool Balance:	5.9%
Shadow Rating (S&P/Moody’s):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.8395% per annum
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	June 11, 2016
Maturity Balance:	$173,063,587
Borrower:	PCCP/SB Las Americas Owner, LLC
Sponsors:	Stoltz Real Estate Fund I, LP and a joint venture between Pacific Coast Capital Partners, LLC and Lehman Brothers Real Estate Partners
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment permitted beginning two years after Issue Date with penalty and without penalty for specified partial prepayment. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Unfunded Landlord Obligation Reserve(4)
Iron Wok Reserve(5)
Ongoing/Other Reserves:	Tax and Insurance Reserve(6) Replacement Reserve(7) Rollover Reserve(8)
City Repayment Reserve(9)
Lockbox:	Hard(10)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	San Ysidro, California
Year Built:	2001; 2005-2006(11)
Year Renovated:	NAP(2)
Gross Square Feet:	561,426(12)
Collateral Square Feet:	541,949(13)
Overall Occupancy:	96.0%
Occupancy Date:	July 5, 2006
Ownership Interest:	Fee
Property Management:	Stoltz Management of Delaware, Inc., an affiliate of the borrower
Small Shop Sales PSF:	$455(14)
Cost of Occupancy	7.7%(14)
U/W NCF:	$13,494,321(15)
U/W NCF DSCR:	1.06x(16)
Cut-off Date U/W NCF DSCR:	1.27x(17)
Appraised Value:	$225,000,000(18)
Appraisal As of Date:	September 1, 2006
Cut-off Date LTV Ratio:	80.0%(18)
Maturity LTV Ratio:	76.9%(18)

(1)	Based on gross square feet of the entire shopping center including any pad sites which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Payments of interest only are required through and including the payment date in May 2013.

(4)	At closing, The Shops at Las Americas Borrower deposited $1,657,940 into an unfunded landlord obligations reserve account to pay for outstanding tenant improvement costs under specified tenant leases at the Shops at Las Americas Mortgaged Property.

(5)	At closing, The Shops at Las Americas Borrower deposited $3,100,000 into a reserve account related to the Iron Wok tenant. So long as no event of default has occurred and is continuing, the lender is required to disburse the funds on deposit in the reserve account to The Shops at Las Americas Borrower upon receipt of, among other things, a written request for disbursement accompanied by a certificate from the tenant stating that all construction required under the Iron Wok lease has been completed in a manner satisfactory and acceptable to the tenant and that the tenant has accepted the premises.

(6)	The Shops at Las Americas Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as The Shops at Las Americas Borrower obtains a blanket insurance policy covering The Shops at Las Americas Property, as approved by the lender, the monthly insurance escrow payment will not be required. At closing, The Shops at Las Americas Borrower deposited $1,215,150 into the tax and insurance reserve account.

(7)	The Shops at Las Americas Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of $0.10 multiplied by the total gross rentable square footage of the property then subject to the mortgage for replacements and repairs required to be made to the property. If the lender determines, in its reasonable discretion, that an increase in the replacement reserve account is necessary to maintain the proper maintenance and operation of the property, then the lender may reassess its estimate of replacement reserve funds from time to time, and may increase the monthly reserve amounts to be deposited into the replacement reserve fund upon thirty days notice to The Shops at Las Americas Borrower.

(8)	The Shops at Las Americas Borrower is required to make monthly deposits into a rollover reserve account for tenant improvement and leasing commission obligations incurred with respect to leasing the property in an amount equal to one-twelfth of $1.15 multiplied by the total gross rentable square footage of the property then subject to the mortgage. In addition, all lease termination payments payable to The Shops at Las Americas Borrower by tenants are required to be deposited into the rollover reserve account.

(9)	The Shops at Las Americas Borrower is required to deposit amounts received in connection with prepayment made under the public use leases and the City loan agreements with respect to The Shops at Las Americas Mortgaged Property into a City repayment reserve account to be used to either prepay or partially defease The Shops at Las Americas Mortgage Loan. See ‘‘—The Mortgage Loan’’ and ‘‘—City Loan Agreements and Public Use Leases’’ below.

(10)	See ‘‘—Lockbox’’ below.

(11)	The Shops at Las Americas Mortgaged Property was built in two phases, the first phase comprising 371,686 square feet opened in 2001 and the second phase comprising 189,740 square feet opened in 2005-2006 (including the Iron Wok building, completion of which is projected by The Shops at Las Americas Borrower to occur in the Fall of 2006).

(12)	Reflects gross leasable area of the entire shopping center including any pad sites which may not be part of the collateral.

(13)	Collateral square feet comprising The Shops at Las Americas Mortgaged Property consists of 114,151 square feet of major stores, 411,648 square feet of small shops space and 16,150 square feet of improved pad sites (including the not yet completed Iron Wok space). In addition, The Shops at Las Americas Mortgaged Property includes four pad sites, but not the 19,477 square feet of tenant-owned improvements on those pad sites.

(14)	Small Shop Sales per square foot for the trailing 12 months ending May 2006 for Phase I only, and cost of occupancy percentage for the trailing 12 months ending March 2006.

(15)	Reflects in-place U/W NCF. The U/W NCF of The Shops at Las Americas Mortgaged Property is projected to be $14,600,025 based on additional kiosk income in year 2007, lease-up of 10,385 square feet of vacant space at appraiser’s estimate of market rent and certain other lease-up assumptions.

(16)	Based on in-place U/W NCF and calculated based on the annualized constant monthly payment commencing with the payment date in June 2013. Based on the projected U/W NCF for The Shops at Las Americas Mortgaged Property of $14,600,025 (described in footnote (15) above) and calculated based on the annualized constant monthly payment commencing with the payment date in June 2013, The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.15x.

(17)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. Based on the projected U/W NCF for The Shops at Las Americas Mortgaged Property of $14,600,025 (described in footnote (15) above) and calculated based on the annual interest-only payments. The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.37x.

(18)	The stabilized appraised value as of 6/1/2007 is, following completion of the Iron Wok building and based upon achieving stabilized occupancy, $230,000,000. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 78.3% and 75.2%, respectively.

Gross Leasable Area (GLA) Overview of The Shops at Las Americas
Store	Approximate Square Feet		As % of GLA	Ratings(1)	Major Stores Lease Expiration
Majors
Neiman Marcus Last Call	25,228		4.5%	B+/B2	1/31/2016
Nike Factory Store	25,000		4.5	A+/A2	11/30/2011
Old Navy Outlet	17,000		3.0	BBB−/Baa3	11/30/2011
Gap Outlet	15,300		2.7	BBB−/Baa3	11/30/2011
Polo Ralph Lauren	11,623		2.1	BBB+/Baa1	5/19/2012
Liz Claiborne	10,000		1.8	BBB/Baa2	11/30/2011
Banana Republic	10,000		1.8	BBB−/Baa3	11/30/2011
Total Major Store Space	114,151		20.3%
Small Shops Space	411,648		73.3
Pad Sites Space	35,627	(2)	6.3
Total GLA	561,426		100.0%

(1)	Credit ratings are by S&P and Moody’s respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(2)	Four of the six pads, comprising 19,477 square feet, are ground leased and are currently not part of the collateral, the ownership of the pads and the improvements located thereon is vested in the tenant so long as each lease is in effect; however, once each lease terminates, building ownership reverts back to The Shops at Las Americas Borrower.

Major Small Shops Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Baja Duty Free	9,715	5/31/2009
Adidas	9,400	4/30/2012
Skechers	9,000	11/30/2008
Guess	8,650	11/30/2006(1)
Nautica of San Diego, Inc.	8,550	11/30/2006(2)
Total	45,315

(1)	Guess' lease provides for one, five-year renewal option.

(2)	Nautica of San Diego, Inc.’s lease provides for three, five-year renewal options.

Lease Expiration Information
Year	Approximate Expiring Total Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Base Revenues(1)
2006(2)	77,571	13.8%	13.8%	$1,559,008	13.2%	13.2%
2007	32,030	5.7	19.5%	542,110	4.6	17.8%
2008	11,200	2.0	21.5%	269,508	2.3	20.0%
2009	26,625	4.7	26.3%	760,115	6.4	26.5%
2010	50,072	8.9	35.2%	1,280,358	10.8	37.3%
2011	133,942	23.9	59.0%	2,789,452	23.6	60.9%
2012	66,851	11.9	70.9%	1,565,579	13.2	74.1%
2013	8,000	1.4	72.4%	233,600	2.0	76.1%
2014	700	0.1	72.5%	42,000	0.4	76.4%
2015	41,569	7.4	79.9%	1,016,431	8.6	85.0%
2016 and beyond	90,605	16.1	96.0%	1,770,267	15.0	100.0%
Vacant	22,261	4.0	100.0%	0	—
Total	561,426	100.0%		$11,828,428	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsors.    The Shops at Las Americas Borrower is PCCP/SB Las Americas Owner, LLC, a Delaware limited liability company, that is ultimately owned and controlled by Pacific Coast Capital Partners, LLC, Lehman Brothers Real Estate Partners and Stoltz Real Estate Fund I, LP. With offices in San Francisco, Sacramento and Los Angeles, Pacific Coast Capital Partners, LLC is a provider of opportunistic debt and equity capital for real estate in the western United States and has invested more than $3.6 billion in California and other western states properties. Lehman Brothers Real Estate Partners is a full-service merchant banking fund that makes direct private equity investments in properties, real estate companies and service businesses ancillary to the real estate industry. By the end of the first fund’s commitment period in November 2004, Lehman Brothers Real Estate Partners had committed more than $1.8 billion in equity across 66 transactions in 26 states in the U.S., seven European countries, Puerto Rico and Canada. Stoltz Real Estate Partners is a full-service real estate investment, management and development company that currently owns and manages in excess of 11 million square feet of retail, office, industrial and multi-family assets nationwide. Stoltz recently completed development of Stoltz Real Estate Fund I, LP, totaling acquisitions for assets valued in excess of $750 million.

The Mortgage Loan.    The Shops at Las Americas Mortgage Loan was originated on May 19, 2006, and has a cut-off date balance of $180,000,000. The Shops at Las Americas Mortgage Loan is a ten-year loan with a scheduled maturity date of June 11, 2016. The Shops at Las Americas Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of a default, of 5.8395% per annum. On the eleventh day of each month through and including the payment date in May 2013, The Shops at Las Americas Borrower is required to make payments of interest only on The Shops at Las Americas Mortgage Loan. On the eleventh day of each month thereafter through the scheduled maturity date, The Shops at Las Americas Borrower is required to make a debt service payment on The Shops at Las Americas Mortgage Loan of $1,060,687.51, which amount may be recalculated in the event of any permitted partial prepayment. The remaining principal balance of The Shops at Las Americas Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the maturity date.

The Shops at Las Americas Borrower is prohibited from voluntarily prepaying or defeasing The Shops at Las Americas Mortgage Loan, in whole or in part, prior to the second anniversary of the Issue Date. On any payment date after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to prepay The Shops at Las Americas Mortgage Loan, in whole, together with payment of a yield maintenance premium, or (b) is required to prepay (or alternatively defease as provided below) The Shops at Las Americas Mortgage Loan, in part, solely in connection with a prepayment under the public use leases or the City loan agreements, as described under ‘‘—City Loan Agreements and Public Use Leases’’ below, accompanied by a yield maintenance premium; provided, however, no such yield maintenance premium is required if such prepayment (i) is a prepayment made in connection with a prepayment under the City loan agreements and (ii) does not occur within thirty days prior to or following the prepayment, or notice of prepayment, of the public use leases. Notwithstanding the foregoing and so long as no event of default has occurred and is continuing, on any payment date occurring during the 90 day period preceding the scheduled maturity date, The Shops at Las Americas Borrower may voluntarily prepay The Shops at Las Americas Mortgage Loan, in whole only, without payment of any yield maintenance premium or other prepayment consideration.

Further, at any time after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to defease The Shops at Las Americas Mortgage Loan, in whole, or (b) is required to defease (or alternatively prepay as provided above) The Shops at Las Americas Mortgage Loan, in part, solely in connection with a prepayment under the public use leases or the City loan agreements, as described under ‘‘—City Loan Agreements and Public Use Leases’’ below, provided, that, in each case, no event of default exists and the conditions with respect thereto set forth in the loan documents have been satisfied.

The Mortgaged Property.    The Shops at Las Americas Mortgage Loan is secured by a first priority mortgage lien on the fee interest of The Shops at Las Americas Borrower in The Shops at Las Americas Mortgaged Property, which is comprised of a portion of The Shops at Las Americas, a one-story, open-air, 18-building shopping center located in San Ysidro, California, approximately 20 minutes south of downtown San Diego and just north of Tijuana, Mexico. The Shops at Las Americas, which contains a total of 561,426 square feet of gross leaseable area, was built in two phases, the first phase comprising 371,686 square feet was built in 2001 and the second phase comprising 189,740 square feet was built in 2005-2006 (including the Iron Wok building, completion of which is projected by The Shops at Las Americas Borrower to occur in the Fall of 2006). The Shops at Las Americas is anchored by seven major tenants with an aggregate of 114,151 square feet comprised of, Neiman Marcus Last Call, Nike Factory Store, Old Navy Outlet, Gap Outlet, Polo Ralph Lauren, Liz Claiborne and Banana Republic. The Shops at Las Americas Mortgaged Property totals 541,949 square feet comprised of 114,151 square feet of major stores, 411,648 square feet of small shops and two pad sites with 16,150 square feet of improvements. In addition, The Shops at Las Americas Mortgaged Property includes four other pad sites leased to four tenants, but not the 19,477 square feet of tenant-owned improvements on these pad sites. Small shops tenants reflect a diverse range of national tenants including Eddie Bauer, Tommy Hilfiger, Bath and Body Works, Coach, Kenneth Cole, Charlotte Russe, Ann Taylor and the Disney Store. As of July 5, 2006, based on square footage leased including the Iron Wok building, overall occupancy at The Shops of Las Americas was 96.0%.

Lockbox.    The Shops at Las Americas Borrower is required to deposit all income from The Shops at Las Americas Mortgaged Property (and to forward for deposit any amounts received by Borrower or Property Manager) into a lockbox account maintained by The Shops at Las Americas Borrower with Citizens Bank of Pennsylvania (the ‘‘The Shops at Las Americas Clearing Account’’). All amounts on deposit in The Shops at Las Americas Clearing Account are transferred on the last business day of each week and on any other business day on which the amount of available funds in The Shops at Las Americas Clearing Account exceeds $500 to a lockbox account that has been pledged to the lender (‘‘The Shops at Las Americas Lockbox Account’’). So long as no event of default exists, all amounts in The Shops at Las Americas Lockbox Account are to be applied on each business day in the following order of priority: first, to the payment of the required monthly real estate tax and insurance premium reserve, second, to the payment of monthly debt service, third, to the payment of the required monthly replacement reserve, fourth, to the extent applicable, to the payment of the monthly rollover reserve, fifth, to the payment of any default interest and late payment charges and, sixth, to The Shops at Las Americas Borrower.

Terrorism Insurance.    The Shops at Las Americas Borrower is required to maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the comprehensive all-risk insurance, comprehensive general liability insurance and certain other insurance required under the loan documents so long as such terrorism insurance is available for purchase at an additional cost not in excess of $110,000 per annum.

Completion Guaranty.    Stolz Real Estate Fund I, L.P. has guaranteed to the lender the construction and completion of the Iron Wok building.

City Loan Agreements and Public Use Leases.    In connection with the development of The Shops at Las Americas, the owner of The Shops at Las Americas Mortgaged Property entered into two public use leases with the City of San Diego with respect to each development phase of The Shops at Las Americas Mortgaged Property and two City loan agreements with the Redevelopment Agency of the City of San Diego, as borrower.

Pursuant to the public use leases and the City loan agreements, The Shops at Las Americas Borrower receives an annual payment from the City of San Diego and the Redevelopment Agency of the City of San Diego, respectively. The annual payment due to The Shops at Las Americas Borrower under each public use lease for each lease year is an amount equal to the lesser of (a) the annual rental amount for such lease year, as set forth on a schedule attached to such public use lease, and (b) revenue generated in such lease year from sales and use taxes levied by the City of San Diego on the portion of The Shops at Las Americas Mortgaged Property subject to such public use lease. If, in any lease year, the tax revenue exceeds the rental amount with respect to any public use lease, then the excess is required to be deposited into a reserve established and controlled by the City of San Diego under such public use lease. In any lease year in which the rental amount exceeds the tax revenue with respect to any public use lease, then the City of San Diego is required to pay to The Shops at Las Americas Borrower any amounts then held in the reserve under such public use lease to make up the shortfall amount. Notwithstanding the foregoing, the City of San Diego is not required to deposit into such reserves an amount in excess of an aggregate amount equal to: (A) $1,411,904 with respect to the public use lease for the first phase of development or (B) $588,096 with respect to the public use lease for the second phase of development, which amounts are reduced on the earlier to occur of (a) the end of the 10th lease year of the applicable public use lease, and (b) (i) with respect to the public use lease for the first phase of development, the first day of the lease year immediately succeeding the first lease year in which the tax revenue under such public use lease is greater than 1.5 times the annual rental amount under such public use lease or (ii) with respect to the public use lease for the second phase of development, the first day of the lease year immediately succeeding the first lease year in which the tax revenue under such public use lease is greater than $744,603, in either case, to an amount equal to the greater of (x) the annual rental amount under the applicable public use lease or (y) the amount previously paid to The Shops at Las Americas Borrower out of the reserve under the applicable public use lease to cover current or past shortfalls in annual payments. Any portion of the annual payment due under either public use lease that is not paid in any lease year due to insufficient tax revenue and reserves will be deemed a deferred obligation payable (without interest) from available reserves under such public use lease if and as such reserves become available to pay for such deferred obligations. After the City of San Diego has deposited the maximum amount into the reserve established under the applicable public use lease, any portion of the annual payment under such public use lease which cannot be paid due to insufficient tax revenue and reserves will be deemed forgiven and the City of San Diego will have no further obligation or liability with respect thereto. There are no restrictions on the City of San Diego’s ability to prepay its obligations under the public use leases.

The annual payment due to The Shops at Las Americas Borrower under each City loan agreement in each fiscal year is an amount equal to the lesser of (a) the amortization amount for such fiscal year, as set forth on a schedule attached to such City loan agreement, and (b) the net revenue generated from ad valorem taxes levied by the Redevelopment Agency of the City of San Diego on the portion of The Las Americas Mortgaged Property subject to such City loan agreement for such fiscal year (which is based on the net increment in ad valorem property taxes over a predetermined base year amount). Any portion of the annual payment due under either City loan agreement that cannot be paid due to insufficient tax revenue in any fiscal year will be deemed forgiven, and the Redevelopment Agency of the City of San Diego will have no further obligation or liability with respect thereto. Pursuant to an estoppel certificate, the Redevelopment Agency of the City of San Diego confirmed to the lender that the aggregate principal balance of the City loan agreements as of August 1, 2006 was $3,085,009. There are no restrictions on the Redevelopment Agency of the City of San Diego’s ability to prepay its obligations under the City loan agreements.

Any amounts prepaid under the public use leases or the City loan agreements are required to be paid directly to the lender for deposit into a reserve account held by the lender (‘‘The Shops at Las Americas City Repayment Reserve’’). The Shops at Las Americas Borrower is required as of the later to occur of the second anniversary of the Issue Date or the date on which such funds are deposited into The Shops at Las Americas City Repayment Reserve to apply sums in the Shops at Las Americas City Repayment Reserve to either, at its option, (a) prepay The Shops at Las Americas Mortgage Loan or (b) voluntarily defease The Shops at Las Americas Mortgage Loan, in each case, as described above under ‘‘—The Mortgage Loan’’. In addition, if the lender determines that the DSCR for The Shops at Las America Mortgaged Property would be less than 1.25x (after giving effect to the partial prepayment or defeasance), The Shops at Las Americas Borrower is required to prepay (in the case of a prepayment), or defease (in the case of a defeasance), in either case, an additional portion of The Shops of Las Americas Mortgage Loan in an amount sufficient to increase the DSCR for The Shops at Las Americas Mortgaged Property to no less than 1.25x; provided, however, The Shops at Las Americas Borrower is not required to prepay or defease such additional portion of The Shops at Las Americas Mortgage Loan for the purpose of so increasing the DSCR of The Shops at Las Americas Mortgage Loan in excess of an amount equal to (a) $17,535,000 in connection with a prepayment under the public use leases or (b) $4,440,000 in connection with a prepayment under the City loan agreements.

Permitted Transfers of Interests in The Shops at Las Americas Borrower into a Tenant-in-Common Form of Ownership.     The lender, in its sole discretion, may consent to a transfer of (a) more than 49% of the direct or indirect equity interests in The Shops at Las Americas Borrower or (b) all or substantially all of The Shops at Las Americas Mortgaged Property, in each case, to a ‘‘sponsor tenant-in-common borrower’’ or not more than fifteen ‘‘investor tenants-in-common borrowers’’, provided, that the conditions set forth in the loan agreement with respect thereto shall have been satisfied, including, without limitation, (i) no event of default under the loan documents shall have occurred and be continuing, (ii) The Shops at Las Americas Borrower shall have paid to the lender a transfer fee equal to 0.5% of the outstanding principal balance of The Shops at Las Americas Mortgage Loan at the time of such transfer and (iii) the loan documents shall have been amended to provide, among other things, that the tenant-in-common transferees will be jointly and severally liable under the loan documents. In the event of any such transfer, each transferee may transfer all or any portion of its tenancy-in-common interest in The Shops at Las Americas Mortgaged Property to another tenant-in-common that already holds a tenancy-in-common interest in The Shops at Las Americas Mortgaged Property, provided, that the conditions set forth in the loan agreement with respect thereto shall have been satisfied.

IV. The StorageMart Portfolio Mortgage Loans

Mortgage Loan Information
Cut-off Date Principal Balance:	$145,000,000(1)
Loan per Square Foot:	$73(2)
% of Initial Mortgage Pool Balance:	4.8%
Shadow Rating (S&P/Moody's):	NAP(3)
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.087% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2006
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	June 11, 2011
Maturity Balance:	$141,644,876
Borrowers:	WSMP-MW-East, L.P.; TKGSM-NY,L.L.C; et al.(5)
Sponsors:	E. Stanley Kroenke, Steve Dulle, and members of the Burnam family
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Partial prepayment permitted at any time with penalty related to release of one specified property. Prepayment without penalty permitted two months prior to maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	None
Lockbox:	Springing Soft (6)
Other Secured Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(7)
Property Type:	Self-Storage
Location:	8 states(7)
Year Built:	1935-2002
Year Renovated:	2001-2006
Square Feet:	1,975,092(8)
Occupancy:	84.7%(9)
Occupancy Date:	May 18, 2006(9)
Ownership Interest:	Fee
Property Management:	TKG-StorageMart Partners, L.P., an affiliate of the borrowers
U/W NCF:	$12,832,199(10)
U/W NCF DSCR:	1.22x(11)
Cut-off Date U/W NCF DSCR:	1.43x(12)
Aggregate Appraised Value:	$203,985,000
Appraisal As of Date:	April 1, 2006(13)
Aggregate Cut-off Date
LTV Ratio:	71.1%
Aggregate Maturity LTV Ratio:	69.4%

(1)	The StorageMart Portfolio Mortgage Loans are comprised of twenty-eight cross-collateralized and cross-defaulted loans, each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and stated maturity date.

(2)	Calculated based on aggregate loan amount and total square feet of the StorageMart Portfolio.

(3)	NAP means not applicable.

(4)	Payments of interest only are required through and including the payment date in June 2009.

(5)	Represent the StorageMart Portfolio Borrowers with the largest loan concentrations, as a percent of the aggregate Cut-off Date Balance, of 29.9% and 18.4%, respectively. The other StorageMart Portfolio Borrowers are TKGSM-KS, L.L.C. (15.6%), WSMP-MO-KY, L.P. (14.3%), TKGSM-KC-IL, L.L.C. (14.1%), and WSMP-Southeast-Colorado, L.P. (7.7%).

(6)	See ‘‘—Lockbox’’ below.

(7)	Portfolio of 28 self-storage facilities located in Missouri, Florida, New York, Kansas, Illinois, New Jersey, Kentucky, and Georgia.

(8)	Aggregate of self-storage square footage represents an aggregate of approximately 16,911 units.

(9)	Weighted average as of May 18, 2006, based on loan amounts and property occupancy as determined by square footage.

(10)	Aggregate U/W NCF for the 28 StorageMart Mortgaged Properties.

(11)	Weighted average based on aggregate U/W NCF and calculated based on the aggregate annualized constant monthly payments commencing with the payment date in July 2009.

(12)	Weighted average based on U/W NCF and calculated based on the aggregate annual interest-only payments.

(13)	Six of the StorageMart Portfolio Properties were appraised as of March 30, 2006.

The Borrower and Sponsor.    The StorageMart Portfolio Borrowers are WSMP-MO-KY, L.P., WSMP-Southeast-Colorado, L.P., WSMP-MW-East, L.P., all Missouri limited liability companies, and TKGSM-NY, L.L.C., TKGSM-KS, L.L.C., and TKGSM-KC-IL, L.L.C., all Delaware limited liability companies owned and controlled by TKG-StorageMart Partners, LP which is an affiliate of StorageMart. Headquartered in Columbia, Missouri, StorageMart is a privately held self storage company that operates more than 51 self storage facilities in 11 states. The Sponsor of the StorageMart Portfolio Borrowers is comprised of the StorageMart management team comprised of the Burnam family including Michael G. Burnam, Steve Dulle, and E. Stanley Kroenke (‘‘Kroenke’’) who has recently become a part of the management team. The Burnams have been involved in the acquisition, development and management of self storage facilities since 1974 forming a company known as StorageTrust Realty where they oversaw the acquisition, development and management of more than $600 million in self storage facilities. Storage Trust Realty became public in 1994 and in 1999 was acquired by Public Storage. In 1999, the Burnams and Steve Dulle formed StorageMart. Kroenke is the owner of the Kroenke Group, a national real estate development and management company, and is a member of the board of directors of Wal-Mart stores. Kroenke is listed on the Forbes 2005 list of 400 wealthiest Americans and owns the National Basketball Association’s Denver Nuggests and National Hockey League’s Colorado Avalanche, and is also a co-owner of the National Football League’s St. Louis Rams. A non-controlling 49% equity interest in each StorageMart Portfolio Borrower has been pledged to an affiliate of the mortgage loan seller to secure certain loans extended to affiliates of the StorageMart Portfolio Borrowers.

The Mortgage Loans.    The StorageMart Portfolio Mortgage Loans were originated on June 1, 2006 and have an aggregate cut-off date principal balance of $145,000,000. The StorageMart Portfolio Mortgage Loans are comprised of twenty eight separate, but cross-defaulted and cross-collateralized loans. The StorageMart Portfolio Loans are secured by first priority mortgages or similar liens upon the fee interests in the StorageMart Portfolio Properties. Each of the StorageMart Portfolio Mortgage Loans has a stated maturity date of June 11, 2011. The StorageMart Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.087% per annum. On the eleventh day of each month through and including the payment date in June 2009, the StorageMart Portfolio Borrowers are required to make payments of interest only on the StorageMart Portfolio Mortgage Loans. On the eleventh day of each month from and including July 11, 2009, up to but excluding the stated maturity date, the StorageMart Portfolio Borrowers are required to make constant monthly debt service payments aggregating $877,475 on the StorageMart Portfolio Loans (based on a 30-year amortization schedule). The outstanding principal balance of the StorageMart Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

Except as set forth below under ‘‘—Releases; Substitutions’’ with respect to the Brooklyn 1905 Mortgage Loan, the StorageMart Portfolio Borrowers are prohibited from voluntarily prepaying the StorageMart Portfolio Mortgage Loans, in whole or in part, prior to April 11, 2011.

Commencing on the second anniversary of the Issue Date, the StorageMart Portfolio Borrowers may obtain the release of individual StorageMart Portfolio Mortgaged Properties by simultaneously defeasing the individual StorageMart Portfolio Mortgage Loans made with respect thereto. A defeasance will be effected by the StorageMart Portfolio Borrowers pledging fixed rate non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that are equal to or greater than 125% of the remaining payments due under the respective StorageMart Portfolio Loan, including the balloon payment due at maturity. The right of the StorageMart Portfolio Borrowers to defease the StorageMart Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the StorageMart Portfolio Mortgage Loan documents, including (i) that the remaining StorageMart Portfolio Mortgaged Properties shall have a debt service coverage ratio of at least 1.25x and a loan to value percentage of no more than 80% and (ii) the mortgage lender having received from the applicable rating agencies written confirmation that such release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C6 certificates.

The Mortgaged Properties.    The StorageMart Portfolio Mortgage Loans are secured by first priority mortgage liens on the fee simple interests of the StorageMart Portfolio Borrower in the StorageMart Portfolio Mortgaged Properties. The lien of certain of the mortgages delivered to the lender have been limited in order to effect a savings in the payment of mortgage recording taxes. With respect to the two StorageMart Portfolio Mortgage Properties located in New York, E. Stanley Kroenke has guaranteed payment of StorageMart Portfolio Mortgage Loans to the extent that the lien of any such mortgage is less than the appraised value of the related mortgaged property. See ‘‘—Guarantees’’. The StorageMart Portfolio Mortgaged Properties consist of 28 self-storage facilities containing approximately 16,911 units, with an aggregate of approximately 1,975,092 square feet. These facilities are located in eight states across the country. Twenty seven of the facilities offer climate-controlled facilities, with an aggregate of 10,240 units, or 60.6% of the total approximate number of units. The StorageMart Portfolio Borrowers have advised the mortgage lender that the Brooklyn 1905 Mortgaged Property is located within or nearby an area that may be condemned in connection with the construction of an indoor sports arena and related improvements.

The StorageMart Portfolio Mortgaged Properties(1)
Location	Number of Properties	Approximate Number of Units	Approximate Square Feet	Year Built	Weighted Average Occupancy(2)	Appraised Value	Loan Amount
Missouri	8	3,789	586,296	1974-2002	87.2%	$44,050,000	$33,866,000
Florida	5	2,996	255,494	1983-2002	88.0	43,110,000	30,605,000
New York	2	2,372	145,024	1935-1940	87.8	40,500,000	26,625,000
Kansas	6	3,166	446,625	1996-2001	84.1	30,950,000	22,613,000
Illinois	3	2,515	281,277	1958-2001	69.8	15,700,000	11,641,000
New Jersey	1	814	94,996	2001	74.7	17,800,000	10,150,000
Kentucky	2	756	104,250	1979-1990	92.6	7,275,000	5,820,000
Georgia	1	503	61,130	1986	79.4	4,600,000	3,680,000
Total/Weighted Average	28	16,911	1,975,092		84.7%	$203,985,000	$145,000,000

(1)	Ranked by the aggregate loan amount per state.

(2)	Weighted average occupancy for each state based on average occupancy per property in the specified state as of May 18, 2006.

Lockbox.    Upon the occurrence of a default beyond applicable cure periods under the related StorageMart Portfolio Mortgage Loan documents, or during any period that the debt service coverage ratio for the applicable StorageMart Portfolio Mortgaged Property shall fall below 1.00x, the mortgage lender, upon notice to the related StorageMart Portfolio Borrower, may require all rents from the related StorageMart Portfolio Mortgaged Property to be paid directly to the property manager and deposited into a lockbox account under the exclusive control of mortgage lender. If, in mortgage lender’s reasonable judgment, the property manager’s performance in the collection of rents shall decline, the mortgage lender may require the related StorageMart Portfolio Borrower to irrevocably instruct all of the tenants to deposit rent payments directly into such lockbox account.

Terrorism Coverage.    Although the StorageMart Portfolio Mortgage Loan documents do not expressly require maintenance of terrorism insurance, the StorageMart Portfolio Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the related StorageMart Portfolio Mortgaged Property located in or around the region in which the related StorageMart Portfolio Mortgaged Property is located.

Guarantees.    Kroenke delivered the following personal guarantees to the lender:

(i)  to the extent that either of the Storage Mart Portfolio Mortgaged Properties located in New York remain as collateral for the StorageMart Portfolio Mortgage Loans, a guaranty of payment of the StorageMart Portfolio Mortgage Loans, limited to the amount, if any, by which the appraised value of each such New York mortgaged property exceeds the amount of the recorded lien on such property at the time of foreclosure;

(ii)  a guaranty of payment of the individual StorageMart Portfolio Mortgage Loan made with respect to the Brooklyn 1905 Mortgaged Property, limited to the amount, if any, by which the total amount payable in connection with any required prepayment of the Brooklyn 1905 Mortgage Loan following a condemnation of the Brooklyn 1905 Mortgaged Property exceeds the amount of the condemnation proceeds received by Brooklyn 1905 Mortgage Borrower;

(iii)  a guaranty of payment of each StorageMart Portfolio Mortgage Loan, limited to $0.10 per square foot of the related StorageMart Portfolio Mortgaged Property, which amount is the maximum amount that the related StorageMart Portfolio Borrower would have been required to have on deposit in a capital expenditure reserve with mortgage lender in the absence of such guaranty;

(iv)  a guaranty of payment of the real estate taxes and insurance premiums required to be paid pursuant to the StorageMart Portfolio Mortgage Loan documents.

Releases; Substitutions.    The StorageMart Portfolio Mortgage Loan in the amount of $13,350,000 (the ‘‘Brooklyn 1905 Mortgage Loan’’) made with respect to the mortgaged property known as Site 1905 located in Brooklyn, New York (the ‘‘Brooklyn 1905 Mortgaged Property’’) may be prepaid at any time and the Brooklyn 1905 Mortgaged Property may be simultaneously released from its mortgage lien, subject to the payment of a yield maintenance prepayment premium and other conditions, including that the remaining StorageMart Mortgaged Properties shall have a debt service coverage ratio of at least 1.25x and a loan to value percentage of no more than 80% following such release. Furthermore, in the event of a condemnation of the Brooklyn 1905 Mortgaged Property that results in a debt service coverage ratio for the Brooklyn 1905 Mortgaged Property of less than 1.20x or a loan to value ratio for the Brooklyn 1905 Mortgaged Property of more than 80%, the StorageMart Portfolio Borrower shall be required to prepay the entire Brooklyn 1905 Mortgage Loan, together with a yield maintenance prepayment penalty, and upon such prepayment the Brooklyn 1905 Mortgaged Property shall be released from the lien of its related mortgage.

The StorageMart Portfolio Borrowers may also obtain a release of the Brooklyn 1905 Mortgaged Property and substitute as collateral for the StorageMart Portfolio Mortgage Loans another self-storage property or properties upon satisfaction of certain conditions set forth in the StorageMart Portfolio Mortgage Loan documents, including (i) that the substitute property or properties shall have a fair market value and debt service coverage ratio that is equal to or greater than the fair market value and debt service coverage ratio for the Brooklyn 1905 Mortgaged Property immediately prior to the substitution, and (ii) delivery of a rating agency confirmation from the applicable rating agencies that such substitution will not result in any qualification, withdrawal or downgrading of the any existing ratings of securities created in connection with the securitization of the StorageMart Portfolio Mortgage Loans.

V. The Westfield Chesterfield Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$140,000,000
Loan per Square Foot:	$108(1)
% of Initial Mortgage Pool Balance:	4.6%
Shadow Rating (S&P/Moody's):	BBB−/Baa3
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.744% per annum
Interest Calculation:	Actual/360
First Payment Date:	October 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	September 11, 2016
Maturity Balance:	$140,000,000
Borrower:	Chesterfield Mall LLC
Sponsor:	Westfield America Limited Partnership
Prepayment/Defeasance:	Defeasance or yield maintenance permitted within two years after securitization. Prepayment without penalty permitted six months prior to Maturity Date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3) Replacement and Rollover Reserve(4)
Lockbox:	Hard(5)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Chesterfield, Missouri
Year Built:	1976
Year Renovated:	2006
Gross Square Feet:	1,301,836(6)
Collateral Square Feet:	641,800
Overall Occupancy:	91.2%(7)
In-Line Occupancy:	81.0%(7)
Occupancy Date:	6/30/2006
Ownership Interest:	Fee
Property Management:	Borrower
In-Line Sales PSF:	$299(8)
In-Line Cost of Occupancy:	13.4%(8)
U/W NCF:	$16,035,692(9)
U/W NCF DSCR:	1.97x(9)
Cut-off Date U/W NCF DSCR:	1.97x(9)
Appraised Value:	$286,000,000
Appraisal As of Date:	August 3, 2006
Cut-off Date LTV Ratio:	49.0%
Maturity LTV Ratio:	49.0%

(1)	Based on gross square feet of the entire mall including anchors which may not be part of the collateral.

(2)	NAP means not applicable.

(3)	Upon the occurrence of an event of default under the related loan agreement, the Westfield Chesterfield Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Deposits into this reserve fund shall not be required if the insurance coverage is provided under blanket insurance policies. In lieu of making any deposits that may be required into this reserve fund, the Westfield Chesterfield Borrower provided a Guaranty from Westfield America Limited Partnership.

(4)	Upon the occurrence of an event of default under the related loan agreement, the Westfield Chesterfield Borrower is required to make monthly deposits into a replacement and rollover reserve account in an amount equal to one-twelfth of the product of $1.20 and the gross rental square feet of in-line tenant space (641,560 as of the closing date, including the AMC Theater and outparcel space). In lieu of making any deposits that may be required into this reserve fund, the Westfield Chesterfield Borrower provided a guaranty from Westfield America Limited Partnership.

(5)	See ‘‘—Lockbox’’ below.

(6)	Based on gross square feet of the entire mall including anchors which may not be part of the collateral.

(7)	The occupancy percentage is the overall underwritten occupancy based on the total space as of the rent roll dated 6/30/2006. Underwritten Occupancy includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy and 10,232 square feet of potential leases. Per the Westfield Chesterfield Borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy) and the U/W NCF based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the rent roll dated 6/30/2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%.

(8)	In-Line Sales/SF for the trailing twelve months ending 6/30/2006 and In-Line Cost of Occupancy for the trailing twelve months ending 5/31/2006.

(9)	U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF, excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W NCF including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the stabilized occupancy, including an additional 47,211 square feet of space to-be-leased and the stabilized U/W NCF of $17,254,302, the U/W NCF DSCR is 2.12x.

Gross Leasable Area (GLA) Overview of Chesterfield Mall
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease or REA Expiration(3)
Anchors
Dillard’s, Inc.(2)	249,938	19.2%	BB/B2	2046
Famous Barr(4)	239,800	18.4	BBB/Baa1	2041
Sears, Roebuck and Co.(5)	170,298	13.1	BB+/Ba1	2046
Total Anchor Space	660,036	50.7
American Multi-Cinema	59,500	4.6
In-Line Mall Space	568,921	43.7
Outparcel Space(6)	13,379	1.0
Total GLA	1,301,836	100.0%

(1)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated.

(2)	Dillard’s, Inc. owns its store, which is not part of the collateral.

(3)	The reciprocal easement agreement for: Dillard's, Inc. expires in 2046; Federated Retail Holdings, Inc. expires in 2041; and Sears, Roebuck and Co. expires in 2046. The operating covenants for: Dillard's Inc. expire in 2010; Federated Retail Holdings, Inc. expire in 2010; and Sears, Roebuck and Co. previously expired.

(4)	Famous Barr owns its store, which is not part of the collateral. Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy's.

(5)	Sears, Roebuck and Co. owns its store, which is not part of the collateral.

(6)	Comprised of two outparcel pads which are included in the collateral.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
American Multi-Cinemas	59,500	March 2021
Borders(1)	26,000	January 2017
H&M	20,350	June 2016
Old Navy, LLC	14,675	January 2009
Express and Express Men	11,182	January 2014
Total	131,707

(1)	Borders has recently signed a lease for 26,000 square feet of space. Per the Westfield Chesterfield Borrower, the landlord has commenced build-out of the space to-be-occupied by Borders, and the lease is currently being countered-signed.

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2006(2)	4,578	0.8%	0.8%	$197,349	1.4%	1.4%
2007	21,479	3.8	4.6%	738,686	5.2	6.6%
2008	22,707	4.0	8.6%	518,714	3.6	10.2%
2009	56,119	9.9	18.4%	1,454,700	10.2	20.5%
2010	21,622	3.8	22.2%	582,208	4.1	24.6%
2011	20,157	3.5	25.8%	541,223	3.8	28.4%
2012	41,827	7.4	33.1%	1,117,940	7.9	36.3%
2013	42,355	7.4	40.6%	1,287,026	9.1	45.3%
2014	32,850	5.8	46.3%	1,351,678	9.5	54.8%
2015	34,649	6.1	52.4%	1,074,331	7.6	62.4%
2016 and beyond(3)	162,218	28.5	81.0%	5,347,196	37.6	100.0%
Vacant	108,360	19.0	100.0%	0	—
Total	568,921	100.0%		$14,218,050	100.0%

(1)	Based on underwritten base rental revenues

(2)	Includes any month-to-month tenants

(3)	Includes the lease recently signed by Borders for 26,000 square feet of space. Per the borrower, the landlord has commenced build-out of the space to-be occupied by Borders and the lease is currently being counter-signed.

The Borrower and Sponsor.    The Westfield Chesterfield Borrower is Chesterfield LLC, a Delaware limited liability company, owned by Westfield America Limited Partnership.

The Mortgage Loan.    The Westfield Chesterfield Mortgage Loan was originated on August 29, 2006 and has a cut-off date principal balance of $140,000,000. The Westfield Chesterfield Mortgage Loan is a 10-year balloon loan with a stated Maturity Date of September 11, 2016. The Westfield Chesterfield Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.744% per annum. On the eleventh day of each month, through to but not including the Maturity Date in September 2016, the Westfield Chesterfield Borrower is required to make interest-only payments on the Westfield Chesterfield Mortgage Loan. The outstanding principal balance of the Westfield Chesterfield Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated Maturity Date.

The Westfield Chesterfield Borrower may voluntarily prepay the Westfield Chesterfield Mortgage Loan, in whole only, prior to the date which is six (6) months before the Maturity Date, provided that the Westfield Chesterfield Borrower pays a yield maintenance premium. From and after the date which is six (6) months prior to the Maturity Date, the Westfield Chesterfield Borrower may prepay the Westfield Chesterfield Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Westfield Chesterfield Borrower may defease the Westfield Chesterfield Mortgage Loan, in whole only, at any time after the earlier of (1) two years following the Issue Date or (3) three years from the date of the closing of the Loan, and by doing so obtain the release of the Westfield Chesterfield Mortgaged Property. A defeasance will be effected by the Westfield Chesterfield Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments that replicate the payment obligations of the Westfield Chesterfield Borrower under the Westfield Chesterfield Mortgage Loan and are sufficient to pay off the Westfield Chesterfield Mortgage Loan in its entirety as if it had been paid off on the stated Maturity Date. The Westfield Chesterfield Borrower’s right to defease the entire Westfield Chesterfield Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Westfield Chesterfield Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Westfield Chesterfield Borrower in the Westfield Chesterfield Mortgaged Property, which is comprised of a portion of Westfield Chesterfield, a 1,301,836 square foot mall located in St. Louis, Missouri. The Westfield Chesterfield was originally constructed in 1976 and renovated in 2006. The Westfield Chesterfield is currently anchored by three department stores, Dillard’s, Inc., Famous Barr, and Sears, Roebuck and Co. with an aggregate of 660,036 square feet, none of which are part of the collateral. The Westfield Chesterfield Mortgaged Property Collateral totals 641,800 square feet consisting of a 59,500 square foot American Multi-Cinema (AMC Theater), 568,921 square feet of in-line mall space and 13,379 square feet of outparcel space. In-line tenants included in the Westfield Chesterfield Mortgaged Property include AMC Theaters, Borders, H&M, Old Navy, Express, Express Men and other national and regional retailers. As of June 30, 2006, the underwritten in-line occupancy at Westfield Chesterfield was 81.0% and overall underwritten mall occupancy was 91.2%. Underwritten Occupancy includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated or are out-for-signature. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%.

Lockbox.    The Westfield Chesterfield Borrower is required to deposit all income from the Westfield Chesterfield Mortgaged Property into a segregated account (the ‘‘Westfield Chesterfield Lockbox Account’’) that has been pledged to the lender. Prior to an event of default under the Westfield Chesterfield Mortgage Loan, the Westfield Chesterfield Borrower may operate and transact business through the Westfield Chesterfield Lockbox Account, including making withdrawals from the Westfield Chesterfield Lockbox Account although the Westfield Chesterfield Borrower has covenanted that it shall not close the Westfield Chesterfield Lockbox Account. Following an Event of Default, all funds in the Westfield Chesterfield Lockbox Account will be transferred to a separate account that is under the sole control of the mortgage lender (the ‘‘Westfield Chesterfield Deposit Account’’). While such Event of Default exists with respect to the Westfield Chesterfield Mortgage Loan, all amounts in the Westfield Chesterfield Deposit Account will be applied on each monthly payment date in the following order of priority: (a) first, to the tax and insurance escrow fund, (b) second, to pay any fees necessary to the bank performing cash management services with respect to the Westfield Chesterfield Deposit Account, (c) third, the payment of monthly debt service payment amount, default interest and late payment and other charges, (d) fourth, to the Westfield Chesterfield Borrower, for payment of operating expenses of the Westfield Chesterfield Mortgaged Property in accordance with the annual budget, (e) fifth, to the rollover and replacement escrow fund and (f) sixth, to an account held by Lender until such time that a cash management cure occurs. Remaining amounts shall be retained for payment of the same expenses in subsequent months.

Terrorism Insurance.    The Westfield Chesterfield Borrower is required to obtain and maintain insurance on the Westfield Chesterfield Mortgaged Property which do not contain exclusions for loss, cost, damage or liability caused by terrorist acts or to obtain and maintain a separate insurance covering the loss, cost, damage or liability excluded by the applicable terrorism exclusion in an amount, if commercially available, equal to the then full replacement cost of the Mortgaged Property; provided, however, that the Westfield Chesterfield Borrower shall not be obligated to maintain insurance coverage, covering loss, cost, damage or liability excluded by the applicable terrorism exclusion, in excess of the coverage that is available, if any, for an annual premium of $300,000.

Guaranties.    At closing Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF excluding the 10,232 square feet of potential leases (including the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy) and the U/W NCF based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Westfield America Limited Partnership also provided a springing guaranty for the tax, insurance, replacement and rollover reserves which, upon the occurrence of an Event of Default, the Westfield Chesterfield Borrower would be required to deposit monthly and such guaranty shall be in an amount equal to that which would be collected for each of the four reserves during the ensuing 12 month period.

VI. The Terrace Office Complex Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$131,000,000
Loan per Square Foot:	$212
% of Initial Mortgage Pool Balance:	4.3%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.22302%(2) per annum
Interest Calculation:	Actual/360
First Payment Date:	August 11, 2006
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	July 11, 2016
Maturity Balance:	$122,934,695
Borrower:	Behringer Harvard Terrace LP
Sponsor:	Behringer Harvard REIT I, Inc.
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Capital Expense Reserve(5)
Rollover Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Permitted Mezzanine Debt(8

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset(9)
Property Type:	Class A Office
Location:	Austin, Texas
Year Built:	1997-2002
Year Renovated:	NAP(1)
Square Feet:	619,026
Occupancy:	96.8%
Occupancy Date:	June 19, 2006
Ownership Interest:	Fee
Property Management:	HPT Management Service LP, a third party manager(9)
U/W NCF:	$10,118,116
U/W NCF DSCR:	1.05x (10)
Cut-off Date U/W NCF DSCR:	1.32x(11)
Appraised Value:	$170,000,000
Appraisal As of Date:	June 27, 2006
Cut-off Date LTV Ratio:	77.1%
Maturity LTV Ratio:	72.3%

(1)	NAP means not applicable.

(2)	Interest rate for the interest accrual periods through and including July 10, 2008 is 5.75% per annum. From and after July 11, 2008, the interest rate is 6.22302% per annum, as shown above.

(3)	Payments of interest only are required through and including the payment date in July 2011.

(4)	The Terrace Office Complex Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and one-twelfth of the insurance premiums, estimated by the lender due for the renewal of insurance policies. Notwithstanding the foregoing, the monthly insurance reserves shall not be required so long as the Terrace Office Complex Mortgaged Property is covered in a blanket insurance policy for the Terrace Office Complex Mortgaged Property.

(5)	The Terrace Office Complex Borrower is required to make monthly deposits into a capital reserve account in the amount of $7,602 for capital expenditures at the Terrace Office Complex Mortgaged Property. Notwithstanding the foregoing, in lieu of making such monthly deposits, the Sponsor has provided a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such capital expenses (see ‘‘—Guaranty’’ below).

(6)	The Terrace Office Complex Borrower is required to make monthly deposits into a rollover reserve account in the amount of $33,333 for tenant improvements, leasing commissions and other approved leasing expenses at the Terrace Office Complex Mortgaged Property, but only to the extent that the balance of such reserve account is less than $1,200,000 (exclusive of any lease termination payments required to be deposited into the rollover reserve account). Notwithstanding the foregoing, in lieu of making such monthly deposits, the sponsor has provided a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such leasing expenses (see ‘‘—Guaranty’’ below).

(7)	See ‘‘—Lockbox’’ below.

(8)	See ‘‘—Permitted Mezzanine Financing’’ below.

(9)	The Terrace Office Complex Property Manager has sub-contracted the management and leasing of the Terrace Office Complex Mortgaged Property to Claydesta, L.P., a third party manager.

(10)	Based on U/W NCF and calculated based on the annualized constant monthly payment (based on the interest rate of 6.22302% described in footnote (2) above) commencing with the payment date in August 2011.

(11)	Based on U/W NCF and calculated based on the annual interest-only payments based on the initial interest rate of 5.75% (described in footnote (2) above).

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Cirrus Logic, Inc.	196,717	31.8%	40.5%	$23.55	NR/B3	08/31/2012	(5)
Vinson & Elkins LLP	114,750	18.5	24.2	24.10	NR	12/31/2014	(6)
ARC Systems	40,015	6.5	4.3	12.32	NR	07/31/2013
SigmaTel, Inc.(7)	24,963	4.0	4.1	19.00	NR	02/28/2007
Tejas Securities Group, Inc.	24,963	4.0	4.0	18.50	NR	03/31/2007
Total	401,408	64.8%	77.1%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues excluding vacant lease-up assumptions.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)	Cirrus Logic’s lease provides for two 10-year renewal options.

(6)	Vinson & Elkins, LLP’s lease provides for two 5-year renewal options.

(7)	SigmaTel, Inc. subleases all of its space to Texas Networking but remains fully obligated under the terms of its lease.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	12,632	2.0%	2.0%	$119,160	1.0%	1.0%
2007	91,341	14.8	16.7%	1,461,748	12.8	13.8%
2008	8,017	1.3	18.0%	112,740	1.0	14.8%
2009	28,179	4.6	22.6%	432,630	3.8	18.6%
2010	34,051	5.5	28.1%	459,098	4.0	22.6%
2011	15,898	2.6	30.6%	180,185	1.6	24.2%
2012	208,588	33.7	64.3%	4,787,007	41.9	66.0%
2013	58,328	9.4	73.8%	822,564	7.2	73.2%
2014	141,729	22.9	96.6%	3,063,063	26.8	100.0%
2015	0	0.0	96.6%	0	0.0	100.0%
2016 and beyond	583	0.1	96.8%	0	0.0	100.0%
Vacant	19,680	3.2	100.0%	0	—
Total	619,026	100.0%		$11,438,194	100.0%

(1)	Based on underwritten base rental revenues excluding vacant lease-up assumptions.

(2)	Includes any month-to-month leases.

The Borrower and Sponsor.    The Terrace Office Complex Borrower is Behringer Harvard Terrace LP, a Delaware limited partnership, that is owned and controlled by Behringer Harvard REIT I, Inc. Behringer Harvard REIT I, Inc. is one of several investment funds of Behringer Harvard, an investment company that offers a diverse selection of real estate funds. Behringer Harvard REIT I, Inc., a publicly registered, non-listed real estate investment trust, was formed in June 2002 to acquire a portfolio of real estate investments consisting primarily of institutional quality office properties in desirable locations and also in markets with barriers to entry. Behringer Harvard REIT I, Inc. reports that its assets include 26 office properties located in 15 states across the country.

The Mortgage Loan.    The Terrace Office Complex Mortgage Loan was originated on June 21, 2006 and has a cut-off date balance of $131,000,000. The Terrace Office Complex Mortgage Loan is a ten-year loan with a stated maturity date of July 11, 2016. The Terrace Office Complex Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.750% per annum for the interest period from the closing through and including July 10, 2008, and thereafter at an interest rate of 6.22302% per annum. On the eleventh day of each month through and including the payment date in July 2011, the Terrace Office Complex Borrower is required to make payments of interest only on the Terrace Office Complex Mortgage Loan. On the eleventh day of each month from and including August 11, 2011, up to and including the stated maturity date, the Terrace Office Complex Borrower is required to make a constant monthly payment of $804,291.90

(based on a 30-year amortization schedule). The remaining principal balance of the Terrace Office Complex Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Terrace Office Complex Borrower is prohibited from voluntarily prepaying the Terrace Office Complex Mortgage Loan, in whole or in part, prior to April 11, 2016. From and after April 11, 2016, the Terrace Office Complex Borrower may prepay the Terrace Office Complex Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Terrace Office Complex Borrower may defease the Terrace Office Complex Mortgage Loan, in whole only, on any monthly payment date following the second anniversary of the Issue Date, but prior to April 11, 2016, and by doing so obtain the release of the Terrace Office Complex Mortgaged Property. A defeasance will be effected by the Terrace Office Complex Borrower’s pledging substitute collateral that consists of obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or other non-taxable government securities satisfying the provisions of Section 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended that produce payments which replicate the payment obligations of the Terrace Office Complex Borrower under the Terrace Office Complex Mortgage Loan and are sufficient to pay off the Terrace Office Complex Mortgage Loan in its entirety on April 11, 2016. The Terrace Office Complex Borrower’s right to defease the entire Terrace Office Complex Mortgage Loan is subject to, among other things, the applicable rating agency each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Terrace Office Complex Mortgage Loan is secured by a first priority mortgage lien on fee simple interests of the Terrace Office Complex Borrower in the Terrace Office Complex Mortgaged Property, a Class A office property situated on approximately 21.06 acres within a masterplanned office park complex in Austin, Texas, located approximately five miles from the Austin Central Business District. An affiliate of the Terrace Office Complex Borrower has received rights to participate in the development of the other portions of the office park complex (the ‘‘Terrace Project’’) that are owned by the prior owner of the Terrace Office Complex Mortgaged Property. The Terrace Office Complex Mortgaged Property is comprised of four 5-story and 6-story buildings, constructed in phases from 1997 to 2002, with an aggregate of 619,026 square feet of net rentable area and approximately 2,349 parking spaces. The Terrace Office Complex Mortgaged Property contains ammenities such as multiple fitness centers and several walking, hiking and biking trails. The Terrace Office Complex Mortgaged Property is leased to approximately 35 tenants ranging in size from 1,270 square feet to 196,717 square feet. Major tenants include Cirrus Logic, Inc., a developer of integrated circuits for consumer entertainment devices with 196,717 square feet (31.8% of total space) leased through August 2012, and Vinson & Elkins LLP, a worldwide law firm with 11 offices and 700 lawyers, with 114,750 square feet (18.5% of total space) leased through December 2014. Other tenants include ARC Systems, Tejas, Inc. (formerly known as Westech Capital Corp.) and SigmaTel, Inc. Occupancy at the Terrace Office Complex Mortgaged Property, based on square footage leased, was 96.8% as of June 19, 2006.

Lockbox.    The Terrace Office Complex Borrower is required to deposit all income from the Terrace Office Complex Mortgaged Property into a segregated lockbox account that has been pledged to the lender. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Terrace Office Complex Property Account’’) that has also been pledged to the lender. Provided no event of default shall exist with respect to the Terrace Office Complex Mortgage Loan, all amounts in the Terrace Office Complex Property Account will be applied on each business day in the following order of priority: (i) first, to the payment of the Terrace Office Complex Borrower’s monthly real estate tax and insurance premium reserve obligations, (ii) second, to pay the monthly portion of the fees charged by the bank holding the Terrace Office Complex Property Account, (iii) third, to the payment of monthly debt service and other sums due with respect to the Terrace Office Complex Mortgage Loan, (iv) fourth, to the payment of the Terrace Office Complex Borrower’s monthly capital expenditure reserve obligation, if any, (v) fifth, to the payment of the Terrace Office Complex Borrower’s monthly lease rollover reserve obligation, if any, (vi) sixth, if the debt service coverage ratio for the Terrace Office Complex Mortgage Loan is less than 1.01x, to the payment of reserves established for the payment of operating expenses and (vii) seventh, with respect to all such remaining amounts in the Terrace Office Complex Property Account, to the Terrace Office Complex Borrower, provided that, during periods that the debt service coverage ratio for the Terrace Office Complex Mortgage Loan shall be below 1.01x, all such remaining amounts shall remain in a sub-account of the Terrace Office Complex Property Account. If an event of default shall exist with respect to the Terrace Office Complex Mortgage Loan, the mortgage lender may apply amounts in the Terrace Office Complex Property Account to the payment of amounts due with respect to the Terrace Office Complex Mortgage Loan in such order of priority as the mortgage lender may determine.

Terrorism Coverage.    The Terrace Office Complex Borrower is required, in accordance with the Terrace Office Complex Mortgage Loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of a designated ‘‘terrorism premium cap.’’ The terrorism premium cap is equal to 100% of the aggregate premiums payable with respect to all required insurance under the Terrace Office Complex Mortgage Loan documents during the last year in which coverage for terrorism was included as part of the ‘‘all risk’’ policy required by the loan documents, which amount may be adjusted for inflation.

Guaranty.    Behringer Harvard REIT I, Inc. has guaranteed payment of the following sums to the mortgage lender: (i) capital expenses that are incurred by the Terrace Office Complex Borrower (‘‘Terrace Office Complex Capital Expenses’’); (ii) leasing expenses incurred by the Terrace Office Complex Borrower that have been approved by the mortgage lender (‘‘Terrace Office Complex Approved Leasing Expenses’’); (iii) the portion of the Terrace Complex Mortgage Loan listed next to each of the tenants of the Terrace Office Complex Mortgaged Property listed in (a)—(d) below (each, a ‘‘Terrace Office Complex Designated Tenant’’) if (1) the lease of such Terrace Office Complex Designated Tenant terminates or is not renewed by a certain date and (2) a tenant acceptable to the mortgage lender shall not have taken occupancy, be paying full base rent and be conducting normal business operations in the entire space of such Terrace Office Complex Designated Tenant pursuant to a lease acceptable to the mortgage lender: (a) Cirrus Logic: $4,917,000; (b) Vinson & Elkins LLP: $2,875,000; (c) Sigmatel, Inc.: $625,000; and (d) Tejas, Inc. (formerly known as Westech Capital Corp.): $625,000; and (iv) if (1)(a) the Terrace Office Complex Borrower or its affiliate has an ownership interest in any other portion of the Terrace Project and has control over the leasing of such project and (b) solicits (i.e., makes the initial contact with) any then existing tenant of the Terrace Office Complex Mortgaged Property, and (2) the related tenant leases space at such portion of the Terrace Project contemporaneously with leaving the Terrace Office Complex Mortgaged Property, a portion of the Terrace Office Complex Mortgage Loan equal to three times the base annual rent of the departing tenant during the last year of its lease term (such amount to be reduced proportionally as the space of the departing tenant is re-leased). As of the cut-off date, Behringer Harvard REIT I, Inc.’s liability under its guaranty as summarized in (iii) above equals $1,250,000 due to the failure of Tejas, Inc. and Sigmatel, Inc. to renew their leases by the required dates set forth in the guaranty. In addition, following a default beyond applicable cure periods with respect to the Terrace Office Complex Mortgage Loan, Behringer Harvard REIT I, Inc. is obligated to pay the mortgage lender an amount equal to the sum of the following upon the date of demand by the mortgage lender: (1) the amount by which (a) the product of $91,228 and a fraction, the numerator of which is the number of calendar quarters which have ended as of such date, and the denominator of which is four, exceeds (b) the aggregate amount paid for Terrace Office Complex Capital Expenses through such date, plus (2) the lesser of (A) $1,200,000 and (B) the amount by which (a) the product of $400,000 and a fraction, the numerator of which is the number of calendar quarters which have ended as of such date, and the denominator of which is four, exceeds (b) the aggregate amount paid for Terrace Office Complex Approved Leasing Expenses through such date.

Permitted Mezzanine Financing.    The equity holders of the Terrace Office Complex Borrower shall have the right to obtain mezzanine financing from an acceptable mezzanine lender as provided for in the related loan documents and as further conditioned upon, among other things, the following: (a) such mezzanine financing shall be secured solely by a pledge of direct or indirect equity interests in the Terrace Office Complex Borrower and not by the Terrace Office Complex Mortgaged Property or any assets of the Terrace Office Complex Borrower, (b) execution of a subordination and intercreditor agreement reasonably acceptable to the mortgage lender in all respects and in form and substance acceptable to the applicable rating agencies, (c) the sum of the then outstanding principal balance of the Terrace Office Complex Mortgage Loan and the amount of the proposed mezzanine financing shall (i) be no more than 85% of the then current value of the Terrace Office Complex Mortgaged Property, as determined by an appraisal that is dated not more than six (6) months prior to the date of the consummation of the mezzanine financing, and (ii) have a combined debt service coverage ratio of at least 1.15x, as reasonably determined by the mortgage lender, and (d) the mortgage lender’s receipt of written confirmation from each of the applicable rating agencies that such mezzanine financing shall not result in a qualification, downgrade or withdrawal of any rating assigned to any class of series 2006-C6 certificates by such rating agency.

VII. The Greenbrier Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$84,913,874
Loan per Square Foot:	$95(1)
% of Initial Mortgage Pool Balance:	2.8%
Shadow Rating (S&P/Moody’s):	BBB/Baa3
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.9075% per annum
Interest Calculation:	30/360
First Payment Date:	September 1, 2006
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	August 1, 2016
Maturity Balance:	$70,956,338
Borrower:	Greenbrier Mall II, LLC
Sponsor:	CBL & Associates Limited
Partnership
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date.Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Capital Expenditure Reserve(4)
Rollover Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Chesapeake, Virginia
Year Built:	1981
Year Renovated:	1986-1988, 1999, 2003
Gross Square Feet:	895,655(7)
Collateral Square Feet:	557,655(8)
Overall Occupancy:	97.1%
In-Line Occupancy:	91.4%
Occupancy Date:	May 31, 2006
Ownership Interest:	Fee
Property Management:	CBL & Associates Management, Inc., an affiliate of the borrower
In-Line Sales PSF:	$366(9)
In-Line Cost of Occupancy:	11.4%(9)
U/W NCF:	$9,618,725
U/W NCF DSCR:	1.59x(10)
Cut-off Date U/W NCF DSCR:	1.59x(10)
Appraised Value:	$135,000,000
Appraisal As of Date:	June 7, 2006
Cut-off Date LTV Ratio:	62.9%
Maturity LTV Ratio:	52.6%

(1)	Based on gross square feet of the entire mall including any anchors which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of the taxes and insurance that the lender reasonably estimates will be payable during the following twelve months.

(4)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $0.20 per square foot for annual capital expenditures. The amount on deposit in the capital expenditures account shall be capped and maintained at two times the annual amount deposited.

(5)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $1.00 per square foot for tenant improvements and leasing commissions that may be incurred following such trigger event. The amount on deposit in the rollover account shall be capped and maintained at an amount equal to eighteen months of the monthly deposits into the rollover account. In addition to the required monthly deposits, all lease termination payments will be deposited into the rollover account and held as rollover funds provided that so long as an event of default has not occurred and is continuing and provided that the DSCR for any fiscal year is equal to or greater than 1.15x, the Greenbrier Mall Borrower shall not be required to deposit any lease termination payment with respect to any lease for less than 30,000 square feet of space.

(6)	See ‘‘—Lockbox’’ below.

(7)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(8)	Collateral square feet comprising the Greenbrier Mall Mortgaged Property consists of 244,732 square feet of anchor space, 304,468 square feet of in-line mall space and 8,455 square feet of outparcel space.

(9)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending April 30, 2006.

(10)	Based on U/W NCF and calculated based on the annualized constant monthly payment commencing with the first payment date.

Gross Leasable Area (GLA) Overview of Greenbrier Mall
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Sears(2)	178,000	19.9%	BB+/Ba1	9/30/2031
Dillard’s(2)	160,000	17.9	BB/B2	4/30/2015
Macy’s	140,721	15.7	BBB/Ba1	1/31/2007	(3)
JCPenney	104,011	11.6	BBB−/Baa3	3/31/2020	(4)
Total Anchor Space	582,732	65.1%
In-Line Mall Space	304,468	34.0
Outparcels	8,455	0.9
Total GLA	895,655	100.0%

(1)	Credit ratings are by S&P and Moody’s respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(2)	Sears and Dillard’s own their stores and lease their pads from the Greenbrier Mall Borrower. The pads, but not the stores, are part of the collateral.

(3)	Macy’s lease provides for one, five-year renewal option, followed by two additional ten-year renewal options.

(4)	JCPenney’s lease provides for eight, five-year renewal options.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Cinema Café	16,537	2/29/2008
Express	8,680	1/31/2010
The Limited	8,622	1/31/2008
New York & Company	6,999	1/31/2015
Waldenbooks	6,945	1/31/2008
Total	47,783

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2006(2)	45,853	15.1%	15.1%	$723,139	10.3%	10.3%
2007	35,668	11.7	26.8%	821,376	11.7	21.9%
2008	47,372	15.6	42.3%	949,925	13.5	35.4%
2009	15,328	5.0	47.4%	511,954	7.3	42.7%
2010	21,075	6.9	54.3%	706,294	10.0	52.7%
2011	25,930	8.5	62.8%	733,266	10.4	63.1%
2012	4,202	1.4	64.2%	134,554	1.9	65.0%
2013	19,024	6.2	70.4%	789,634	11.2	76.2%
2014	14,285	4.7	75.1%	351,113	5.0	81.2%
2015	29,025	9.5	84.7%	836,045	11.9	93.0%
2016 and beyond	20,663	6.8	91.4%	490,979	7.0	100.0%
Vacant	26,043	8.6	100.0%	0	—
Total	304,468	100.0%		$7,048,279	100.0%

(1)	Based on in-place underwritten base rental revenues applicable to in-line tenants only.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Greenbrier Mall Borrower is Greenbrier Mall II, LLC, a Delaware limited liability company, that is owned and controlled by CBL & Associates Limited Partnership, the principal operating partnership of CBL & Associates Properties, Inc. CBL & Associates Properties, Inc., formed in 1978 and headquartered in Chattanooga, Tennessee, engages in the ownership, development, acquisition, leasing, management and operation of regional shopping malls and community centers and is the fourth largest U.S.-based publicly traded mall real estate investment trust (listed on the New York Stock Exchange under the symbol CBL). As of August 1, 2006, CBL & Associates Properties, Inc. reported that it owns, holds interests in or manages 126 properties including 79 market dominating enclosed malls and open-air centers across the United States.

The Mortgage Loan.    The Greenbrier Mall Mortgage Loan was originated on July 11, 2006, and has a cut-off date balance of $84,913,874. The Greenbrier Mall Mortgage Loan is a ten-year loan with a stated maturity date of August 1, 2016. The Greenbrier Mall Mortgage Loan will accrue interest on a 30/360 Basis. Up to its stated maturity, in the absence of a default, the Greenbrier Mall Mortgage Loan will accrue interest at a fixed rate of 5.9075% per annum. On the first day of each month, up to, but not including, the stated maturity date, the Greenbrier Mall Borrower is required to make a constant monthly debt service payment on the Greenbrier Mall Mortgage Loan of $504,574.03 (based on a 30-year amortization schedule). The remaining principal balance of the Greenbrier Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Greenbrier Mall Borrower is prohibited from voluntarily prepaying the Greenbrier Mall Mortgage Loan, in whole or in part, prior to May 1, 2016. From and after May 1, 2016, the Greenbrier Mall Borrower may prepay the Greenbrier Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Greenbrier Mall Borrower may defease the Greenbrier Mall Mortgage Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Greenbrier Mall Mortgaged Property. A defeasance will be effected by the Greenbrier Mall Borrower’s pledging substitute collateral that consists of securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and (ii) not subject to prepayment, call or early redemption, which produce payments that replicate the payment obligations of the Greenbrier Mall Borrower under the Greenbrier Mall Mortgage Loan and that are sufficient to pay off the Greenbrier Mall Mortgage Loan in its entirety on May 1, 2016. The Greenbrier Mall Borrower’s right to defease the Greenbrier Mall Mortgage Loan is subject to, among other things, confirmation from the applicable rating agencies that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C6 certificates by such agencies.

The Mortgaged Property.    The Greenbrier Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Greenbrier Mall Borrower in the Greenbrier Mall Mortgaged Property, which is comprised of a portion of the Greenbrier Mall, a two-level regional mall located in Chesapeake, Virginia. The Greenbrier Mall was built in 1981, expanded and renovated in 1986-1988 and renovated again in 1999 and 2003. The Greenbrier Mall is anchored by four department stores with an aggregate of 582,732 square feet comprised of Sears, Dillard’s, Macy’s and JCPenney. Sears and Dillard’s own their stores and lease their pads from the Greenbrier Mall Borrower, therefore the pads, but not the stores, are part of the collateral which makes up the Greenbrier Mall Mortgaged Property. The Greenbrier Mall Mortgaged Property totals 557,655 square feet consisting of 140,721 square feet of Macy’s anchor space, 104,011 square feet of JCPenney anchor space, 304,468 of in-line mall space and 8,455 square feet of outparcel space. The in-line tenants reflect a diverse range of national retailers including The Limited, Express, Victoria’s Secret, Charlotte Russe and American Eagle Outfitters. As of May 31, 2006, based on square footage leased, in-line occupancy at the Greenbrier Mall Mortgaged Property was 91.4% and overall mall occupancy including temporary tenants was 97.1%.

Lockbox.    The Greenbrier Mall Borrower has established a lockbox account with respect to the Greenbrier Mall Mortgaged Property that is under the control of the lender. The Greenbrier Mall Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Greenbrier Mall Mortgaged Property directly into the lockbox account. Provided no event of default has occurred and is continuing, and the DSCR is equal to or above 1.15x, the funds in the lockbox account will be released to the Greenbrier Mall Borrower. If the DSCR falls below 1.15x, the funds in the lockbox account will be applied, in the follow order of priority, to (i) make required deposits into the tax and insurance reserve accounts, (ii) make the monthly debt service payment due on the Greenbrier Mall Mortgage Loan, (iii) make required deposits into the rollover and capital expenditure reserve accounts, (iv) pay lender any other amounts then due and payable under the Greenbrier Mall Mortgage Loan and (v) last, the balance, if any, will be released to the Greenbrier Mall Borrower. Upon the occurrence and during the continuance of an event of default, the lender may apply the amounts on deposit in the lockbox account as the lender determines.

Terrorism Insurance.    The Greenbrier Mall Borrower is required to maintain insurance on the Greenbrier Mall Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts. However, the Greenbrier Mall Borrower is only required to maintain such coverage to the extent and at the level obtainable at an annual cost not to exceed 150% of the current cost of such insurance. Alternatively, the Greenbrier Mall Borrower, at its option, may deliver to the lender a letter of credit in a face amount which must equal the amount of the required insurance coverage against terrorism or terrorist acts.

Guaranty.    CBL & Associates Limited Partnership executed and delivered to the lender a limited guaranty pursuant to which CBL & Associates Limited Partnership guaranteed a portion of the Greenbrier Mall Mortgage Loan equal to $867,905. Provided that an event of default does not exist under the Greenbrier Mall Mortgage Loan, the amount covered by such guaranty will be reduced by an amount equal to $9.12 for each $1 of gross income received by the Greenbrier Mall Borrower pursuant to certain designated leases which, on the origination date, were out for execution.

Release of Release Parcels.     Provided that an event of default shall not have occurred and be continuing, the Greenbrier Mall Borrower may obtain the release of one or more portions of the Greenbrier Mall Mortgaged Property which are unimproved, not occupied by a tenant, do not produce any rents which were included by the lender in underwriting the Greenbrier Mall Loan, that constitute a separate tax lot, and the release of which will not have a material adverse effect on the Greenbrier Mall Loan provided that the Greenbrier Mall Borrower satisfies certain conditions set forth in the Greenbrier Mall Mortgage Loan documents.

VIII. The Chapel Hill Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$76,924,801
Loan per Square Foot:	$89(1)
% of Initial Mortgage Pool Balance:	2.5%
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.100% per annum
Interest Calculation:	30/360
First Payment Date:	September 1, 2006
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	August 1, 2016
Maturity Balance:	$64,609,275
Borrower:	CHM/Akron, LLC
Sponsor:	CBL & Associates Limited
Partnership
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization.
Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Capital Expenditure Reserve(4)
Rollover Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Akron, Ohio
Year Built:	1966
Year Renovated:	1995
Gross Square Feet:	866,217(7)
Collateral Square Feet:	666,203(8)
Overall Occupancy:	96.7%(9)
In-Line Occupancy:	90.8%(9)
Occupancy Date:	June 30, 2006
Ownership Interest:	Fee
Property Management:	CBL & Associates Management, Inc., an affiliate of the Borrower
In-Line Sales PSF:	$304(9)
In-Line Cost of Occupancy:	11.2%(9)
U/W NCF:	$6,501,984(10)
U/W NCF DSCR:	1.16x
Cut-off Date U/W NCF DSCR:	1.16x
Appraised Value:	$98,400,000
Appraisal As of Date:	6/28/2006
Cut-off Date LTV Ratio:	78.2%
Maturity LTV Ratio:	65.7%

(1)	Based on total collateral space of square feet and including any anchors which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Following the occurrence and continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.0x, the Chapel Hill Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of the taxes and insurance that lender reasonably estimates will be payable during the next twelve months.

(4)	Following the occurrence and continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.0x, the Chapel Hill Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $0.20 per square foot for annual capital expenditures. The amount on deposit in the capital expenditures account shall be capped and maintained at two times the annual amount deposited.

(5)	Following the occurrence and continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.0x, the Chapel Hill Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $1.00 per square foot for tenant improvements and leasing commissions that may be incurred following such trigger event. The amount on deposit in the rollover account shall be capped and maintained at an amount equal to eighteen months of the monthly deposits into the rollover account. In addition to the required monthly deposits, all lease termination payments shall be deposited into the rollover account and held as rollover funds provided that so long as a event of default has not occurred and be continuing and provided that the DSCR for any fiscal year is equal to or greater than 1.0x, the Chapel Hill Mall Borrower shall not be required to deposit any lease termination payment with respect to any lease for less than 30,000 square feet of space.

(6)	See ‘‘—Lockbox’’ below.

(7)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(8)	Collateral square feet comprising the Chapel Hill Mall Mortgaged Property consists of 359,310 square feet of anchor space, and 306,893 square feet of in-line mall space.

(9)	The overall occupancy and in-line occupancy percentages reflect the underwritten occupancy. Underwritten occupancy includes 26,010 square feet of space under a lease recently executed by Steve & Barry’s LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space butcontinues to pay rent) and 4,536 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry’s LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%.

(10)	In-line sales per square foot for in-line shops of less than 10,000 square feet for the trailing 12 months ending December 31, 2005, and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet as of 12/31/05.

Gross Leasable Area (GLA) Overview of Chapel Hill Mall
Store	Approximate Square Feet	As % of GLA	Ratings(2)	Anchor Lease or REA Expiration
Anchors
Sears(1)	200,014	23.1%	BB+/Ba1	Expired(1)
JCPenney	194,126	22.4	BBB−/Baa3	8/31/2007
Kaufmann's(3)	165,184	19.1	BBB/NR	2/14/2012
Total Anchor Space	559,324	64.6%
In-Line Mall Space	306,893	35.4
Total GLA	866,217	100%

(1)	Sears owns its pad and improvements; therefore, its pad and improvements are not part of the collateral. The Reciprocal Easement Agreement with Sears has expired.

(2)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease or reciprocal easement agreement. NR means not rated.

(3)	Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann's, and, according to information from the borrower, intends to convert the store to a Macy's.

Major In-Line Tenant Information
Tenant	Approximate Square Feet(1)	Lease Expiration
Steve & Barry’s LLC(1)	26,010	1/31/2013
Premium Furniture Inc. DBA Basset Gallery Five Star Retailer(2)	18,762	11/30/2010
Old Navy, Inc.	15,620	8/31/2010
Finish Line #401	10,487	1/31/2010
Deb Shop	9,557	1/31/2011
Total	80,436

(1)	Steve & Barry’s LLC recently executed a lease for the 26,010 square foot space indicated, but has not yet taken occupancy.

(2)	Tenant is currently not in occupancy, but continues to pay rent. CBL & Associates Limited Partnership has guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease.

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2006(2)	16,986	5.5%	5.5%	$606,327	9.1%	9.1%
2007	30,994	10.1	15.6%	628,932	9.4	18.5%
2008	36,321	11.8	27.5%	778,218	11.7	30.2%
2009	10,422	3.4	30.9%	279,975	4.2	34.4%
2010(4) (5)	75,529	24.6	55.5%	1,299,324	19.5	53.9%
2011(3)	19,801	6.5	61.9%	509,586	7.6	61.5%
2012	9,443	3.1	65.0%	484,462	7.3	68.8%
2013	44,190	14.4	79.4%	694,408	10.4	79.2%
2014	4,655	1.5	80.9%	350,140	5.3	84.5%
2015	6,705	2.2	83.1%	362,243	5.4	89.9%
2016 and beyond(4)	23,566	7.7	90.8%	672,008	10.1	100.0%
Vacant	28,281	9.2	100.0%	0	—
Total	306,893	100.0%		$6,665,623	100.0%

(1)	Based on in-place underwritten base rental revenues applicable to in-line tenants only.

(2)	Includes any month-to-month tenants.

(3)	Includes 1,270 square feet of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Berry’s LLC and the 4,536 square feet of potential leases. Rent is underwritten to reflect such potential leases.

(4)	Includes 3,266 sf of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differentiated between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Berry’s LLC and the 4,536 square feet of potential leases. Rent is underwritten to reflect such potential leases.

(5)	Includes 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent). CBL & Associates Limited Partnership has guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease.

The Borrower and Sponsor.    The Chapel Hill Mall Borrower is CHM/Akron, LLC, a Delaware limited liability company that is ultimately owned and controlled by CBL & Associates Limited Partnership, the Operating Partnership of CBL & Associates Properties, Inc.   CBL & Associates Properties, Inc. was formed in 1978 and headquartered in Chattanooga, Tennessee, engages in the ownership, development, acquisition, leasing, management and operation of regional shopping malls and community centers and is the fourth largest U.S.-based publicly traded mall real estate investment trust (listed on the New York Stock Exchange under the symbol CBL). As of August 1, 2006, CBL & Associates Properties, Inc. reported that it owns, holds interests in or manages 126 properties including 79 market dominant enclosed malls and open-air centers across the United States.

The Mortgage Loan.    The Chapel Hill Mall Mortgage Loan was originated on July 27, 2006, and has a cut-off date balance of $76,924,801. The Chapel Hill Mall Mortgage Loan is a ten-year loan with a stated maturity date of August 1, 2016. The Chapel Hill Mall Mortgage Loan will accrue interest on an 30/360 Basis. Up to its stated maturity, in the absence of a default, the Chapel Hill Mall Mortgage Loan will accrue interest at a fixed rate of 6.10% per annum. On the first day of each month to but not including the stated maturity date, the Chapel Hill Mall Borrower is required to make a constant monthly debt service payment on the Chapel Hill Mall Mortgage Loan of $466,615.99 (calculated based on a 30-year amortization schedule). The remaining principal balance of the Chapel Hill Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Chapel Hill Mall Borrower is prohibited from voluntarily prepaying the Chapel Hill Mall Mortgage Loan, in whole or in part, prior to May 1, 2016. From and after May 1, 2016, the Chapel Hill Mall Borrower may prepay the Chapel Hill Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Chapel Hill Mall Borrower may defease the Chapel Hill Mall Mortgage Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Chapel Hill Mall Mortgaged Property. A defeasance will be effected by the Chapel Hill Mall Borrower’s pledging substitute collateral that consists of securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and (ii) not subject to prepayment, call or early redempton which produce payments that replicate the payment obligations of the Chapel Hill Mall Borrower under the Chapel Hill Mall Mortgage Loan and that are sufficient to pay off the Chapel Hill Mall Mortgage Loan in its entirety on May 1, 2016. The Chapel Hill Mall Borrower’s right to defease the Chapel Hill Mall Mortgage Loan is subject to, among other things, S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Chapel Hill Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Chapel Hill Mall Borrower in the Chapel Hill Mall Mortgaged Property, which is comprised of a portion of Chapel Hill Mall, a 866,217 square foot regional mall located in Akron, Ohio. The Chapel Hill Mall was built in 1966 and renovated in 1995. The Chapel Hill Mall is anchored by three department stores with an aggregate of 559,324 square feet comprised of, Sears, Roebuck and Co., J.C. Penney Company, Inc. and Kaufmann's. The Chapel Hill Mall Mortgaged Property totals 666,203 square feet consisting of a 194,126 square foot JCPenney, a 165,184 square foot Federated Retail Holdings, Inc., and 306,893 square feet of in-line mall space. Chapel Hill Mall also includes a 200,014 square foot Sears, Roebuck and Co. which owns its land and improvements; therefore, its pad and improvements are excluded from the Chapel Hill Mortgaged Property. In-line tenants reflect a diverse range of national tenants including Aeropostale, Charlotte Russe, Express, Lane Bryant, Old Navy, and Victoria‘s Secret. As of June 30, 2006, the underwritten in-line occupancy at Chapel Hill Mall was 90.8% and overall underwritten mall occupancy, excluding temporary tenants, was 96.7%. Underwritten occupancy includes 26,010 square feet of space under a lease recently executed by Steve & Barry’s LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0%, with actual in-line occupancy of 74.7%.

Lockbox.    The Chapel Hill Mall Borrower has established a lockbox account with Key Bank National Association, into which the Chapel Hill Mall Borrower and the manager of the Chapel Hill Mall Mortgaged Property are required to cause all tenants of the Chapel Hill Mall Mortgaged Property to deposit the rents under their applicable leases provided no event of default has occurred and is continuing and DSCR is equal to or above 1.0x, the funds in the lockbox account will be released to the Chapel Hill Mall Borrower. At any time that the DSCR is less than 1.0x, all available funds in the lockbox account will be applied in the following order of priority, to (i) make required deposits to the tax and insurance escrow fund, (ii) pay the constant monthly debt service payment on the Chapel Hill Mall Mortgage Loan, (iii) make required deposits to the rollover and replacement reserves, (iv) pay lender any other amounts due and payable by the Chapel Hill Mall Borrower on the Chapel Hill Mall Mortgage Loan, (v) pay lender any difficiency in the rollover funds so that the amount of the rollover fund is equal to the rollover cap, (vi) pay lender any difficiency in the capital expenditure fund so that the amount of the capital expenditure fund is equal to the capital expenditure cap, and (vii) any funds remaining will be released to the Chapel Hill Mall Borrower. Upon the occurrence of an event of default under the Chapel Hill Mall Mortgage Loan, lender may apply the amounts on deposit in the lockbox account as lender determines.

Terrorism Insurance.    The Chapel Hill Mall Borrower is required to obtain and maintain insurance on the Chapel Hill Mall Mortgaged Property which do not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts; provided that the Chapel Hill Mall Borrower is only required to maintain such coverage to the extent and at the level obtainable at an annual cost not to exceed 150% of the current amount of such insurance. Alternatively, the Chapel Hill Mall Borrower, at its option, may deliver to lender a letter of credit in a face amount which shall at all times be not less than the required insurance against terrorism or terrorist acts.

Guaranties.    At closing CBL & Associates Limited Partnership executed and delivered to lender three guaranties. The first was a guaranty pursuant to which CBL & Associates Limited Partnership guaranteed a portion of the Chapel Hill Mall Mortgage Loan equal to $4,727,627. The amount covered by such guaranty will be reduced by an amount equal to $11.96 for each $1 of gross income received by the Chapel Hill Mall Borrower pursuant to certain designated leases which, on the closing date, were out for execution. CBL & Associates Limited Partnership also delivered a guaranty of certain reserve deposits when due. The amount covered by such guaranty will be reduced by an amount equal to the actual deposits made by the Chapel Hill Mall Borrower into the reserve accounts. CBL & Associates Limited Partnership also provided a third springing guaranty for all rent required to be paid under a lease with Premium Furniture, Inc. if Premium Furniture, Inc. ceases to pay the rents due. The amount covered by such guaranty will be permanently reduced dollar-for-dollar by (i) amounts paid to lender and (ii) the amount of rent payable under any lease that is an acceptable replacement lease.

Release of Release Parcels.    Provided that an event of default shall not have occurred and be continuing, the Chapel Hill Mall Borrower may obtain the release of one or more portions of the Chapel Hill Mall Property which are unimproved, not occupied by a tenant, do not produce any rents which were included by the lender in underwriting the Chapel Hill Mall Loan, that constitute a separate tax lot, and the release of which will not have a material adverse effect on the Chapel Hill Mall Loan, provided that the Chapel Hill Mall Borrower satisfies certain conditions set forth in the Chapel Hill Mall Loan documents.

IX. The LeCraw Portfolio Mortgage Loans

Mortgage Loan Information
Aggregate Cut-off Date Balance:	$73,775,000(1)
Aggregate Loan per Unit:	$36,033(2)
Aggregate % of Initial Mortgage
Pool Balance:	2.4%
Shadow Rating (S&P/Moody's):	NAP(3)
Loan Purpose:	Acquisition
Weighted Average
Mortgage Interest Rate:	6.1653% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006(5)
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	May 11, 2011
Maturity Balance:	$73,775,000
Borrowers:	Jasmine at Pleasantdale LLC, et al(6)
Sponsors:	Lyon Capital Ventures, AEW Capital Management, L.P. and an affiliate of Lehman Brothers Holdings Inc.
Prepayment/Defeasance:	Prepayment of the portion of the mortgage loan allocated to each property permitted in whole, with prepayment penalty if prepayment occurs prior to February 11, 2011. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Deferred Maintenance Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8) Replacement Reserve(9)
Lockbox:	Springing Soft(10)
Other Secured Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(11)
Property Type:	Multifamily
Location:	Georgia(11)
Year Built:	1968-1985(11)
Year Renovated:	1996-1999(11)
Number of Units:	2,079(11)
Occupancy:	91.6%(12)
Occupancy Date:	May-July 2006 (13)
Ownership Interest:	Fee
Property Management:	Lyon Management Group, Inc., an affiliate of the Borrowers
U/W NCF:	$5,752,590(14)
U/W NCF DSCR:	1.25x(15)
Cut-off Date U/W NCF DSCR:	1.25(15)
Aggregate Appraised Value:	$108,525,000(16)
Appraisal As of Date:	March 31, 2006
Aggregate Cut-off Date
LTV Ratio:	68.7%(17)
Aggregate Maturity LTV Ratio:	68.7%(17)

(1)	The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’), a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’), and a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’) each with substantially the same terms including interest calculation and maturity date, and other terms except as noted in footnotes (4) and (5) below.

(2)	Reflects weighted average loan per unit based on the respective loan amount of the LeCraw Portfolio Mortgage Loans.

(3)	NAP means not applicable.

(4)	Weighted based on respective loan amount and interest rate of 6.150% for the LeCraw Portfolio – Three Properties Mortgage Loan, 6.190% for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 6.190% for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.

(5)	The first payment date for the LeCraw Portfolio – Three Properties Mortgage Loan was June 11, 2006, August 11, 2006 for LeCraw Portfolio – Courtland Club and July 11, 2006 for Winterset Apartments Mortgage Loan.

(6)	Jasmine at Pleasantdale, LLC is the LeCraw Portfolio Borrower with the largest loan concentration, as a percent of the aggregate Cut-off Date Balance, of the LeCraw Portfolio Mortgage Loan (28%). The other LeCraw Portfolio Borrowers are Jasmine Trails, LLC (19.4%), Jasmine at Peachtree, LLC (23.1%), Jasmine at Powers Ferry, LLC (18.8%) and Jasmine at Lakeview, LLC (10.7%).

(7)	At closing, the LeCraw Portfolio Borrowers deposited the following amounts into a deferred maintenance account to pay for the costs of certain scheduled repairs: $268,650 with respect to the LeCraw Portfolio – Three Properties Mortgaged Properties; $167,875 with respect to the LeCraw Portfolio – Courtland Club Apartments Mortgaged Property, and $97,875 with respect to the LeCraw Portfolio – Winterset Apartments Mortgaged Property.

(8)	The LeCraw Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the LeCraw Portfolio Mortgaged Properties.

(9)	The LeCraw Portfolio Borrowers are required to make the following monthly deposits into replacement reserve accounts: LeCraw Portfolio – Three Properties Mortgage Loan: $29,091 (further allocated among each of three mortgaged properties, and not required while the balance in each allocated account exceeds 36 times the allocated monthly amount); LeCraw Portfolio – Courtland Club Apartments: $12,801; and LeCraw Portfolio – Winterset Apartments Mortgage Loan: $6,342.

(10)	See ‘‘—Lockbox’’ below.

(11)	The LeCraw Portfolio Mortgaged Properties consist of five garden-style apartment complexes located in Georgia with an aggregate of 2,079 residential units. See ‘‘—Mortgaged Properties’’ below.

(12)	Weighted average based on the respective amounts of the LeCraw Portfolio Mortgage Loans.

(13)	The occupancy dates for the LeCraw Portfolio – Three Properties Mortgaged Properties are as of July 6, 2006. The occupancy date for the LeCraw –Courtland Club Apartments Mortgaged Property and the LeCraw – Winterset Apartments Mortgaged Property are as of July 12, 2006 and May 15, 2006, respectively.

(14)	Aggregate U/W NCF of the LeCraw Portfolio Mortgaged Properties.

(15)	Weighted average based on U/W NCF of the LeCraw Portfolio Mortgaged Properties and based on the respective loan amounts of the LeCraw Portfolio Mortgage Loans and calculated based on the annual interest-only payments.

(16)	Aggregate appraised value of the five LeCraw Portfolio Mortgaged Properties as of March 31, 2006.

(17)	Weighted average based on the respective LeCraw Portfolio Mortgaged Properties appraised values as noted in footnote (14) above and the respective amounts of the LeCraw Portfolio Mortgage Loans.

The LeCraw Portfolio Mortgage Loans
Property(1)	Location	Approximate Number of Units	Occupancy(2)	U/W NCF DSCR		Loan Amount	Appraised Value	Cut-off Date LTV
LeCraw Portfolio – Three Properties
Meadowglen Apartments	Atlanta, GA	641	90.8%	—		$20,660,000	$30,075,000	68.7%
The Landings at Peachtree Corners Apartments	Norcross, GA	490	89.8%	—		$17,040,000	$29,200,000	58.4%
Bishop’s Gate Apartments	Stone Mountain, GA	247	85.0%	—		$7,925,000	$12,900,000	61.4%
Sub-Total		1,378	89.4%	1.21x	(3)	$45,625,000	$72,175,000	63.2%
LeCraw Portfolio – Courtland Club	Atlanta, GA	399	95.2%	1.30x		$14,300,000	$18,975,000	75.4%
LeCraw Portfolio – Winterset	Marietta, GA	302	95.0%	1.31x		$13,850,000	$17,375,000	79.7%
Total/Weighted Average(4)		2,079	91.6%	1.25x		$73,775,000	$108,525,000	68.7%

(1)	Ranked by loan amount as of the Cut-off Date which in the case of the three properties that secure the LeCraw – Three Properties Mortgage Loan (Meadowglen Apartments, Landings at Peachtree Corners and Bishop's Gate Apartments) is by allocated loan amount.

(2)	Occupancy for each property is as of July 6, 2006 for Three Properties-Mortgage Loan, July 12, 2006 for Courtland Club Apartments Mortgaged Property and May 15, 2006 for Winterset Apartments Mortgaged Property.

(3)	Reflects overall U/W NCF DSCR for the LeCraw Portfolio – Three Properties Mortgage Loan.

(4)	Weighted average occupancy, U/W DSCR and Cut-off Date LTV are weighted based on the respective loan amounts for the LeCraw Portfolio Mortgage Loans.

The Borrowers and Sponsor.    The LeCraw Portfolio Borrowers are Jasmine at Pleasantdale, LLC, Jasmine at Peachtree, LLC, Jasmine at Lakeview, LLC, Jasmine Trails, LLC and Jasmine at Powers Ferry, LLC, all Delaware limited liability companies. The sponsors of the LeCraw Portfolio Mortgaged Loans are Lyon Capital Ventures, AEW Capital Management L.P., and an affiliate of Lehman Brothers Holdings, Inc. Lyon Capital Ventures, a privately held Newport Beach, California based real estate investment company involved in the acquisition, development, renovation and management of apartment communities across the United States. Formed in 1998, the partners of Lyon Capital Ventures have combined over 100 years of experience in real estate. AEW Capital Management, L.P., formed in 1981, provides real estate investment management services to investors worldwide. Currently, AEW and its affiliates manage over $34 billion of real estate assets and securities. They actively manage portfolios in both the public and private property markets and across the risk/return spectrum. Lehman Brothers is a global investment bank listed on the New York Stock Exchange under the symbol LEH.

The Mortgage Loans.    The LeCraw Portfolio Mortgage Loans were originated between May 1, 2006 and June 23, 2006 and have an aggregate Cut-off date principal balance of $73,775,000. The LeCraw Portfolio Mortgage Loans are comprised of three separate, but cross-defaulted and cross-collateralized loans: (i) a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’) secured by a first priority deed to secure debt encumbering the apartment complexes known as Bishop’s Gate Apartments, located in Stone Mountain, Georgia (the ‘‘LeCraw Portfolio – Bishop’s Gate Mortgaged Property’’), Meadowglen Apartments, located in Atlanta, Georgia (the ‘‘LeCraw Portfolio – Meadowglen Apartments Mortgaged Property’’) and Landings at Peachtree Apartments, located in Norcross, Georgia (the ‘‘LeCraw Portfolio –

Landings at Peachtree Mortgaged Property’’) (together, the ‘‘LeCraw Portfolio – Three Properties Mortgaged Properties’’), (ii) a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’) secured by a first priority deed to secure debt encumbering the apartment complex known as Courtland Club Apartments, located in Atlanta, Georgia (the ‘‘LeCraw Portfolio – Courtland Club Mortgaged Property’’), and (iii) a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’) secured by a first priority deed to secure debt encumbering the apartment complex known as Winterset Apartments, located in Marietta, Georgia (the ‘‘LeCraw Portfolio – Winterset Mortgaged Property’’). Pursuant to the LeCraw Portfolio Mortgage Loan documents, the loan amount with respect to the LeCraw Portfolio – Three Properties Mortgage Loan has been allocated among the related LeCraw Portfolio Mortgaged Properties as follows (each, a ‘‘LeCraw Portfolio – Three Property Mortgage Loan Allocated Amount’’): LeCraw Portfolio – Bishop’s Gate Mortgaged Property: $7,925,000; LeCraw Portfolio – Meadowglen Apartments Mortgaged Property: $20,660,000; and LeCraw Portfolio – Landings at Peachtree Mortgaged Property: $17,040,000. Each of the LeCraw Portfolio Mortgage Loans are five year loans with a stated maturity of May 11, 2011. The LeCraw Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 6.15% per annum in the case of the LeCraw Portfolio – Three Properties Mortgage Loan, and 6.19% in the case of the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and the LeCraw Portfolio – Winterset Apartments Mortgage Loan. On the eleventh day of each month to but not including the stated maturity date, the LeCraw Portfolio Borrowers are required to make payments of interest only, calculated on the outstanding principal balance of the LeCraw Portfolio Mortgage Loans. The aggregate outstanding principal balance of the LeCraw Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

Each LeCraw Portfolio Borrower may prepay its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio – Three Properties Mortgage Loan Allocated Amount) in whole at any time. Any such prepayment made prior to February 11, 2011 must be accompanied by a prepayment consideration equal to the greater of 1% of the principal amount prepaid and a yield maintenance premium as provided for in the related loan documents.

The Mortgaged Properties.    The LeCraw Portfolio Mortgaged Properties are comprised of five, garden-style apartment complexes comprised of an aggregate of 199, two-story and three-story buildings situated on approximately 194 landscaped acres with on-site parking and located in Atlanta, Norcross, Stone Mountain and Marietta, Georgia. The LeCraw Portfolio Mortgaged Properties, with an aggregate of 2,079 units, were constructed between 1968 and 1985 and renovated from 1996 to 1999. Amenities at the complexes include swimming pools, tennis courts, fitness centers, business centers, playgrounds, laundry facilities, soccer courts, basketball courts as well as volleyball courts. As of May-July 2006, the weighted average occupancy of the LeCraw Portfolio Mortgaged Properties was 91.6%.

Mix of Residential Units at the LeCraw Portfolio Mortgaged Properties
Property(1)	Location	Year Built/ Renovated	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom
Meadowglen Apartments	Atlanta, GA	1985/1998	641	298	295	48
Landings at Peachtree Corners	Norcross, GA	1968/1996	490	194	186	110
Bishop’s Gate Apartments	Stone Mountain, GA	1978/1997	247	175	72	0
Courtland Club Apartments	Atlanta, GA	1971/1998	399	187	144	68
Winterset Apartments	Marietta, GA	1983/1999	302	104	148	50
Total			2,079	958	845	276

(1)	Ranked by loan amount which in the case of the three properties that secure the LeCraw Portfolio – Three Properties Mortgage Loan (Meadowglen Apartments, Landings at Peachtree Corners and Bishop’s Gate Apartments) is by allocated loan amount.

Lockbox.    Upon the occurrence of an event of default with respect to the LeCraw Portfolio Mortgage Loan and the continuance thereof for thirty (30) days, the LeCraw Portfolio Borrowers are required to deposit all rent collections into a designated lockbox amount under the sole and exclusive control of the mortgage lender.

Terrorism Coverage.    Although the loan documents for the LeCraw Portfolio Mortgage Loans do not expressly require the maintenance of terrorism insurance, the LeCraw Portfolio Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each LeCraw Portfolio Mortgaged Property located in or around the region in which each such mortgaged property is located. The form of all policies (including exclusions and exceptions) is subject to the approval of the mortgage lender.

Release of Mortgaged Properties.    Each LeCraw Portfolio Borrower may obtain the release of its related LeCraw Portfolio Mortgaged Property by prepaying its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw

Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio – Three Properties Mortgage Loan Allocated Amount) and paying all prepayment consideration due and payable in connection therewith.

Substitution.    Each LeCraw Portfolio Borrower has the right to substitute another multi-family housing property (a ‘‘LeCraw Portfolio Substitute Property’’) as a replacement for its respective original LeCraw Portfolio Mortgaged Property (a ‘‘LeCraw Portfolio Replaced Property’’) provided, among other things, the following conditions are satisfied: (a) the value of the LeCraw Portfolio Substitute Property shall be at least that of the LeCraw Portfolio Replaced Property, (b) the debt service coverage ratio for all LeCraw Portfolio Mortgaged Properties shall not decline as a result of the substitution, (c) the sum of the allocated loan amounts for the related LeCraw Portfolio Replaced Property and all LeCraw Portfolio Mortgaged Properties that have previously been substituted shall not exceed $18,443,750, and (d) S&P and Moody’s each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of the 2006-C6 certificates by such rating agency.

Severance.    The lender with respect to the LeCraw Portfolio Mortgage Loans has agreed that, subject to the satisfaction of certain conditions set forth in the LeCraw Portfolio Mortgage Loan documents, it shall not withhold its consent to the sale of individual LeCraw Portfolio Mortgaged Properties and that, upon such sale, the transferring LeCraw Portfolio Borrower shall have the right to have its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio – Three Properties Mortgage Loan Allocated Amount) severed into a non-cross-collateralized, non-cross-defaulted mortgage loan, subject to certain conditions, including that (a) the aggregate debt service coverage ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be equal to or greater then the greater of 1.30x and the aggregate debt service coverage ratio of all mortgaged properties (including the severed mortgaged property) prior to severance, (b) the debt service coverage ratio for the transferred mortgaged property shall be at least 1.30x, (c) the aggregate loan to value ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be no more than the lesser of 70% and the loan to value ratio of all mortgaged properties (including the severed mortgaged property) prior to severance and (d) the loan to value ratio of the transferred mortgaged property shall be no more than 70%.

X. Park Square Building Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$71,200,000(1)
Loan per Square Foot:	$144(2)
% of Initial Mortgage Pool Balance:	2.3%
Shadow Rating (S&P/Moody's):	AA/Baa3
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.904% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	August 11, 2016
Maturity Balance:	$71,200,000
Borrower:	OMV Park Square LLC
Sponsor:	Richard D. Cohen
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted four months prior to maturity date.
Up-Front Reserves:	Capital Expenditure Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	NAP(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Boston, Massachusetts
Year Built:	1923
Year Renovated:	1984
Square Feet:	495,708
Occupancy:	87.8%
Occupancy Date:	April 1, 2006
Ownership Interest:	Fee
Property Management:	Capital Properties Management Inc., an affiliate of the borrower
U/W NCF:	$8,869,832(8)
U/W NCF DSCR:	2.08x(8)
Cut-off Date U/W NCF DSCR:	2.08x(8)
Appraised Value:	$173,100,000(9)
Appraisal As of Date:	June 15, 2006
Cut-off Date LTV Ratio:	41.1%(10)
Maturity LTV Ratio:	41.1%(10)

(1)	The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Park Square Building Senior Portion and the Park Square Building Junior Portion. The Cut-off Date Balance in the table above is based on the Park Square Building Senior Portion only. The Park Square Building Mortgage Loan (including the Park Square Building Senior Portion and the $23,800,000 Park Square Building Junior Portion) is $95,000,000.

(2)	Based on the Park Square Building Senior Portion only.

(3)	The mortgage interest rate set forth above is the deemed interest rate for the Park Square Building Senior Portion only. The deemed interest rate for the Park Square Building Junior Portion is 5.92795%.

(4)	NAP means not applicable.

(5)	At origination, the Park Square Building Mortgage Borrower deposited $7,500,000 into a capital expenditure reserve account for scheduled repairs, tenant improvements, leasing commissions and other leasing related fees at the Park Square Building Mortgaged Property; a $1,442,138 portion of the capital expenditure reserve may be utilized for the cost of scheduled repairs, including an estimated $1,000,000 for repairs required to be made to the building façade of the Park Square Building Mortgaged Property, until the scheduled repairs are completed. An additional $350,000 portion of the capital expenditure reserve is available solely for the cost of required inspections to the building facade, following completion of the initial scheduled repairs to the building facade.

(6)	Following the occurrence and during the continuance of a default under the Park Square Building Mortgage Loan Documents, the Park Square Building Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Park Square Building Mortgaged Property.

(7)	See ‘‘—Lockbox’’ below.

(8)	Based on U/W NCF and calculated based on the annual interest-only payments and taking into account the Park Square Building Senior Portion only. The U/W DSCR taking into account the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would be 1.56x.

(9)	The stabilized appraised value as of July 1, 2007 is $180,150,000, based on stablized cash flow and stabilized occupancy of 92.5%.

(10)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on as-is appraised value as shown above) are based on the Park Square Building Senior Portion only. The Cut-off Date LTV Ratio and the Maturity LTV (based on as-is appraised value) and the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would each be 54.9%. Based on this stabilized value set forth in footnote (9) above, the Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio, based on the Park Square Building Senior Portion only, are each 39.5%. The Cut-off Date LTV Ratio and the Maturity LTV based on that stabilized appraised value and the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would each be 52.7%.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues (2)	Rent PSF (3)	Ratings(4)	Lease Expiration Date
First Marblehead Corporation(5)	127,198	25.7%	26.7%	$28.96	NR	4/30/2014(6)
Yankee Group Research, Inc.(5)	48,489	9.8	14.8	$42.12	NR	6/30/2007
Baseline Development Group	17,202	3.5	3.7	$29.57	NR	11/30/2012(7)
Goodkind & O’Dea.	16,801	3.4	4.3	$35.00	NR	2/28/2007
Thomas E. Sears, Inc	14,777	3.0	3.6	$33.75	NR	11/30/2008
Total	224,467	45.3%	53.2%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues excluding vacant lease-up assumptions.

(3)	Reflects in-place base rent.

(4)	NR means not rated.

(5)	Information in the chart above for these tenants excludes in the case of First Marblehead Corporation, 79 square feet of storage space on a month-to-month-basis and related rent, and in the case of Yankee Group Research, Inc., 789 square feet of storage space on a month to month basis and related rent.

(6)	First Marblehead Corporation’s lease provides for two, five-year renewal options at 95% of fair market value.

(7)	Baseline Development Group’s lease expiration consists of 2,489 square feet expiring February 28, 2010 and 14,713 square feet expiring November 30, 2012.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	18,031	3.6%	3.6%	$437,024	3.2%	3.2%
2007	81,181	16.4	20.0%	3,090,208	22.4	25.6%
2008	43,347	8.7	28.8%	1,349,750	9.8	35.4%
2009	38,917	7.9	36.6%	1,125,770	8.2	43.6%
2010	37,597	7.6	44.2%	1,266,159	9.2	52.8%
2011	22,566	4.6	48.7%	695,330	5.0	57.8%
2012	22,252	4.5	53.2%	691,940	5.0	62.9%
2013	22,971	4.6	57.9%	737,519	5.4	68.2%
2014	139,011	28.0	85.9%	4,128,614	30.0	98.2%
2015	4,138	0.8	86.7%	115,864	0.8	99.0%
2016 and beyond	5,002	1.0	87.8%	132,169	1.0	100.0%
Vacant	60,695	12.2	100.0%	0	—
Total	495,708	100.0%		$13,770,346	100.0%

(1)	Based on underwritten base rental revenues excluding vacant lease-up assumptions.

The Borrower and Sponsor.    The Park Square Building Borrower is OMV Park Square LLC, a Delaware limited liability company, owned by OMV Associates Limited Partnership, whose general partner is Park Square Corp., in turn owned by Richard D. Cohen and Gary Darman. Mr. Cohen is the president of Capital Properties, a company founded in 1977 in Boston, Massachusetts. Since its inception, Capital Properties has been involved in the development, acquisition and management of over 16,000 apartment units and 5 million square feet of office space. The company reports that it presently owns and operates more than 6,000 multifamily units and 3 million square feet of office space in cities such as New York, Boston, Hartford, and Atlanta as well as properties in Virginia, Maryland, and New Jersey.

The Mortgage Loan.     The Park Square Building Mortgage Loan was originated on July 19, 2006 and has a cut-off date balance of $95,000,000. The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Park Square Building Senior Portion, which has a cut-off principal balance of $71,200,000 and the Park Square Building Junior Portion, which has a cut-off date principal balance of $23,800,000. The Class JRP Certificates will be entitled to receive collections of principal and interest on the Park Square Building Junior Portion, and the holders of the offered certificates and certain non-offered classes of the series 2006-C6 certificates will be entitled to receive collections of principal and interest on the Park Square Building Senior Portion. See ‘‘—Split Mortgage Loans’’ above in this offering prospectus.

The Park Square Building Mortgage Loan is a ten-year loan with a stated maturity date of August 11, 2016. The Park Square Building Senior Portion is deemed to accrue interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.904% per annum. The Park Square Building Junior Portion is deemed to accrue interest on an Actual/360 Basis at an interest rate, in the absence of default of 5.92795%. On the eleventh day of each month to and including the stated maturity date, the Park Square Building Borrower is required to make interest-only payments on the Park Square Building Mortgage Loan. The principal balance of the Park Square Building Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Park Square Building Borrower is prohibited from voluntarily prepaying the Park Square Building Mortgage Loan, in whole or in part, prior to April 11, 2016. From and after April 11, 2016, the Park Square Building Borrower may prepay the Park Square Building Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Park Square Building Borrower may defease the Park Square Building Mortgage Loan in whole only on any monthly payment date following the second anniversary of the Issue Date and by doing so obtain the release of the Park Square Building Mortgaged Property. A defeasance will be effected by the Park Square Building Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Park Square Building Borrower under the Park Square Building Mortgage Loan and are sufficient to pay off the Park Square Building Mortgage Loan in its entirety on the stated maturity date. The Park Square Building Borrower's right to defease the entire Park Square Building Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Park Square Building Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Park Square Building Borrower in the Park Square Mortgaged Property, a Class A office property situated on an entire block in the Back Bay neighborhood of Boston, Massachusetts. The Park Square Building Mortgaged Property is an 11-story building containing approximately 495,708 square feet of net rentable area which includes ground level retail interior ‘‘arcade’’ space that runs the length of the property and is a protected landmark and below-ground storage space. The building was constructed in 1923 and underwent a full renovation that was completed in 1984. The Park Square Building Mortgaged Property is leased by multiple tenants. The major tenants at the property are First Marblehead Corporation, a public company providing services in connection with processing private education loan products, leasing 127,198 square feet (25.7% of the total space) through April 2014, and Yankee Group Research, Inc., a technology research and consulting firm, leasing 48,489 square feet (9.8% of the total space) through June 2007. As of April 1, 2006, occupancy at the Park Square Building Mortgaged Property, based on square footage leased, was 87.8%.

Lockbox.    The Park Square Building Mortgage Borrower is required to cause all income from the Park Square Building Mortgaged Property to be deposited into a segregated lockbox account that has been pledged to the holder of the Park Square Building Mortgage Loan (the ‘‘Lockbox Account’’). All amounts in the Lockbox Account shall be transferred on the 15th day of each month and the last day of each month to another account that has also been pledged to the holder of the Park Square Building Mortgage Loan (the ‘‘Park Square Cash Management Account’’). Provided no event of default shall exist with respect to the Park Square Building Mortage Loan, all amounts in the Park Square Cash Management Account (exclusive of any lease termination payments and any proceeds of any sub-account of the Park Square Cash Management Account) shall be applied in the following order of priority: (i) first, after the occurrence and during the continuance of an event of default with respect the Park Square Building Mortgage Loan, at the election of the holder of the Park Square Building Mortgage Loan, to the Park Square Building Borrower’s monthly real estate tax reserve obligation; (ii) second, after the occurrence and during the continuance of an event of default with respect the Park Square Building Mortgage Loan, at the election of the holder of the Park Square Building Mortgage Loan, to the Park Square Building Borrower’s monthly insurance premium obligation; (iii) third, to the payment of monthly debt service with respect to the Park Square Building Mortgage Loan; (iv) fourth, to the payment of any default interest and late payment charges; (v) fifth, to the payment of fees and expenses of the bank holding the Park Square Cash Management Account (‘‘Park Square CMA Bank’’); and (vi) sixth, so long as no event of default exists with respect to the Park Square Building Mortgage Loan, to the Park Square Building Borrower. If any event of default shall exist with respect to the Park Square Building Mortgage Loan, the holder of Park Square Building Mortgage Loan may apply amounts in the Park Square Cash Management Account to the payment of the debt in any order in its sole discretion.

Terrorism Coverage.    The Park Square Building Borrower is required to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of $200,000 for each year of the Park Square Building Mortgage

Loan term. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’), is in effect, insurance against terrorism shall mean insurance against an ‘‘Act of Terrorism’’ as such term is defined in Section 102(1) of the TRIA.

Loan Combinations

General.    The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loans(1)		Related Senior Non-Trust Loans(2)		Related Subordinate Non-Trust Loans(3)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
1. 1211 Avenue of the Americas (4)	$400,000,000	13.1%	$275,000,000	Our Affiliate (7)	NAP	NAP	NAP	NAP	1.86x	42.5%
2. 1155 Avenue of the Americas (5)	$12,090,448	0.4%	$97,185,000	Third Party Institutional Investor	NAP	NAP	NAP	NAP	1.82x	35.3%
3. Reckson Portfolio I Subordinate Tranche (6)	$37,000,000	1.2%	NAP	NAP	$$ 122,850,000 36,218,300	LB-UBS 2005-C7 Commercial Mortgage Trust Third Party Institutional Investor	NAP	NAP	1.65x	68.3%

(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(2)	Reflects those Non-Trust Loans (the ‘‘Senior Non-Trust Loans’’) that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, entitled to payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the Senior Non-Trust Loans in the subject Loan Combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the underlying mortgage loan and any other Non-Trust Loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan and any Pari Passu Non-Trust Loan(s) in the subject Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(4)	The 1211 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans comprising the 1211 Avenue of the Americas Loan Combination that includes: (a) the 1211 Avenue of the Americas Mortgage Loan; and (b) the 1211 Avenue of the Americas Non-Trust Loan, with an original principal balance of $275,000,000, which is a Pari Passu Non-Trust Loan. The 1211 Avenue of the Americas Non-Trust Loan is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan. The aggregate cut-off date principal balance of the 1211 Avenue of the Americas Loan Combination is $675,000,000.

(5)	The 1155 Avenue of the Americas Mortgage Loan is one of four (4) mortgage loans comprising the 1155 Avenue of the Americas Loan Combination that includes: (i) the 1155 Avenue of the Americas Mortgage Loan; (ii) the 1155 Avenue of the Americas Note A1 Non-Trust Loan, with an original principal balance of $47,000,000, which is a Pari Passu Non-Trust Loan; (iii) the 1155 Avenue of the Americas Note A2 Non-Trust Loan, with an original principal balance of $20,185,000, which is a Pari Passu Non-Trust Loan; and (iv) the 1155 Avenue of the Americas Note A3 Non-Trust Loan, with an original principal balance of $30,000,000, which is a Pari Passu Non-Trust Loan. The aggregate cut-off date principal balance of the 1155 Avenue of the Americas loan combination is $109,275,448.

(6)	The Reckson Portfolio I Subordinate Tranche Mortgage Loan is one of three (3) mortgage loans comprising the Reckson Portfolio I Loan Combination that includes: (a) the Reckson Portfolio I Subordinate Tranche Mortgage Loan; (b) the Reckson Portfolio I Note A Senior Non-Trust Loan, with an original principal balance of $122,850,000, which is a Senior Non-Trust Loan; and (c) the Reckson Portfolio I Note B1 Senior Non-Trust Loan, with an original principal balance of $36,218,300, which is a Senior Non-Trust Loan. The Reckson Portfolio I Subordinate Tranche Mortgage Loan is, in general, subordinate to both of the Reckson Portfolio I Senior Non-Trust Loans. The Reckson Portfolio I Note B1 Senior Non-Trust Loan is, in general, subordinate to the Reckson Portfolio I Note A Senior Non-Trust Loan. The aggregate cut-off date principal balance of the Reckson Portfolio I Loan Combination is $196,068,300.

(7)	Expected to be included in a separate commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the three (3) underlying mortgage loans that are each part of a Loan Combination.

The 1211 Avenue of the Americas Loan Combination.    The 1211 Avenue of the Americas Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the 1211 Avenue of the Americas Mortgaged Property, identified in this offering prospectus as the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan’’ above for a more detailed description of the 1211 Avenue of the Americas Mortgage Loan. See also ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the 1211 Avenue of the Americas Non-Trust Loan Noteholder. The 1211 Avenue of the Americas Non-Trust Loan will be serviced, along with the 1211 Avenue of the Americas Mortgage Loan, under the series 2006-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

Co-Lender Agreement.    The 1211 Avenue of the Americas Co-Lender Agreement, dated as of                             , 2006, between the two holders of the mortgage loans comprising the 1211 Avenue of the Americas Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-C6 master servicer and/or the 2006-C6 special servicer with respect to certain specified servicing actions regarding the 1211 Avenue of the Americas Loan Combination, including those involving foreclosure or material modification of the 1211 Avenue of the Americas Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the 1211 Avenue of the Americas Loan Combination will be the holder of the 1211 Avenue of the Americas Mortgage Loan and the holder of the 1211 Avenue of the Americas Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the 1211 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative); provided that, in the event that the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C6 pooling and servicing agreement, and the decision of such series 2006-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

Priority of Payments.    Pursuant to the 1211 Avenue of the Americas Co-Lender Agreement, all amounts received with respect to the 1211 Avenue of the Americas Loan Combination will generally be allocated between the two (2) mortgage loans comprising the 1211 Avenue of the Americas Loan Combination on a pro rata and pari passu basis.

The Reckson Portfolio I Loan Combination.    The Reckson Portfolio I Loan Combination is comprised of three (3) mortgage loans that are each secured by the same mortgage instruments on the related mortgaged real properties: (i) the

Reckson Portfolio I Subordinate Tranche Mortgage Loan; (ii) the Reckson Portfolio I Note B-1 Senior Non-Trust Mortgage Loan, which is generally senior in right of payment to the Reckson Portfolio I Subordinate Tranche Mortgage Loan; and (iii) the Reckson Portfolio I Note A Senior Non-Trust Mortgage Loan, which is generally senior in right of payment to the Reckson Portfolio I Subordinate Tranche Mortgage Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Mortgage Loan. The Reckson Portfolio I Loan Combination will be serviced under the series 2005-C7 pooling and servicing agreement. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ for a more detailed description of the servicing of the Reckson Portfolio I Loan Combination.

Co-Lender Agreement.    The holders of the Reckson Portfolio I Subordinate Tranche Mortgage Loan and the Reckson Portfolio I Non-Trust Loans are bound by the terms and provisions of a Co-Lender Agreement, dated as of November 4, 2005, as modified by a Noteholders Priority Agreement dated as of January 20, 2006 (collectively, the ‘‘Reckson Portfolio I Co-Lender Agreement’’), which generally provides that:

•	Consent Rights. The Loan Combination Controlling Party for the Reckson Portfolio I Loan Combination will have the ability to advise and direct the series 2005-C7 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Reckson Portfolio I Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loans. As of any date of determination, the Loan Combination Controlling Party will be: (A) the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee (which designee, in accordance with the series 2006-C6 pooling and servicing agreement, will be the series 2006-C6 controlling class representative), if and for so long as the unpaid principal balance of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, net of any existing Appraisal Reduction Amount with respect to the Reckson Portfolio I Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Reckson Portfolio I Subordinate Tranche Mortgage Loan; (B) the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan or its designee, if and for so long as the unpaid principal balance of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Reckson Portfolio I Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan; and (C) otherwise, the holder of the Reckson Portfolio I Note A Senior Non-Trust Loan.

•	Purchase Option. If and for so long as the Reckson Portfolio I Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the Loan Combination Controlling Party will have the option to purchase the Reckson Portfolio I Note A Senior Non-Trust Loan, provided that if the Loan Combination Controlling Party is the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee, the Loan Combination Controlling Party or its designee will also be required to purchase the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, at a price generally equal to the unpaid principal balance of the Reckson Portfolio I Note A Senior Non-Trust Loan (and, if the Loan Combination Controlling Party is the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee, the Reckson Portfolio I Note B-1 Senior Non-Trust Loan), together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges); provided that, if the Loan Combination Controlling Party is the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee or the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan or its designee, and if the Loan Combination Controlling Party does not exercise such purchase option within 45 days, then the other such holder will have the right to exercise such purchase option, subject to the terms of the Reckson Portfolio I Co-Lender Agreement.

•	Cure Rights. The related Loan Combination Controlling Party has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Loan Combination Controlling Party of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (x) three consecutive cure events are permitted, (y) seven cure events are permitted during the term of the Reckson Portfolio I Loan Combination and (z) four cure events, whether or not consecutive, in any 12 month period are permitted. In addition, for so long as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or the Reckson Portfolio I Note B-1 Senior Non-Trust Loan is the Loan Combination Controlling Party, if such Loan Combination Controlling Party does not exercise such cure right within eight (8) business days of the later of (a) receipt by the Loan Combination Controlling Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default, the other such holder shall have such right to cure such default within the remaining two business days of the time limits set forth in the first sentence of this paragraph.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may replace the Special Servicer with respect to the Reckson Portfolio I Loan Combination only, subject to satisfaction of the conditions set forth in the series 2005-C7 pooling and servicing agreement.

Priority of Payments.    Pursuant to the Reckson Portfolio I Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Reckson Portfolio I Note A Senior Non-Trust Loan (and the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or the Reckson Portfolio I Note B-1 Senior Non-Trust Loan has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the Reckson Portfolio I Note A Senior Non-Trust Loan is being specially serviced, collections on the Reckson Portfolio I Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the Reckson Portfolio I Note A Senior Non-Trust Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Loan generally in the following manner:

•	first, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, and (d) on the maturity date, the principal portion of any balloon payment attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan under the related loan documents, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reckson Portfolio I Loan Combination;

•	third, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, up to the amount of any cure payments made by the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan;

•	fourth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, and (d) on the maturity date, the principal portion of any balloon payment attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan under the related loan documents, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reckson Portfolio I Loan Combination;

•	sixth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, up to the amount of any cure payments made by the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	seventh, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	eighth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, and (d) on the maturity date, the principal portion of any balloon payment attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan under the related loan documents, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reckson Portfolio I Loan Combination;

•	ninth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	tenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any late payment charges and Default Interest due in respect of the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eleventh, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	twelfth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any late payment charges and Default Interest due in respect of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	thirteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any prepayment consideration attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	fourteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any late payment charges and Default Interest due in respect of the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement); and

•	fifteenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, the Reckson Portfolio I Note B-1 Senior Non-Trust Loan and the Reckson Portfolio I Subordinate Tranche Mortgage Loan, pro rata and pari passu (calculated based on their respective principal balances), any remaining amount allocated between such mortgage loans.

Pursuant to the Reckson Portfolio I Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, during the existence of either (a) certain monetary events of default as to the Reckson Portfolio I Note A Senior Non-Trust Loan (and the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or the Reckson Portfolio I Note B-1 Senior Non-Trust Loan has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the Reckson Portfolio I Note A Senior Non-Trust Loan is being specially serviced, collections on the Reckson Portfolio I Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the Reckson Portfolio I Note A Senior Non-Trust Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Loan generally in the following manner:

•	first, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	second, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, up to the amount of any cure payment made by the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan;

•	fourth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	fifth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, up to the amount of any cure payment made by the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	seventh, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	eighth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	ninth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	tenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any late payment charges and Default Interest attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	eleventh, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	twelfth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any late payment charges and Default Interest attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	thirteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any prepayment consideration attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	fourteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any late payment charges and Default Interest attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	fifteenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Reckson Portfolio I Note A Senior Non-Trust Loan;

•	sixteenth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan;

•	seventeenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Reckson Portfolio I Subordinate Tranche Mortgage Loan; and

•	eighteenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, the Reckson Portfolio I Note B-1 Senior Non-Trust Loan and the Reckson Portfolio I Subordinate Tranche Mortgage Loan, pro rata and pari passu (calculated based on their respective principal balances), any remaining amount allocated between such mortgage loans.

The 1155 Avenue of the Americas Loan Combination.    The 1155 Avenue of the Americas Mortgage Loan is part of a Loan Combination comprised of four (4) mortgage loans that are each secured by the 1155 Avenue of the Americas Mortgaged Property, identified in this offering prospectus as the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans. The 1155 Avenue of the Americas Loan Combination will be serviced pursuant to a separate servicing agreement that relates solely to that Loan Combination. See ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ for a more detailed description of the servicing of the 1155 Avenue of the Americas Loan Combination.

Co-Lender Agreement.    The 1155 Avenue of the Americas Co-Lender Agreement, dated as of December 22, 2005, between the four holders of the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer of the 1155 Avenue of the Americas Loan Combination with respect to certain specified servicing actions regarding the 1155 Avenue of the Americas Combination, including those involving foreclosure or material modification of the 1155 Avenue of the Americas Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the 1155 Avenue of the Americas Loan Combination will be (a) the holders of 100% of the aggregate outstanding principal balance of the 1155 Avenue of the Americas Loan Combination (directly or through representatives, which representative, in the case of the 1155 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative) with respect to advice and direction concerning (i) any workout of the 1155 Avenue of the Americas Loan Combination or any modification, extension, amendment or waiver of a monetary term or material non-monetary term thereof, (ii) any proposed sale of the 1155 Avenue of the Americas Mortgaged Property for less than the unpaid principal balance of the 1155 Avenue of the Americas Loan Combination, accrued and unpaid interest thereon (other than default interest) and all amounts required to be paid or reimbursed to the master servicer or special servicer pursuant to the related servicing agreement and all unreimbursed realized losses allocated to the 1155 Avenue of the Americas Loan Combination, (iii) any proposed sale of an REO property or any proposed sale of the 1155 Avenue of the Americas Loan Combination (other than in connection with the exercise of a fair value purchase option relating to the 1155 Avenue of the Americas Mortgage Loan pursuant to the servicing agreement with respect to the 1155 Avenue of the Americas Mortgage Loan or any holder’s rights to transfer its note pursuant to the 1155 Avenue of the Americas Co-Lender Agreement), (iv) any release of collateral or any acceptance of substitute or additional collateral for the 1155 Avenue of the Americas Loan Combination or any release of the borrower or any guarantor other than pursuant to the specific terms of the related loan documents, and (v) the approval or adoption of any plan of bankruptcy, reorganization, restructuring or similar event in a bankruptcy or similar proceeding with respect to the borrower and (b) the holders of 75% of the aggregate outstanding principal balance of the 1155 Avenue of the Americas Loan Combination (directly or through representatives, which representative, in the case of the 1155 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative) with respect to advice and direction concerning certain other specified servicing actions regarding the 1155 Avenue of the Americas Loan Combination and the termination and replacement of the special servicer; provided, in each case, that, the related special servicer will not give effect to any objections of the Loan Combination Controlling Party if failure to take the recommended action is inconsistent with the servicing standard set forth in the servicing agreement, would violate the REMIC provisions of the Code, applicable law or the terms of the loan documents or related servicing agreement. In addition, the related special servicer may take any actions without obtaining the approval of the Loan Combination Controlling Party if the special servicer determines that failure to take such action would materially and adversely affect the interests of any holder of a note comprising the 1155 Avenue of the Americas Loan Combination and the special servicer has made a reasonable effort to contact the Loan Combination Controlling Party. Finally, the special servicer will not be obligated to seek approval from the Loan Combination Controlling Party for any actions to be taken by the special servicer with respect to the workout or liquidation of the 1155 Avenue of the Americas Loan Combination if the special servicer has notified the Loan Combination Controlling Party of various actions that the special servicer proposes to take with respect thereto, and for 90 days following the first such notice, the Loan Combination Controlling Holder has objected to all of those proposed actions and failed to suggest any alternative actions consistent with the servicing standard set forth in the related servicing agreement.

•	Termination of Master Servicer or Special Servicer. If an event of default with respect to the master servicer or the special servicer occurs and is continuing under the servicing agreement with respect to the 1155 Avenue of the Americas Loan Combination then, for so long as such event of default has not been remedied, the holder of the 1155 Avenue of the Americas Mortgage Loan and each holder of a 1155 Avenue of the Americas Non-Trust Loan has the right to terminate such master servicer or special servicer, as applicable, provided that any successor master servicer or special servicer must be on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and must be rated at least CSS3 by Fitch. The related Loan Combination Controlling Party also has the right to terminate and replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination at any time with or without cause.

Priority of Payments.    Pursuant to the 1155 Avenue of the Americas Co-Lender Agreement, prior to the existence of a monetary event of default with respect to the 1155 Avenue of the Americas Loan Combination or the existence of a material non-monetary event of default at a time when the 1155 Avenue of the Americas Loan Combination is a specially serviced loan pursuant to the related servicing agreement, all amounts received with respect to the 1155 Avenue of the Americas Loan Combination will generally be allocated between the four (4) mortgage loans comprising the 1155 Avenue of the Americas Loan Combination on a pro rata and pari passu basis, except that all regularly scheduled principal payments received in respect of the 1155 Avenue of the Americas Loan Combination will be applied first to the reduction of the outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan, until reduced to zero, prior to being applied to any of the other 1155 Avenue of the Americas Non-Trust Loans. Upon the existence of a monetary event of default with respect to the 1155 Avenue of the Americas Loan Combination or the existence of a material non-monetary event of default at a time when the 1155 Avenue of the Americas Loan Combination is a specially serviced loan pursuant to the related servicing agreement, all amounts received with respect to the 1155 Avenue of the Americas Loan Combination will generally be allocated between the four (4) mortgage loans comprising the 1155 Avenue of the Americas Loan Combination on a pro rata and pari passu basis.

Additional Loan and Property Information

Delinquency and Loss Information.    Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Indian School, which is in loan group no. 1 (representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance), the terms of the related loan documents called for an increase of the interest rate from 5.94% to 6.34% upon the related borrower's failure to qualify for future funding advances as set forth in the loan documents, which would have resulted in an increased monthly payment effective as of June 11, 2006; however, the party servicing the loan on behalf of the lender failed to require such increased payment to be remitted to the lender from the borrower. Consequently, the full monthly debt service payment due pursuant to the loan documents was not received by the lender commencing with the payment date in June 2006 up to and including the payment date in September 2006. Any payments received from the related borrower with respect to such shortfalls in such monthly payments will be retained by the related loan seller.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	123 of the mortgaged real properties, securing 51.7% of the Initial Mortgage Pool Balance, and 58.7% of the Initial Loan Group No. 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Sixty-six (66) of the mortgaged real properties, securing 4.9% of the Initial Mortgage Pool Balance, and 5.5% of the Initial Loan Group No. 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Three (3) of the mortgaged real properties, securing 1.4% of the Initial Mortgage Pool Balance, respectively, and 12.2% of the Initial Loan Group No. 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also ‘‘Description of the Mortgage Pool — Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	One (1) of the mortgaged real properties, Woodlake Apartments, securing 0.2% of the Initial Mortgage Pool Balance, and 1.7% of the Initial Loan Group No. 2 Balance, is a multifamily rental property that, receives rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program. Also, in the case of the Brandywood Apartments mortgage loan, securing 0.4% of the Initial Mortgage Pool Balance and 3.5% of the Initial Loan Group No. 2 Balance, the mortgaged real property is subject to a requirement that at least 20% of the mortgaged property be reserved for low income tenants in connection with a tax abatement program created by a former property owner, even though the borrower is not eligible to receive any related tax abatement in connection therewith.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Leasehold Mortgages.    Eleven (11) of the mortgage loans that we intend to include in the trust, representing 3.1% of the Initial Mortgage Pool Balance, and 3.6% of the Initial Loan Group No. 1 Balance, respectively, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Atmos Energy, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance, respectively, the lease between the related borrower and the sole tenant at the mortgaged property gives the tenant an option to purchase the related mortgaged property. In connection with the origination of the mortgage loan the tenant has delivered a subordination agreement in which the tenant has agreed not to exercise its purchase option during the term of the mortgage loan except during certain prepayment and defeasance lockout periods.

Rights of First Refusal.    With respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Eagle Road Shopping Center, Brattleboro & Bellows Falls, Yankee Candle Flagship Store and Greenfield Secure Storage, representing 1.6%, 0.1%, 0.1% and 0.0% respectively, of the Initial Mortgage Pool Balance, and 1.8%, 0.1%, 0.1%, and 0.1%, respectively, of the Initial Loan Group No. 1 Balance, the leases between the related borrowers and tenants require that, in the event the borrowers negotiate a sale of the mortgaged property with a third party, the borrower is required to provide the related tenant with an opportunity to purchase the mortgaged property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. The foregoing right of first purchase will be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage, a transfer upon a deed in lieu of foreclosure, or any other enforcement action under the mortgage but generally will be applicable to any subsequent transfers.

In addition, with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lincolnshire Springhill Suites, representing 0.5% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, the property management agreement between the related borrower and the property manager gives the property manager a similar right of first refusal.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors —Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus and ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ above.

In addition, with respect to the Stor-All/Landmark, Stor-All/Weston II and Stor-All/Oviedo mortgage loans, which represent 0.04%, 0.1% and 0.04% of the Initial Mortgage Pool Balance respectively and 0.04%, 0.1% and 0.05% of the Initial Loan Group No. 1 Balance respectively, the borrower is permitted to incur additional secured debt subject to certain loan to value and debt service coverage ratios as well as a subordination and standstill agreement acceptable to the lender.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the 1211 Avenue of the Americas Mortgage Loan, which mortgage loan represents 13.1% of the Initial Mortgage Pool Balance and 14.9% of the Initial Loan Group No. 1 Balance, respectively, there are three mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the amount of $275,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the 125 High Street mortgage loan, which mortgage loan represents 11.2% of the Initial Mortgage Pool Balance and 12.7% of the Initial Loan Group No. 1 Balance, respectively, there is mezzanine financing secured by pledges of 100% of the direct and indirect equity interests in the related borrower in the maximum principal amount of $30,000,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the Haverhill Apartments mortgage loan, which mortgage loan represents 1.5% of the Initial Mortgage Pool Balance and 12.6% of the Initial Loan Group No. 2 Balance, respectively, there are three mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $10,634,777. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain cure and purchase and cure rights with respect to the mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 38.9% of the Initial Mortgage Pool Balance, 40.8% of the Initial Loan Group No. 1 Balance, and 25.1% of the Initial Loan Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
125 High Street(1)	$340,000,000	85.0%	1.10	x
1211 Avenue of the Americas(1)	400,000,000	59.8	1.29
The Terrace Office Complex	131,000,000	85.0	1.15
Eagle Road Shopping Center	49,210,000	85.0	1.10
Reckson Portfolio I Subordinate Tranche	37,000,000	85.0	1.65
Pavilion Place Apartments	29,000,000	85.0	1.15
Sylmar Square	24,900,000	83.0	1.20
Oakbrook Apartments	22,650,000	85.0	1.07
Tiger Plaza Apartments	19,150,000	85.0	1.07
Indigo Springs	17,535,000	80.0	1.25
River Exchange	11,000,000	85.0	1.15
5024 Pelham Road	8,310,000	90.0	1.00
Corporate Square	8,025,000	85.0	1.07
Holiday Inn Express – Langhorne-Oxford Valley	6,550,000	65.5	1.35
Citizens31 Portfolio	6,395,039	95.0	1.00
Miramar Shopping Center	5,589,000	85.0	1.15
Citizens23 Portfolio	5,005,457	95.0	1.00
Citizens18 Portfolio	4,435,900	95.0	1.00
Walgreens – Humble	4,395,000	90.0	1.00
Walgreens – San Antonio	4,060,000	90.0	1.00
Citizens19 Portfolio	4,031,963	95.0	1.00
Walgreens – Gessner	3,960,000	90.0	1.00
3300 Tenth Street	3,918,000	90.0	1.00
Northside Plaza	3,894,000	85.0	1.15
Walgreens – Huffmeister	3,765,000	90.0	1.00
Citizens9 Portfolio	3,705,666	95.0	1.00
Citizens24 Portfolio	3,585,233	95.0	1.00
Citizens11 Portfolio	3,578,673	95.0	1.00
Citizens25 Portfolio	2,812,983	95.0	1.00
Citizens3 Portfolio	2,796,504	95.0	1.00
Citizens7	2,598,800	95.0	1.00
Bellagio Shoppes	2,350,000	85.0	1.15
Stadium Square Apartments	2,200,000	85.0	1.07
Citizens10 Portfolio	2,132,575	95.0	1.00
Citizens1 Portfolio	1,471,370	95.0	1.00
Citizens2 Portfolio	1,298,130	95.0	1.00
Citizens26	1,209,935	95.0	1.00
Citizens30	1,080,200	95.0	1.00
Citizens33	1,029,119	95.0	1.00

(1)	Future mezzanine debt is permitted only upon payment in full of certain currently existing mezzanine debt.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

For example, with respect to the Greenbrier Mall Mortgage Loan and the Chapel Hill Mall Mortgage Loan, representing 2.8% and 2.5%, respectively, of the Initial Mortgage Pool Balance, the related borrowers are permitted to incur unsecured intercompany debt in the amounts of approximately $8,500,000 and $7,700,000, respectively. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Midland Mall, representing 1.2% of the Initial Mortgage Pool Balance, the related borrower is permitted to incur unsecured intercompany debt in the amount of approximately $3,800,000.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors— Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this offering prospectus. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements.

However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred ninety-two (192) mortgage loans that we intend to include in the trust, representing approximately 99.1% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	36	60.7%
Springing Soft	112	25.2%
Springing Hard	43	9.7%
Soft	3	3.5%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

3.	a failure to meet a specified debt service coverage ratio;

4.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

61 of the mortgaged real properties, securing 16.3% of the Initial Mortgage Pool Balance, 14.7% of the Initial Loan Group No. 1 Balance, and 28% of the Initial Loan Group No. 2 Balance, respectively, are located in Florida, Texas or

Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors— Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C6 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted no earlier than approximately 13 months prior to the related cut-off date. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors— Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance.    As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	119 mortgage loans, with an aggregate cut-off date principal balance of $2,183,996,928, from the Lehman Mortgage Loan Seller, and

•	85 mortgage loans, with an aggregate cut-off date principal balance of $862,627,027, from the UBS Mortgage Loan Seller.

The Westfield Chesterfield Mortgage Loan, which has an unpaid principal balance of $140,000,000, was originated on a 50/50 basis by the UBS Mortgage Loan Seller and by an affiliate of the Lehman Mortgage Loan Seller. We will acquire the Westfield Chesterfield Mortgage Loan from the UBS Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2006-C6 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of each Reckson Portfolio I Subordinate Tranche Mortgage Loan and the 1155 Avenue of the Americas Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C6 certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan (with the exception of the original mortgage note evidencing the Reckson Portfolio I Subordinate Tranche Mortgage Loan) have been delivered to the trustee under the series 2005-C7 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Reckson Portfolio I Note A Senior Non-Trust Loan.

The above loan documents, among others, with respect to the 1155 Avenue of the Americas Mortgage Loan (with the exception of the original mortgage note evidencing the 1155 Avenue of the Americas Mortgage Loan) have been delivered to LaSalle Bank National Association, as custodian on behalf of and for the benefit of the holders of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans, pursuant to a custodial agreement that relates solely to the 1155 Avenue of the Americas Loan Combination.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C6 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2006-C6 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C6 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C6 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C6 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2006-C6 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the UBS Mortgage Loan Seller, as applicable, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2006-C6 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable; except that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage

Loan Seller, in the case of a UBS Mortgage Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2006-C6 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the trustee under the series 2005-C7 pooling and servicing agreement or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the custodian under the custodial agreement that relates solely to the 1155 Avenue of the Americas Loan Combination) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a non-trust loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2006-C6 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2006-C6 pooling and servicing agreement—

•	there exists an uncured breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the UBS Mortgage Loan Seller, as applicable, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2006-C6 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2006-C6 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2006-C6 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to 90 days following the date on which either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2006-C6 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2006-C6 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In addition, if the borrower with respect to an Early Defeasance Mortgage Loan notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the creation of the related individual loan REMIC, then the related mortgage loan seller is required to repurchase that mortgage loan at a purchase price equal to (a) the purchase price that would be applicable in connection with a repurchase as a result of a Material Breach and (b) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceed the amount decribed in clause (a) of this sentence, in any event prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after that mortgage loan seller has been made aware of it. However, no yield maintenance payment will be made if the borrower delivers securities to effect the defeasance rather than cash to purchase those securities.

No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission or a defeasance occurring prior to the second anniversary of the Issue Date, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2006-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2006-C6 certificates will be the LB-UBS Commercial Mortgage Trust 2006-C6, a common law trust created under the laws of the State of New York pursuant to the series 2006-C6 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2006-C6 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C6 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2006-C6 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2006-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2006-C6 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2006-C6 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of commercial mortgage loans during fiscal year 2005.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2006-C6 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1251 Avenue of the Americas, 22nd Floor, New York, New York 10020, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, and (c) in excess of $4.0 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005 and to date. The statistics set forth in (a), (b) and (c) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio:    UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1)	Appraisals: UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment: UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment: In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI, or an affiliate thereof, and UBSREI are the mortgage loan sellers for the series 2006-C6 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc. UBSREI is an affiliate of UBS Securities LLC. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C6 pooling and servicing agreement, and are described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2006-C6 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2006-C6 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of June 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB) *	Outstanding Advance (P&I and PPA) *	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the series 2006-C6 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus within the time required by the Series 2006-C6 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2006-C6 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this offering prospectus concerning Wachovia has been provided by it.

Wachovia is also the master servicer under the series 2005-C7 pooling and servicing agreement, which governs the servicing of the Reckson Portfolio I Loan Combination.

Wachovia is also the servicer and the special servicer under the servicing agreement that relates solely to the 1155 Avenue of the Americas Loan Combination.

The Initial Special Servicer.

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C6 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 184 as of March 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of March 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 21,000 assets in the 50 states and in Europe with a then current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C6 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the relevant servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C6 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C6 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C6 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standards set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C6 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus or the borrower under any underlying mortgage loan representing 10% or more of the Initial Mortgage Pool Balance.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire one or more classes of the series 2006-C6 certificates and will be the initial Controlling Class Representative. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The Initial Special Servicer of the Reckson Portfolio I Loan Combination.    Midland Loan Services, Inc. (‘‘Midland’’), a Delaware corporation, is the initial special servicer under the series 2005-C7 pooling and servicing agreement, which governs the servicing of the Reckson Portfolio I Loan Combination, subject to resignation or replacement pursuant to the terms of the series 2005-C7 pooling and servicing agreement, including replacement, without cause, (a) by the holders of a majority interest in a designated controlling class of series 2005-C7 certificates, and (b) as special servicer with respect to the Reckson Portfolio I Loan Combination only, by the Loan Combination Controlling Party for the Reckson Portfolio I Loan Combination.

The Initial Special Servicer of the 1155 Avenue of Americas Loan Combination.    Wachovia Bank, National Association (‘‘Wachovia’’) is the initial special servicer under the servicing agreement that relates solely to the 1155 Avenue of Americas Loan Combination. Wachovia is a national banking association organized under the laws of the United States of America, is a wholly-owned subsidiary of Wachovia Corporation and is the master servicer under the series 2006-C6 pooling and servicing agreement. Wachovia's principal special servicing offices are located at 301 South College Street, Suite 1600, One Wachovia Center, Charlotte, North Carolina 28288.

The table below sets forth information about Wachovia's portfolio of commercial mortgage-backed securitization transactions for which it acts as special servicer as of the dates indicated:

CMBS Pools	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	24	36	45	47
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$10.8	$12.7	$17.1	$19.7

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2006-C6 pooling and servicing agreement, on behalf of the series 2006-C6 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2006-C6 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 660 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of July 31, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C6 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C6 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C6 certificateholders and prepare a monthly statement to series 2006-C6 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C6 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2006-C6 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C6 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C6 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C6 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under the series 2005-C7 pooling and servicing agreement, which governs the administration of the Reckson Portfolio I Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘The Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, some of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties—Underwriters’’ in this offering prospectus.

Lehman Brothers Holdings Inc. or an affiliate thereof is an indirect owner of 25% of the equity interests in the borrower under the 125 High Street Mortgage Loan, which mortgage loan represents 11.2% of the Initial Mortgage Pool Balance. See also ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—The Borrower and Sponsor.’’

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2006-C6 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2006-C6 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2006-C6 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C6 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2006-C6 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2006-C6 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C6 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the 1211 Avenue of the Americas Loan Combination is to be serviced and administered under the series 2006-C6 pooling and servicing agreement, while the Reckson Portfolio I Loan Combination and the 1155 Avenue of the Americas Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2006-C6 pooling and servicing agreement. The 1211 Avenue of the Americas Loan Combination is the only Serviced Loan Combination.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of the Serviced Loan Combination. The 1211 Avenue of the Americas Non-Trust Loan is the only Serviced Non-Trust Loan.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combinations’’ refers to the Loan Combinations that are being serviced and administered under servicing agreements other than the series 2006-C6 pooling and servicing agreement. The Reckson Portfolio I Loan Combination and the 1155 Avenue of the Americas Loan Combination are the Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loans’’ refers to the underlying mortgage loans that are part of the Outside Serviced Loan Combinations. The Reckson Portfolio I Subordinate Tranche Mortgage Loan and the 1155 Avenue of the Americas Mortgage Loan are the Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2006-C6 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2006-C6 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2006-C6 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2006-C6 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (including the Junior Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (including, if applicable, the Junior Portion of each Split Mortgage Loan, but excluding, if applicable, the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2006-C6 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combinations). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C6 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2006-C6 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2006-C6 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2006-C6 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement, for so long as the Reckson Portfolio I Note A Senior Non-Trust Loan is part of the Series 2005-C7 Securitization, the Reckson Portfolio I Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C7 Securitization (subject to replacement of each such party), in accordance with the series 2005-C7 pooling and servicing agreement (or any permitted successor servicing agreement). Under the terms of the related Co-Lender Agreement, the 1155 Avenue of the Americas Loan Combination will be serviced and administered by the servicer and special servicer under the servicing agreement that relates solely to the 1155 Avenue of the Americas Loan Combination (subject to replacement of each such party), in accordance with that servicing agreement.

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (including the Junior Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loans) under the series 2006-C6 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2006-C6 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2006-C6 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C6 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2006-C6 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2006-C6 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C6 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2006-C6 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C6 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2006-C6 pooling and servicing agreement, and under this ‘‘The Series 2006-C6 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C6 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2006-C6 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C6 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2006-C6 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2006-C6 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2006-C6 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C6 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2006-C6 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2006-C6 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to the underlying mortgage loans under the series 2006-C6 pooling and servicing agreement will vary on a loan-by-loan basis and ranges from 0.01% per annum to 0.11% per annum. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer, but does not include (i) the master servicing fee rate (which is 0.01% per annum calculated on an Actual/360 Basis) payable to the series 2005-C7 master servicer with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan under the series 2005-C7 pooling and servicing agreement or (ii) the master servicing fee rate (which is 0.0025% per annum calculated on an Actual/360 Basis) payable to the related outside servicer with respect to the 1155 Avenue of the Americas Mortgage Loan under the servicing agreement for the 1155 Avenue of the Americas Loan Combination.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Non-Trust Loans will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of $4,000 per month,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2006-C6 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C6 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) and Serviced Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) and Serviced Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2006-C6 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below;

•	the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower’s defeasance of that mortgage loan prior to the second anniversary of the creation of that individual loan REMIC, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2006-C6 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of a Split Mortgage Loan by the Class JRP Representative, as described under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus, unless (a) such purchase occurs more than 90 days after the purchase option arose and (b) the liquidation fee is actually paid;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C6 certificateholders.

Outside Serviced Loan Combination.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2006-C6 pooling and servicing agreement and may reduce amounts payable to the series 2006-C6 certificateholders, except that (i) any special servicing fee with respect to the Reckson Portfolio I Loan Combination will be calculated at 0.25% per annum, (ii) any special servicing fee with respect to the 1155 Avenue of the Americas Loan Combination will be calculated at 0.20% per annum, (iii) any liquidation fee with respect to the 1155 Avenue of the Americas Loan Combination will be calculated at 0.15% and (iv) the workout fee for the entire 1155 Avenue of the Americas Loan Combination is $150,000 per workout.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2006-C6 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C6 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool — other than late payment charges and Default Interest collected with respect to the subject mortgage loan — and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C6 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances and, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, delinquency advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2006-C6 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C6 certificates on that distribution date as described under ‘‘Description of the Offered Certificates —Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2006-C6 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C6 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2006-C6 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2006-C6 pooling and servicing agreement. In addition, the series 2006-C6 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C6 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.0007% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2006-C6 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2006-C6 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2006-C6 pooling and servicing agreement. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2006-C6 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2006-C6 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2006-C6 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer (or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the master servicer) determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C6 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C6 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property — that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance—including the portion of any P&I advance with respect to the Junior Portion of a Split Mortgage Loan—that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. However, no amounts that are received with respect to any Split Mortgage Loan and are otherwise payable on the Class JRP Principal Balance Certificates will be available to reimburse, or pay interest on, advances, or to pay Additional Trust Fund Expenses, that relate to any underlying mortgage loan other than that Split Mortgage Loan.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2006-C6 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2006-C6 certificateholders to the detriment of other classes of series 2006-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C6 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C6 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account;

except that collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class JRP Principal Balance Certificates may not be used to pay interest on any advance other than advances made with respect to that Split Mortgage Loan.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2006-C6 certificates.

The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders

Series 2006-C6 Controlling Class.    As of any date of determination, the controlling class of series 2006-C6 certificateholders will be the holders of the most subordinate class of series 2006-C6 principal balance certificates, other than the Class JRP Principal Balance Certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2006-C6 principal balance certificates, exclusive of the Class JRP Principal Balance Certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C6 certificateholders will be the holders of the most subordinate class of series 2006-C6 principal balance certificates, other than the Class JRP Principal Balance Certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2006-C6 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2006-C6 certificates. For clarification, the controlling class of series 2006-C6 certificateholders will in no event be the holders of the class X-CL, X-CP, R-I, R-II, R-III or R-LR certificates, which do not have principal balances.

Selection of the Series 2006-C6 Controlling Class Representative.    The series 2006-C6 pooling and servicing agreement permits the holder or holders of series 2006-C6 certificates representing a majority of the voting rights allocated to the series 2006-C6 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this offering prospectus. In addition, if the series 2006-C6 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2006-C6 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2006-C6 certificates representing a majority of the voting rights allocated to the series 2006-C6 controlling class that a series 2006-C6 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2006-C6 controlling class certificates will be the series 2006-C6 controlling class representative.

If the series 2006-C6 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2006-C6 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders.    The special servicer will, in general, not be permitted to take or consent to the master servicer’s taking, any of the following actions under the series 2006-C6 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2006-C6 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2006-C6 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

•	any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any acceptance of a change in the related property management company for an underlying mortgage loan with a principal balance greater than a threshold specified in the series 2006-C6 pooling and servicing agreement.

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take—or, if and to the extent applicable, consent to the master servicer’s taking—any such action without waiting for the series 2006-C6 controlling class representative’s response.

In addition, the series 2006-C6 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2006-C6 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing, if the Allocated Principal Balance of the Junior Portion of any Split Mortgage Loan, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Junior Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Junior Portion, then the series 2006-C6 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to that Split Mortgage Loan and, instead, the Class JRP Representative will generally be entitled to exercise those rights and powers with respect to that Split Mortgage Loan.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C6 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2006-C6 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 30 days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2006-C6 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C6 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C6 controlling class representative, by the Class JRP Representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2006-C6 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation. Also notwithstanding the foregoing, in the case of the 1211 Avenue of the Americas Loan Combination, if the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the Servicing Standard, and the decision of the special servicer or the master servicer, as applicable, will be binding on all such parties.

Furthermore, the special servicer will not be obligated to seek approval from the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Loan Combination that is being specially serviced if—

•	the special servicer has, as described above, notified the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

With respect to the Reckson Portfolio I Loan Combination, the provisions of the series 2005-C7 pooling and servicing agreement and the Reckson Portfolio I Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ section.

Limitation on Liability of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders.    The series 2006-C6 controlling class representative will not be liable to the trust or the series 2006-C6 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2006-C6 controlling class representative will not be protected against any liability to a series 2006-C6 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C6 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C6 certificates, that:

•	the series 2006-C6 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C6 certificates;

•	the series 2006-C6 controlling class representative may act solely in the interests of the holders of the series 2006-C6 controlling class;

•	the series 2006-C6 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C6 certificates other than the series 2006-C6 controlling class;

•	the series 2006-C6 controlling class representative may take actions that favor the interests of the holders of the series 2006-C6 controlling class over the interests of the holders of one or more other classes of series 2006-C6 certificates;

•	the series 2006-C6 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2006-C6 controlling class; and

•	the series 2006-C6 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C6 controlling class, and no series 2006-C6 certificateholder may take any action whatsoever against the series 2006-C6 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee and the Class JRP Representative, in connection with exercising the rights and powers described under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Loan Combination or a Split Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2006-C6 controlling class representative is entitled.

Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    The Class JRP Representative, with respect to each of the Split Mortgage Loans, will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the subject Split Mortgage Loan, and after the subject Split Mortgage Loan has become a specially serviced mortgage loan, to purchase that Split Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of that Split Mortgage Loan, together with all accrued unpaid interest thereon at the related mortgage interest rate and any servicing compensation, servicing advances and interest on advances payable or reimbursable to any party to the series 2006-C6 pooling and servicing agreement pursuant thereto.

Right to Cure.    The Class JRP Representative has the right, with respect to each of the Split Mortgage Loans, to cure (a) a default in the payment of a scheduled payment within five days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that, as to each such Split Mortgage Loan, (x) no more than three consecutive cures of defaulted scheduled payments are permitted, and (y) no more than eight total cures over the term of the subject Split Mortgage Loan are permitted.

Reckson Portfolio I Loan Combination Purchase Option and Cure Rights

Right to Purchase.    The series 2006-C6 controlling class representative will be entitled to purchase (solely for its own account and not on behalf of, or with funds from, the trust) each of the Reckson Portfolio I Senior Non-Trust Loans (together only), if and for so long as the Reckson Portfolio I Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, as and under the circumstances further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reckson Portfolio I Loan Combination — Co-Lender Agreement — Purchase Option’’ in this offering prospectus.

Right to Cure.    The series 2006-C6 controlling class representative will have an assignable right, but not the obligation, to cure (solely with funds from its own account and not on behalf of, or with funds from, the trust) a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, with respect to the both of the Reckson Portfolio I Senior Non-Trust Loans, as and under the circumstances further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reckson Portfolio I Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2006-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2006-C6 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C6 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C6 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2006-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class to replace the special servicer, those series 2006-C6 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series 2006-C6 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2006-C6 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2006-C6 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C6 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2006-C6 controlling class representative will, subject to the conditions set forth below in this paragraph, have a similar right to terminate, appoint or replace the special servicer responsible with respect to the Reckson Portfolio I Loan Combination. If and for so long as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan is the related Loan Combination Controlling Party, (i) the series 2006-C6 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2005-C7 special servicer under the series 2005-C7 pooling and servicing agreement with respect to, but solely with respect to, the Reckson Portfolio I Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Reckson Portfolio I Loan Combination that has resigned or been terminated, subject to receipt by the series 2005-C7 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section, and (ii) the majority holders of the series 2005-C7 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the Reckson Portfolio I Loan Combination, without cause.

The series 2006-C6 controlling class representative will be entitled to exercise such rights as the trust, as holder of the 1155 Avenue of the Americas Mortgage Loan, may have, in conjunction with one or more related Non-Trust Loan Noteholders, to terminate the special servicer for the 1155 Avenue of the Americas Loan Combination.

With respect to each Split Mortgage Loan, if and for so long as the Allocated Principal Balance of the related Junior Portion thereof, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Junior Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Junior Portion, then:

•	the Class JRP Representative may terminate an existing special servicer with respect to, but solely with respect to, that Split Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, that Split Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C6 controlling class certificates cannot terminate a special servicer appointed by the Class JRP Representative with respect to that Split Mortgage Loan, without cause.

If the special servicer for any Split Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer, in accordance with the series 2006-C6 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2006-C6 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan or Serviced Non-Trust Loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2006-C6 pooling and servicing agreement will generally provide that, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2006-C6 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2006-C6 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of 20,000 square feet and 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties, (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related mortgaged real property does not secure a Loan Combination,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided, that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2006-C6 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on ‘‘prohibited transaction’’ being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower’s ability to repay the mortgage loan, or materially or adversely affect the value of the related mortgaged real property or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2006-C6 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2006-C6 pooling and servicing agreement relating to the enforcement of the mortgagee’s rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

With respect to any action proposed to be taken by the master servicer under the preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2006-C6 pooling and servicing agreement. Without limiting the generality of the foregoing, any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval.

Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2006-C6 certificates.

The series 2006-C6 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C6 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2006-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor the related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, the master servicer and special servicer for the Series 2005-C7 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Reckson Portfolio I Loan Combination, under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section. Any modification, waiver or amendment of the payment terms of the Reckson Portfolio I Loan Combination will be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Reckson Portfolio I Co-Lender Agreement, such that no holder of a mortgage loan comprising the Reckson Portfolio I Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the Reckson Portfolio I Co-Lender Agreement. In that regard, pursuant to the series 2005-C7 pooling and servicing agreement, taking into account the subordinate position of the Reckson Portfolio I Subordinate Tranche Mortgage Loan:

•	no waiver, reduction or deferral of any amounts due on either of the Reckson Portfolio I Senior Non-Trust Loans will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Reckson Portfolio I Subordinate Tranche Mortgage Loan; and

•	no reduction of the mortgage interest rate of either of the Reckson Portfolio I Senior Non-Trust Loans may be effected prior to the reduction of the mortgage interest rate of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, to the fullest extent possible.

Notwithstanding the foregoing, the master servicer and/or the special servicer under the servicing agreement that relates solely to the 1155 Avenue of the Americas Loan Combination will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 1155 Avenue of the Americas Loan Combination, under the terms and conditions described under ‘‘Description of the Mortgage Pool—Loan Combinations—The 1155 Avenue of the Americas Loan Combination—Co-Lender Agreement—Consent’’ and ‘‘Servicing of 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

Defense of Litigation

The series 2006-C6 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan (‘‘Trust-Related Litigation’’).

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer’s actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer’s reasonable discretion, the cost of which shall be subject to indemnification out of trust assets. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer’s good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the series 2006-C6 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this ‘‘—Defense of Litigation’’ section.

The discussion in this ‘‘—Defense of Litigation’’ section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2006-C6 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interests, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan), the special servicer (or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the master servicer) must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2006-C6 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, the special servicer or master servicer, as applicable, may may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to, among other things: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Split Mortgage Loan, the determination of whether the series 2006-C6 controlling class representative or the Class JRP Representative has servicing consent rights. See ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2006-C6 pooling and servicing agreement, and for the 1155 Avenue of the Americas Mortgage Loan, will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan), then the special servicer or master servicer, as applicable, will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer or master servicer, as applicable, is to redetermine and report to the trustee and, if applicable, the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer (if applicable) and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) or, if applicable, any Loan Combination, the series 2006-C6 controlling class representative, the related Class JRP Representative or the related Loan Combination Controlling Party, as applicable, under the series 2006-C6 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Reckson Portfolio I Loan Combination will be determined based upon appraisals obtained in accordance with the series 2005-C7 pooling and servicing agreement, on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the Reckson Portfolio I Subordinate Tranche Mortgage Loan and may affect the identity of the related Loan Combination Controlling Party.

Maintenance of Insurance

The series 2006-C6 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the Class JRP Representative, in the case of a mortgaged real property that secures a Split Mortgage Loan (for so long as the Class JRP Representative is entitled to exercise servicing consent rights with respect to that Split Mortgage Loan), or the series 2006-C6 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2006-C6 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2006-C6 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2006-C6 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the Reckson Portfolio I Loan Combination, the master servicer and/or the special servicer under the series 2005-C7 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of the 1155 Avenue of the Americas Loan Combination, the master servicer and/or the special servicer under the governing servicing agreement for the 1155 Avenue of the Americas Loan Combination will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2006-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2006-C6 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable series 2005-C7 servicers, but only to the extent such information is so obtained. If the special servicer under the series 2006-C6 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2006-C6 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C6 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Also notwithstanding the foregoing, with respect to the 1155 Avenue of the Americas Loan Combination, the fair value purchase option shall be as described under ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2006-C6 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C6 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2006-C6 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2006-C6 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2006-C6 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2006-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2006-C6 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C6 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2006-C6 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Servicer Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2006-C6 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2006-C6 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2006-C6 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2006-C6 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period; provided that, in the case of a report prepared by the special servicer, such report will be delivered by the special servicer for delivery to the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2006-C6 pooling and servicing agreement. Such information will be made available to the series 2006-C6 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2007, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2006, inclusive—and of its performance under the series 2006-C6 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2006-C6 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C6 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2006-C6 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C6 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C6 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2006-C6 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2006-C6 pooling and servicing agreement.

Deposits.    Under the series 2006-C6 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C6 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2005-C7 pooling and servicing agreement and/or the Reckson Portfolio I Co-Lender Agreement with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	all remittances to the trust under the governing servicing agreement for the 1155 Avenue of the Americas Loan Combination and/or the 1155 Avenue of the Americas Co-Lender Agreement with respect to the 1155 Avenue of the Americas Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C6 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2006-C6 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances — Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2006-C6 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2006-C6 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2006-C6 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and under ‘‘—Defense of Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2006-C6 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2006-C6 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2006-C6 certificateholders without cause, all as set forth in the series 2006-C6 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to reimburse the Class JRP Representative (or its designee) for cure payments on a Split Mortgage Loan;

22.	to pay any other items described in this offering prospectus as being payable from the custodial account;

23.	to withdraw amounts deposited in the custodial account in error;

24.	to invest amounts held in the custodial account in Permitted Investments; and

25.	to clear and terminate the custodial account upon the termination of the series 2006-C6 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 25. of the prior paragraph.

The series 2006-C6 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination. The series 2006-C6 pooling and servicing agreement will also prohibit the application of amounts received on a Split Mortgage Loan and allocable to the Junior Portion thereof to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to that Split Mortgage Loan.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2006-C6 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2006-C6 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C6 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2006-C6 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2006-C6 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C6 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C6 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances — Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2006-C6 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error;

provided that collections on any Split Mortgage Loan that are otherwise payable with respect to the related Class JRP Principal Balance Certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than that Split Mortgage Loan.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2006-C6 certificates. For any distribution date, the funds available to make payments on the series 2006-C6 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period (exclusive of any portion of that prepayment consideration allocable to the Junior Portion of a Split Mortgage Loan), which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments— Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds that represent prepayment consideration collected on any Split Mortgage Loan during the related collection period that is allocable to the Junior Portion thereof, which will be paid to the holders of the related Class JRP Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds allocable to principal of, interest on and loss reimbursement with respect to the respective Junior Portions (see ‘‘Description of the Mortgage Pool — Split Mortgage Loans’’ in this offering prospectus), referred to in this offering prospectus as the Class JRP Available P&I Funds, which will be paid to the holders of the Class JRP Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates— Payments—Payments on the Class JRP Principal Balance Certificates’’ in this offering prospectus; and

•	the remaining portion of those funds, which—

1.	we refer to as the Net Available P&I Funds, and

2.	will be paid to the holders of all the series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates), as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C6 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in January 2007, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the related mortgage interest rate, minus 0.01%, which is the per annum rate at which the master servicing fee under the series 2005-C7 pooling and servicing agreement accrues with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan on an Actual/360 Basis or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the related mortgage interest rate, minus 0.0025%, which is the per annum rate at which the master servicing fee under the related governing servicing agreement accrues with respect to the 1155 Avenue of the Americas Mortgage Loan on an Actual/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available P&I Funds for the distribution date during the month of transfer.

In the case of a Split Mortgage Loan, each interest reserve amount will be allocable between the Senior Portion thereof and the Junior Portion thereof based upon one day’s interest at the related deemed mortgage interest rate on each of those portions, with preference given to the Senior Portion in the event of insufficient funds.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool — Cures and Repurchases’’ in this offering prospectus, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Flow of Funds

Payments and Collections on the Serviced Loan Combinations
Payments and Collections on the Underlying Mortgage Loans that Are Not Part of Serviced Loan Combinations
Income from Loan Combination REO Property
Income from REO Property
Master Servicer
Escrow Accounts
Reserve Accounts
Servicing Accounts
Special Servicer
Serviced Loan Combination-specific REO Accounts
Special Servicer
Pool REO Account
Special Servicer
Loss of Value Reserve Fund
Master Servicer
Pool Custodial Account
Master Servicer
Serviced Loan Combination-specific Custodial Accounts
Mortgage Loan Sellers
Loss of Value Payments
Serviced Non-Trust Loan Noteholders
Trustee
Interest Reserve Account
Trustee
Collection Account
Advances
Payments by Master Servicer to cover prepayment interest shortfalls
Series 2006-C6 Certificateholders

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2006-C6 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2006-C6 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2006-C6 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C6 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2006-C6 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2006-C6 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C6 pooling and servicing agreement, by series 2006-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C6 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C6 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C6 pooling and servicing agreement, by series 2006-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2006-C6 certificates are qualified, downgraded or withdrawn in connection therewith; and

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2006-C6 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Moody’s has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2006-C6 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice — the trustee will transmit by mail to us, all the series 2006-C6 certificateholders, S&P and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2006-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C6 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2006-C6 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C6 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C6 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C6 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C6 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C6 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C6 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C6 pooling and servicing agreement.

The holders of series 2006-C6 certificates entitled to a majority of the voting rights for the series 2006-C6 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C6 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 45 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C6 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2006-C6 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2006-C6 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2006-C6 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2006-C6 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2006-C6 certificateholders entitled to waive a comparable event of default under the series 2006-C6 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2006-C6 controlling class representative or the holders of series 2006-C6 certificates entitled to 25% of the series 2006-C6 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C7 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C6 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2006-C6 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2006-C6 controlling class representative or the holders of series 2006-C6 certificates entitled to at least 25% of the series 2006-C6 voting rights. For a description of certain of the rights of the trustee, as holder of the 1155 Avenue of the Americas Mortgage Loan, in respect of events of default on the part of the master servicer and/or the special servicer under the related governing servicing agreement, see ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

No series 2006-C6 certificateholder will have the right under the series 2006-C6 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2006-C6 certificateholders entitled to not less than 25% of the series 2006-C6 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C6 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2006-C6 controlling class representative.

SERVICING OF THE RECKSON PORTFOLIO I LOAN COMBINATION

The series 2005-C7 pooling and servicing agreement initially governs the servicing and administration of the Reckson Portfolio I Loan Combination and any related REO Property. The series 2005-C7 pooling and servicing agreement is the governing document for the Series 2005-C7 Securitization, which closed prior to the Issue Date. Under the series 2005-C7 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is Midland Loan Services, Inc. The master servicer, special servicer and trustee under the series 2006-C6 pooling and servicing agreement will not have any obligation or authority to supervise the series 2005-C7 master servicer, the series 2005-C7 special servicer or the series 2005-C7 trustee or to make servicing advances with respect to the Reckson Portfolio I Loan Combination. The series 2005-C7 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2006-C6 securitization, and the servicing arrangements under the series 2005-C7 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2006-C6 pooling and servicing agreement. In that regard—

•	one or more parties to the series 2005-C7 pooling and servicing agreement will be responsible for making servicing advances with respect to the Reckson Portfolio I Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Reckson Portfolio I Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	the mortgage loans that form the Reckson Portfolio I Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2006-C6 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Reckson Portfolio I Loan Combination);

•	the mortgage loans that form the Reckson Portfolio I Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2006-C6 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2005-C7 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-C6 pooling and servicing agreement with respect to other underlying mortgage loans, except that the special servicing fee under the Series 2005-C7 pooling and servicing agreement is calculated at 0.25% per annum;

•	any modification, extension, waiver or amendment of the payment terms of the Reckson Portfolio I Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement (taking into account that the Reckson Portfolio I Subordinate Tranche Mortgage Loan is subordinate to both of the Reckson Portfolio I Senior Non-Trust Loans);

•	in the case of the Reckson Portfolio I Loan Combination, the master servicer and special servicer under the series 2005-C7 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reckson Portfolio I Subordinate Tranche Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Reckson Portfolio I Loan Combination has consent rights, and the time periods within which such Loan Combination Controlling Party must exercise any right to object, may be different in some respects;

•	in the case of the Reckson Portfolio I Loan Combination, if and for so long as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan is the related Loan Combination Control Party, then the series 2006-C6 controlling class representative (as designee of the trust as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan), depending on the circumstances, will have the right to exercise the rights and powers referred to in the prior bullet and to replace the special servicer with respect to the Reckson Portfolio I Loan Combination under the series 2005-C7 pooling and servicing agreement without consulting the series 2005-C7 controlling class representative;

•	subject to the rights of the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan described in the preceding bullet, the holders of a majority interest in the series 2005-C7 controlling class (which is substantially the same as the series 2006-C6 controlling class) will have the right to replace the special servicer under the series 2005-C7 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2006-C6 pooling and servicing agreement by the holders of a majority interest in the series 2006-C6 controlling class, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement — Replacement of the Special Servicer’’ in this offering prospectus.

•	in general, the respective parties to the series 2005-C7 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C6 pooling and servicing agreement; and

•	if the Reckson Portfolio I Subordinate Tranche Mortgage Loan becomes no longer subject to the series 2005-C7 pooling and servicing agreement, then the Reckson Portfolio I Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2005-C7 pooling and servicing agreement and, if applicable, the special servicer under the series 2005-C7 pooling and servicing agreement, on terms substantially similar to those in the series 2005-C7 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Reckson Portfolio I Loan Combination otherwise agree; and no such other servicing agreement may be entered into on behalf of the trust as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan unless the holders of all mortgage loans comprising the Reckson Portfolio I Loan Combination collectively agree to grant consent to such other servicing agreement.

SERVICING OF THE 1155 AVENUE OF THE AMERICAS LOAN COMBINATION

The servicing and administration of the 1155 Avenue of the Americas Loan Combination and any related REO Property will initially be governed by a servicing agreement entered into by the initial holders of the 1155 Avenue of the Americas Mortgage Loan, the initial holder of each related Non-Trust Loan and Wachovia Bank, National Association, as servicer and special servicer, dated as of December 22, 2005. Under the related servicing agreement, Wachovia Bank, National Association acts as initial servicer and initial special servicer. The master servicer, special servicer and trustee under the series 2006-C6 pooling and servicing agreement will not have any obligation or authority to supervise the servicer or special servicer with respect to the 1155 Avenue of the Americas Loan Combination or to make servicing advances with respect to the 1155 Avenue of the Americas Loan Combination. The servicing agreement with respect to the 1155 Avenue of the Americas Loan Combinations provides, among other things, that—

•	one or more parties to the 1155 Avenue of the Americas servicing agreement will be responsible for making servicing advances with respect to the 1155 Avenue of the Americas Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the 1155 Avenue of the Americas Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the 1155 Avenue of the Americas Mortgage Loan from general collections with respect to the series 2006-C6 mortgage pool for the 1155 Avenue of the Americas Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the 1155 Avenue of the Americas Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 1155 Avenue of the Americas Mortgage Loan;

•	the mortgage loans that form the 1155 Avenue of the Americas Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 1155 Avenue of the Americas Loan

Combination) and (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the 1155 Avenue of the Americas Loan Combination to the benefit of the holders thereof (as a collective whole) or (ii) the same care, skill, prudence and diligence which it uses to service and administer similar loans which it owns, whichever servicing procedure is of a higher standard; and (iii) without regard to (a) any relationship that it or any affiliate may have with the borrower, the holder of any note in the 1155 Avenue of the Americas Loan Combination or any other parties to the transaction; (b) the ownership of any note comprising part of the 1155 Avenue of the Americas Loan Combination by it or any affiliate; (c) it’s obligation to make advances or otherwise incur servicing expenses with respect to the 1155 Avenue of the Americas Loan Combination; (d) the right of the servicer, special servicer or any affiliate thereof to receive compensation or other fees for its services under the servicing agreement; or (e) the ownership, servicing or management for others, by the servicer, or special servicer, as applicable, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the 1155 Avenue of the Americas Loan Combination will become specially serviced mortgage loans if: (i) the borrower has not made two consecutive monthly payments (and has not cured at least one delinquency by the next loan payment date under the 1155 Avenue of the Americas Loan Combination) or the payment due on the maturity date; (ii) the borrower has expressed to the servicer an inability to pay or a hardship in paying the 1155 Avenue of the Americas Loan Combination in accordance with its terms or in the judgment of the servicer (consistent with the related servicing standard), a default under the 1155 Avenue of the Americas Loan Combination is imminent; (iii) the servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the servicer has received notice of a foreclosure or threatened foreclosure of any lien on the mortgaged property securing the 1155 Avenue of the Americas Loan Combination; or (v) a default of which the servicer has notice (other than a failure by the borrower to pay principal or interest as required under the loan documents) and which materially and adversely affects the interests of the holder of any note comprising the 1155 Avenue of the Americas Loan Combination has occurred and remained unremedied for the applicable grace period specified in the loan agreement (or, if no grace period is specified, 60 days; provided, that such 60 day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period); provided, that a default requiring a servicing advance will be deemed to materially and adversely affect the interests of the holders of the 1155 Avenue of the Americas Loan Combination; provided, however, that the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination will cease to be specially serviced loans: (A) with respect to the circumstances described in clause (i) above, when the borrower has brought the 1155 Avenue of the Americas Loan Combination current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the 1155 Avenue of the Americas Loan Combination); (B) with respect to the circumstances described in clause (ii), (iii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the special servicer (or, with respect to the circumstances described in clause (ii), pursuant to any work-out implemented by the special servicer); or (C) with respect to the circumstances described in clause (v) above, when such default is cured; provided, further, that at that time no circumstance identified in clauses (i) through (v) above exists that would cause the mortgage loans that comprise the 1155 Avenue of the Americas Loan Combination to continue to be characterized as specially serviced loans;

•	at any time when the mortgage loans that comprise the 1155 Avenue of the Americas Loan Combination are specially serviced loans, the special servicer under the 1155 Avenue of the Americas servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing fee rate of 0.20% per annum, a workout fee equal to $150,000 with respect to each workout of the 1155 Avenue of the Americas Loan Combination and/or a liquidation fee equal to the product of the net liquidation proceeds and 0.15%; provided that no liquidation fee will be payable with respect to any mortgage loan comprising the 1155 Avenue of the Americas Loan Combination is purchased within 60 days of the transfer of such mortgage loan to special servicing.;

•	in the case of the 1155 Avenue of the Americas Loan Combination, the servicer and special servicer under the 1155 Avenue of the Americas servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The 1155 Avenue of the Americas Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the 1155 Avenue of the Americas Loan Combination has consent rights may be different in some respects;

•	in the case of the 1155 Avenue of the Americas Loan Combination, the series 2006-C6 controlling class representative (as designee of the trust as the holder of the 1155 Avenue of the Americas Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the 1155 Avenue of the Americas Mortgage Loan in connection with the exercise of any consent rights it may have as part of the related Loan Combination Controlling Party or any rights it may have as part of the related Loan Combination Controlling Party to replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination under the 1155 Avenue of the Americas servicing agreement;

•	in the case of the 1155 Avenue of the Americas Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the 1155 Avenue of the Americas Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the 1155 Avenue of the Americas servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties;

•	within five business days after the 1155 Avenue of the Americas Mortgage Loan has become a defaulted loan pursuant to the 1155 Avenue of the Americas servicing agreement, the special servicer thereof shall give notice of that event to the trustee of the series 2006-C6, trust and the series 2006-C6 controlling class representative and any assignee thereof (but excluding any of the foregoing that is an affiliate of the borrower) will have the option to purchase the 1155 Avenue of the Americas Mortgage Loan at a price equal to the sum of, without duplication: (i) the outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan; (ii) all accrued and unpaid interest on the 1155 Avenue of the Americas Mortgage Loan (other than default interest); (iii) all unreimbursed servicing advances and advances of principal and interest made by the Master Servicer allocated to the 1155 Avenue of the Americas Mortgage Loan (net of accrued and unpaid interest specified in clause (ii) above) with respect to the 1155 Avenue of the Americas Mortgage Loan; (iv) all unpaid interest accrued on servicing advances made by the servicer and advances of principal and interest made by the Master Servicer with respect to the 1155 Avenue of the Americas Mortgage Loan and (v) all unpaid or unreimbursed additional expenses with respect to the 1155 Avenue of the Americas Mortgage Loan and the special servicer shall accept the first offer by the holder of such purchase option above that is at least equal to such purchase price;

•	if the series 2006-C6 controlling class representative exercises its purchase option described in the immediately preceding bullet, then it will also have the option to purchase such defaulted loan at a price equal to the fair value of such defaulted loan, as determined by the related special servicer in accordance with the related servicing standard within 30 days after obtaining an appraisal (the cost of which will be reimbursable out of the amount distributable to the 1155 Avenue of the Americas Mortgage Loan) of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the related special servicer has no knowledge of any circumstances that would, in the related special servicer’s reasonable judgment, materially affect the value of the mortgaged property reflected in that appraisal), and taking into account, among other factors, the results of any appraisal; the opinions on fair value as may have been rendered in writing addressed to such special servicer by independent investors in mortgage loans comparable to the 1155 Avenue of the Americas Mortgage Loan; the period and amount of any delinquency on the 1155 Avenue of the Americas Mortgage Loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the 1155 Avenue of the Americas Mortgage Loan if the related special servicer were to pursue a workout or foreclosure strategy instead of selling the 1155 Avenue of the Americas Mortgage Loan to the holder of the purchase option, provided, that in determining whether the fair value price is at least equal to the fair value of the 1155 Avenue of the Americas Mortgage Loan, the series 2006-C6 trustee will be permitted to conclusively rely on an appraisal obtained by the special servicer of the 1155 Avenue of the Americas Mortgage Loan from an appraiser who is an independent member of the appraisal institute at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the servicer of the 1155 Avenue of the Americas mortgage loan and the series 2006-C6 master servicer) with at least 5 years’ experience in valuing or investing in loans, similar to such defaulted loan, that has been selected by the series 2006-C6 trustee with reasonable care at the expense of the series 2006-C6 trust and; provided, further, that if the series 2006-C6 controlling class representative has not elected to purchase the 1155 Avenue of the Americas Mortgage Loan at the fair value price prior to the expiration of 120 days from the related special servicer’s determination of the fair value price, the series 2006-C6 controlling class representative may request that the related special servicer deliver an updated fair value price, and the related special servicer will be required, within 45 days, to recalculate the fair value price until (a) the related special servicer has accepted a bid at the fair value price, (b) the 1155 Avenue of the Americas Mortgage Loan has ceased to be a defaulted loan, (c) the related mortgaged property has become an REO property or (d) a final recovery determination has been made with respect to the 1155 Avenue of the Americas Mortgage Loan pursuant to the 1155 Avenue of the Americas servicing agreement;

•	in general, the respective parties to the 1155 Avenue of the Americas servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C6 pooling and servicing agreement; and

•	in addition to the right of the related Loan Combination Controlling Party to replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination at any time with or without cause, upon an event of default with respect to the servicer or special servicer of the 1155 Avenue of the Americas Loan Combination pursuant to the 1155 Avenue of the Americas servicing agreement then, so long as such event of default has not been remedied, the holder of any mortgage loan comprising the 1155 Avenue of the Americas Loan Combination shall have the right to terminate the servicer or special servicer, as applicable, with respect to the 1155 Avenue of the Americas Loan Combination and the holders of each of the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination will be required to appoint a successor servicer or special servicer, as applicable, or, if such holders can not agree on a successor servicer or special servicer, as applicable, a successor servicer or special servicer approved by the related Loan Combination Controlling Party will be appointed; provided, in each case, that any successor servicer or special servicer must be on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and must be rated CSS3 by Fitch.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C6 certificates will be issued, on or about October 4, 2006, under the series 2006-C6 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The series 2006-C6 certificates will include the following classes:

•	the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C6 certificates that are offered by this offering prospectus, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16, JRP-17, R-I, R-II, R-III and R-LR classes, which are the classes of series 2006-C6 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933, and

2.	are not offered by this offering prospectus.

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates are the series 2006-C6 certificates that will have principal balances and are sometimes referred to as the series 2006-C6 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balances of the respective Junior Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C6 principal balance certificates (other than the Class JRP Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C6 principal balance certificates (other than the Class JRP Principal Balance Certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C6 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2006-C6 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2006-C6 certificates through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , and certificates outstanding from time to time and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time, and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C6 certificates will be divided into:

1.	Loan Group No. 1, which will consist of 183 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $2,685,225,525, representing approximately 88.1% of the Initial Mortgage Pool Balance.

2.	Loan Group No. 2, which will consist of 21 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $361,398,431, representing approximately 11.9% of the Initial Mortgage Pool Balance.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C6 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2006-C6 certificates, except for the R-I, R-II, R-III, and R-LR classes, will bear interest.

With respect to each interest-bearing class of the series 2006-C6 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2006-C6 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C6 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in             .

On each distribution date, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for that date and the priority of payments described under ‘‘—Payments —Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C6 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C6 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C6 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C6 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 2006-C6 certificates in the following manner:

•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the Junior Portion of a Split Mortgage Loan will be allocated on a pro rata basis to the respective classes of related Class JRP Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C6 certificates for the related interest accrual period; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C6 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table beginning on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2006-C6 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2006-C6 certificates.

The pass-through rates for the class L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through

Rate is below the identified initial pass-through rate for the class L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C6 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period; (c) a rate equal to the lesser of (i) a specified fixed pass-through rate and (ii) the Weighted Average Pool Pass-Through Rate for that interest accrual period; or (d) the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified percentage for the subject class of series 2006-C6 certificates.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in             , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C6 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2006-C6 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in             , on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2006-C6 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

Following the interest accrual period that ends in             , the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in                          and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). In general, the total principal balance of each class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C6 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in                         , on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C6 principal balance certificates; and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C6 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in                         , the total principal balance of each class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C6 principal balance certificates whose total principal balance makes up that component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate with respect to each class of the Class JRP Principal Balance Certificates, for any interest accrual period, will equal the Weighted Average Junior Portion Pass-Through Rate for that interest accrual period.

The class R-I, R-II, R-III and R-LR certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C6 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C6 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The Total Principal Distribution Amount for any distribution date will consist of the Class JRP Principal Distribution Amount for that distribution date, which is payable with respect to the Class JRP Principal Balance Certificates, and the Net Total Principal Distribution Amount for that distribution date, which is payable with respect to the remaining series 2006-C6 principal balance certificates.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

•	on any given distribution date, beginning with the distribution date in , except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C6 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this offering prospectus. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this offering prospectus.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2006-C6 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Total Principal Distribution Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C6 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class JRP Principal Balance Certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) is reduced to zero.

The Class JRP Principal Distribution Amount for each distribution date will be allocated to the class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class JRP Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class JRP Principal Distribution Amount.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C6 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C6 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Junior Portion of a Split Mortgage Loan) that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class JRP Principal Balance Certificates will not be available to reimburse, or pay interest on, advances or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). For purposes of determining the respective portions of the Net Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the penultimate sentence of the prior paragraph.

The class X-CL, X-CP, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2006-C6 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C6 principal balance certificates, then, subject to the Net Available P&I Funds or the Class JRP Available

P&I Funds, as applicable, and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below, under ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2006-C6 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C6 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Net Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Net Available P&I Funds attributable to Loan Group No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Net Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Net Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Net Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group No. 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2006-C6 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Net Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Net Available P&I Funds:

(1)	payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the class R-I, R-II, R-III and R-LR certificates, up to the amount of any remaining Net Available P&I Funds;

provided that, on the final distribution date, subject to the Net Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2006-C6 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration (including, with respect to the related mortgage loan seller’s repurchase of an Early Defeasance Mortgage Loan in connection with a defeasance prior to the second anniversary of the creation of the related individual loan REMIC, if the borrower delivers cash instead of securities to effect that defeasance, the portion of the purchase price representing the amount, if any, by which (i) the proceeds from any cash defeasance deposit by the borrower exceed (ii) the principal balance of the mortgage loan, together with accrued interest and costs) is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the Junior Portion of a Split Mortgage Loan), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group No. 1 or Loan Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2006-C6 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C6 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C6 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates, and

2.	% thereof to the holders of the class X-CP certificates; and

•	on any distribution date subsequent to the distribution date in , 100% thereof to the holders of the class X-CL certificates.

If any prepayment consideration is collected during any particular collection period with respect to a Split Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Senior Portion and the Junior Portion of that Split Mortgage Loan on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Junior Portion of a Split Mortgage Loan, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Class JRP Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of Class JRP Principal Balance Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments on the Class JRP Principal Balance Certificates.

On each distribution date, the trustee will apply the Class JRP Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining portion of the Class JRP Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	JRP-1	Interest up to the total interest payable on that class
2	JRP-1	Principal up to the total principal payable on that class
3	JRP-1	Reimbursement up to the total loss reimbursement amount for that class
4	JRP-2	Interest up to the total interest payable on that class
5	JRP-2	Principal up to the total principal payable on that class
6	JRP-2	Reimbursement up to the loss reimbursement amount for that class
7	JRP-3	Interest up to the total interest payable on that class
8	JRP-3	Principal up to the total principal payable on that class
9	JRP-3	Reimbursement up to the loss reimbursement amount for that class
10	JRP-4	Interest up to the total interest payable on that class
11	JRP-4	Principal up to the total principal payable on that class
12	JRP-4	Reimbursement up to the loss reimbursement amount for that class
13	JRP-5	Interest up to the total interest payable on that class
14	JRP-5	Principal up to the total principal payable on that class
15	JRP-5	Reimbursement up to the loss reimbursement amount for that class
16	JRP-6	Interest up to the total interest payable on that class
17	JRP-6	Principal up to the total principal payable on that class
18	JRP-6	Reimbursement up to the loss reimbursement amount for that class

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
19	JRP-7	Interest up to the total interest payable on that class
20	JRP-7	Principal up to the total principal payable on that class
21	JRP-7	Reimbursement up to the loss reimbursement amount for that class
22	JRP-8	Interest up to the total interest payable on that class
23	JRP-8	Principal up to the total principal payable on that class
24	JRP-8	Reimbursement up to the loss reimbursement amount for that class
25	JRP-9	Interest up to the total interest payable on that class
26	JRP-9	Principal up to the total principal payable on that class
27	JRP-9	Reimbursement up to the loss reimbursement amount for that class
28	JRP-10	Interest up to the total interest payable on that class
29	JRP-10	Principal up to the total principal payable on that class
30	JRP-10	Reimbursement up to the loss reimbursement amount for that class
31	JRP-11	Interest up to the total interest payable on that class
32	JRP-11	Principal up to the total principal payable on that class
33	JRP-11	Reimbursement up to the loss reimbursement amount for that class
34	JRP-12	Interest up to the total interest payable on that class
35	JRP-12	Principal up to the total principal payable on that class
36	JRP-12	Reimbursement up to the loss reimbursement amount for that class
37	JRP-13	Interest up to the total interest payable on that class
38	JRP-13	Principal up to the total principal payable on that class
39	JRP-13	Reimbursement up to the loss reimbursement amount for that class
40	JRP-14	Interest up to the total interest payable on that class
41	JRP-14	Principal up to the total principal payable on that class
42	JRP-14	Reimbursement up to the loss reimbursement amount for that class
43	JRP-15	Interest up to the total interest payable on that class
44	JRP-15	Principal up to the total principal payable on that class
45	JRP-15	Reimbursement up to the loss reimbursement amount for that class
46	JRP-16	Interest up to the total interest payable on that class
47	JRP-16	Principal up to the total principal payable on that class
48	JRP-16	Reimbursement up to the loss reimbursement amount for that class
49	JRP-17	Interest up to the total interest payable on that class
50	JRP-17	Principal up to the total principal payable on that class
51	JRP-17	Reimbursement up to the loss reimbursement amount for that class

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C6 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C6 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C6 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate, the Weighted Average Junior Portion Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C6 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) may decline below the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). If this occurs following the payments made to the series 2006-C6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C6 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata based on total outstanding principal balances

Notwithstanding the foregoing, Realized Losses and Additional Trust Fund Expenses, if any, in respect of a Split Mortgage Loan will be allocated to the Class JRP Principal Balance Certificates, but only up to the remaining Junior Portion of that Split Mortgage Loan. As a result of Realized Losses and Additional Trust Fund Expenses with respect to the Split Mortgage Loans, the aggregate Allocated Principal Balance of the Junior Portions of the Split Mortgage Loans may decline below the total principal balance of the Class JRP Principal Balance Certificates. If this occurs following the payments made to the holders of the series 2006-C6 certificates on any distribution date, then the respective total principal balances of the class JRP-17, JRP-16, JRP-15, JRP-14, JRP-13, JRP-12, JRP-11, JRP-10, JRP-9, JRP-8, JRP-7, JRP-6, JRP-5, JRP-4, JRP-3, JRP-2 and JRP-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class JRP Principal Balance Certificates equals the aggregate Allocated Principal Balance of the Junior Portions of the Split Mortgage Loans that will be outstanding immediately following that distribution date.

The reductions in the total principal balances of the respective classes of series 2006-C6 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and/or the applicable portions thereof and (b) the subject classes of series 2006-C6 certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2006-C6 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) may exceed the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C6 principal balance certificates, the total principal balances of one or more classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the respective Junior Portions of the Split Mortgage Loans). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2006-C6 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly
Additional Master Servicing Compensation / Master Servicer	•Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	•All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, interest accrued at the related annual outside master servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. (5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for each specially serviced mortgage loan or Loan Combination). (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan and each of the related Non-Trust Loans, one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan; and, with respect to the 1155 Avenue of the Americas Mortgage Loan, interest accrued at the related annual outside special servicing fee rate for the same number of days, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on such mortgage loan. (5)	Compensation	Out of amounts otherwise payable to the trust with respect to the subject Outside Serviced Trust Mortgage Loan, either solely or, in any event, prior to being paid out of other payments with respect to the related Outside Serviced Loan Combination, as applicable	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan (and, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, each of the related Non-Trust Loans), the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2006-C6 pooling and servicing agreement. (8)	Compensation	Out of amounts otherwise payable to the trust with respect to the subject Outside Serviced Trust Mortgage Loan, either solely or, in any event, prior to being paid out of other payments with respect to the related Outside Serviced Loan Combination, as applicable.	Time to time
Additional Special Servicing Compensation / Special Servicer	•All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan (other than the Outside Serviced Trust Mortgage Loans), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (9)	•All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such distribution date. (10)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemna-tion proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (11)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (12)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation made with respect to the mortgage pool fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of
expenses in connection
with the termination and
removal of the master
servicer or the special
servicer as a result of an
Event of Default / the
applicable party to the
pooling and servicing
agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Payment of any federal,
state and local taxes
imposed on the trust, its
assets and/or transactions,
together with all incidental
costs and expenses, that
are required to be borne
by the trust / Party
payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or a Loan- Specific Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2006-C6 controlling class certificates or the Class JRP Principal Balance Certificates, as the case may be)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2006-C6 pooling and servicing agreement or the series 2006-C6 certificates (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account (14)	Time to time
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2006-C6 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination, but, in the case of the Reckson Portfolio I Loan Combination, first out of amounts otherwise payable to the trust with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan (15)	Time to time
Interest on Delinquency Advances with respect to the Reckson Portfolio I Senior Non-Trust Loans / Applicable Advancing Party	Substantially the same as corresponding items under the series 2006-C6 pooling and servicing agreement	Expenses	Payable first out of amounts otherwise payable to the trust with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, and then out of other collections on the Reckson Portfolio I Loan Combination	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2006-C6 certificates.

(3)	The master servicing fee rate payable under the series 2006-C6 pooling and servicing agreement (which excludes the outside master servicing fee rate referred to in footnote (5) below) for each underlying mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum, as described in this offering prospectus under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation.’’

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for the Reckson Portfolio I Subordinate Tranche Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Reckson Portfolio I Subordinate Tranche Mortgage Loan will equal 0.25% per annum. The outside master servicing fee rate for the 1155 Avenue of the Americas Mortgage Loan will equal 0.0025% per annum and the outside special servicing fee rate for the 1155 Avenue of the Americas Mortgage Loan will equal 0.20% per annum.

(6)	The special servicing fee rate for each mortgage loan will equal 0.35% per annum, as described in this offering prospectus under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this offering prospectus.

(8)	The liquidation fee rate and the workout fee rate with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan will equal 1.0%. The liquidation fee rate with respect to the 1155 Avenue of the Americas Mortgage Loan will equal 0.15%, and the workout fee with respect to the 1155 Avenue of the Americas Loan Combination will be $150,000 per workout.

(9)	Allocable between the master servicer and the special servicer as provided in the series 2006-C6 pooling and servicing agreement.

(10)	The trustee fee rate will equal 0.0007% per annum, as described in this offering prospectus under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Trustee Compensation.’’

(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master services custodial account.

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2006-C6 pooling and servicing agreement, out of general collections on the mortgage pool.

(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C6 pooling and servicing agreement, or allocable overhead.

(14)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

(15)	In the case of the 1155 Avenue of the Americas Loan Combination, the trust must bear its pro rata share of any servicing advance not otherwise recoverable out of collections on that Loan Combination.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2006-C6 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA historical liquidation report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA advance recovery report;

•	a CMSA property file; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2005-C6 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2006-C6 master servicer is required to aggregate that information with the CMSA reports the series 2006-C6 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2006-C6 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C6 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C6 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C6 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2006-C6 certificateholders and beneficial owners of series 2006-C6 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2006-C6 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2006-C6 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2006-C6 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2006-C6 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2006-C6 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C6 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2006-C6 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C6 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus.

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C6 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C6 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2006-C6 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C6 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and R-LR certificates.

Notwithstanding the foregoing, solely for purposes of allocating voting rights to the Class JRP Principal Balance Certificates, the respective total principal balances of the respective classes of the Class JRP Principal Balance Certificates will be deemed reduced by their respective shares of any Appraisal Reduction Amounts with respect to the Split Mortgage Loans. Any Appraisal Reduction Amounts with respect to the Split Mortgage Loans will be deemed allocated to so reduce the total principal amounts of the class JRP-17, JRP-16, JRP-15, JRP-14, JRP-13, JRP-12, JRP-11, JRP-10, JRP-9, JRP-8, JRP-7, JRP-6, JRP-5, JRP-4, JRP-3, JRP-2 and JRP-1 certificates, in that order, in each case up to the total principal amount thereof.

Voting rights allocated to a class of series 2006-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2006-C6 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2006-C6 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2006-C6 pooling and servicing agreement will be given to each series 2006-C6 certificateholder. The final payment with respect to each series 2006-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C6 certificate registrar or at any other location specified in the notice of termination.

Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C6 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C6 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2006-C6 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool (including the Junior Portions of the Split Mortgage Loans) be less than 1.0% of the total principal balance of the series 2006-C6 principal balance certificates on the Issue Date. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C6 certificateholders, will constitute part of the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C6 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C6 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C6 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class     ,    ,    ,    ,    ,    ,    ,    ,    ,    ,    ,     , and certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C6 principal balance certificates.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the class    ,    ,    ,    ,    ,    ,    ,    ,    ,     ,    , and certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, collections on a Split Mortgage Loan that are otherwise payable with respect to the Class JRP Principal Balance Certificates will not be available to reimburse, or pay interest on, advances and/or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C6 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this offering prospectus, the Net Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C6 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C6 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C6 pooling and servicing agreement and the governing servicing agreement for the Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II, REMIC III and the individual loan REMIC will qualify as a REMIC under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 2006-C6 certificateholders,

•	the master servicer’s custodial account,

•	the special servicer’s REO account, and

•	the trustee’s collection account and interest reserve account;

provided that each Early Defeasance Mortgage Loan will constitute the primary asset of a separate individual loan REMIC, and the regular interest in that individual loan REMIC will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III.

•	the class R-LR certificates will evidence the sole class of residual interests in each individual loan REMIC.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2006-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C6 certificateholders.

See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2006-C6 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C6 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2006-C6 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will agree, severally and not jointly, to purchase from us, and we will agree to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire offered certificates. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about October 4, 2006, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2006-C6 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C6 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C6 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2006-C6 certificates to the public’’ in relation to any series 2006-C6 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C6 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C6 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this offering prospectus, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner,

•	UBS Global Asset Management (US) Inc. is acting as co-lead manager, and

•	UBS Securities LLC is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for all of the underwriters by Sidley Austin LLP, New York, New York and for UBS Global Asset Management (US) Inc. and UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Moody’s
X-CP	AAA	Aaa
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-AB	AAA	Aaa
A-4	AAA	Aaa
A-1A	AAA	Aaa
A-M	AAA	Aaa
A-J	AAA	Aaa
B	AA+	Aa1
C	AA	Aa2
D	AA−	Aa3
E	A+	A1
F	A	A2

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘125 High Street Borrower’’ means the borrower under the 125 High Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘125 High Street Mortgage Loan’’ means the underlying mortgage loan secured by the 125 High Street Mortgaged Property.

‘‘125 High Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 125 High Street.

‘‘1155 Avenue of the Americas Borrower’’ means the borrower under the 1155 Avenue of the Americas Loan Combination.

‘‘1155 Avenue of the Americas Co-Lender Agreement’’ means the Co-Lender Agreement for the 1155 Avenue of the Americas Loan Combination.

‘‘1155 Avenue of the Americas Loan Combination’’ means, together, the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans.

‘‘1155 Avenue of the Americas Mortgage Loan’’ means the underlying mortgage loan secured by the 1155 Avenue of the Americas Mortgaged Property.

‘‘1155 Avenue of the Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1155 Avenue of the Americas.

‘‘1155 Avenue of the Americas Non-Trust Loans’’ means the three (3) Non-Trust Loans secured by the 1155 Avenue of the Americas Mortgaged Property.

‘‘1155 Avenue of the Americas Note A1 Non-Trust Loan’’ means the 1155 Avenue of the Americas Non-Trust Loan evidenced by a promissory note designated as note A-1.

‘‘1155 Avenue of the Americas Note A2 Non-Trust Loan’’ means the 1155 Avenue of the Americas Non-Trust Loan evidenced by a promissory note designated as note A-2.

‘‘1155 Avenue of the Americas Note A3 Non-Trust Loan’’ means the 1155 Avenue of the Americas Non-Trust Loan evidenced by a promissory note designated as note A-3.

‘‘1211 Avenue of the Americas Borrower’’ means the borrower under the 1211 Avenue of the Americas Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘1211 Avenue of the Americas Co-Lender Agreement’’ means the Co-Lender Agreement for the 1211 Avenue of the Americas Loan Combination.

‘‘1211 Avenue of the Americas Loan Combination’’ means, together, the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

‘‘1211 Avenue of the Americas Mortgage Loan’’ means the underlying mortgage loan secured by the 1211 Avenue of the Americas Mortgaged Property.

‘‘1211 Avenue of the Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1211 Avenue of the Americas.

‘‘1211 Avenue of the Americas Non-Trust Loan’’ means the Non-Trust Loan secured by the 1211 Avenue of the Americas Mortgaged Property that is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan.

‘‘1211 Avenue of the Americas Non-Trust Loan Noteholder’’ means the holder of the promissory note for the 1211 Avenue of the Americas Non-Trust Loan.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘A/B Loan Combination’’ means a Loan Combination that consists only of an underlying mortgage loan and one or more Subordinate Non-Trust Loans.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2006-C6 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2006-C6 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2006-C6 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2006-C6 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on an Actual/360 Basis) under the applicable servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Allocated Principal Balance’’ means:

•	in the case of the Senior Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Senior Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Senior Portion thereof, and included in the Net Available P&I Funds, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus, and

2.	the then Stated Principal Balance of the subject Split Mortgage Loan; and

•	in the case of the Junior Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Junior Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Junior Portion thereof, and included in the Class JRP Available P&I Funds, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus, and

2.	the excess, if any, of (a) the then Stated Principal Balance of the subject Split Mortgage Loan, over (b) the then Allocated Principal Balance of the Senior Portion thereof.

However, the ‘‘Allocated Principal Balance’’ of each of the Senior Portion and the Junior Portion of a Split Mortgage Loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to that Split Mortgage Loan or any related REO Property have been received.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2006-C6 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement —Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2005-C7 pooling and servicing agreement with respect to the Reckson Portfolio I Loan Combination will be calculated in a manner substantially the same as that described above, except that any unpaid interest accrued on delinquency advances with respect to the Reckson Portfolio I Senior Non-Trust Loans will be taken into account in calculating an Appraisal Reduction Amount with respect to the Reckson Portfolio I Loan Combination.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the Reckson Portfolio I Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series 2005-C7 pooling and servicing agreement, first, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest on, the Reckson Portfolio I Subordinate Tranche Mortgage Loan, and then, between the Reckson Portfolio I Note A Senior Non-Trust Loan and the Reckson Portfolio I Note B1 Senior Non-Trust Loan, as provided in the series 2005-C7 pooling and servicing agreement; and

•	with respect to the each other Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the related underlying mortgage loan and the related Pari Passu Non-Trust Loan(s).

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan will be as set forth in, and appraisals of the Reckson Portfolio I Subordinate Tranche Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2005-C7 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C6 certificates on each distribution date, consisting of the Net Available P&I Funds and the Class JRP Available P&I Funds.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Chapel Hill Mall Borrower’’ means the borrower under the Chapel Hill Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Chapel Hill Mall Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Chapel Hill Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Chapel Hill Mall Mortgaged Property.

‘‘Chapel Hill Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Chapel Hill Mall.

‘‘Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates —Payments—Payments of Principal’’ in this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Class JRP Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Junior Portions of the Split Mortgage Loans in accordance with the discussion under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Class JRP Principal Balance Certificates’’ means, collectively, the class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates.

‘‘Class JRP Principal Distribution Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the Junior Portions of the Split Mortgage Loans in accordance with clause sixth or seventh, as applicable, under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Class JRP Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C6 voting rights allocated to the Class

JRP Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class JRP Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class JRP Principal Balance Certificates that a Class JRP Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class JRP Principal Balance Certificates that beneficially owns Class JRP Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C6 voting rights allocable to those certificates, will be the Class JRP Representative.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than an underlying mortgage loan that is part of a Loan Combination), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to each of the 1211 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of the related Pari Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus; and

•	with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the aggregate cut-off date principal balance of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, as shown on Annex A-1 to this offering prospectus, together with the cut-off date principal balance of both of the Reckson Portfolio I Senior Non-Trust Loans, to

2.	the appraised value of the Reckson Portfolio I Subordinate Tranche Mortgaged Property, as shown on Annex A-1 to this offering prospectus;

except that, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this offering prospectus based solely on the related Senior Portion.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of that underlying mortgage loan during the 12-month period following the cut-off date (exclusive, in the case of a Split Mortgage Loan, of such part of the interest-only payment that is allocable to the related Junior Portion) or, in the case of an underlying mortgage loan that is part of a Loan Combination, that will be due in respect of all of the mortgage loans in the subject Loan Combination.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Early Defeasance Mortgage Loans’’ means the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Reckson Portfolio I Subordinate Tranche and Rite Aid-Elko, respectively.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Greenbrier Mall Borrower’’ means the borrower under the Greenbrier Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greenbrier Mall Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Greenbrier Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Greenbrier Mall Mortgaged Property.

‘‘Greenbrier Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Greenbrier Mall.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group No. 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, excluding the Junior Portions of the Split Mortgage Loans, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group No. 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust (or, in the case of a Split Mortgage Loan, just the Senior Portion thereof), after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2006-C6 certificates, which will be on or about October 4, 2006.

‘‘Junior Portion’’ means, with respect to any Split Mortgage Loan, the deemed junior portion thereof described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘LeCraw Portfolio Borrowers’’ means the borrowers under the LeCraw Portfolio Mortgage Loans, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The LeCraw Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this offering prospectus.

‘‘LeCraw Portfolio Mortgage Loans’’ means the underlying mortgage loans secured by the LeCraw Portfolio Mortgaged Properties.

‘‘LeCraw Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as the LeCraw Portfolio.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2006-C6 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of a Split Mortgage Loan by the Class JRP Representative, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the Loan Combinations described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement— The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Loan Group No. 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group No. 1 Multifamily Properties’’ means the mobile home park mortgaged real properties identified on Annex A-1 to this offering prospectus as Redwood Portfolio I, Paradise Park, Oak Tree Mobile Home Park, Indian Lake Park Vue Portfolio, Magnolia Park, Shady Oaks, Whitney Point Estates and Edgeview Estates..

‘‘Loan Group No. 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of any underlying mortgage loan that is part of a Loan Combination, the total cut-off date principal balance of that mortgage loan and the related Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per SF will be based on the cut-off date principal balance of the Senior Portion thereof.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per Unit will be based on the cut-off date principal balance of the Senior Portion thereof.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date assuming no prepayments of principal or defaults, except that, with respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Redwood I, Sylmar Square, Indigo Springs, Toluca Medical, Hamden Village and 303-313 Central Avenue, respectively, the maturity date has been calculated assuming that any required or permitted additional monthly amortization payments are made thereon from excess cash flow as contemplated by the definition of ‘‘Modeling Assumptions.’’

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than an underlying mortgage loan that is part of a Loan Combination), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the each of the 1211 Avenue of the Americas Mortgage Loans and the 1155 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus; and

•	with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total principal balance on the related stated maturity date, assuming no prepayments of principal or defaults, of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, together with both of the Reckson Portfolio I Senior Non-Trust Loans, to

2.	the appraised value of the Reckson Portfolio I Subordinate Tranche Mortgaged Property, as shown on Annex A-1 to this offering prospectus;

except that, in the case of each the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this offering prospectus based solely on the related Senior Portion.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2006-C6 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $3,046,623,956, the Initial Loan Group No. 1 Balance is approximately $2,685,225,525 and the Initial Loan Group No. 2 Balance is approximately $361,398,431;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C6 certificates is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments, solely during an open prepayment period;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	with respect to any underlying mortgage loan for which the borrower, during any particular period, has the option to either (a) prepay the subject underlying mortgage loan together with payment of a yield maintenance premium or (b) defease the subject underlying mortgage loan, such period is treated as a yield maintenance period;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Redwood Portfolio I, where the related borrower is required to make additional monthly amortization payments of $53,567.91, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Sylmar Square, where the related borrower is required to make additional monthly amortization payments of $25,558.56, solely to the extent available from excess cash flow, on and after the payment date in August 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Indigo Springs, where the related borrower is required to make additional monthly amortization payments of $16,943.18, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Toluca Medical, where the related borrower is required to make additional monthly amortization payments of $9,241.31, solely to the extent available from excess cash flow, on and after the payment date in August 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hamden Village, where the related borrower is required to make additional monthly amortization payments of $7,196.70, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 303-313 Central Avenue, where the related borrower is required to make additional monthly amortization payments of $4,834.56, solely to the extent available from excess cash flow, on and after the payment date in September 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rite Aid-Elko will be treated as being in a yield maintenance period prior to the second anniversary of the creation of the related individual loan REMIC, even though no yield maintenance payment will be paid to series 2006-C6 certificateholders in connection with a repurchase thereof by the related mortgage loan seller as a result of an early defeasance, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus if the borrower delivers securities instead of cash to effect the defeasance, and the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Reckson Portfolio I Subordinate Tranche will be treated as being in a lockout period prior to the second anniversary of the creation of the related individual loan REMIC although the related mortgage loan seller is required to repurchase such underlying mortgage loan if the borrrower defeases during such period, followed by a defeasance period;

•	payments on the offered certificates are made on the 15th day of each month, commencing in October 2006; and

•	the offered certificates are settled on October 4, 2006.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C6 certificates—exclusive of the Class JRP Principal Balance Certificates—on each distribution date. The Net Available P&I Funds are more particularly described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the 10 underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 7.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally, but not always, assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $200 or more than approximately $300 per residential unit per year, depending on the condition of the property;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan and, if applicable, a Split Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan and, if applicable, other than a Split Mortgage Loan) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an Actual/360 Basis under the series 2005-C7 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006-C6 pooling and servicing agreement;

•	in the case of the 1155 Avenue of the Americas Mortgage Loan (which accures interest on an Actual/360 Basis) for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0025% (which is the related annual servicing fee rate on an Actual/360 Basis under the applicable servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006- C46 pooling and servicing agreement;

•	in the case of the Senior Portion of a Split Mortgage Loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate deemed to be in effect for the subject Senior Portion as of the Issue Date,

minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan;

•	in the case of the Senior Portion of a Split Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Senior Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Senior Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Senior Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan;

•	in the case of the Junior Portion of a Split Mortgage Loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate deemed to be in effect for the subject Junior Portion as of the Issue Date,

minus

2.	the related Administrative Cost Rate for the related Split Mortgage Loan; and

•	in the case of the Junior Portion of a Split Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Junior Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Junior Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Junior Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth, sixth and eighth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan (or, in the case of any Senior Portion or Junior Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Senior Portion or Junior Portion, as the case may be, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts —Interest Reserve Account’’ in this offering prospectus) that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth, sixth and eighth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan (or, in the case of any Senior Portion or Junior Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Senior Portion or Junior Portion, as the case may be, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ in this offering prospectus) that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Total Principal Distribution Amount’’ means the Total Principal Distribution Amount, exclusive of the Class JRP Principal Distribution Amount, for any distribution date.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Serviced Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. The 1211 Avenue of the Americas Non-Trust Loan and the 1155 Avenue of the Americas Non-Trust Loans are the Pari Passu Non-Trust Loans.

‘‘Park Square Building Borrower’’ means the borrower under the Park Square Building Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Park Square Building Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Park Square Building Junior Portion’’ means the Junior Portion of the Park Square Building Mortgage Loan.

‘‘Park Square Building Mortgage Loan’’ means the underlying mortgage loan secured by the Park Square Building Mortgaged Property.

‘‘Park Square Building Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Park Square Building.

‘‘Park Square Building Senior Portion’’ means the Senior Portion of the Park Square Building Mortgage Loan.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

•	other matters to which like properties are commonly subject.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2006-C6 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the number of calender months during which the indicated prepayment provision is in effect. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on February 17, 2006 and is in a lockout period through February 16, 2007 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary.

‘‘Reckson Portfolio I Co-Lender Agreement’’ means the Co-Lender Agreement for the Reckson Portfolio I Loan Combination.

‘‘Reckson Portfolio I Loan Combination’’ means, collectively, the Reckson Portfolio I Subordinate Tranche Mortgage Loan and the Reckson Portfolio I Senior Non-Trust Loans.

‘‘Reckson Portfolio I Subordinate Tranche Mortgage Loan’’ means the underlying mortgage loan secured by the Reckson Portfolio I Subordinate Tranche Mortgaged Property.

‘‘Reckson Portfolio I Subordinate Tranche Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Reckson Portfolio I Subordinate Tranche.

‘‘Reckson Portfolio I Note A Senior Non-Trust Loan’’ means the Reckson Portfolio I Senior Non-Trust Loan evidenced by a promissory note designated as note A1.

‘‘Reckson Portfolio I Note B1 Senior Non-Trust Loan’’ means the Reckson Portfolio I Senior Non-Trust Loan evidenced by a promissory note designated as note A2.

‘‘Reckson Portfolio I Senior Non-Trust Loans’’ means the two (2) senior Non-Trust Loans secured by the Reckson Portfolio I Subordinate Tranche Mortgaged Property.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus. Each of the Reckson Portfolio I Senior Non-Trust Loans are Senior Non-Trust Loans.

‘‘Senior Portion’’ means, with respect to any Split Mortgage Loan, the deemed senior portion thereof described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

‘‘Series 2005-C7 Securitization’’ means the securitization that includes the Reckson Portfolio I Note A Senior Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2006-C6 certificateholders (or, with respect to a Loan Combination, for the benefit of the series

2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2006-C6 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2006-C6 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C6 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2006-C6 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2006-C6 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2006-C6 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2006-C6 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, which is being serviced under the series 2005-C7 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing.

For a discussion of the servicing standard with respect to the 1155 Avenue of the Americas Mortgage Loan, see ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2006-C6 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2006-C6 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2006-C6 controlling class representative, the related Loan Combination Controlling Party or the Class JRP Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2006-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2006-C6 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The Reckson Portfolio I Subordinate Tranche Mortgage Loan is not being serviced under the series 2006-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C7 pooling and servicing agreement (which governs the servicing of the Reckson Portfolio I Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

Furthermore, the 1155 Avenue of the Americas Mortgage Loan is not being serviced under the series 2006-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the related governing servicing agreement are described under ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this offering prospectus.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘Shops at Las Americas Borrower’’ means the borrower under the Shops at Las Americas Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Shops at Las Americas Mortgage Loan’’ means the underlying mortgage loan secured by the Shops at Las Americas Mortgaged Property.

‘‘Shops at Las Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Shops at Las Americas.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Split Mortgage Loan’’ means each of the underlying mortgage loans identified as such under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Split Mortgage Loan Principal Distribution Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, that portion of the Total Principal Distribution Amount for such distribution date that is attributable to such Split Mortgage Loan.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

In the case of the Split Mortgage Loan, the related Stated Principal Balance is intended to reflect both the Senior Portion and the Junior Portion of that Split Mortgage Loan.

‘‘StorageMart Portfolio Borrowers’’ means the borrowers under the StorageMart Portfolio Mortgage Loans, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this offering prospectus.

‘‘StorageMart Portfolio Mortgage Loans’’ means the underlying mortgage loans secured by the StorageMart Portfolio Mortgaged Properties.

‘‘StorageMart Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this offering prospectus as StorageMart Portfolio.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Subordinate Trust Loan’’ means the Reckson Portfolio I Subordinate Tranche Mortgage Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘Terrace Office Complex Borrower’’ means the borrower under the Terrace Office Complex Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Terrace Office Complex Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Terrace Office Complex Mortgage Loan’’ means the underlying mortgage loan secured by the Terrace Office Complex Mortgaged Property.

‘‘Terrace Office Complex Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Terrace Office Complex.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class JRP Principal Balance Certificates may not be applied to reimburse, or pay interest on, advances on any mortgage loan other than the subject Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the second to last sentence of the prior paragraph.

The Total Principal Distribution Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the related Junior Portion;

•	with respect to each of the underlying mortgage loans that are part of a Loan Combination, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for the entire subject Loan Combination (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Weighted Average Junior Portion Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for the Junior Portions of the Split Mortgage Loans for the related distribution date, weighted on the basis of the respective Allocated Principal Balances of those Junior Portions immediately prior to the related distribution date.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of a Split Mortgage Loan, for the Senior Portion thereof) for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances (or, in the case of a Split Mortgage Loans, the Allocated Principal Balance of the Senior Portion thereof) immediately prior to the related distribution date.

‘‘Westfield Chesterfield Borrower’’ means the borrower under the Westfield Chesterfield Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westfield Chesterfield Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Westfield Chesterfield Mortgage Loan’’ means the underlying mortgage loan secured by the Westfield Chesterfield Mortgaged Property.

‘‘Westfield Chesterfield Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Westfield Chesterfield.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL   FOOTNOTE   GROUP
  NO.        NO.      NO.    LOAN SELLER                   PROPERTY NAME                                    ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1         (2)       1     LB            1211 Avenue of the Americas                      1211 Avenues of the America
   2         (3)       1     LB            125 High Street                                  125 High Street
   3         (4)       1     LB            The Shops at Las Americas                        4211 Camino de la Plaza
   4         (5)       1     LB/UBS        Westfield Chesterfield                           291 Chesterfield Mall Drive
   5         (6)       1     LB            The Terrace Office Complex                       2600-2901 Via Fortuna Drive
   6         (7)       1     LB            Greenbrier Mall                                  1401 Greenbriar Parkway
   7         (8)       1     UBS           Chapel Hill Mall                                 2000 Brittain Road
   8         (9)       1     LB            Park Square Building                             31 Saint James Avenue
   9                   1     LB            One Penn Center                                  1601-29 JFK Boulevard
  10        (10)       1     UBS           Redwood Portfolio I                              Various
 10A1                  1     UBS           Town & Country Estates                           4444 East Benson Highway
 10A2                  1     UBS           Camp Inn                                         10400 U.S. Highway 27
 10A3                  1     UBS           Twenty-Nine Pines                                6540 Highway 36 Boulevard North
 10A4                  1     UBS           St. Clements Crossing                            21475 Prather Drive
 10A5                  1     UBS           Evergreen                                        229 Killingworth Turnpike
 10A6                  1     UBS           Avalon RV Resort                                 16860 US Highway 19 North
 10A7                  1     UBS           El Frontier                                      4233 North Flowing Wells Road
 10A8                  1     UBS           Weststar                                         1866 West Sego Lily Lane
 10A9                  1     UBS           Suburban Estates                                 Route 246 at Suburban Drive
 10A10                 1     UBS           Green Acres                                      1810 Boston Post Road
 10A11                 1     UBS           Winter Paradise                                  16108 US Highway 19 North
 10A12                 1     UBS           Cedar Grove                                      133 West Main Street
 10A13                 1     UBS           Hunter's Chase                                   1866 Eastown Road
 10A14                 1     UBS           Highland                                         155 North Ivy Street
 10A15                 1     UBS           Lexington Estates                                20529 Poplar Ridge Road
  11                   2     UBS           Tindeco Wharf Apartments                         2809 Boston Street
  12                   1     LB            Eagle Road Shopping Center                       2 International Drive
  13                   1     LB            Willowwood I & II                                10300 & 10306 Eaton Place
  14        (11)       2     LB            LeCraw Portfolio - Three Properties              Various
 14A1                  2     LB            LeCraw Portfolio - Meadowglen Apartments         3497 Meadowglen Village Lane
 14A2                  2     LB            LeCraw Portfolio - The Landings at Peachtree
                                           Corners Apartments                               6520 Hillandale Drive
 14A3                  2     LB            LeCraw Portfolio - Bishop's Gate Apartments      200 Summit Lake Drive
  15                   2     LB            Haverhill Apartments                             9430 Russia Branch View Drive
  16        (12)       1     UBS           Midland Mall                                     6800 Eastman Avenue
  17        (13)       1     UBS           Reckson Portfolio I Subordinate Tranche          Various
 17A1                  1     UBS           225 High Ridge Road                              225 High Ridge Road
 17A2                  1     UBS           660 White Plains Road                            660 White Plains Road
 17A3                  1     UBS           492 River Road                                   492 River Road
 17A4                  1     UBS           150 Motor Parkway                                150 Motor Parkway
 17A5                  1     UBS           35 Pinelawn Road                                 35 Pinelawn Road
 17A6                  1     UBS           200 Executive Drive                              200 Executive Drive
 17A7                  1     UBS           100 Executive Drive                              100 Executive Drive
 17A8                  1     UBS           80 Grasslands Road                               80 Grasslands Road
 17A9                  1     UBS           100 Grasslands Road                              100 Grasslands Road
  18                   1     UBS           7080 Hollywood Boulevard                         7080 Hollywood Boulevard
  19                   2     LB            Pavilion Place Apartments                        5401 Rampart Street
  20                   2     LB            Arbors at Winters Chapel                         4335 Winters Chapel Road
  21                   1     LB            55 Hawthorne Street                              55 Hawthorne Street
  22        (14)       1     UBS           Sylmar Square                                    13700-13790 Foothill Boulevard
  23                   1     UBS           Atrium - Plano                                   500 North Central Expressway
  24                   2     LB            Oakbrook Apartments                              5055 Nicholson Drive
  25                   2     LB            Tiger Plaza Apartments                           4445 Alvin Dark Avenue
  26        (15)       1     UBS           Twin Towers Dallas                               8585 North Stemmons Freeway
  27                   1     LB            Beltway Marketplace                              9210-9240 S. Eastern Avenue
  28        (16)       1     UBS           Atlantic Place                                   111 North Atlantic Boulevard
  29        (17)       1     LB            Sheraton Sand Key Hotel                          1160 Gulf Boulevard
  30        (18)       2     UBS           Indigo Springs                                   1464 South Stapley Drive
  31        (19)       1     LB            Kite Naples Portfolio - Pine Ridge               2322-2370 Pine Ridge Road
  32                   1     UBS           Kohl's - Herndon                                 2148 Centreville Road
  33        (20)       1     UBS           100 Franklin Street                              100 Franklin Street
  34                   1     UBS           Oak Park Spring Lake Portfolio                   Various
 34A1                  1     UBS           Spring Lake                                      1150 Havendale Boulevard
 34A2                  1     UBS           Oak Park                                         701 West Lumsden Road
  35        (11)       2     LB            LeCraw Portfolio - Courtland Club Apartments     2917 North Dekalb Drive
  36                   1     LB            Lincolnshire Springhill Suites                   300 Marriott Drive
  37        (11)       2     LB            LeCraw Portfolio - Winterset Apartments          3400 Winterset Parkway
  38                   1     LB            South Valley Plaza                               6900-6990 Chestnut Street
  39        (21)       1     LB            StorageMart #1905                                718 Atlantic Ave
  40                   1     LB            StorageMart #1906                                50 Wallabout Street
  41                   2     LB            Las Colinas at Brookhollow Apartments            5651 Brook Hollow
  42                   2     LB            Brandywood Apartments                            2912 East Indian School Road
  43                   2     LB            Kelly Crossing                                   2601 Frankford Road
  44        (22)       1     UBS           1155 Avenue of the Americas                      1155 Avenue of the Americas
  45                   1     LB            Chesterfield Tech Park                           17353-17395 Edison Avenue
  46                   1     LB            Central Arts Building                            730 N. Franklin St.
  47                   1     LB            River Exchange                                   3295 River Exchange Drive
  48                   1     LB            Oakwood Square Shopping Center                   3605 High Point Road
  49        (23)       1     LB            Naples Walk I, II, & III                         2450 Vanderbilt Beach Road
  50        (24)       1     LB            Kite Naples Portfolio - Riverchase               11276 Tamiami Trail N.
  51                   1     LB            StorageMart #2101                                250 Flanagan Way
  52                   1     LB            StorageMart #129                                 7536 Wornall Rd
  53        (25)       1     UBS           Toluca Medical                                   3808 West Riverside Drive
  54                   2     LB            Hartford Run Apartments                          102 Hartford Run
  55                   1     LB            StorageMart #535                                 2021 Griffin Rd.
  56                   1     UBS           3545 Wilshire Boulevard                          3545 Wilshire Boulevard
  57                   1     LB            StorageMart #505                                 640 SW 2nd Ave.
  58        (26)       1     UBS           5024 Pelham Road                                 5024 Pelham Road
  59                   1     UBS           Cypress City Center                              5400 Orange Avenue
  60                   1     LB            Corporate Square                                 28050 US Highway 19 North
  61        (27)       1     UBS           ADF Portfolio                                    Various
 61A1                  1     UBS           Covington Station                                27121-27125 174th Place Southeast
 61A2                  1     UBS           Maple Valley 1                                   24001 & 24015 Kent Kangley Road
 61A3                  1     UBS           Maple Valley 11                                  26837 Maple Valley Road Southeast
 61A4                  1     UBS           Edgewood                                         823 Meridian Avenue
  62                   1     UBS           Comfort Inn - King of Prussia                    550 West Dekalb Pike
  63        (28)       1     UBS           Tel Huron                                        3-91 South Telegraph
  64                   2     LB            Springfield Apartments                           18050 Kelly Boulevard
  65                   1     LB            Euclid Avenue Shopping Center                    1315 Euclid Avenue
  66                   1     LB            Silverlakes Professional Campus                  17720-17796 Pines Boulevard
  67        (29)       1     UBS           Hamden Village                                   2165 Dixwell Avenue
  68                   1     UBS           Trump International Hotel & Tower - Commercial   One Central Park West
  69                   1     LB            Plaza Mayor                                      2493 & 2495 Roll Drive
  70                   1     LB            StorageMart #1612                                9220 W 135th St
  71                   1     UBS           Holiday Inn Express - Langhorne-Oxford Valley    3101 West Cabot Boulevard
  72                   1     UBS           Citizens 31 Portfolio                            Various
 72A1                  1     UBS           100 Essex Avenue                                 100 Essex Avenue
 72A2                  1     UBS           1635 East Darby Road                             1635 East Darby Road
 72A3                  1     UBS           600 Merchant Street                              600 Merchant Street
 72A4                  1     UBS           560 Donner Avenue                                560 Donner Avenue
  73                   1     LB            Border's Bookstore                               1539 East 53rd Street
  74                   2     LB            Woodlake Apartments                              231 North Evergreen Avenue
  75        (30)       1     UBS           Indian School                                    4280, 4290 and 4310 East Indian School
                                                                                            Road
  76                   2     LB            Villa D'Orleans Apartments                       4055 S. Braeswood
  77        (31)       1     LB            Valencia Entertainment Center                    23460 Cinema Drive
  78                   1     LB            Andresen Plaza                                   2700 NE Andresen Road
  79        (32)       1     LB            Lakewood Ranch Shopping Center                   8330 Market Street
  80                   1     LB            StorageMart #128                                 9012 NW Prairie View Rd.
  81                   1     LB            StorageMart #538                                 4920 NW 7th St.
  82                   1     LB            Miramar Shopping Center                          2000-2010 Bayport Road
  83                   1     UBS           Oaks at Campbell Station                         3011 & 3012 Longford Drive
  84        (33)       1     UBS           Walgreens - Reading                              5 Harnden Street
  85                   1     LB            All Seasons Storage Center                       1728 Crabb River Road
  86                   1     LB            Abington Shopping Center                         1000 South State Street
  87                   1     LB            Fishers Town Commons                             8201-8235 East 116th Street
  88                   1     LB            Candlewood Suites South                          4301 Commerce Road
  89                   1     UBS           Tropic Venture Portfolio                         Various
 89A1                  1     UBS           2705 SR-70 West                                  2705 SR-70 West
 89A2                  1     UBS           3050 Southwest 3rd Terrace                       3050 Southwest 3rd Terrace
 89A3                  1     UBS           91 Northeast 9th Street                          91 Northeast 9th Street
 89A4                  1     UBS           1300 East Atlantic                               1300 East Atlantic
 89A5                  1     UBS           131 Northwest 16th Street                        131 Northwest 16th Street
 89A6                  1     UBS           1292-1216 Southwest 1st Way                      1292-1216 Southwest 1st Way
 89A7                  1     UBS           635-639 NE 27th Street                           635-639 Northeast 27th Street
 89A8                  1     UBS           430 South Dixie Highway                          430 South Dixie Highway
  90                   1     LB            Lipscomb & Pitts Building                        2670 Union Avenue Extended
  91                   1     UBS           Hampton Inn - Eau Clair                          2622 Craig Road
  92                   1     LB            Taft Hills Plaza                                 1008-1092 W. Kern Street
  93                   2     LB            Ivey Glen Apartments                             1101 Ivey Road
  94                   1     UBS           Floor Decor                                      2540 East Pioneer Parkway
  95                   1     LB            Valley Mack Plaza                                6320-6432 Mack Road & 6667 Valley High
                                                                                            Drive
  96                   1     UBS           Paradise Park                                    301 East Hall Acres Road
  97                   1     UBS           Eckerd Portfolio - Wilson and Cambridge          Various
 97A1                  1     UBS           701 Sunburst Highway                             701 Sunburst Highway
 97A2                  1     UBS           1326 Ward Boulevard                              1326 Ward Boulevard
  98        (34)       1     UBS           999 Walt Whitman                                 999 Walt Whitman Road
  99        (35)       1     LB            Country Club Safeway                             2800-2850 Country Club Blvd.
  100       (36)       1     LB            Mango Plaza                                      11720 - 11782 M.L. King Jr. Boulevard
  101                  1     UBS           Citizens 23 Portfolio                            Various
 101A1                 1     UBS           38115 Euclid Avenue                              38115 Euclid Avenue
 101A2                 1     UBS           10300 Northfield                                 10300 Northfield
 101A3                 1     UBS           7820 Plaza Boulevard                             7820 Plaza Boulevard
  102                  1     LB            StorageMart #506                                 6401 3rd St. Stock Island
  103                  1     LB            StorageMart #105                                 2403 Rangeline
  104                  1     LB            StorageMart #112                                 4000 S. Providence
  105       (37)       1     UBS           303-313 Central Avenue                           303-313 Central Avenue
  106                  1     LB            1315 Dixwell Avenue                              1299-1315 Dixwell Avenue
  107                  1     LB            StorageMart #820                                 100 West North Ave
  108       (38)       1     UBS           Walgreens - Glendora                             1301 Black Horse Pike
  109                  1     LB            765 Moreland                                     749, 755, 765 Moreland Avenue & 1153
                                                                                            Ormewood Avenue
  110                  1     UBS           Citizens 18 Portfolio                            Various
 110A1                 1     UBS           633 Notre Dame Street                            633 Notre Dame Street
 110A2                 1     UBS           48950 Van Dyke Avenue                            48950 Van Dyke Avenue
  111       (39)       1     UBS           Walgreens - Humble                               8505 FM 1960 West
  112                  1     UBS           Oak Tree Mobile Home Park                        565 Diamond Road
  113       (40)       1     LB            Victorville Self Storage                         12276 Cobalt Road
  114                  1     UBS           Holiday Inn - Superior                           303 Second Avenue East
  115                  1     LB            21st Century Storage                             7490 S. Crescent Blvd
  116       (41)       1     UBS           Walgreens - San Antonio                          11658 Interstate 35 North
  117                  1     UBS           Citizens 19 Portfolio                            Various
 117A1                 1     UBS           501 State Street                                 501 State Street
 117A2                 1     UBS           501 Western Avenue                               501 Western Avenue
 117A3                 1     UBS           17 South Market Street                           17 South Market Street
  118       (42)       1     UBS           Walgreens - Gessner                              12611 South Gessner
  119                  1     LB            Cross River Mill                                 1200 River Avenue
  120       (43)       1     LB            Mission Plaza Shopping Center                    21-147 West Main Street
  121       (44)       1     UBS           3300 Tenth Street                                3300 Tenth Street
  122                  1     UBS           Holiday Inn - Houghton                           1110 Century Way
  123                  1     LB            Northside Plaza                                  313 North Boulevard
  124                  1     LB            StorageMart #1610                                7460 West Frontage Road
  125       (45)       1     UBS           Veronica III Medical Arts Building               49 Veronica Avenue
  126       (46)       1     UBS           Rite Aid - Elko                                  2540 Idaho Street
  127       (47)       1     UBS           Walgreens - Huffmeister                          14625 FM 529 Road
  128                  1     LB            StorageMart #805                                 3100 N Mannheim
  129                  1     UBS           Citizens 9 Portfolio                             Various
 129A1                 1     UBS           36 Washington Street                             36 Washington Street
 129A2                 1     UBS           429 Harvard Street                               429 Harvard Street
 129A3                 1     UBS           569 Washington Street                            569 Washington Street
  130                  1     LB            StorageMart #711                                 3985 Atlanta Highway
  131                  1     LB            StorageMart #1611                                9702 W. 67th St.
  132                  1     UBS           Safeguard Self Storage                           1011 Stufflebeam Avenue
  133       (48)       1     LB            Yankee Candle Flagship Store                     2200 Richmond Road
  134                  1     LB            Dunmore Shopping Center                          1212 O'Neill Highway
  135                  1     UBS           Citizens 24 Portfolio                            Various
 135A1                 1     UBS           17411 Lorain Avenue                              17411 Lorain Avenue
 135A2                 1     UBS           16622 Harvard Avenue                             16622 Harvard Avenue
 135A3                 1     UBS           4300 Clark Avenue                                4300 Clark Avenue
  136                  1     UBS           Citizens 11 Portfolio                            Various
 136A1                 1     UBS           215 Washington Street                            215 Washington Street
 136A2                 1     UBS           65 Wianno Avenue                                 65 Wianno Avenue
  137                  1     LB            Brookhaven Plaza                                 958 Brookway Boulevard
  138       (49)       1     UBS           Walgreens - Horn Lake                            4028 Goodman Road
  139                  1     LB            Guardian Self Storage - Military                 12720 NW Military
  140                  1     LB            Oakbrook I Office Park                           5024 South Bur Oak Place
  141                  1     UBS           Access Self Storage                              3427 Marvin D Love Freeway
  142                  1     LB            StorageMart #801                                 5979 Butterfield Rd.
  143       (50)       1     UBS           Walgreens - Brattleboro                          467 Canal Street
  144                  1     LB            StorageMart #1302                                750 Winchester Rd.
  145                  1     LB            Bayberry Crossing Shopping Center                507 S.E. Melody Lane
  146                  1     LB            StorageMart #1613                                9500 Legler Road
  147                  1     LB            StorageMart #122                                 11510 N. Main Street
  148                  1     LB            Brattleboro & Bellows Falls                      62 Old Ferry Road & 125 Potter
                                                                                            Industrial Drive Route
  149                  1     LB            StorageMart #1609                                2816 Eaton
  150       (51)       1     UBS           Walgreens - Wake Forest                          3601 Rogers Road
  151                  1     LB            Holiday Inn Express Plainview                    4213 West 13th Street
  152                  1     UBS           Citizens 25 Portfolio                            Various
 152A1                 1     UBS           21550 Center Ridge Road                          21550 Center Ridge Road
 152A2                 1     UBS           14534 Madison Avenue                             14534 Madison Avenue
  153                  1     UBS           Citizens 3 Portfolio                             Various
 153A1                 1     UBS           155 Maple Street                                 155 Maple Street
 153A2                 1     UBS           177 Main Street                                  177 Main Street
 153A3                 1     UBS           152 South Main Street                            152 South Main Street
  154                  1     UBS           Eckerd - Whiteville                              1728 South Madison Street
  155                  1     LB            361 California Avenue                            361-369 South California Avenue
  156                  1     LB            StorageMart #1301                                1601 Twilight Trail
  157                  1     UBS           Indian Lake Park Vue                             877 East US 6 and 700 Lincolnway West
  158                  1     UBS           3825 Del Amo                                     3825 Del Amo Boulevard
  159                  1     UBS           Citizens 7                                       7310 West Grand Avenue
  160       (52)       1     LB            Pinar Plaza                                      672 South Goldenrod Road
  161                  1     LB            StorageMart #516                                 1200 US #1
  162       (53)       1     LB            Stor-All/Weston II                               2707 Executive Park Lane
  163                  1     LB            7-Eleven of Coconut Creek                        4525 Wiles Road
  164                  1     LB            Hialeah Warehouse                                2001-2077 West 62nd Street
  165                  1     LB            Bellagio Shoppes                                 9101 Tamiami Trail
  166                  1     LB            Guardian Self Storage - Bandera                  7950 Bandera Road
  167                  1     LB            Vermont & Sepulveda                              898 Sepulveda Boulevard
  168                  1     LB            StorageMart #1603                                1310 S. Enterprise
  169                  1     LB            Westridge Retail                                 8901 Virginia Parkway
  170                  2     LB            Stadium Square Apartments                        4759 Earl Gros Avenue
  171       (54)       1     UBS           Walgreens - Daphne                               30957 Mill Lane
  172                  1     UBS           Eckerd - Cleveland                               2499 Keith Street
  173                  2     UBS           Stonegate Mobile Home Park                       6801 West 70th Street
  174                  1     UBS           Citizens 10 Portfolio                            Various
 174A1                 1     UBS           606 Dartmouth Street                             606 Dartmouth Street
 174A2                 1     UBS           791 Main Street                                  791 Main Street
  175                  1     LB            Georgia Self Storage                             5535 Bemiss Road
  176                  1     LB            StorageMart #107                                 2420 St. Mary's Blvd.
  177       (55)       1     LB            Fairfax II                                       4310 Metro Parkway
  178                  2     UBS           The Vineyards                                    3268 East Road
  179                  1     UBS           233 East Carrillo Street                         233 East Carrillo Street
  180                  1     UBS           Grants Crossing                                  415 Brooks Road
  181                  1     LB            4150 Boulder Highway                             4150 Boulder Highway
  182                  1     UBS           Eckerd - Cary                                    1002 North Harrison Avenue
  183                  1     UBS           Magnolia Park                                    3707 East Business Highway 83
  184                  1     LB            StorageMart #106                                 2310 Paris Road
  185       (56)       1     LB            CVS - Waynesboro, PA                             406 East Main Street
  186                  1     UBS           Shady Oaks                                       431 North Scribner Street
  187                  1     LB            Atmos Energy                                     142 N. FM 730
  188                  1     UBS           Family Dollar Portfolio                          Various
 188A1                 1     UBS           1615 W. 59th Street                              1615 West 59th Street
 188A2                 1     UBS           500 W. 5th Avenue                                500 West 5th Avenue
  189       (57)       1     UBS           Whitney Point Estates                            8 Mohawk Drive
  190                  1     UBS           Citizens 1 Portfolio                             Various
 190A1                 1     UBS           6 Killingworth Road                              6 Killingworth Road
 190A2                 1     UBS           458 Ocean Avenue                                 458 Ocean Avenue
  191                  1     LB            Colleyville Retail                               55 Main Street
  192                  1     LB            Greenfield Secure Storage                        1135 Bernardston Road
  193                  1     LB            101 East Seneca Turnpike                         101 East Seneca Turnpike
  194       (58)       1     LB            Stor-All/Oviedo                                  1931 W. State Road 426
  195                  1     UBS           Family Dollar - Fullerton                        3916 West Fullerton Avenue
  196                  1     LB            StorageMart #113                                 3500 I-70 Dr. SE
  197                  1     UBS           Citizens 2 Portfolio                             Various
 197A1                 1     UBS           54 Main Street                                   54 Main Street
 197A2                 1     UBS           405 Portland Avenue                              405 Portland Avenue
  198                  1     UBS           Citizens 26                                      9243 Broadview Heights Road
  199                  1     UBS           Family Dollar - Pulaski                          8320 South Pulaski Road
  200       (59)       1     LB            Stor-All/Landmark                                6121 Landmark Center Blvd.
  201                  1     UBS           Citizens 30                                      5 West Commerce Street
  202                  1     LB            Waterville Commons                               3701-3709 Concord Parkway South
  203                  1     UBS           Citizens 33                                      622 Taunton Avenue
  204                  1     UBS           Edgeview Estates                                 1 Aspen Lane

                                                                                     CROSS           ORIGINAL       CUT-OFF DATE
CONTROL                                                             LOAN         COLLATERALIZED      BALANCE          BALANCE
  NO.               CITY               STATE        ZIP           PURPOSE          GROUPS (1)          ($)              ($)
---------------------------------------------------------------------------------------------------------------------------------

   1      New York                    NY              10016   Acquisition        No               400,000,000.00   400,000,000.00
   2      Boston                      MA              02110   Acquisition        No               340,000,000.00   340,000,000.00
   3      San Ysidro                  CA              92173   Refinance          No               180,000,000.00   180,000,000.00
   4      Chesterfield                MO              63017   Refinance          No               140,000,000.00   140,000,000.00
   5      Austin                      TX              78746   Acquisition        No               131,000,000.00   131,000,000.00
   6      Chesapeake                  VA              23320   Refinance          No                85,000,000.00    84,913,873.89
   7      Akron                       OH              44310   Refinance          No                77,000,000.00    76,924,800.68
   8      Boston                      MA              02116   Refinance          No                71,200,000.00    71,200,000.00
   9      Philadelphia                PA              19022   Refinance          No                71,000,000.00    71,000,000.00
  10      Various                     Various       Various   Refinance          No                54,550,000.00    54,550,000.00
 10A1     Tucson                      AZ              85706                      Yes (UBS-C)
 10A2     Frostproof                  FL              33843                      Yes (UBS-C)
 10A3     Oakdale                     MN              55128                      Yes (UBS-C)
 10A4     Lexington Park              MD              20653                      Yes (UBS-C)
 10A5     Clinton                     CT              06413                      Yes (UBS-C)
 10A6     Clearwater                  FL              33764                      Yes (UBS-C)
 10A7     Tucson                      AZ              85705                      Yes (UBS-C)
 10A8     Tucson                      AZ              85705                      Yes (UBS-C)
 10A9     Lexington Park              MD              20653                      Yes (UBS-C)
 10A10    Westbrook                   CT              06498                      Yes (UBS-C)
 10A11    Hudson                      FL              34667                      Yes (UBS-C)
 10A12    Clinton                     CT              06413                      Yes (UBS-C)
 10A13    Lima                        OH              45807                      Yes (UBS-C)
 10A14    Branford                    CT              06405                      Yes (UBS-C)
 10A15    Lexington Park              MD              20653                      Yes (UBS-C)
  11      Baltimore                   MD              21224   Refinance          No                49,250,000.00    49,250,000.00
  12      Danbury                     CT              06810   Acquisition        No                49,210,000.00    49,210,000.00
  13      Fairfax                     VA              22030   Acquisition        No                46,400,000.00    46,400,000.00
  14      Various                     GA            Various   Acquisition        Yes (LB-B)        45,625,000.00    45,625,000.00
 14A1     Atlanta                     GA              30340   Acquisition        Yes (LB-B)
 14A2     Norcross                    GA              30092   Acquisition        Yes (LB-B)
 14A3     Stone Mountain              GA              30083   Acquisition        Yes (LB-B)
  15      Manassas Park               VA              20111   Refinance          No                45,610,000.00    45,610,000.00
  16      Midland                     MI              48642   Refinance          No                38,000,000.00    37,962,888.65
  17      Various                     Various       Various   Recapitalization   No                37,000,000.00    37,000,000.00
 17A1     Stamford                    CT              06905                      Yes (UBS-A)
 17A2     Tarrytown                   NY              10591                      Yes (UBS-A)
 17A3     Nutley                      NJ              07110                      Yes (UBS-A)
 17A4     Hauppauge                   NY              11788                      Yes (UBS-A)
 17A5     Melville                    NY              11747                      Yes (UBS-A)
 17A6     West Orange                 NJ              07052                      Yes (UBS-A)
 17A7     West Orange                 NJ              07052                      Yes (UBS-A)
 17A8     Elmsford                    NY              10523                      Yes (UBS-A)
 17A9     Elmsford                    NY              10523                      Yes (UBS-A)
  18      Los Angeles                 CA              90028   Refinance          Yes (UBS-UU)      30,000,000.00    30,000,000.00
  19      Houston                     TX              77081   Refinance          No                29,000,000.00    29,000,000.00
  20      Atlanta                     GA              30360   Acquisition        No                26,000,000.00    26,000,000.00
  21      San Francisco               CA              94105   Refinance          No                25,800,000.00    25,800,000.00
  22      Sylmar                      CA              91342   Refinance          No                24,900,000.00    24,900,000.00
  23      Plano                       TX              75074   Refinance          Yes (UBS-UU)      22,880,000.00    22,880,000.00
  24      Baton Rouge                 LA              70820   Refinance          No                22,650,000.00    22,650,000.00
  25      Baton Rouge                 LA              70820   Refinance          Yes (LB-C)        19,150,000.00    19,150,000.00
  26      Dallas                      TX              75247   Refinance          Yes (UBS-UU)      18,120,000.00    18,120,000.00
  27      Paradise                    NV              89123   Refinance          No                18,100,000.00    18,100,000.00
  28      Monterey Park               CA              91754   Acquisition        No                18,000,000.00    18,000,000.00
  29      Clearwater                  FL              33767   Refinance          No                17,744,474.00    17,691,861.75
  30      Mesa                        AZ              85204   Acquisition        No                17,535,000.00    17,535,000.00
  31      Naples                      FL              34105   Refinance          No                17,500,000.00    17,500,000.00
  32      Herndon                     VA              20170   Refinance          No                17,400,000.00    17,400,000.00
  33      Boston                      MA              02110   Refinance          No                17,100,000.00    17,100,000.00
  34      Various                     FL            Various   Acquisition        No                17,000,000.00    17,000,000.00
 34A1     Winter Haven                FL              33881                      Yes (UBS-G)
 34A2     Brandon                     FL              33511                      Yes (UBS-G)
  35      Atlanta                     GA              30340   Acquisition        Yes (LB-B)        14,300,000.00    14,300,000.00
  36      Lincolnshire                IL              60069   Acquisition        No                14,200,000.00    14,200,000.00
  37      Marietta                    GA              30067   Acquisition        Yes (LB-B)        13,850,000.00    13,850,000.00
  38      Gilroy                      CA              95020   Acquisition        No                13,500,000.00    13,500,000.00
  39      Brooklyn                    NY              11217   Recapitalization   Yes (LB-A)        13,350,000.00    13,350,000.00
  40      Brooklyn                    NY              11211   Recapitalization   Yes (LB-A)        13,275,000.00    13,275,000.00
  41      Norcross                    GA              30071   Refinance          No                12,800,000.00    12,800,000.00
  42      Phoenix                     AZ              85016   Acquisition        No                12,650,000.00    12,650,000.00
  43      Dallas                      TX              75287   Refinance          No                12,600,000.00    12,600,000.00
  44      New York                    NY              10036   Refinance          No                12,815,000.00    12,090,447.80
  45      Chesterfield                MO              63005   Refinance          No                12,000,000.00    12,000,000.00
  46      Chicago                     IL              60610   Refinance          No                11,600,000.00    11,600,000.00
  47      Norcross                    GA              30092   Acquisition        No                11,000,000.00    11,000,000.00
  48      Greensboro                  NC              27407   Refinance          No                10,900,000.00    10,871,734.89
  49      Naples                      FL              34109   Refinance          No                10,623,048.00    10,608,069.33
  50      Naples                      FL              34108   Refinance          No                10,500,000.00    10,500,000.00
  51      Secaucus                    NJ              07094   Recapitalization   Yes (LB-A)        10,150,000.00    10,150,000.00
  52      Kansas City                 MO              64114   Recapitalization   Yes (LB-A)        10,110,000.00    10,110,000.00
  53      Burbank                     CA              91505   Acquisition        No                 9,200,000.00     9,200,000.00
  54      Buford                      GA              30518   Refinance          No                 9,150,000.00     9,150,000.00
  55      Dania Beach                 FL              33312   Acquisition        Yes (LB-A)         8,840,000.00     8,840,000.00
  56      Los Angeles                 CA              90010   Refinance          No                 8,600,000.00     8,600,000.00
  57      Miami                       FL              33130   Recapitalization   Yes (LB-A)         8,550,000.00     8,550,000.00
  58      Greenville                  SC              29615   Acquisition        No                 8,310,000.00     8,310,000.00
  59      Cypress                     CA              90630   Acquisition        No                 8,160,000.00     8,160,000.00
  60      Clearwater                  FL              33761   Acquisition        No                 8,025,000.00     8,025,000.00
  61      Various                     WA            Various   Refinance          No                 7,650,000.00     7,650,000.00
 61A1     Covington                   WA              98042                      Yes (UBS-J)
 61A2     Maple Valley                WA              98038                      Yes (UBS-J)
 61A3     Maple Valley                WA              98038                      Yes (UBS-J)
 61A4     Edgewood                    WA              98371                      Yes (UBS-J)
  62      King of Prussia             PA              19406   Acquisition        No                 7,650,000.00     7,644,149.83
  63      Pontiac                     MI              48341   Acquisition        No                 7,600,000.00     7,600,000.00
  64      Dallas                      TX              75287   Refinance          No                 7,200,000.00     7,200,000.00
  65      Bristol                     VA              24201   Refinance          No                 7,200,000.00     7,183,096.86
  66      Pembroke Pines              FL              33324   Acquisition        No                 7,100,000.00     7,100,000.00
  67      Hamden                      CT              06514   Acquisition        No                 7,000,000.00     7,000,000.00
  68      New York                    NY              10023   Refinance          No                 7,000,000.00     7,000,000.00
  69      San Diego                   CA              92154   Refinance          No                 7,000,000.00     6,994,676.16
  70      Overland Park               KS              66221   Recapitalization   Yes (LB-A)         6,760,000.00     6,760,000.00
  71      Langhorne                   PA              19047   Refinance          No                 6,550,000.00     6,550,000.00
  72      Various                     PA            Various   Acquisition        No                 6,395,039.00     6,395,039.00
 72A1     Narberth                    PA              19072                      Yes (UBS-SS)
 72A2     Havertown                   PA              19083                      Yes (UBS-SS)
 72A3     Ambridge                    PA              15003                      Yes (UBS-SS)
 72A4     Monesson                    PA              15062                      Yes (UBS-SS)
  73      Chicago                     IL              60615   Acquisition        No                 6,240,000.00     6,240,000.00
  74      Woodbury                    NJ              08096   Refinance          No                 6,200,000.00     6,200,000.00
  75      Phoenix                     AZ              85018   Acquisition        No                 6,200,000.00     6,158,911.95
  76      Houston                     TX              77025   Refinance          No                 6,150,000.00     6,150,000.00
  77      Santa Clarita               CA              91355   Refinance          No                 6,000,000.00     6,000,000.00
  78      Vancouver                   WA              98661   Acquisition        No                 6,000,000.00     5,985,026.46
  79      Bradenton                   FL              34202   Refinance          No                 5,868,533.00     5,860,258.27
  80      Kansas City                 MO              64153   Recapitalization   Yes (LB-A)         5,784,000.00     5,784,000.00
  81      Miami                       FL              33126   Recapitalization   Yes (LB-A)         5,715,000.00     5,715,000.00
  82      Seabrook                    TX              77586   Refinance          No                 5,589,000.00     5,589,000.00
  83      Spring Hill                 TN              37174   Refinance          No                 5,550,000.00     5,550,000.00
  84      Reading                     MA              01867   Acquisition        No                 5,532,000.00     5,532,000.00
  85      Richmond                    TX              77469   Refinance          No                 5,500,000.00     5,500,000.00
  86      Clarks Summit               PA              18411   Refinance          Yes (LB-E)         5,500,000.00     5,495,724.65
  87      Fishers                     IN              46038   Refinance          No                 5,500,000.00     5,491,657.10
  88      Richmond                    VA              23234   Refinance          No                 5,350,000.00     5,350,000.00
  89      Various                     FL            Various   Refinance          No                 5,343,000.00     5,343,000.00
 89A1     Okeechobee                  FL              34972                      Yes (UBS-K)
 89A2     Okeechobee                  FL              34974                      Yes (UBS-K)
 89A3     Pompano Beach               FL              33060                      Yes (UBS-K)
 89A4     Pompano Beach               FL              33060                      Yes (UBS-K)
 89A5     Pompano Beach               FL              33060                      Yes (UBS-K)
 89A6     Deerfield Beach             FL              33441                      Yes (UBS-K)
 89A7     Pompano Beach               FL              33064                      Yes (UBS-K)
 89A8     Pompano Beach               FL              33060                      Yes (UBS-K)
  90      Memphis                     TN              38112   Acquisition        No                 5,300,000.00     5,300,000.00
  91      Eau Claire                  WI              54701   Refinance          No                 5,300,000.00     5,300,000.00
  92      Taft                        CA              93268   Acquisition        No                 5,250,000.00     5,250,000.00
  93      Graham                      NC              27253   Refinance          No                 5,240,000.00     5,240,000.00
  94      Arlington                   TX              76010   Acquisition        No                 5,225,000.00     5,212,489.21
  95      Sacramento                  CA              95823   Refinance          No                 5,200,000.00     5,200,000.00
  96      Pharr                       TX              78577   Refinance          No                 5,200,000.00     5,200,000.00
  97      Various                     Various       Various   Acquisition        No                 5,200,000.00     5,192,433.77
 97A1     Cambridge                   MD              21613                      Yes (UBS-L)
 97A2     Wilson                      NC              27893                      Yes (UBS-L)
  98      Melville                    NY              11747   Acquisition        No                 5,140,000.00     5,140,000.00
  99      Stockton                    CA              95204   Refinance          No                 5,025,623.00     5,025,623.00
  100     Seffner                     FL              33584   Refinance          No                 5,017,313.00     5,009,827.19
  101     Various                     OH            Various   Acquisition        No                 5,005,457.00     5,005,457.00
 101A1    Willoughby                  OH              44094                      Yes (UBS-KK)
 101A2    Northfield                  OH              44067                      Yes (UBS-KK)
 101A3    Mentor                      OH              44060                      Yes (UBS-KK)
  102     Key West                    FL              33040   Recapitalization   Yes (LB-A)         4,960,000.00     4,960,000.00
  103     Columbia                    MO              65202   Recapitalization   Yes (LB-A)         4,920,000.00     4,920,000.00
  104     Columbia                    MO              65203   Recapitalization   Yes (LB-A)         4,840,000.00     4,840,000.00
  105     Hartsdale                   NY              10530   Acquisition        No                 4,800,000.00     4,800,000.00
  106     Hamden                      CT              06514   Refinance          No                 4,750,000.00     4,744,536.88
  107     Lombard                     IL              60148   Recapitalization   Yes (LB-A)         4,706,000.00     4,706,000.00
  108     Glendora                    NJ              08029   Refinance          No                 4,650,000.00     4,650,000.00
  109     Atlanta                     GA              30316   Refinance          No                 4,500,000.00     4,489,012.30
  110     Various                     MI            Various   Acquisition        No                 4,435,900.00     4,435,900.00
 110A1    Gross Pointe                MI              48230                      Yes (UBS-FF)
 110A2    Utica                       MI              48317                      Yes (UBS-FF)
  111     Humble                      TX              77338   Acquisition        No                 4,395,000.00     4,395,000.00
  112     Jackson                     NJ              08527   Refinance          No                 4,300,000.00     4,293,969.32
  113     Victorville                 CA              92392   Refinance          No                 4,200,000.00     4,200,000.00
  114     Superior                    WI              54880   Refinance          No                 4,125,000.00     4,125,000.00
  115     Pennsauken                  NJ              08109   Refinance          No                 4,100,000.00     4,100,000.00
  116     San Antonio                 TX              78233   Acquisition        No                 4,060,000.00     4,060,000.00
  117     Various                     NY            Various   Acquisition        No                 4,031,963.00     4,031,963.00
 117A1    Schenectady                 NY              12305                      Yes (UBS-GG)
 117A2    Albany                      NY              12203                      Yes (UBS-GG)
 117A3    Johnstown                   NY              12095                      Yes (UBS-GG)
  118     Houston                     TX              77071   Acquisition        No                 3,960,000.00     3,960,000.00
  119     Lakewood                    NJ              08701   Refinance          No                 3,950,000.00     3,947,118.18
  120     Ventura                     CA              93001   Acquisition        No                 3,957,120.00     3,940,568.81
  121     Columbus                    IN              47201   Acquisition        No                 3,918,000.00     3,918,000.00
  122     Houghton                    MI              49931   Acquisition        No                 3,920,000.00     3,911,556.72
  123     Clinton                     NC              28328   Refinance          No                 3,894,000.00     3,894,000.00
  124     Merriam                     KS              66203   Recapitalization   Yes (LB-A)         3,890,000.00     3,890,000.00
  125     Franklin                    NJ              08873   Refinance          No                 3,850,000.00     3,844,239.91
  126     Elko                        NV              89801   Acquisition        No                 4,897,293.62     3,766,174.06
  127     Houston                     TX              77095   Acquisition        No                 3,765,000.00     3,765,000.00
  128     Frankilin Park              IL              60131   Recapitalization   Yes (LB-A)         3,760,000.00     3,760,000.00
  129     Various                     MA            Various   Acquisition        No                 3,705,666.00     3,705,666.00
 129A1    Norwell                     MA              02061                      Yes (UBS-W)
 129A2    Brookline                   MA              02446                      Yes (UBS-W)
 129A3    Dorchester                  MA              02124                      Yes (UBS-W)
  130     Bogart                      GA              30622   Recapitalization   Yes (LB-A)         3,680,000.00     3,680,000.00
  131     Merriam                     KS              66203   Recapitalization   Yes (LB-A)         3,608,000.00     3,608,000.00
  132     Henderson                   NV              89011   Acquisition        No                 3,600,000.00     3,600,000.00
  133     Williamsburg                VA              23185   Acquisition        No                 3,604,436.00     3,597,418.26
  134     Dunmore                     PA              18512   Refinance          Yes (LB-E)         3,600,000.00     3,597,201.59
  135     Various                     OH            Various   Acquisition        No                 3,585,233.00     3,585,233.00
 135A1    Cleveland                   OH              44111                      Yes (UBS-LL)
 135A2    Cleveland                   OH              44128                      Yes (UBS-LL)
 135A3    Cleveland                   OH              44109                      Yes (UBS-LL)
  136     Various                     MA            Various   Acquisition        No                 3,578,673.00     3,578,673.00
 136A1    Fairhaven                   MA              02719                      Yes (UBS-Y)
 136A2    Osterville                  MA              02655                      Yes (UBS-Y)
  137     Brookhaven                  MS              39601   Acquisition        No                 3,550,000.00     3,550,000.00
  138     Horn Lake                   MS              38637   Refinance          No                 3,483,000.00     3,483,000.00
  139     San Antonio                 TX              78231   Acquisition        No                 3,400,000.00     3,400,000.00
  140     Sioux Falls                 SD              57108   Refinance          No                 3,400,000.00     3,400,000.00
  141     Dallas                      TX              75224   Refinance          No                 3,300,000.00     3,300,000.00
  142     Hillside                    IL              60162   Recapitalization   Yes (LB-A)         3,175,000.00     3,175,000.00
  143     Brattleboro                 VT              05301   Refinance          No                 3,150,000.00     3,150,000.00
  144     Lexington                   KY              40505   Acquisition        Yes (LB-A)         3,140,000.00     3,140,000.00
  145     Lee's Summit                MO              64063   Refinance          No                 3,125,000.00     3,125,000.00
  146     Lenexa                      KS              66219   Recapitalization   Yes (LB-A)         3,100,000.00     3,100,000.00
  147     Kansas City                 MO              64155   Recapitalization   Yes (LB-A)         3,056,000.00     3,056,000.00
  148     Brattleboro & Westminster   VT        05158/05301   Acquisition        Yes (LB-F)         3,025,000.00     3,025,000.00
  149     Kansas City                 KS              66103   Recapitalization   Yes (LB-A)         2,975,000.00     2,975,000.00
  150     Wake Forest                 NC              27587   Acquisition        No                 2,929,000.00     2,926,591.46
  151     Plainview                   TX              79072   Refinance          No                 2,900,000.00     2,896,719.07
  152     Various                     OH            Various   Acquisition        No                 2,812,983.00     2,812,983.00
 152A1    Rocky River                 OH              44116                      Yes (UBS-MM)
 152A2    Lakewood                    OH              44107                      Yes (UBS-MM)
  153     Various                     VT            Various   Acquisition        No                 2,796,504.00     2,796,504.00
 153A1    White River Junction        VT              05001                      Yes (UBS-R)
 153A2    Poultney                    VT              05764                      Yes (UBS-R)
 153A3    St. Albans                  VT              05478                      Yes (UBS-R)
  154     Whiteville                  NC              28472   Refinance          No                 2,775,000.00     2,775,000.00
  155     Palo Alto                   CA              94306   Refinance          No                 2,700,000.00     2,700,000.00
  156     Frankfort                   KY              40601   Recapitalization   Yes (LB-A)         2,680,000.00     2,680,000.00
  157     Ligonier                    IN              46767   Acquisition        No                 2,678,000.00     2,678,000.00
  158     Torrance                    CA              90503   Acquisition        No                 2,600,000.00     2,600,000.00
  159     Elmwood Park                IL              60707   Acquisition        No                 2,598,800.00     2,598,800.00
  160     Orlando                     FL              32822   Refinance          No                 2,600,000.00     2,596,332.68
  161     Big Coppit Key              FL              33040   Recapitalization   Yes (LB-A)         2,540,000.00     2,540,000.00
  162     Weston                      FL              33331   Refinance          No                 2,535,983.00     2,524,948.80
  163     Coconut Creek               FL              33073   Acquisition        No                 2,500,000.00     2,500,000.00
  164     Hialeah                     FL              33016   Refinance          No                 2,375,000.00     2,371,397.37
  165     Naples                      FL              34108   Refinance          No                 2,350,000.00     2,350,000.00
  166     San Antonio                 TX              78250   Acquisition        No                 2,310,000.00     2,310,000.00
  167     Harbor City                 CA              90710   Refinance          No                 2,300,000.00     2,300,000.00
  168     Olathe                      KS              66061   Recapitalization   Yes (LB-A)         2,280,000.00     2,280,000.00
  169     McKinney                    TX              75071   Refinance          No                 2,250,000.00     2,250,000.00
  170     Baton Rouge                 LA              70820   Refinance          Yes (LB-C)         2,200,000.00     2,200,000.00
  171     Daphne                      AL              36527   Acquisition        No                 2,189,000.00     2,187,199.97
  172     Cleveland                   TN              37311   Refinance          Yes (UBS-O)        2,175,000.00     2,175,000.00
  173     Shreveport                  LA              71129   Acquisition        No                 2,168,000.00     2,164,836.62
  174     Various                     MA            Various   Acquisition        No                 2,132,575.00     2,132,575.00
 174A1    South Dartmouth             MA              02748                      Yes (UBS-X)
 174A2    Winchester                  MA              01890                      Yes (UBS-X)
  175     Valdosta                    GA              31605   Acquisition        No                 2,100,000.00     2,093,169.64
  176     Jefferson City              MO              65109   Recapitalization   Yes (LB-A)         2,080,000.00     2,080,000.00
  177     Fort Myers                  FL              33916   Refinance          No                 2,079,914.00     2,076,448.18
  178     Clifton                     CO              81520   Acquisition        No                 2,075,000.00     2,073,594.36
  179     Santa Barbara               CA              93101   Refinance          No                 2,000,000.00     2,000,000.00
  180     Andrews                     SC              29510   Refinance          Yes (UBS-O)        1,960,000.00     1,960,000.00
  181     Winchester                  NV              89121   Refinance          No                 1,860,000.00     1,860,000.00
  182     Cary                        NC              27513   Refinance          No                 1,824,000.00     1,821,390.47
  183     Donna                       TX              78537   Refinance          Yes (UBS-T)        1,800,000.00     1,800,000.00
  184     Columbia                    MO              65202   Recapitalization   Yes (LB-A)         1,776,000.00     1,776,000.00
  185     Waynesboro                  PA              17268   Refinance          No                 1,727,874.00     1,723,639.60
  186     Grapevine                   TX              76051   Refinance          Yes (UBS-T)        1,650,000.00     1,650,000.00
  187     Boyd                        TX              76023   Refinance          No                 1,625,000.00     1,622,568.79
  188     Various                     Various       Various   Acquisition        No                 1,580,000.00     1,580,000.00
 188A1    Chicago                     IL              60636                      Yes (UBS-M)
 188A2    Gary                        IN              46402                      Yes (UBS-M)
  189     Lisle                       NY              13797   Refinance          No                 1,500,000.00     1,500,000.00
  190     Various                     CT            Various   Acquisition        No                 1,471,370.00     1,471,370.00
 190A1    Higganum                    CT              06441                      Yes (UBS-P)
 190A2    New London                  CT              06320                      Yes (UBS-P)
  191     Colleyville                 TX              76034   Acquisition        No                 1,450,000.00     1,450,000.00
  192     Greenfield                  MA              01301   Acquisition        Yes (LB-F)         1,400,000.00     1,400,000.00
  193     Syracuse                    NY              13205   Acquisition        No                 1,400,000.00     1,398,416.10
  194     Oviedo                      FL              32765   Refinance          No                 1,345,825.00     1,339,969.24
  195     Chicago                     IL              60647   Acquisition        No                 1,311,000.00     1,309,320.15
  196     Columbia                    MO              65201   Acquisition        Yes (LB-A)         1,300,000.00     1,300,000.00
  197     Various                     NH            Various   Acquisition        No                 1,298,130.00     1,298,130.00
 197A1    Pittsfield                  NH              03263                      Yes (UBS-Q)
 197A2    Rollinsford                 NH              03869                      Yes (UBS-Q)
  198     Broadview Heights           OH              44147   Acquisition        No                 1,209,935.00     1,209,935.00
  199     Chicago                     IL              60652   Acquisition        No                 1,182,000.00     1,180,485.44
  200     Greensboro                  NC              27407   Refinance          No                 1,127,941.00     1,123,033.26
  201     Smyrna                      DE              19977   Acquisition        No                 1,080,200.00     1,080,200.00
  202     Concord                     NC              46237   Refinance          No                 1,030,000.00     1,030,000.00
  203     East Providence             RI              02914   Acquisition        No                 1,029,119.00     1,029,119.00
  204     Hornell                     NY              14843   Refinance          No                 1,000,000.00     1,000,000.00

          % OF AGGREGATE    CUMULATIVE %                ADMINISTRATIVE    INTEREST                               ORIGINAL
CONTROL    CUT-OFF DATE    OF INITIAL POOL   MORTGAGE        COST         ACCRUAL          AMORTIZATION        INTEREST-ONLY
  NO.      BALANCE (1)         BALANCE       RATE (%)        RATE          BASIS               TYPE            PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------------

   1                13.1             13.1     6.41787           0.0207   Actual/360   Interest-Only                      120
   2                11.2             24.3     5.65172           0.0207   Actual/360   Interest-Only                      120
   3                 5.9             30.2     5.83950           0.0207   Actual/360   Interest-Only, Balloon              84
   4                 4.6             34.8     5.74400           0.0207   Actual/360   Interest-Only                      120
   5                 4.3             39.1     6.22302           0.0207   Actual/360   Interest-Only, Balloon              60
   6                 2.8             41.9     5.90750           0.0207   30/360       Balloon                              0
   7                 2.5             44.4     6.10000           0.0207   30/360       Balloon                              0
   8                 2.3             46.7     5.90400           0.0207   Actual/360   Interest-Only                      120
   9                 2.3             49.1     6.19000           0.0207   Actual/360   Interest-Only, Balloon              72
  10                 1.8             50.9     6.45000           0.0207   Actual/360   Interest-Only                      120
 10A1
 10A2
 10A3
 10A4
 10A5
 10A6
 10A7
 10A8
 10A9
 10A10
 10A11
 10A12
 10A13
 10A14
 10A15
  11                 1.6             52.5     6.21000           0.0207   Actual/360   Interest-Only                      120
  12                 1.6             54.1     6.52500           0.0207   Actual/360   Interest-Only, Balloon              59
  13                 1.5             55.6     6.20000           0.0207   Actual/360   Interest-Only                      120
  14                 1.5             57.1     6.15000           0.0207   Actual/360   Interest-Only                       60
 14A1
 14A2
 14A3
  15                 1.5             58.6     6.21000           0.0207   Actual/360   Interest-Only                       60
  16                 1.2             59.9     6.10000           0.0207   30/360       Balloon                              0
  17                 1.2             61.1     5.20000           0.0207   Actual/360   Interest-Only                       60
 17A1
 17A2
 17A3
 17A4
 17A5
 17A6
 17A7
 17A8
 17A9
  18                 1.0             62.1     6.25500           0.0207   Actual/360   Interest-Only                      120
  19                 1.0             63.0     6.11000           0.0207   Actual/360   Interest-Only                       84
  20                 0.9             63.9     5.91000           0.0207   Actual/360   Interest-Only                       60
  21                 0.8             64.7     6.28500           0.0207   Actual/360   Interest-Only                       84
  22                 0.8             65.5     6.40000           0.0207   Actual/360   Interest-Only                      120
  23                 0.8             66.3     6.25500           0.0207   Actual/360   Interest-Only                      120
  24                 0.7             67.0     6.37500           0.0207   Actual/360   Interest-Only, Balloon              24
  25                 0.6             67.6     6.37500           0.0207   Actual/360   Interest-Only, Balloon              24
  26                 0.6             68.2     6.35500           0.0207   Actual/360   Balloon                              0
  27                 0.6             68.8     6.18000           0.0207   Actual/360   Interest-Only, Balloon              60
  28                 0.6             69.4     6.35500           0.0207   Actual/360   Interest-Only                      120
  29                 0.6             70.0     5.69250           0.0507   30/360       Balloon                              0
  30                 0.6             70.6     6.53000           0.0207   Actual/360   Interest-Only                      120
  31                 0.6             71.2     6.34400           0.0207   Actual/360   Interest-Only, Balloon              61
  32                 0.6             71.7     6.18000           0.0207   Actual/360   Interest-Only                      120
  33                 0.6             72.3     6.45000           0.0207   Actual/360   Interest-Only                      120
  34                 0.6             72.9     6.27000           0.0207   Actual/360   Interest-Only                      120
 34A1
 34A2
  35                 0.5             73.3     6.19000           0.0207   Actual/360   Interest-Only                       58
  36                 0.5             73.8     6.50000           0.0207   Actual/360   Interest-Only, Balloon              36
  37                 0.5             74.2     6.19000           0.0207   Actual/360   Interest-Only                       59
  38                 0.4             74.7     6.09000           0.0207   Actual/360   Interest-Only, Balloon              60
  39                 0.4             75.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  40                 0.4             75.6     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  41                 0.4             76.0     5.58000           0.0207   Actual/360   Interest-Only, Balloon              60
  42                 0.4             76.4     6.16000           0.0207   Actual/360   Interest-Only, Balloon              60
  43                 0.4             76.8     5.58000           0.0207   Actual/360   Interest-Only, Balloon              60
  44                 0.4             77.2     5.50500           0.0132   Actual/360   Fully Amortizing                     0
  45                 0.4             77.6     6.21000           0.0207   Actual/360   Interest-Only, Balloon              24
  46                 0.4             78.0     6.14000           0.0207   Actual/360   Interest-Only, Balloon              36
  47                 0.4             78.3     6.41500           0.0207   Actual/360   Interest-Only                       60
  48                 0.4             78.7     6.12000           0.0207   Actual/360   Balloon                              0
  49                 0.3             79.0     5.99150           0.0507   30/360       Balloon                              0
  50                 0.3             79.4     6.34400           0.0207   Actual/360   Interest-Only, Balloon              61
  51                 0.3             79.7     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  52                 0.3             80.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  53                 0.3             80.4     6.33000           0.0207   Actual/360   Interest-Only                      120
  54                 0.3             80.7     6.20000           0.0207   Actual/360   Interest-Only                       60
  55                 0.3             80.9     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  56                 0.3             81.2     6.25500           0.0207   Actual/360   Interest-Only                      120
  57                 0.3             81.5     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  58                 0.3             81.8     5.71000           0.0207   Actual/360   Interest-Only                      120
  59                 0.3             82.0     6.25500           0.0207   Actual/360   Interest-Only                      120
  60                 0.3             82.3     6.15000           0.0207   Actual/360   Interest-Only, Balloon              24
  61                 0.3             82.6     6.12000           0.0207   Actual/360   Balloon                              1
 61A1
 61A2
 61A3
 61A4
  62                 0.3             82.8     6.30000           0.0207   Actual/360   Balloon                              0
  63                 0.2             83.1     6.05000           0.0207   Actual/360   Balloon                              1
  64                 0.2             83.3     5.58000           0.0207   Actual/360   Interest-Only, Balloon              60
  65                 0.2             83.5     6.53000           0.0207   Actual/360   Balloon                              0
  66                 0.2             83.8     6.40000           0.0207   Actual/360   Interest-Only, Balloon              60
  67                 0.2             84.0     6.22000           0.0207   Actual/360   Interest-Only                      120
  68                 0.2             84.2     6.18000           0.0207   Actual/360   Interest-Only                      120
  69                 0.2             84.5     6.32000           0.0207   Actual/360   Balloon                              0
  70                 0.2             84.7     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  71                 0.2             84.9     6.33000           0.0207   Actual/360   Interest-Only, Balloon              24
  72                 0.2             85.1     6.30000           0.0207   Actual/360   Interest-Only                       60
 72A1
 72A2
 72A3
 72A4
  73                 0.2             85.3     6.27000           0.0207   Actual/360   Interest-Only, Balloon              60
  74                 0.2             85.5     6.71000           0.0207   Actual/360   Interest-Only, Balloon              36
  75                 0.2             85.7     6.34000           0.0207   Actual/360   Balloon                              0
  76                 0.2             85.9     6.09000           0.0207   Actual/360   Interest-Only, Balloon              60
  77                 0.2             86.1     6.19000           0.0707   Actual/360   Interest-Only, Balloon              36
  78                 0.2             86.3     6.28000           0.0207   Actual/360   Balloon                              0
  79                 0.2             86.5     5.98150           0.0507   30/360       Balloon                              0
  80                 0.2             86.7     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  81                 0.2             86.9     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  82                 0.2             87.1     6.10000           0.0207   Actual/360   Interest-Only, Balloon              48
  83                 0.2             87.2     6.11000           0.0207   Actual/360   Interest-Only, Balloon              24
  84                 0.2             87.4     6.10000           0.0207   Actual/360   Interest-Only                      120
  85                 0.2             87.6     6.20000           0.0207   Actual/360   Interest-Only, Balloon              24
  86                 0.2             87.8     6.24000           0.0207   Actual/360   Balloon                              0
  87                 0.2             88.0     6.34000           0.0207   Actual/360   Balloon                              0
  88                 0.2             88.1     6.45000           0.0207   Actual/360   Balloon                              0
  89                 0.2             88.3     6.43000           0.0207   Actual/360   Balloon                              0
 89A1
 89A2
 89A3
 89A4
 89A5
 89A6
 89A7
 89A8
  90                 0.2             88.5     6.24000           0.0807   Actual/360   Interest-Only, Balloon              60
  91                 0.2             88.7     6.18000           0.0207   Actual/360   Balloon                              0
  92                 0.2             88.8     6.27000           0.0807   Actual/360   Interest-Only, Balloon              60
  93                 0.2             89.0     6.19000           0.0207   Actual/360   Interest-Only, Balloon              36
  94                 0.2             89.2     6.45000           0.0207   Actual/360   Balloon                              0
  95                 0.2             89.4     6.30000           0.0707   Actual/360   Interest-Only, Balloon              48
  96                 0.2             89.5     6.14000           0.0207   Actual/360   Interest-Only, Balloon              36
  97                 0.2             89.7     6.49000           0.0207   Actual/360   Balloon                              0
 97A1
 97A2
  98                 0.2             89.9     6.24300           0.0207   Actual/360   Interest-Only                      120
  99                 0.2             90.0     6.05260           0.1007   30/360       Interest-Only                      120
  100                0.2             90.2     6.56400           0.0207   Actual/360   Balloon                              0
  101                0.2             90.4     6.30000           0.0207   Actual/360   Interest-Only                       60
 101A1
 101A2
 101A3
  102                0.2             90.5     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  103                0.2             90.7     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  104                0.2             90.8     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  105                0.2             91.0     6.32000           0.0207   Actual/360   Interest-Only                      120
  106                0.2             91.2     6.52000           0.0207   Actual/360   Balloon                              0
  107                0.2             91.3     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  108                0.2             91.5     6.28000           0.0207   Actual/360   Interest-Only, Balloon              61
  109                0.1             91.6     6.37000           0.0207   Actual/360   Balloon                              0
  110                0.1             91.8     6.30000           0.0207   Actual/360   Interest-Only                       60
 110A1
 110A2
  111                0.1             91.9     6.26000           0.0207   Actual/360   Interest-Only                      120
  112                0.1             92.0     6.62000           0.0207   Actual/360   Balloon                              0
  113                0.1             92.2     5.86000           0.0207   Actual/360   Interest-Only, Balloon              47
  114                0.1             92.3     6.38000           0.0207   Actual/360   Balloon                              0
  115                0.1             92.4     6.38000           0.0207   Actual/360   Interest-Only, Balloon              24
  116                0.1             92.6     6.26000           0.0207   Actual/360   Interest-Only                      120
  117                0.1             92.7     6.30000           0.0207   Actual/360   Interest-Only                       60
 117A1
 117A2
 117A3
  118                0.1             92.8     6.26000           0.0207   Actual/360   Interest-Only                      120
  119                0.1             93.0     6.47000           0.0207   Actual/360   Balloon                              0
  120                0.1             93.1     5.78500           0.0507   30/360       Balloon                              0
  121                0.1             93.2     5.71000           0.0207   Actual/360   Interest-Only                      120
  122                0.1             93.4     6.85000           0.0207   Actual/360   Balloon                              0
  123                0.1             93.5     6.10000           0.0207   Actual/360   Interest-Only, Balloon              48
  124                0.1             93.6     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  125                0.1             93.7     6.39000           0.0207   Actual/360   Balloon                              0
  126                0.1             93.9     6.57000           0.0207   30/360       Fully Amortizing                     0
  127                0.1             94.0     6.26000           0.0207   Actual/360   Interest-Only                      120
  128                0.1             94.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  129                0.1             94.2     6.30000           0.0207   Actual/360   Interest-Only                       60
 129A1
 129A2
 129A3
  130                0.1             94.4     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  131                0.1             94.5     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  132                0.1             94.6     6.72000           0.0207   Actual/360   Interest-Only                      120
  133                0.1             94.7     6.00410           0.0507   30/360       Balloon                              0
  134                0.1             94.8     6.24000           0.0207   Actual/360   Balloon                              0
  135                0.1             94.9     6.30000           0.0207   Actual/360   Interest-Only                       60
 135A1
 135A2
 135A3
  136                0.1             95.1     6.30000           0.0207   Actual/360   Interest-Only                       60
 136A1
 136A2
  137                0.1             95.2     6.33000           0.0207   Actual/360   Interest-Only                      120
  138                0.1             95.3     6.57000           0.0207   Actual/360   Interest-Only                      120
  139                0.1             95.4     6.16000           0.0207   Actual/360   Interest-Only, Balloon              36
  140                0.1             95.5     6.20000           0.0807   Actual/360   Balloon                              0
  141                0.1             95.6     6.06000           0.0207   Actual/360   Balloon                              0
  142                0.1             95.7     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  143                0.1             95.8     6.12000           0.0207   Actual/360   Interest-Only, Balloon              61
  144                0.1             95.9     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  145                0.1             96.0     6.24000           0.1107   Actual/360   Balloon                              0
  146                0.1             96.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  147                0.1             96.2     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  148                0.1             96.3     6.35000           0.0207   Actual/360   Interest-Only, Balloon              24
  149                0.1             96.4     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  150                0.1             96.5     6.03000           0.0207   Actual/360   Balloon                              0
  151                0.1             96.6     6.60000           0.0207   Actual/360   Balloon                              0
  152                0.1             96.7     6.30000           0.0207   Actual/360   Interest-Only                       60
 152A1
 152A2
  153                0.1             96.8     6.30000           0.0207   Actual/360   Interest-Only                       60
 153A1
 153A2
 153A3
  154                0.1             96.9     6.43000           0.0207   Actual/360   Interest-Only, Balloon              36
  155                0.1             97.0     5.94000           0.0207   Actual/360   Balloon                              0
  156                0.1             97.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  157                0.1             97.2     6.07000           0.0207   Actual/360   Balloon                              0
  158                0.1             97.3     6.32700           0.0207   Actual/360   Interest-Only                      120
  159                0.1             97.3     6.30000           0.0207   Actual/360   Interest-Only                       60
  160                0.1             97.4     6.60000           0.0207   Actual/360   Balloon                              0
  161                0.1             97.5     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  162                0.1             97.6     5.59650           0.0507   30/360       Balloon                              0
  163                0.1             97.7     6.23000           0.0207   Actual/360   Balloon                              0
  164                0.1             97.7     6.34000           0.0207   Actual/360   Balloon                              0
  165                0.1             97.8     6.26000           0.0807   Actual/360   Interest-Only, Balloon              30
  166                0.1             97.9     6.20000           0.0207   Actual/360   Interest-Only, Balloon              36
  167                0.1             98.0     5.92000           0.0207   Actual/360   Interest-Only, Balloon              60
  168                0.1             98.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  169                0.1             98.1     6.30000           0.0207   Actual/360   Interest-Only, Balloon              24
  170                0.1             98.2     6.37500           0.0207   Actual/360   Interest-Only, Balloon              24
  171                0.1             98.3     6.03000           0.0207   Actual/360   Balloon                              0
  172                0.1             98.3     6.38000           0.0207   Actual/360   Balloon                              0
  173                0.1             98.4     6.48000           0.0207   Actual/360   Balloon                              0
  174                0.1             98.5     6.30000           0.0207   Actual/360   Interest-Only                       60
 174A1
 174A2
  175                0.1             98.6     6.31000           0.0807   Actual/360   Balloon                              0
  176                0.1             98.6     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  177                0.1             98.7     6.33900           0.0207   Actual/360   Balloon                              0
  178                0.1             98.8     6.73000           0.0207   Actual/360   Balloon                              0
  179                0.1             98.8     6.40000           0.0207   Actual/360   Interest-Only                      120
  180                0.1             98.9     6.38000           0.0207   Actual/360   Balloon                              0
  181                0.1             98.9     6.10000           0.0207   Actual/360   Interest-Only, Balloon              60
  182                0.1             99.0     6.55000           0.0207   Actual/360   Balloon                              0
  183                0.1             99.1     6.59000           0.0207   Actual/360   Balloon                              0
  184                0.1             99.1     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  185                0.1             99.2     6.50900           0.0207   Actual/360   Balloon                              0
  186                0.1             99.2     6.86000           0.0207   Actual/360   Balloon                              0
  187                0.1             99.3     6.39000           0.0207   Actual/360   Balloon                              0
  188                0.1             99.3     5.98000           0.0207   Actual/360   Balloon                              0
 188A1
 188A2
  189                0.0             99.4     6.13000           0.0207   Actual/360   Balloon                              1
  190                0.0             99.4     6.30000           0.0207   Actual/360   Interest-Only                       60
 190A1
 190A2
  191                0.0             99.5     6.36000           0.0207   Actual/360   Interest-Only, Balloon              24
  192                0.0             99.5     6.35000           0.0207   Actual/360   Interest-Only, Balloon              24
  193                0.0             99.6     6.60000           0.0207   Actual/360   Balloon                              0
  194                0.0             99.6     5.66650           0.0507   30/360       Balloon                              0
  195                0.0             99.7     5.98000           0.0207   Actual/360   Balloon                              0
  196                0.0             99.7     6.08700           0.0207   Actual/360   Interest-Only, Balloon              36
  197                0.0             99.7     6.30000           0.0207   Actual/360   Interest-Only                       60
 197A1
 197A2
  198                0.0             99.8     6.30000           0.0207   Actual/360   Interest-Only                       60
  199                0.0             99.8     5.98000           0.0207   Actual/360   Balloon                              0
  200                0.0             99.9     5.59650           0.0507   30/360       Balloon                              0
  201                0.0             99.9     6.30000           0.0207   Actual/360   Interest-Only                       60
  202                0.0             99.9     6.21000           0.0207   Actual/360   Interest-Only, Balloon              24
  203                0.0            100.0     6.30000           0.0207   Actual/360   Interest-Only                       60
  204                0.0            100.0     6.13000           0.0207   Actual/360   Balloon                              0

            REMAINING        ORIGINAL          REMAINING        ORIGINAL        REMAINING                    MATURITY OR
CONTROL   INTEREST-ONLY       TERM TO           TERM TO       AMORTIZATION    AMORTIZATION    ORIGINATION    ANTICIPATED
  NO.     PERIOD (MOS.)   MATURITY (MOS.)   MATURITY (MOS.)    TERM (MOS.)     TERM (MOS.)       DATE       REPAYMENT DATE
--------------------------------------------------------------------------------------------------------------------------

   1                120               120               120               0               0     8/24/2006        9/11/2016
   2                119               120               119               0               0     7/31/2006        8/11/2016
   3                 80               121               117             360             360     5/19/2006        6/11/2016
   4                120               120               120               0               0     8/29/2006        9/11/2016
   5                 58               120               118             360             360     6/21/2006        7/11/2016
   6                  0               120               119             360             359     7/11/2006         8/1/2016
   7                  0               120               119             360             359     7/27/2006         8/1/2016
   8                119               120               119               0               0     7/19/2006        8/11/2016
   9                 72               120               120             360             360     8/30/2006        9/11/2016
  10                120               120               120               0               0     8/25/2006        9/11/2016
 10A1
 10A2
 10A3
 10A4
 10A5
 10A6
 10A7
 10A8
 10A9
 10A10
 10A11
 10A12
 10A13
 10A14
 10A15
  11                118               120               118               0               0     6/21/2006        7/11/2016
  12                 59               180               180             360             360     8/15/2006        9/11/2021
  13                117               120               117               0               0     5/24/2006        6/11/2016
  14                 56                60                56               0               0      5/1/2006        5/11/2011
 14A1
 14A2
 14A3
  15                 58                60                58               0               0     7/10/2006        7/11/2011
  16                  0               120               119             360             359     7/27/2006         8/1/2016
  17                 48                60                48               0               0     8/26/2005        9/11/2010
 17A1
 17A2
 17A3
 17A4
 17A5
 17A6
 17A7
 17A8
 17A9
  18                120               120               120               0               0     8/18/2006        9/11/2016
  19                 82                84                82               0               0     7/11/2006        7/11/2013
  20                 56                60                56               0               0     4/13/2006        5/11/2011
  21                 82                84                82               0               0     6/28/2006        7/11/2013
  22                118               120               118               0               0     6/22/2006        7/11/2016
  23                120               120               120               0               0     8/18/2006        9/11/2016
  24                 22               120               118             360             360     6/30/2006        7/11/2016
  25                 22               120               118             360             360     6/30/2006        7/11/2016
  26                  0               120               120             360             360     8/18/2006        9/11/2016
  27                 60               120               120             360             360     8/31/2006        9/11/2016
  28                118               120               118               0               0     6/30/2006        7/11/2016
  29                  0                60                58             300             298     6/20/2006        7/11/2011
  30                120               120               120               0               0     8/28/2006        9/11/2016
  31                 61               121               121             360             360     9/14/2006       10/11/2016
  32                118               120               118               0               0     6/28/2006        7/11/2016
  33                120               120               120               0               0     8/17/2006        9/11/2016
  34                119               120               119               0               0      8/8/2006        8/11/2016
 34A1
 34A2
  35                 56                58                56               0               0     6/23/2006        5/11/2011
  36                 35                84                83             360             360     7/14/2006        8/11/2013
  37                 56                59                56               0               0     5/31/2006        5/11/2011
  38                 59               120               119             360             360      8/4/2006        8/11/2016
  39                 33                60                57             360             360      6/1/2006        6/11/2011
  40                 33                60                57             360             360      6/1/2006        6/11/2011
  41                 58               120               118             360             360     6/14/2006        7/11/2016
  42                 58               120               118             360             360     6/12/2006        7/11/2016
  43                 58               120               118             360             360     6/20/2006        7/11/2016
  44                  0               121               112             121             112     11/8/2005         1/1/2016
  45                 23               120               119             360             360     7/24/2006        8/11/2016
  46                 35               120               119             360             360      8/1/2006        8/11/2016
  47                 59                60                59               0               0     7/24/2006        8/11/2011
  48                  0               120               117             360             357     5/25/2006        6/11/2016
  49                  0               120               119             300             299     7/19/2006        8/11/2016
  50                 61               121               121             360             360     9/14/2006       10/11/2016
  51                 33                60                57             360             360      6/1/2006        6/11/2011
  52                 33                60                57             360             360      6/1/2006        6/11/2011
  53                118               120               118               0               0     6/15/2006        7/11/2016
  54                 60                60                60               0               0      9/1/2006        9/11/2011
  55                 33                60                57             360             360      6/1/2006        6/11/2011
  56                119               120               119               0               0     8/11/2006        8/11/2016
  57                 33                60                57             360             360      6/1/2006        6/11/2011
  58                114               120               114               0               0     2/23/2006        3/11/2016
  59                119               120               119               0               0     7/26/2006        8/11/2016
  60                 22               120               118             360             360     6/30/2006        7/11/2016
  61                  1               121               121             360             360     9/13/2006       10/11/2016
 61A1
 61A2
 61A3
 61A4
  62                  0               120               119             360             359      8/3/2006        8/11/2016
  63                  1               121               121             360             360     9/12/2006       10/11/2016
  64                 58               120               118             360             360     6/20/2006        7/11/2016
  65                  0               180               177             360             357      6/9/2006        6/11/2021
  66                 60               120               120             360             360     8/24/2006        9/11/2016
  67                120               120               120               0               0     8/18/2006        9/11/2016
  68                119               120               119               0               0     7/21/2006        8/11/2016
  69                  0               120               119             360             359     7/17/2006        8/11/2016
  70                 33                60                57             360             360      6/1/2006        6/11/2011
  71                 21               120               117             300             300      6/9/2006        6/11/2016
  72                 59                60                59               0               0     7/21/2006        8/11/2011
 72A1
 72A2
 72A3
 72A4
  73                 59               120               119             360             360     7/31/2006        8/11/2016
  74                 35                48                47             360             360     7/20/2006        8/11/2010
  75                  0               120               113             360             353     1/18/2006        2/11/2016
  76                 60               120               120             360             360     8/31/2006        9/11/2016
  77                 34               120               118             360             360     6/27/2006        7/11/2016
  78                  0               120               117             360             357     5/31/2006        6/11/2016
  79                  0               120               119             300             299     7/19/2006        8/11/2016
  80                 33                60                57             360             360      6/1/2006        6/11/2011
  81                 33                60                57             360             360      6/1/2006        6/11/2011
  82                 47               120               119             360             360     7/26/2006        8/11/2016
  83                 24               120               120             360             360     8/24/2006        9/11/2016
  84                120               120               120               0               0     8/16/2006        9/11/2016
  85                 23               120               119             360             360     7/25/2006        8/11/2016
  86                  0               120               119             360             359      8/1/2006        8/11/2016
  87                  0               120               118             360             358     6/26/2006        7/11/2016
  88                  0               120               120             300             300     8/25/2006        9/11/2016
  89                  0               120               120             360             360     9/11/2006        9/11/2016
 89A1
 89A2
 89A3
 89A4
 89A5
 89A6
 89A7
 89A8
  90                 58               120               118             360             360     6/13/2006        7/11/2016
  91                  0               120               120             300             300      9/5/2006        9/11/2016
  92                 58               120               118             360             360     6/12/2006        7/11/2016
  93                 34               120               118             360             360     6/29/2006        7/11/2016
  94                  0               120               117             360             357     5/15/2006        6/11/2016
  95                 46               120               118             360             360     6/27/2006        7/11/2016
  96                 36               120               120             360             360     8/25/2006        9/11/2016
  97                  0               120               118             360             358      7/5/2006        7/11/2016
 97A1
 97A2
  98                118               120               118               0               0      7/6/2006        7/11/2016
  99                119               120               119               0               0     7/27/2006        8/11/2016
  100                 0               120               118             360             358     6/29/2006        7/11/2016
  101                59                60                59               0               0     7/21/2006        8/11/2011
 101A1
 101A2
 101A3
  102                33                60                57             360             360      6/1/2006        6/11/2011
  103                33                60                57             360             360      6/1/2006        6/11/2011
  104                33                60                57             360             360      6/1/2006        6/11/2011
  105               119               120               119               0               0     7/26/2006        8/11/2016
  106                 0               120               119             300             299     7/26/2006        8/11/2016
  107                33                60                57             360             360      6/1/2006        6/11/2011
  108                61               121               121             360             360     9/13/2006       10/11/2016
  109                 0               120               117             360             357      6/6/2006        6/11/2016
  110                59                60                59               0               0     7/21/2006        8/11/2011
 110A1
 110A2
  111               119               120               119               0               0     7/17/2006        8/11/2016
  112                 0               120               118             360             358     6/29/2006        7/11/2016
  113                40               120               113             360             360     1/13/2006        2/11/2016
  114                 0               120               120             300             300      9/5/2006        9/11/2016
  115                22               120               118             360             360     6/14/2006        7/11/2016
  116               120               120               120               0               0     8/25/2006        9/11/2016
  117                59                60                59               0               0     7/21/2006        8/11/2011
 117A1
 117A2
 117A3
  118               120               120               120               0               0     8/25/2006        9/11/2016
  119                 0               120               119             360             359     7/13/2006        8/11/2016
  120                 0               120               116             360             356      5/9/2006        5/11/2016
  121               114               120               114               0               0     2/23/2006        3/11/2016
  122                 0               120               118             300             298     6/22/2006        7/11/2016
  123                47               120               119             360             360     7/26/2006        8/11/2016
  124                33                60                57             360             360      6/1/2006        6/11/2011
  125                 0               120               118             360             358     6/29/2006        7/11/2016
  126                 0               264               162             264             162     2/25/1998        3/10/2020
  127               119               120               119               0               0     7/17/2006        8/11/2016
  128                33                60                57             360             360      6/1/2006        6/11/2011
  129                59                60                59               0               0     7/21/2006        8/11/2011
 129A1
 129A2
 129A3
  130                33                60                57             360             360      6/1/2006        6/11/2011
  131                33                60                57             360             360      6/1/2006        6/11/2011
  132               117               120               117               0               0      6/9/2006        6/11/2016
  133                 0               120               118             360             358     6/22/2006        7/11/2016
  134                 0               120               119             360             359      8/1/2006        8/11/2016
  135                59                60                59               0               0     7/21/2006        8/11/2011
 135A1
 135A2
 135A3
  136                59                60                59               0               0     7/21/2006        8/11/2011
 136A1
 136A2
  137               119               120               119               0               0     7/27/2006        8/11/2016
  138               118               120               118               0               0     6/28/2006        7/11/2016
  139                36               120               120             360             360     8/25/2006        9/11/2016
  140                 0               120               120             360             360     8/16/2006        9/11/2016
  141                 0               120               120             360             360     8/31/2006        9/11/2016
  142                33                60                57             360             360      6/1/2006        6/11/2011
  143                61               121               121             360             360     9/13/2006       10/11/2016
  144                33                60                57             360             360      6/1/2006        6/11/2011
  145                 0               120               120             360             360     8/15/2006        9/11/2016
  146                33                60                57             360             360      6/1/2006        6/11/2011
  147                33                60                57             360             360      6/1/2006        6/11/2011
  148                23               120               119             360             360      8/7/2006        8/11/2016
  149                33                60                57             360             360      6/1/2006        6/11/2011
  150                 0               120               119             360             359      8/1/2006        8/11/2016
  151                 0               120               119             300             299     7/17/2006        8/11/2016
  152                59                60                59               0               0     7/21/2006        8/11/2011
 152A1
 152A2
  153                59                60                59               0               0     7/21/2006        8/11/2011
 153A1
 153A2
 153A3
  154                36               120               120             360             360      9/6/2006        9/11/2016
  155                 0               120               120             360             360     8/14/2006        9/11/2016
  156                33                60                57             360             360      6/1/2006        6/11/2011
  157                 0               120               120             360             360     8/25/2006        9/11/2016
  158               117               120               117               0               0      6/7/2006        6/11/2016
  159                59                60                59               0               0     7/21/2006        8/11/2011
  160                 0               120               118             360             358     6/29/2006        7/11/2016
  161                33                60                57             360             360      6/1/2006        6/11/2011
  162                 0               120               116             360             356      5/9/2006        5/11/2016
  163                 0               120               120             360             360     8/17/2006        9/11/2016
  164                 0               120               118             360             358     6/13/2006        7/11/2016
  165                29               120               119             360             360     7/19/2006        8/11/2016
  166                36               120               120             360             360     8/23/2006        9/11/2016
  167                57               120               117             360             360     5/17/2006        6/11/2016
  168                33                60                57             360             360      6/1/2006        6/11/2011
  169                23               120               119             360             360      8/1/2006        8/11/2016
  170                22               120               118             360             360     6/30/2006        7/11/2016
  171                 0               120               119             360             359      8/1/2006        8/11/2016
  172                 0               120               120             360             360      9/1/2006        9/11/2016
  173                 0               120               118             360             358      7/6/2006        7/11/2016
  174                59                60                59               0               0     7/21/2006        8/11/2011
 174A1
 174A2
  175                 0               120               116             360             356      5/1/2006        5/11/2016
  176                33                60                57             360             360      6/1/2006        6/11/2011
  177                 0               120               118             360             358     6/21/2006        7/11/2016
  178                 0               120               119             360             359     7/19/2006        8/11/2016
  179               117               120               117               0               0      6/8/2006        6/11/2016
  180                 0               120               120             360             360      9/1/2006        9/11/2016
  181                57               120               117             360             360      6/8/2006        6/11/2016
  182                 0               120               118             360             358     6/30/2006        7/11/2016
  183                 0               120               120             360             360      9/8/2006        9/11/2016
  184                33                60                57             360             360      6/1/2006        6/11/2011
  185                 0               120               118             300             298     6/29/2006        7/11/2016
  186                 0                60                60             330             330      9/8/2006        9/11/2011
  187                 0               120               118             360             358     6/19/2006        7/11/2016
  188                 0               120               120             300             300     8/28/2006        9/11/2016
 188A1
 188A2
  189                 1               121               121             360             360     9/13/2006       10/11/2016
  190                59                60                59               0               0     7/21/2006        8/11/2011
 190A1
 190A2
  191                23               120               119             360             360     7/24/2006        8/11/2016
  192                23               120               119             360             360      8/7/2006        8/11/2016
  193                 0               120               119             300             299     7/20/2006        8/11/2016
  194                 0               120               116             360             356      5/9/2006        5/11/2016
  195                 0               120               119             300             299      8/7/2006        8/11/2016
  196                33                60                57             360             360      6/1/2006        6/11/2011
  197                59                60                59               0               0     7/21/2006        8/11/2011
 197A1
 197A2
  198                59                60                59               0               0     7/21/2006        8/11/2011
  199                 0               120               119             300             299      8/7/2006        8/11/2016
  200                 0               120               116             360             356      5/9/2006        5/11/2016
  201                59                60                59               0               0     7/21/2006        8/11/2011
  202                22               120               118             360             360     6/15/2006        7/11/2016
  203                59                60                59               0               0     7/21/2006        8/11/2011
  204                 0               120               120             360             360     8/30/2006        9/11/2016

                                                                                MONTHLY         GROSS        TOTAL
CONTROL      BALLOON             PROPERTY                PREPAYMENT               DEBT         INCOME       EXPENSES
  NO.      BALANCE ($)             TYPE                PROVISIONS (1)         SERVICE ($)        ($)          ($)
---------------------------------------------------------------------------------------------------------------------

   1      400,000,000.00   Office                 L(25),D(92),O(3)            2,169,002.36   132,802,973   48,989,265
   2      340,000,000.00   Office                 L(26),D(91),O(3)            1,623,561.23    66,451,385   29,481,120
   3      173,063,587.00   Retail                 L(29),DorYM(89),O(3)        1,060,687.51    20,197,478    6,129,201
   4      140,000,000.00   Retail                 L(25),DorYM1%(89),O(6)        679,440.74    22,574,286    5,861,363
   5      122,934,695.00   Office                 L(27),D(90),O(3)              804,291.90    18,733,367    8,008,742
   6       70,956,338.00   Retail                 L(26),D(91),O(3)              504,574.03    14,788,570    4,794,209
   7       64,609,275.00   Retail                 L(26),D(91),O(3)              466,615.99    12,820,211    5,939,684
   8       71,200,000.00   Office                 L(26),D(90),O(4)              355,169.33    15,943,624    6,223,515
   9       67,579,427.00   Office                 L(25),D(92),O(3)              434,392.36    12,487,609    6,272,925
  10       51,335,925.00   Mobile Home Park       L(25),D(92),O(3)              342,546.75     8,181,510    3,750,841
 10A1                      Mobile Home Park
 10A2                      Mobile Home Park
 10A3                      Mobile Home Park
 10A4                      Mobile Home Park
 10A5                      Mobile Home Park
 10A6                      Mobile Home Park
 10A7                      Mobile Home Park
 10A8                      Mobile Home Park
 10A9                      Mobile Home Park
 10A10                     Mobile Home Park
 10A11                     Mobile Home Park
 10A12                     Mobile Home Park
 10A13                     Mobile Home Park
 10A14                     Mobile Home Park
 10A15                     Mobile Home Park
  11       49,250,000.00   Multifamily            L(27),D(90),O(3)              258,408.59     5,919,890    2,066,728
  12       42,301,915.00   Retail                 L(48),D(129),O(3)             311,850.19     4,474,231      552,208
  13       46,400,000.00   Office                 L(28),D(89),O(3)              243,062.96     6,259,322    2,148,634
  14       45,625,000.00   Multifamily            YM1%(57),O(3)                 237,075.74     9,249,234    5,451,283
 14A1                      Multifamily
 14A2                      Multifamily
 14A3                      Multifamily
  15       45,610,000.00   Multifamily            L(12),YM1%(46),O(2)           239,309.97     5,271,357    1,752,454
  16       31,885,097.00   Retail                 L(26),D(91),O(3)              230,278.02     6,583,549    3,006,752
  17       37,000,000.00   Office                 L(26),D(33),O(1)              162,560.19    32,736,211   13,896,370
 17A1                      Office
 17A2                      Office
 17A3                      Office
 17A4                      Office
 17A5                      Office
 17A6                      Office
 17A7                      Office
 17A8                      Office
 17A9                      Office
  18       30,000,000.00   Office                 L(25),D(92),O(3)              158,546.88     4,256,316    1,603,408
  19       29,000,000.00   Multifamily            L(27),D(52),O(5)              149,709.14     6,431,680    4,021,697
  20       26,000,000.00   Multifamily            YM1%(57),O(3)                 129,828.47     4,400,301    2,285,035
  21       25,800,000.00   Office                 L(36),D(48)                   137,004.27     3,817,878    1,637,148
  22       23,059,784.00   Retail                 L(27),D(90),O(3)              155,417.46     2,591,064      685,179
  23       22,880,000.00   Office                 L(25),D(92),O(3)              120,918.42     4,126,377    1,976,983
  24       20,242,139.00   Multifamily            L(27),D(93)                   141,306.53     3,487,324    1,248,195
  25       17,114,214.00   Multifamily            L(27),D(93)                   119,471.09     3,013,079    1,140,814
  26       15,526,064.00   Office                 L(25),D(92),O(3)              112,808.31     5,189,388    3,374,256
  27       16,974,638.00   Retail                 L(25),D(95)                   110,622.09     1,992,291      375,439
  28       18,000,000.00   Retail                 L(27),D(90),O(3)               96,648.96     1,923,801      615,399
  29       15,926,238.00   Hotel                  L(36),YM1%(21),O(3)           110,442.29    26,784,310   21,941,652
  30       16,518,409.00   Multifamily            L(25),D(92),O(3)              111,032.07     2,189,620      753,306
  31       16,447,361.00   Retail                 L(48),D(70),O(3)              108,822.66     2,077,693      617,749
  32       17,400,000.00   Retail                 L(27),D(90),O(3)               90,854.58     1,540,258      208,383
  33       17,100,000.00   Office                 L(25),D(92),O(3)               93,189.06     3,105,924    1,395,008
  34       17,000,000.00   Retail                 L(26),D(93),O(1)               90,058.68     3,160,730    1,633,283
 34A1                      Retail
 34A2                      Retail
  35       14,300,000.00   Multifamily            YM1%(55),O(3)                  74,788.67     3,129,696    1,813,691
  36       13,558,506.00   Hotel                  L(36),D(45),O(3)               89,753.66     3,976,884    2,398,535
  37       13,850,000.00   Multifamily            YM1%(56),O(3)                  72,435.18     2,579,752    1,362,789
  38       12,646,219.00   Retail                 L(26),D(91),O(3)               81,722.12     1,731,542      567,265
  39       13,041,097.00   Self-Storage           YM1%(28),DorYM1%(30),O(2)      80,788.24     1,736,473      554,198
  40       12,967,833.00   Self-Storage           L(28),D(30),O(2)               80,334.37     1,944,212      752,815
  41       11,907,679.00   Multifamily            L(27),D(90),O(3)               73,320.80     2,702,750    1,520,913
  42       11,861,405.00   Multifamily            L(36),D(84)                    77,149.28     2,216,975    1,195,825
  43       11,721,624.00   Multifamily            L(27),D(90),O(3)               72,175.13     2,379,569    1,212,228
  44                0.00   Office                 L(34),D(87)                   139,049.95    40,368,501   26,211,121
  45       10,684,745.00   Industrial/Warehouse   L(26),D(92),O(2)               73,574.16     1,754,674      582,349
  46       10,511,283.00   Office                 L(26),D(94)                    70,595.38     1,769,825      606,947
  47       11,000,000.00   Office                 L(26),D(30),O(4)               59,620.89     1,718,462      672,850
  48        9,278,056.00   Retail                 L(48),D(72)                    66,194.31     1,172,166      187,277
  49        8,167,338.00   Retail                 L(48),YM1%(69),O(3)            68,031.77     2,444,360      773,128
  50        9,868,416.00   Retail                 L(48),D(70),O(3)               65,293.60     1,329,366      451,208
  51        9,915,141.00   Self-Storage           L(28),D(30),O(2)               61,423.27     1,346,320      447,670
  52        9,876,067.00   Self-Storage           L(28),D(30),O(2)               61,181.20     1,231,348      336,000
  53        8,645,521.00   Office                 L(27),D(90),O(3)               57,040.70     1,242,959      446,213
  54        9,150,000.00   Multifamily            L(48),D(11),O(1)               47,931.60     1,573,323      765,397
  55        8,635,453.00   Self-Storage           L(28),D(30),O(2)               53,495.73     1,403,448      615,401
  56        8,600,000.00   Office                 L(26),D(91),O(3)               45,450.10     1,306,682      473,025
  57        8,352,163.00   Self-Storage           L(28),D(30),O(2)               51,740.78     1,178,345      424,918
  58        8,310,000.00   Industrial/Warehouse   YM(31),DorYM(86),O(3)          40,090.94       679,149       20,374
  59        8,160,000.00   Office                 L(26),D(91),O(3)               43,124.75     1,086,750      374,853
  60        7,136,509.00   Office                 L(27),D(93)                    48,890.56     1,347,485      541,610
  61        6,511,358.00   Mixed-Use              L(25),D(93),O(3)               46,457.47     1,081,636      340,075
 61A1                      Mixed-Use
 61A2                      Retail
 61A3                      Mixed-Use
 61A4                      Retail
  62        6,545,404.00   Hotel                  L(26),D(91),O(3)               47,351.42     1,832,151      981,225
  63        6,455,587.00   Retail                 L(25),D(93),O(3)               45,810.44     1,008,167      271,845
  64        6,698,071.00   Multifamily            L(27),D(90),O(3)               41,242.93     1,346,910      700,052
  65        5,390,872.00   Retail                 L(48),D(132)                   45,651.04       943,382      203,821
  66        6,677,445.00   Office                 L(25),D(95)                    44,410.92     1,185,270      388,388
  67        6,568,198.00   Retail                 L(25),D(92),O(3)               42,906.79       982,959      394,590
  68        7,000,000.00   Retail                 L(26),D(91),O(3)               36,550.69     1,599,182      955,778
  69        5,992,677.00   Retail                 L(48),YM1%(69),O(3)            43,419.40     1,021,228      299,728
  70        6,603,582.00   Self-Storage           L(28),D(30),O(2)               40,908.50       977,079      374,685
  71        5,489,647.00   Hotel                  L(28),D(89),O(3)               43,532.82     1,484,161      713,815
  72        6,395,039.00   Retail                 YM(26),DorYM(31),O(3)          34,040.26       535,039       16,051
 72A1                      Retail
 72A2                      Retail
 72A3                      Retail
 72A4                      Retail
  73        5,859,130.00   Retail                 L(48),YM1%(71),O(1)            38,501.96       547,386       10,948
  74        6,139,361.00   Multifamily            L(26),D(22)                    40,048.37     1,436,610      828,484
  75        5,306,471.00   Retail                 L(32),D(87),O(1)               38,522.99       807,699      145,301
  76        5,760,813.00   Multifamily            L(25),D(95)                    37,228.96     1,224,131      691,618
  77        5,442,420.00   Retail                 L(27),D(90),O(3)               36,709.21       884,103      178,567
  78        5,130,837.00   Mixed-Use              L(28),D(89),O(3)               37,060.18       910,542      284,633
  79        4,512,576.00   Retail                 L(48),YM1%(69),O(3)            37,534.62     1,520,043      536,121
  80        5,650,165.00   Self-Storage           L(28),D(30),O(2)               35,002.18       758,646      243,190
  81        5,582,762.00   Self-Storage           L(28),D(30),O(2)               34,584.63     1,038,396      529,227
  82        5,151,105.00   Retail                 L(26),D(88),O(6)               33,869.05       762,254      236,446
  83        4,930,331.00   Retail                 L(25), D(94),O(1)              33,668.57       726,899      139,253
  84        5,532,000.00   Retail                 L(25),D(93),O(2)               28,511.57       424,789       12,744
  85        4,896,093.00   Self-Storage           L(48),D(72)                    33,685.79       832,590      317,550
  86        4,697,762.00   Retail                 L(48),D(72)                    33,828.68       782,017      243,712
  87        4,711,776.00   Retail                 L(27),D(92),O(1)               34,187.04       688,445      155,451
  88        4,205,300.00   Hotel                  L(48),D(72)                    35,956.61     1,630,946      975,260
  89        4,587,845.00   Mixed-Use              L(25),D(94),O(1)               33,525.80       833,022      328,826
 89A1                      Self-Storage
 89A2                      Self-Storage
 89A3                      Self-Storage
 89A4                      Retail
 89A5                      Self-Storage
 89A6                      Self-Storage
 89A7                      Industrial/Warehouse
 89A8                      Industrial/Warehouse
  90        4,974,790.00   Office                 L(48),D(72)                    32,598.55     1,602,782      882,257
  91        4,129,152.00   Hotel                  L(25),D(92),O(3)               34,733.50     1,335,619      701,572
  92        4,929,774.00   Retail                 L(27),D(90),O(3)               32,393.47       865,757      249,958
  93        4,753,046.00   Multifamily            L(48),D(72)                    32,059.38       784,421      292,886
  94        4,489,713.00   Retail                 L(28),YM1%(86),O(6)            32,853.93       779,214      238,733
  95        4,808,160.00   Retail                 L(27),D(90),O(3)               32,186.59       660,334      167,674
  96        4,711,636.00   Mobile Home Park       L(25),D(93),O(2)               31,646.21     1,099,055      608,548
  97        4,473,693.00   Retail                 L(27),D(90),O(3)               32,833.35       532,954       15,989
 97A1                      Retail
 97A2                      Retail
  98        5,140,000.00   Office                 L(27),D(90),O(3)               27,112.25       673,357      246,605
  99        5,025,623.00   Retail                 L(36),YM1%(81),O(3)            25,700.47     1,146,955      246,480
  100       4,299,961.00   Retail                 L(27),D(93)                    32,074.37     1,343,223      516,348
  101       5,005,457.00   Retail                 YM(26),DorYM(31),O(3)          26,643.63       415,714       12,471
 101A1                     Retail
 101A2                     Retail
 101A3                     Retail
  102       4,845,232.00   Self-Storage           L(28),D(30),O(2)               30,015.70       570,962      131,830
  103       4,806,157.00   Self-Storage           L(28),D(30),O(2)               29,773.64       675,186      217,124
  104       4,728,008.00   Self-Storage           L(28),D(30),O(2)               29,289.52       613,047      166,051
  105       4,509,926.00   Office                 L(26),D(91),O(3)               29,731.46       683,728      263,492
  106       3,742,722.00   Mixed-Use              L(48),D(72)                    32,131.73       788,936      247,973
  107       4,597,109.00   Self-Storage           L(28),D(30),O(2)               28,478.61       752,962      331,643
  108       4,366,707.00   Retail                 L(25),D(93),O(3)               28,721.64       435,359        8,707
  109       3,858,011.00   Retail                 L(48),D(72)                    28,059.43       551,492      122,699
  110       4,435,900.00   Retail                 YM(26),DorYM(31),O(3)          23,611.93       363,266       10,898
 110A1                     Retail
 110A2                     Retail
  111       4,395,000.00   Retail                 YM(26),DorYM(91),O(3)          23,245.68       343,073        6,861
  112       3,712,816.00   Mobile Home Park       L(27),D(90),O(3)               27,519.16       939,925      527,501
  113       3,849,383.00   Self-Storage           L(48),D(71),O(1)               24,804.34       718,975      318,477
  114       3,235,004.00   Hotel                  L(25),D(92),O(3)               27,543.78     1,192,674      638,587
  115       3,664,537.00   Self-Storage           L(48),D(71),O(1)               25,592.08       788,791      367,763
  116       4,060,000.00   Retail                 YM(25),DorYM(92),O(3)          21,473.83       317,368        6,347
  117       4,031,963.00   Retail                 YM(26),DorYM(31),O(3)          21,461.80       340,004       10,200
 117A1                     Retail
 117A2                     Retail
 117A3                     Retail
  118       3,960,000.00   Retail                 YM(25),DorYM(92),O(3)          20,944.92       309,609        6,192
  119       3,395,959.00   Office                 L(48),D(72)                    24,888.81       678,878      238,738
  120       3,291,725.00   Retail                 L(48),YM1%(69),O(3)            23,184.47     1,146,393      388,845
  121       3,918,000.00   Industrial/Warehouse   YM(31),DorYM(86),O(3)          18,902.08       342,090       10,263
  122       3,122,014.00   Hotel                  L(27),D(90),O(3)               27,331.78     1,032,136      536,333
  123       3,588,907.00   Retail                 L(26),D(88),O(6)               23,597.44       464,498       94,496
  124       3,799,990.00   Self-Storage           L(28),D(30),O(2)               23,540.54       578,588      231,099
  125       3,302,932.00   Office                 L(27),D(92),O(1)               24,056.77       561,030      174,328
  126               0.00   Retail                 L(60),D(204),O(0)              35,121.92       421,463            0
  127       3,765,000.00   Retail                 YM(26),DorYM(91),O(3)          19,913.54       294,282        5,886
  128       3,672,998.00   Self-Storage           L(28),D(30),O(2)               22,753.84       782,203      442,751
  129       3,705,666.00   Retail                 YM(26),DorYM(31),O(3)          19,724.95       315,414        9,462
 129A1                     Retail
 129A2                     Retail
 129A3                     Retail
  130       3,594,849.00   Self-Storage           L(28),D(30),O(2)               22,269.72       481,061      151,112
  131       3,524,515.00   Self-Storage           L(28),D(30),O(2)               21,834.00       555,609      229,997
  132       3,600,000.00   Self-Storage           L(28),YM1%(91),O(1)            20,440.00       445,329      146,366
  133       3,030,281.00   Retail                 L(48),YM1%(69),O(3)            21,537.24       817,543      168,502
  134       3,074,899.00   Retail                 L(48),D(72)                    22,142.41       501,852      155,146
  135       3,585,233.00   Retail                 YM(26),DorYM(31),O(3)          19,083.90       300,112        9,003
 135A1                     Retail
 135A2                     Retail
 135A3                     Retail
  136       3,578,673.00   Retail                 YM(26),DorYM(31),O(3)          19,048.98       305,799        9,174
 136A1                     Retail
 136A2                     Retail
  137       3,550,000.00   Retail                 L(48),D(72)                    18,986.34       442,772       88,139
  138       3,483,000.00   Retail                 L(27),D(90),O(3)               19,334.28       289,271        8,678
  139       3,081,859.00   Self-Storage           L(48),D(72)                    20,735.78       621,788      246,779
  140       2,900,392.00   Office                 L(48),D(72)                    20,823.95       463,288      142,706
  141       2,803,663.00   Self-Storage           L(25), D(92),O(3)              19,912.64       615,676      248,729
  142       3,101,534.00   Self-Storage           L(28),D(30),O(2)               19,213.68       916,856      627,944
  143       2,951,930.00   Retail                 L(25),D(93),O(3)               19,129.55       386,382        7,728
  144       3,067,344.00   Self-Storage           L(28),D(30),O(2)               19,001.88       471,154      159,919
  145       2,668,873.00   Retail                 L(25),D(92),O(3)               19,220.84       643,558      313,415
  146       3,028,270.00   Self-Storage           L(28),D(30),O(2)               18,759.82       574,896      295,010
  147       2,985,288.00   Self-Storage           L(28),D(30),O(2)               18,493.55       488,690      201,757
  148       2,701,719.00   Self-Storage           L(26),D(94)                    18,822.63       550,686      236,935
  149       2,906,162.00   Self-Storage           L(28),D(30),O(2)               18,003.37       499,375      232,425
  150       2,486,547.00   Retail                 L(26),D(91),O(3)               17,617.37       367,500       11,025
  151       2,290,946.00   Hotel                  L(48),D(72)                    19,762.60     1,197,002      822,369
  152       2,812,983.00   Retail                 YM(26),DorYM(31),O(3)          14,973.27       236,927        7,108
 152A1                     Retail
 152A2                     Retail
  153       2,796,504.00   Retail                 YM(26),DorYM(31),O(3)          14,885.56       236,435        7,093
 153A1                     Retail
 153A2                     Retail
 153A3                     Retail
  154       2,528,095.00   Retail                 L(25),D(92),O(3)               17,412.33       295,587       11,581
  155       2,285,813.00   Retail                 L(48),D(72)                    16,083.86       300,348       61,733
  156       2,617,988.00   Self-Storage           L(28),D(30),O(2)               16,218.16       389,998      149,992
  157       2,275,880.00   Mobile Home Park       L(25),D(92),O(3)               16,176.68       526,275      282,450
  158       2,600,000.00   Office                 L(28),D(89),O(3)               13,898.90       336,726      120,285
  159       2,598,800.00   Retail                 YM(26),DorYM(31),O(3)          13,833.20       213,096        6,393
  160       2,243,716.00   Retail                 L(27),D(93)                    16,605.13       618,159      227,523
  161       2,481,227.00   Self-Storage           L(28),D(30),O(2)               15,370.95       365,488      141,853
  162       2,096,840.00   Self-Storage           L(60),D(57),O(3)               14,566.02       849,163      381,500
  163       2,134,484.00   Retail                 L(48),D(69),O(3)               15,360.43       229,530        4,591
  164       2,034,630.00   Industrial/Warehouse   L(27),D(93)                    14,762.59       418,004      166,574
  165       2,113,832.00   Retail                 L(48),D(72)                    14,484.64       271,884       58,025
  166       2,095,443.00   Self-Storage           L(48),D(72)                    14,148.03       410,958      200,409
  167       2,149,666.00   Retail                 L(28),D(92)                    13,671.59       266,389       53,150
  168       2,227,244.00   Self-Storage           L(28),D(30),O(2)               13,797.54       410,473      194,448
  169       2,007,354.00   Retail                 L(48),YM1%(72)                 13,926.89       304,099       97,689
  170       1,966,124.00   Multifamily            L(27),D(93),O(0)               13,725.14       612,545      377,869
  171       1,858,331.00   Retail                 L(26),D(91),O(3)               13,166.41       274,400        8,232
  172       1,864,963.00   Retail                 L(25),D(94),O(1)               13,576.28       214,793       12,835
  173       1,864,663.00   Mobile Home Park       L(27),D(90),O(3)               13,674.73       428,900      222,683
  174       2,132,575.00   Retail                 YM(26),DorYM(31),O(3)          11,351.52       177,425        5,323
 174A1                     Retail
 174A2                     Retail
  175       1,797,546.00   Self-Storage           L(48),D(71),O(1)               13,012.12       337,498      144,250
  176       2,031,871.00   Self-Storage           L(28),D(30),O(2)               12,587.23       312,831      125,096
  177       1,758,505.00   Office                 L(48),YM1%(72)                 13,065.78     1,165,311      410,962
  178       1,796,838.00   Mobile Home Park       L(26),D(91),O(3)               13,430.84       314,143      114,637
  179       2,000,000.00   Office                 L(28),D(89),O(3)               10,814.81       247,187       74,156
  180       1,680,610.00   Retail                 L(25),D(94),O(1)               12,234.26       291,799       91,872
  181       1,742,611.00   Retail                 L(28),D(92)                    11,271.50       179,045       22,904
  182       1,571,868.00   Retail                 L(27),D(92),O(1)               11,588.96       401,897      226,053
  183       1,552,513.00   Mobile Home Park       L(25),D(92),O(3)               11,483.97       346,563      168,098
  184       1,734,905.00   Self-Storage           L(28),D(30),O(2)               10,747.56       254,875       88,781
  185       1,342,978.00   Retail                 L(48),D(72)                    11,783.91       298,547        5,971
  186       1,538,396.00   Mobile Home Park       L(25),D(32),O(3)               11,128.72       239,112       65,254
  187       1,394,095.00   Industrial/Warehouse   L(48),D(72)                    10,153.83       154,067        2,400
  188       1,222,731.00   Retail                 L(25),D(92),O(3)               10,160.65       165,300        4,959
 188A1                     Retail
 188A2                     Retail
  189       1,277,108.00   Mobile Home Park       L(25),D(93),O(3)                9,119.01       279,840      105,790
  190       1,471,370.00   Retail                 YM(26),DorYM(31),O(3)           7,831.98       122,799        3,684
 190A1                     Retail
 190A2                     Retail
  191       1,295,321.00   Retail                 L(48),D(72)                     9,031.89       228,928       88,456
  192       1,250,382.00   Self-Storage           L(26),D(94)                     8,711.30       279,796      142,796
  193       1,105,973.00   Retail                 L(48),D(71),O(1)                9,540.57       250,601       95,875
  194       1,112,025.00   Self-Storage           L(60),D(57),O(3)                7,807.75       513,635      233,905
  195       1,014,685.00   Retail                 L(26),D(91),O(3)                8,430.77       125,400        3,762
  196       1,269,920.00   Self-Storage           L(28),D(30),O(2)                7,867.02       210,508       92,230
  197       1,298,130.00   Retail                 YM(26),DorYM(31),O(3)           6,909.84       110,604        3,318
 197A1                     Retail
 197A2                     Retail
  198       1,209,935.00   Retail                 YM(26),DorYM(31),O(3)           6,440.38       100,101        3,003
  199         914,842.00   Retail                 L(26),D(91),O(3)                7,601.20       114,000        3,420
  200         932,621.00   Self-Storage           L(60),D(57),O(3)                6,478.60       449,109      239,760
  201       1,080,200.00   Retail                 YM(26),DorYM(31),O(3)           5,749.81        91,061        2,732
  202         917,183.00   Retail                 L(48),D(69),O(3)                6,315.12       127,404       25,336
  203       1,029,119.00   Retail                 YM(26),DorYM(31),O(3)           5,477.91        86,755        2,603
  204         851,330.00   Mobile Home Park       L(25),D(92),O(3)                6,079.34       231,012      132,906

            U/W NET     U/W NET        U/W        CUT-OFF                                   CUT-OFF   SCHEDULED     HOSPITALITY
CONTROL    OPERATING      CASH         NCF        DATE U/W         APPRAISED   APPRAISAL     DATE     MATURITY/       AVERAGE
  NO.     INCOME ($)    FLOW ($)     DSCR (X)   NCF DSCR (X)       VALUE ($)     DATE       LTV (%)    LTV (%)    DAILY RATE ($)
--------------------------------------------------------------------------------------------------------------------------------

   1       83,813,708   81,661,628       1.86           1.86   1,590,000,000     8/1/2006      42.5        42.5              0.0
   2       36,970,265   34,397,027       1.77           1.77     752,900,000    5/17/2006      45.2        45.2              0.0
   3       14,068,277   13,494,321       1.06           1.27     225,000,000     9/1/2006      80.0        76.9              0.0
   4       16,712,923   16,035,691       1.97           1.97     286,000,000     8/3/2006      49.0        49.0              0.0
   5       10,724,625   10,118,116       1.05           1.22     170,000,000    6/27/2006      77.1        72.3              0.0
   6        9,994,361    9,618,725       1.59           1.59     135,000,000     6/7/2006      62.9        52.6              0.0
   7        6,880,527    6,501,984       1.16           1.16      98,400,000    6/28/2006      78.2        65.7              0.0
   8        9,720,109    8,869,832       2.08           2.08     173,100,000    6/15/2006      41.1        41.1              0.0
   9        6,214,685    5,614,188       1.08           1.26      89,000,000    5/20/2006      79.8        75.9              0.0
  10        4,430,670    4,284,520       1.20           1.20      68,640,000      Various      79.5        74.8              0.0
 10A1                                                             11,600,000    7/25/2006
 10A2                                                             10,000,000    7/19/2006
 10A3                                                              5,050,000    7/19/2006
 10A4                                                              4,940,000    7/27/2006
 10A5                                                              4,900,000    7/13/2006
 10A6                                                              4,400,000    7/25/2006
 10A7                                                              4,100,000    7/25/2006
 10A8                                                              4,000,000    7/25/2006
 10A9                                                              3,870,000    7/27/2006
 10A10                                                             3,300,000    7/13/2006
 10A11                                                             2,900,000    7/21/2006
 10A12                                                             2,700,000    7/13/2006
 10A13                                                             2,650,000    7/21/2006
 10A14                                                             2,200,000    7/13/2006
 10A15                                                             2,030,000    7/27/2006
  11        3,853,162    3,787,225       1.22           1.22      64,900,000     5/3/2006      75.9        75.9              0.0
  12        3,922,023    3,906,516       1.04           1.20      62,100,000     6/1/2006      79.2        68.1              0.0
  13        4,110,688    3,686,543       1.26           1.26      68,600,000    5/15/2006      67.6        67.6              0.0
  14        3,797,951    3,449,341       1.21           1.21      72,175,000    3/31/2006      63.2        63.2              0.0
 14A1                                                             30,075,000    3/31/2006
 14A2                                                             29,200,000    3/31/2006
 14A3                                                             12,900,000    3/31/2006
  15        3,518,903    3,448,903       1.20           1.20      66,600,000    3/10/2006      68.5        68.5              0.0
  16        3,576,797    3,341,537       1.21           1.21      51,000,000     7/5/2006      74.4        62.5              0.0
  17       18,839,840   17,050,084       1.65           1.65     287,000,000      Various      68.3        68.3              0.0
 17A1                                                             80,000,000    6/30/2006
 17A2                                                             54,300,000    8/17/2006
 17A3                                                             39,100,000    8/14/2006
 17A4                                                             36,800,000    6/30/2006
 17A5                                                             20,100,000    6/30/2006
 17A6                                                             17,300,000     8/4/2006
 17A7                                                             16,000,000     8/4/2006
 17A8                                                             14,900,000    8/12/2006
 17A9                                                              8,500,000    8/12/2006
  18        2,652,908    2,472,498       1.30           1.30      41,500,000    6/30/2006      72.3        72.3              0.0
  19        2,409,983    2,183,633       1.22           1.22      36,400,000    6/13/2006      79.7        79.7              0.0
  20        2,115,266    1,929,970       1.24           1.24      39,000,000     3/1/2006      66.7        66.7              0.0
  21        2,180,730    1,983,056       1.21           1.21      41,070,000     6/1/2006      62.8        62.8              0.0
  22        1,905,886    1,818,385       1.20           1.20      30,700,000    4/29/2006      81.1        75.1              0.0
  23        2,149,394    1,801,891       1.24           1.24      28,600,000    7/10/2006      80.0        80.0              0.0
  24        2,239,129    2,179,129       1.29           1.49      29,175,000    5/30/2006      77.6        69.4              0.0
  25        1,872,265    1,797,265       1.25           1.45      25,600,000    5/30/2006      74.8        66.9              0.0
  26        1,815,132    1,444,604       1.19           1.19      33,800,000    7/10/2006      53.6        45.9              0.0
  27        1,616,852    1,561,861       1.18           1.38      24,700,000    7/11/2006      73.3        68.7              0.0
  28        1,308,402    1,241,322       1.20           1.20      21,200,000    5/26/2006      84.9        84.9              0.0
  29        4,842,658    3,771,286       2.85           2.85      60,000,000     4/1/2006      29.5        26.5            159.6
  30        1,436,314    1,388,314       1.20           1.20      25,500,000    7/26/2006      68.8        64.8              0.0
  31        1,459,944    1,371,244       1.05           1.22      23,560,000    6/27/2006      74.3        69.8              0.0
  32        1,331,875    1,310,145       1.20           1.20      21,800,000     3/7/2006      79.8        79.8              0.0
  33        1,710,915    1,555,193       1.39           1.39      31,200,000    7/20/2006      54.8        54.8              0.0
  34        1,527,447    1,341,832       1.24           1.24      22,800,000    6/14/2006      74.6        74.6              0.0
 34A1                                                             12,700,000    6/14/2006
 34A2                                                             10,100,000    6/14/2006
  35        1,316,005    1,162,390       1.30           1.30      18,975,000    3/31/2006      75.4        75.4              0.0
  36        1,578,349    1,379,505       1.28           1.47      19,100,000     6/8/2006      74.3        71.0             86.7
  37        1,216,963    1,140,859       1.31           1.31      17,375,000    3/31/2006      79.7        79.7              0.0
  38        1,164,277    1,124,139       1.15           1.35      18,300,000    4/20/2006      73.8        69.1              0.0
  39        1,182,276    1,176,558       1.21           1.43      17,300,000     4/1/2006      77.2        75.4              0.0
  40        1,191,397    1,182,613       1.23           1.44      23,200,000     4/1/2006      57.2        55.9              0.0
  41        1,181,837    1,082,679       1.23           1.50      19,100,000     4/5/2006      67.0        62.3              0.0
  42        1,021,150      940,939       1.02           1.19      16,580,000    5/16/2006      76.3        71.5              0.0
  43        1,167,341    1,083,955       1.25           1.52      16,300,000     5/5/2006      77.3        71.9              0.0
  44       14,157,380   12,908,843       1.82           1.82     310,000,000     9/1/2005      35.3         0.0              0.0
  45        1,172,325    1,071,539       1.21           1.42      15,470,000    5/16/2006      77.6        69.1              0.0
  46        1,162,878    1,068,414       1.26           1.48      14,550,000    6/25/2006      79.7        72.2              0.0
  47        1,045,612      895,745       1.25           1.25      14,500,000    4/25/2006      75.9        75.9              0.0
  48          984,889      955,182       1.20           1.20      14,500,000    3/13/2006      75.0        64.0              0.0
  49        1,671,232    1,653,998       2.03           2.03      34,025,000     6/3/2006      31.2        24.0              0.0
  50          878,158      822,735       1.05           1.22      15,100,000    6/23/2006      69.5        65.4              0.0
  51          898,651      889,151       1.21           1.42      17,800,000     4/1/2006      57.0        55.7              0.0
  52          895,348      886,694       1.21           1.42      12,730,000    3/30/2006      79.4        77.6              0.0
  53          796,746      730,409       1.24           1.24      12,500,000    4/20/2006      73.6        69.2              0.0
  54          807,926      742,652       1.29           1.29      11,600,000     6/8/2006      78.9        78.9              0.0
  55          788,047      779,371       1.21           1.43      11,100,000     4/1/2006      79.6        77.8              0.0
  56          833,657      775,794       1.42           1.42      12,500,000    6/23/2006      68.8        68.8              0.0
  57          753,427      748,715       1.21           1.42      11,400,000     4/1/2006      75.0        73.3              0.0
  58          658,774      607,662       1.26           1.26       9,900,000    1/17/2006      83.9        83.9              0.0
  59          711,898      669,439       1.29           1.29      10,200,000    5/26/2006      80.0        80.0              0.0
  60          805,875      705,042       1.20           1.41      10,800,000    3/27/2006      74.3        66.1              0.0
  61          741,561      705,321       1.27           1.49      10,900,000     7/5/2006      70.2        59.7              0.0
 61A1                                                              4,300,000     7/5/2006
 61A2                                                              2,500,000     7/5/2006
 61A3                                                              2,300,000     7/5/2006
 61A4                                                              1,800,000     7/5/2006
  62          850,926      746,000       1.31           1.31      10,700,000    6/14/2006      71.4        61.2             89.9
  63          736,321      686,435       1.25           1.25       9,500,000    4/15/2006      80.0        68.0              0.0
  64          646,858      599,874       1.21           1.47       9,100,000     5/5/2006      79.1        73.6              0.0
  65          739,561      673,627       1.23           1.23      12,200,000    1/10/2006      58.9        44.2              0.0
  66          796,882      752,591       1.41           1.63      12,600,000    3/15/2006      56.3        53.0              0.0
  67          588,369      536,752       1.22           1.22       8,800,000    6/19/2006      79.5        74.6              0.0
  68          643,404      625,090       1.43           1.43      16,200,000    6/19/2006      43.2        43.2              0.0
  69          721,500      671,923       1.29           1.29      11,300,000     4/1/2006      61.9        53.0              0.0
  70          602,394      592,529       1.21           1.42       8,550,000    3/30/2006      79.1        77.2              0.0
  71          770,346      692,096       1.32           1.65      10,000,000    5/12/2006      65.5        54.9            101.1
  72          518,987      490,166       1.20           1.20       8,026,000     7/1/2006      79.7        79.7              0.0
 72A1                                                              3,078,000     7/1/2006
 72A2                                                              1,867,000     7/1/2006
 72A3                                                              1,600,000     7/1/2006
 72A4                                                              1,481,000     7/1/2006
  73          536,438      531,479       1.15           1.34       7,800,000     6/8/2006      80.0        75.1              0.0
  74          608,126      566,094       1.18           1.34       7,750,000    6/14/2006      80.0        79.2              0.0
  75          662,398      649,245       1.40           1.40      10,500,000     2/1/2006      58.7        50.5              0.0
  76          532,513      484,025       1.08           1.27       7,770,000     6/2/2006      79.2        74.1              0.0
  77          705,536      634,735       1.44           1.69       9,600,000     6/1/2006      62.5        56.7              0.0
  78          625,909      534,967       1.20           1.20       9,000,000    4/28/2006      66.5        57.0              0.0
  79          983,922      971,424       2.16           2.16      17,700,000     6/1/2006      33.1        25.5              0.0
  80          515,456      506,317       1.21           1.42       7,230,000     4/1/2006      80.0        78.1              0.0
  81          509,170      501,555       1.21           1.42      10,810,000     4/1/2006      52.9        51.6              0.0
  82          525,808      487,314       1.20           1.41       7,630,000    6/25/2006      73.3        67.5              0.0
  83          587,646      562,322       1.39           1.64       7,800,000    6/29/2006      71.2        63.2              0.0
  84          412,045      410,587       1.20           1.20       7,000,000    4/14/2006      79.0        79.0              0.0
  85          515,041      505,629       1.25           1.46       7,010,000     5/2/2006      78.5        69.8              0.0
  86          538,305      491,500       1.21           1.21       8,000,000    4/18/2006      68.7        58.7              0.0
  87          532,994      517,895       1.26           1.26       7,500,000    4/26/2006      73.2        62.8              0.0
  88          655,686      590,448       1.37           1.37       7,400,000     6/1/2006      72.3        56.8             55.3
  89          504,195      481,954       1.20           1.20       7,525,000      Various      71.0        61.0              0.0
 89A1                                                              1,700,000     6/3/2006
 89A2                                                              1,600,000     6/3/2006
 89A3                                                              1,000,000     6/6/2006
 89A4                                                                900,000     6/6/2006
 89A5                                                                700,000     6/6/2006
 89A6                                                                675,000     6/6/2006
 89A7                                                                500,000     6/6/2006
 89A8                                                                450,000     6/6/2006
  90          720,525      593,182       1.52           1.77       7,100,000    5/10/2006      74.6        70.1              0.0
  91          634,047      562,166       1.35           1.35       7,400,000     5/1/2006      71.6        55.8             75.3
  92          615,799      582,116       1.50           1.74       9,500,000    5/11/2006      55.3        51.9              0.0
  93          491,535      461,535       1.20           1.40       6,800,000    4/27/2006      77.1        69.9              0.0
  94          540,480      479,774       1.22           1.22       7,250,000     4/4/2006      71.9        61.9              0.0
  95          492,660      471,676       1.22           1.42       6,835,000     6/1/2006      76.1        70.3              0.0
  96          490,507      469,157       1.24           1.45       6,975,000    5/19/2006      74.6        67.6              0.0
  97          516,966      513,693       1.30           1.30       8,025,000      Various      64.7        55.7              0.0
 97A1                                                              4,800,000    5/11/2006
 97A2                                                              3,225,000    5/20/2006
  98          426,753      392,703       1.21           1.21       6,500,000    5/25/2006      79.1        79.1              0.0
  99          900,475      897,489       2.91           2.91      14,600,000     6/2/2006      34.4        34.4              0.0
  100         826,875      760,003       1.97           1.97      12,500,000     5/2/2006      40.1        34.4              0.0
  101         403,243      383,668       1.20           1.20       6,250,000     7/1/2006      80.1        80.1              0.0
 101A1                                                             2,778,000     7/1/2006
 101A2                                                             2,222,000     7/1/2006
 101A3                                                             1,250,000     7/1/2006
  102         439,132      436,130       1.21           1.42       6,200,000     4/1/2006      80.0        78.1              0.0
  103         458,062      444,291       1.24           1.46       6,150,000     4/1/2006      80.0        78.1              0.0
  104         446,996      439,894       1.25           1.47       6,050,000     4/1/2006      80.0        78.1              0.0
  105         420,236      377,416       1.23           1.23       6,500,000     7/6/2006      73.8        69.4              0.0
  106         540,963      480,884       1.25           1.25       7,000,000    4/24/2006      67.8        53.5              0.0
  107         421,319      412,912       1.21           1.42       6,200,000     4/1/2006      75.9        74.1              0.0
  108         426,652      424,536       1.23           1.43       6,700,000    7/21/2006      69.4        65.2              0.0
  109         428,793      412,688       1.23           1.23       6,200,000    3/17/2006      72.4        62.2              0.0
  110         352,368      339,425       1.20           1.20       5,466,000     7/1/2006      81.2        81.2              0.0
 110A1                                                             2,857,000     7/1/2006
 110A2                                                             2,609,000     7/1/2006
  111         336,212      334,028       1.20           1.20       5,580,000    4/24/2006      78.8        78.8              0.0
  112         412,424      399,524       1.21           1.21       6,530,000    3/29/2006      65.8        56.9              0.0
  113         400,498      393,474       1.32           1.58       5,900,000    6/15/2006      71.2        65.2              0.0
  114         554,087      490,939       1.49           1.49       5,500,000     5/1/2006      75.0        58.8             82.5
  115         421,028      414,151       1.35           1.56       5,550,000    3/30/2006      73.9        66.0              0.0
  116         311,021      308,837       1.20           1.20       5,200,000    4/23/2006      78.1        78.1              0.0
  117         329,803      312,005       1.21           1.21       4,770,000     7/1/2006      84.5        84.5              0.0
 117A1                                                             1,819,000     7/1/2006
 117A2                                                             1,724,000     7/1/2006
 117A3                                                             1,227,000     7/1/2006
  118         303,416      301,232       1.20           1.20       5,040,000    4/24/2006      78.6        78.6              0.0
  119         440,140      387,847       1.30           1.30       5,600,000     6/1/2006      70.5        60.6              0.0
  120         757,548      744,257       2.68           2.68      13,000,000    3/14/2006      30.3        25.3              0.0
  121         331,827      285,187       1.26           1.26       4,660,000    1/18/2006      84.1        84.1              0.0
  122         495,803      413,129       1.26           1.26       4,900,000     5/1/2006      79.8        63.7             82.6
  123         370,002      339,001       1.20           1.41       5,050,000    6/20/2006      77.1        71.1              0.0
  124         347,489      340,867       1.21           1.42       4,870,000    3/30/2006      79.9        78.0              0.0
  125         386,702      355,655       1.23           1.23       5,200,000    11/1/2007      73.9        63.5              0.0
  126         421,463      421,463       1.00           1.00       5,220,000    8/20/2006      72.1         0.0              0.0
  127         288,397      286,213       1.20           1.20       4,790,000    4/24/2006      78.6        78.6              0.0
  128         339,452      330,454       1.21           1.42       4,700,000     4/1/2006      80.0        78.1              0.0
  129         305,951      284,039       1.20           1.20       4,724,000     7/1/2006      78.4        78.4              0.0
 129A1                                                             2,222,000     7/1/2006
 129A2                                                             1,333,000     7/1/2006
 129A3                                                             1,169,000     7/1/2006
  130         329,949      323,836       1.21           1.43       4,600,000    4/11/2006      80.0        78.1              0.0
  131         325,612      318,070       1.21           1.43       4,510,000    3/30/2006      80.0        78.1              0.0
  132         298,963      293,693       1.20           1.20       4,850,000     5/2/2006      74.2        74.2              0.0
  133         649,042      639,291       2.47           2.47       9,700,000    4/24/2006      37.1        31.2              0.0
  134         346,706      321,469       1.21           1.21       4,700,000    4/18/2006      76.5        65.4              0.0
  135         291,109      276,625       1.21           1.21       4,244,000     7/1/2006      84.5        84.5              0.0
 135A1                                                             1,500,000     7/1/2006
 135A2                                                             1,444,000     7/1/2006
 135A3                                                             1,300,000     7/1/2006
  136         296,625      274,305       1.20           1.20       4,578,000     7/1/2006      78.2        78.2              0.0
 136A1                                                             3,467,000     7/1/2006
 136A2                                                             1,111,000     7/1/2006
  137         354,633      334,611       1.47           1.47       5,200,000    3/21/2006      68.3        68.3              0.0
  138         280,592      278,419       1.20           1.20       4,450,000     6/5/2006      78.3        78.3              0.0
  139         375,009      369,143       1.48           1.74       5,370,000     6/2/2006      63.3        57.4              0.0
  140         320,582      298,867       1.20           1.20       4,300,000    6/21/2006      79.1        67.5              0.0
  141         366,946      349,607       1.46           1.46       5,000,000   12/19/2005      66.0        56.1              0.0
  142         288,912      278,189       1.21           1.42       4,800,000     4/1/2006      66.1        64.6              0.0
  143         378,654      376,470       1.64           1.93       5,950,000    7/11/2006      52.9        49.6              0.0
  144         311,235      305,720       1.34           1.58       3,925,000     4/1/2006      80.0        78.1              0.0
  145         330,143      290,973       1.26           1.26       4,590,000    3/23/2006      68.1        58.1              0.0
  146         279,886      271,774       1.21           1.42       6,330,000    3/30/2006      49.0        47.8              0.0
  147         286,934      279,325       1.26           1.48       3,820,000     4/1/2006      80.0        78.1              0.0
  148         313,751      306,581       1.36           1.57       3,800,000    6/11/2006      79.6        71.1              0.0
  149         266,951      260,751       1.21           1.42       3,840,000     4/1/2006      77.5        75.7              0.0
  150         356,475      356,475       1.69           1.69       5,875,000    6/28/2006      49.8        42.3              0.0
  151         374,633      326,753       1.38           1.38       4,600,000    4/17/2006      63.0        49.8             68.9
  152         229,820      215,615       1.20           1.20       3,554,000     7/1/2006      79.1        79.1              0.0
 152A1                                                             2,088,000     7/1/2006
 152A2                                                             1,466,000     7/1/2006
  153         229,342      214,352       1.20           1.20       3,545,000     7/1/2006      78.9        78.9              0.0
 153A1                                                             1,372,000     7/1/2006
 153A2                                                             1,119,000     7/1/2006
 153A3                                                             1,054,000     7/1/2006
  154         284,006      281,934       1.35           1.56       4,300,000     7/8/2006      64.5        58.8              0.0
  155         238,615      230,658       1.20           1.20       4,240,000     3/3/2006      63.7        53.9              0.0
  156         240,006      235,096       1.21           1.42       3,350,000     4/1/2006      80.0        78.1              0.0
  157         243,825      235,875       1.22           1.22       3,500,000    6/28/2006      76.5        65.0              0.0
  158         216,441      199,800       1.20           1.20       3,150,000     5/4/2006      82.5        82.5              0.0
  159         206,703      200,925       1.21           1.21       2,712,000     7/1/2006      95.8        95.8              0.0
  160         390,636      355,933       1.79           1.79       4,800,000    5/11/2006      54.1        46.7              0.0
  161         223,635      221,936       1.20           1.42       3,600,000     4/1/2006      70.6        68.9              0.0
  162         467,663      459,729       2.63           2.63       8,000,000    7/30/2006      31.6        26.2              0.0
  163         224,939      224,643       1.22           1.22       3,470,000    6/28/2006      72.0        61.5              0.0
  164         251,430      217,686       1.23           1.23       3,800,000     2/2/2006      62.4        53.5              0.0
  165         213,859      208,934       1.20           1.40       3,200,000    3/22/2006      73.4        66.1              0.0
  166         210,549      204,359       1.20           1.41       3,460,000     6/2/2006      66.8        60.6              0.0
  167         213,239      205,247       1.25           1.49       3,140,000     4/6/2006      73.2        68.5              0.0
  168         216,025      209,702       1.27           1.49       2,850,000    3/30/2006      80.0        78.1              0.0
  169         206,410      197,224       1.18           1.37       3,200,000    5/20/2006      70.3        62.7              0.0
  170         234,676      216,176       1.31           1.52       3,800,000    5/30/2006      57.9        51.7              0.0
  171         266,168      266,168       1.68           1.68       4,375,000    6/26/2006      50.0        42.5              0.0
  172         201,958      195,958       1.20           1.20       3,000,000   11/10/2005      72.5        62.2              0.0
  173         206,217      198,367       1.21           1.21       3,100,000     2/8/2006      69.8        60.2              0.0
  174         172,102      163,462       1.20           1.20       2,667,000     7/1/2006      80.0        80.0              0.0
 174A1                                                             1,778,000     7/1/2006
 174A2                                                               889,000     7/1/2006
  175         193,248      186,768       1.20           1.20       3,000,000    3/14/2006      69.8        59.9              0.0
  176         187,734      183,299       1.21           1.43       2,600,000     4/1/2006      80.0        78.1              0.0
  177         754,349      690,520       4.40           4.40      11,300,000    4/12/2006      18.4        15.6              0.0
  178         199,506      194,656       1.21           1.21       3,180,000    3/27/2006      65.2        56.5              0.0
  179         173,031      164,846       1.27           1.27       3,700,000    1/23/2006      54.1        54.1              0.0
  180         199,927      177,597       1.21           1.21       2,650,000   11/26/2005      74.0        63.4              0.0
  181         156,141      151,509       1.12           1.32       2,430,000    4/26/2006      76.5        71.7              0.0
  182         175,844      166,858       1.20           1.20       2,675,000     2/5/2006      68.1        58.8              0.0
  183         178,465      169,465       1.23           1.23       2,250,000    6/13/2006      80.0        69.0              0.0
  184         166,093      162,406       1.26           1.48       2,220,000     4/1/2006      80.0        78.1              0.0
  185         292,576      291,453       2.06           2.06       4,650,000    4/20/2006      37.1        28.9              0.0
  186         173,858      170,258       1.27           1.27       2,400,000     5/3/2006      68.8        64.1              0.0
  187         151,667      150,688       1.24           1.24       2,240,000    4/30/2006      72.4        62.2              0.0
  188         160,341      144,967       1.19           1.19       2,180,000    4/26/2006      72.5        56.1              0.0
 188A1                                                             1,270,000    4/26/2006
 188A2                                                               910,000    4/26/2006
  189         174,050      169,050       1.54           1.54       2,650,000    4/18/2006      56.6        48.2              0.0
  190         119,115      114,782       1.22           1.22       1,663,000     7/1/2006      88.5        88.5              0.0
 190A1                                                             1,011,000     7/1/2006
 190A2                                                               652,000     7/1/2006
  191         140,472      129,997       1.20           1.39       1,920,000     5/5/2006      75.5        67.5              0.0
  192         137,000      132,125       1.26           1.47       1,800,000    6/11/2006      77.8        69.5              0.0
  193         154,726      146,596       1.28           1.28       2,100,000    7/17/2006      66.6        52.7              0.0
  194         279,731      266,393       2.84           2.84       5,250,000     2/6/2006      25.5        21.2              0.0
  195         121,638      116,388       1.15           1.15       1,690,000    4/26/2006      77.5        60.0              0.0
  196         118,277      114,044       1.21           1.42       3,250,000     4/1/2006      40.0        39.1              0.0
  197         107,286      101,962       1.23           1.23       1,488,000     7/1/2006      87.2        87.2              0.0
 197A1                                                               946,000     7/1/2006
 197A2                                                               542,000     7/1/2006
  198          97,098       92,742       1.20           1.20       1,506,000     7/1/2006      80.3        80.3              0.0
  199         110,580      104,911       1.15           1.15       1,530,000    4/26/2006      77.2        59.8              0.0
  200         209,351      206,050       2.65           2.65       3,300,000     2/8/2006      34.0        28.3              0.0
  201          88,329       82,797       1.20           1.20       1,366,000     7/1/2006      79.1        79.1              0.0
  202         102,068       98,023       1.29           1.51       1,400,000     4/3/2006      73.6        65.5             77.0
  203          84,152       78,882       1.20           1.20       1,301,000     7/1/2006      79.1        79.1              0.0
  204          98,106       93,456       1.28           1.28       1,500,000    4/27/2006      66.7        56.8              0.0

                                                            SQ FEET,      UNIT       LOAN                            RENT
CONTROL           YEAR                     YEAR            PADS, ROOMS     OF        PER          OCCUPANCY          ROLL
  NO.             BUILT                 RENOVATED           OR UNITS     MEASURE   UNIT ($)   PERCENTAGE (%) (1)     DATE
----------------------------------------------------------------------------------------------------------------------------

   1                        1973         1991,1995, 2006     1,876,972   Sq Ft          360                 99.9    8/1/2006
   2                        1991                     N/A     1,475,686   Sq Ft          230                 83.6   7/31/2006
   3            2001, 2005, 2006                     NAP       561,426   Sq Ft          321                 96.0    7/5/2006
   4                        1976                    2006       641,800   Sq Ft          218                 91.2   6/30/2006
   5                   1997-2002                     N/A       619,026   Sq Ft          212                 96.8   6/19/2006
   6                        1981   1986-1988, 1999, 2003       895,655   Sq Ft           95                 97.1   5/31/2006
   7                        1966                    1995       666,203   Sq Ft          115                 96.7   6/30/2006
   8                        1923                    1984       495,708   Sq Ft          144                 87.8    4/1/2006
   9                        1930              1984, 1987       669,978   Sq Ft          106                 91.8   8/24/2006
  10                     Various                 Various         2,909   Pads        18,752                 83.5   6/29/2006
 10A1                       1971                     N/A           320   Pads        28,809                 82.5   6/29/2006
 10A2     1972, 1976, 1986, 1992                     N/A           798   Pads         9,959                 88.5   6/29/2006
 10A3                       1960                    1987           150   Pads        26,756                 89.3   6/29/2006
 10A4                       1965                    2003           185   Pads        21,221                 69.7   6/29/2006
 10A5                       1960                     N/A           103   Pads        37,807                 97.1   6/29/2006
 10A6                       1968                     N/A           256   Pads        13,659                 67.6   6/29/2006
 10A7                       1963                     N/A           179   Pads        18,203                 63.1   6/29/2006
 10A8                       1984                     N/A            96   Pads        33,114                 86.5   6/29/2006
 10A9                       1960                     N/A           132   Pads        23,300                 98.5   6/29/2006
 10A10                      1958                     N/A            64   Pads        40,978                100.0   6/29/2006
 10A11                      1966                     N/A           304   Pads         7,581                 59.2   6/29/2006
 10A12                      1960                     N/A            60   Pads        35,763                100.0   6/29/2006
 10A13                1920, 1996                     N/A           135   Pads        15,600                 76.3   6/29/2006
 10A14                      1956                     N/A            51   Pads        34,282                 84.3   6/29/2006
 10A15                      1960                     N/A            76   Pads        21,228                 72.4   6/29/2006
  11                        1914                    1985           238   Units      206,933                 97.5   4/24/2006
  12            1971, 2005, 2006                     N/A       241,825   Sq Ft          203                100.0   5/17/2006
  13                        1988                     N/A       244,871   Sq Ft          189                 94.1    6/1/2006
  14                     Various                 Various         1,378   Units       33,110                 89.4    7/6/2006
 14A1                       1985                    1998           641   Units       32,231                 90.8    7/6/2006
 14A2                       1968                    1996           490   Units       34,776                 89.8    7/6/2006
 14A3                       1978                    1997           247   Units       32,085                 85.0    7/6/2006
  15                        2003                     N/A           350   Units      130,314                 97.4   6/26/2006
  16                        1991                     N/A       354,762   Sq Ft          107                 95.3   6/30/2006
  17                     Various                 Various     1,309,113   Sq Ft          150                 93.7     Various
 17A1                       1989                     N/A       231,876   Sq Ft          236                 97.3   6/30/2006
 17A2                       1983                 Ongoing       280,791   Sq Ft          132                 90.7   6/30/2006
 17A3                       1952                    2000       130,009   Sq Ft          205                100.0    7/5/2006
 17A4                       1984                     N/A       193,907   Sq Ft          130                 78.9   6/30/2006
 17A5                       1980                     N/A       114,245   Sq Ft          120                 97.8    7/5/2006
 17A6                       1980                     N/A       109,183   Sq Ft          108                 98.3    7/5/2006
 17A7                       1978                     N/A        94,035   Sq Ft          116                 85.7    7/5/2006
 17A8                       1989                 Ongoing        87,613   Sq Ft          116                100.0    7/5/2006
 17A9                       1964                 Ongoing        67,454   Sq Ft           86                100.0    7/5/2006
  18                        1967                    1999       163,763   Sq Ft          183                 94.1    7/1/2006
  19                        1979                    2000         1,006   Units       28,827                 97.1   6/10/2006
  20                  1987, 1989                     N/A           592   Units       43,919                 90.4    7/6/2006
  21                        1970                     N/A       134,402   Sq Ft          192                 98.8   6/27/2006
  22                        1957                    2001       144,500   Sq Ft          172                 94.9   5/30/2006
  23                        1985                     N/A       233,464   Sq Ft           98                 90.5    7/1/2006
  24                  1975, 1998                     N/A           239   Units       94,770                 95.0    8/2/2006
  25                  1972, 1978                    1999           300   Units       63,833                 96.0    8/2/2006
  26                        1971                 Ongoing       449,988   Sq Ft           40                 65.5    7/1/2006
  27                  2002, 2006                     N/A        83,849   Sq Ft          216                100.0    8/2/2006
  28                        1986                    1993        91,629   Sq Ft          196                 96.0   6/14/2006
  29                        1974                     N/A           390   Rooms       45,364                 77.7    4/4/2006
  30                        1999                     N/A           240   Units       73,063                 93.8    8/5/2006
  31                        1993                     N/A       105,515   Sq Ft          166                100.0   8/31/2006
  32                  1974, 1993                    1998       116,300   Sq Ft          150                100.0   2/27/2006
  33                        1908                 Ongoing       120,420   Sq Ft          142                 77.6    6/1/2006
  34                  1983, 1985              2002, 2005       268,698   Sq Ft           63                 86.5   6/30/2006
 34A1                       1985                    2002       197,196   Sq Ft           48                 85.4   6/30/2006
 34A2                       1983                     N/A        71,502   Sq Ft          105                 89.6   6/30/2006
  35                        1971                    1998           399   Units       35,840                 95.2   6/12/2006
  36                        2001                     NAP           161   Rooms       88,199                 75.1   6/16/2006
  37                        1983                    1999           302   Units       45,861                 95.0   5/15/2006
  38                        1980                     NAP       118,961   Sq Ft          113                 92.1   7/18/2006
  39                  1935, 2001                     N/A        57,181   Sq Ft          233                 89.3   5/18/2006
  40                        1940                    2004        87,843   Sq Ft          151                 86.3   5/18/2006
  41                        1973              1997, 2005           395   Units       32,405                 86.1   5/31/2006
  42                        1979                     N/A           356   Units       35,534                 96.4   5/30/2006
  43                        1982               2004-2005           334   Units       37,725                 96.1   5/25/2006
  44                        1984                    2005       739,261   Sq Ft          148                 91.1   11/4/2005
  45                        2002                     N/A       204,120   Sq Ft           59                 91.2   7/14/2006
  46                        1910                    1985        92,664   Sq Ft          125                 96.0   7/25/2006
  47                        1985                     N/A       110,702   Sq Ft           99                 95.5    8/2/2006
  48                        1995                     N/A        80,708   Sq Ft          135                 94.1    4/1/2006
  49                   1999-2005                     N/A       126,490   Sq Ft           84                 86.0   6/21/2006
  50                  1991, 2001                     N/A        78,400   Sq Ft          134                100.0   8/31/2006
  51                        2001                     N/A        95,060   Sq Ft          107                 74.7   5/18/2006
  52                        2002                     N/A        86,542   Sq Ft          117                 91.9   5/18/2006
  53                        1964                    1992        40,085   Sq Ft          230                 95.1   4/18/2006
  54                   1985-1986                     N/A           259   Units       35,328                 91.1   6/30/2006
  55                        2001                     N/A        86,760   Sq Ft          102                 94.3   5/18/2006
  56                        1957                     N/A        69,873   Sq Ft          123                 86.0   7/14/2006
  57                        2002                     N/A        47,057   Sq Ft          182                 94.3   5/18/2006
  58                   1977-2000                     N/A       255,560   Sq Ft           33                100.0   2/14/2006
  59                        1978                    1988        53,471   Sq Ft          153                100.0   7/20/2006
  60                        1987                     N/A        69,512   Sq Ft          115                 94.7    6/1/2006
  61                     Various                 Various        40,887   Sq Ft          187                100.0   7/28/2006
 61A1                       2002                    2004        16,986   Sq Ft          178                100.0   7/28/2006
 61A2                       2004                     N/A         9,470   Sq Ft          185                100.0   7/28/2006
 61A3                       2005                     N/A        10,189   Sq Ft          158                100.0   7/28/2006
 61A4                       2005                     N/A         4,242   Sq Ft          298                100.0   7/28/2006
  62                        1988                    2006           121   Rooms       63,175                 64.1   6/30/2006
  63                        1953                    1998        72,030   Sq Ft          106                 89.0   8/31/2006
  64                        1985               2004-2005           188   Units       38,298                 97.3   5/25/2006
  65                        1986                     N/A       129,609   Sq Ft           55                 78.0    6/7/2006
  66                        1997                     N/A        43,475   Sq Ft          163                 92.6    8/7/2006
  67            1954, 1967, 1983                     N/A        45,814   Sq Ft          153                100.0   5/31/2006
  68                        1969                    1997        28,876   Sq Ft          242                100.0   6/30/2006
  69                        2006                     NAP        40,245   Sq Ft          174                 92.7    6/1/2006
  70                        2001                     N/A        98,650   Sq Ft           69                 88.0   5/18/2006
  71                        1997                 Ongoing            88   Rooms       74,432                 58.8   3/31/2006
  72                     Various                     N/A        27,007   Sq Ft          237                100.0    7/6/2006
 72A1                       1935                     N/A         9,443   Sq Ft          260                100.0    7/6/2006
 72A2                       1967                     N/A         3,600   Sq Ft          413                100.0    7/6/2006
 72A3                       1925                     N/A         8,964   Sq Ft          142                100.0    7/6/2006
 72A4                       1930                     N/A         5,000   Sq Ft          236                100.0    7/6/2006
  73                        2003                     N/A        24,591   Sq Ft          254                100.0   7/27/2006
  74                        1940                   1970s           148   Units       41,892                 98.7   4/26/2006
  75                        2006                     N/A        21,400   Sq Ft          288                100.0   8/31/2006
  76                        1967                     N/A           152   Units       40,461                 96.7   6/30/2006
  77                        1997                     N/A        32,300   Sq Ft          186                100.0   6/20/2006
  78                   1978-1979                     N/A        96,625   Sq Ft           62                 90.9    8/3/2006
  79                        1999                     N/A        83,327   Sq Ft           70                100.0   6/27/2006
  80                        1997                     N/A        91,385   Sq Ft           63                 92.2   5/18/2006
  81                        2001                     N/A        76,150   Sq Ft           75                 76.2   5/18/2006
  82                        1964        1992, 1998, 2000        93,691   Sq Ft           60                 97.4   7/21/2006
  83                  2003, 2005                     N/A        42,345   Sq Ft          131                 88.9    8/1/2006
  84                        2006                     N/A        14,582   Sq Ft          379                100.0   7/20/2006
  85                        1998                    2003        94,110   Sq Ft           58                 90.1    5/2/2006
  86                        1950                    2001        70,452   Sq Ft           78                100.0   7/27/2006
  87                        2005                     N/A        28,000   Sq Ft          196                100.0   5/16/2006
  88                        2000                     N/A           104   Rooms       51,442                 75.1   3/31/2006
  89                     Various                 Various       101,280   Sq Ft           53                 98.3     Various
 89A1           1980, 1982, 1997                     N/A        28,856   Sq Ft           42                 94.3    6/1/2006
 89A2                       1999                    2004        28,450   Sq Ft           40                 99.6    6/1/2006
 89A3                       1965                    2006        11,480   Sq Ft           62                 97.9    6/1/2006
 89A4                       1973                     N/A         6,900   Sq Ft           93                100.0    6/1/2006
 89A5                       1965                    2005         7,929   Sq Ft           63                100.0    6/1/2006
 89A6                       1974                    2006         6,240   Sq Ft           77                100.0    6/1/2006
 89A7                       1967                     N/A         6,825   Sq Ft           52                100.0    6/1/2006
 89A8                       1970                     N/A         4,600   Sq Ft           69                100.0   8/24/2006
  90                        1974                 Various       118,719   Sq Ft           45                 83.0   5/10/2006
  91                        1992                    2006           106   Rooms       50,000                 60.1   6/30/2006
  92                        1985                     N/A        69,381   Sq Ft           76                100.0   6/14/2006
  93                   1996-1998                     N/A           120   Units       43,667                 94.2   6/22/2006
  94                        1993                    2004       105,832   Sq Ft           49                100.0   4/11/2006
  95                        1981                     N/A        64,167   Sq Ft           81                100.0   6/20/2006
  96                        2002                     N/A           427   Pads        12,178                 88.1    6/9/2006
  97                     Various                     N/A        21,816   Sq Ft          238                100.0     Various
 97A1                       2005                     N/A        10,908   Sq Ft          285                100.0   6/12/2006
 97A2                       1999                     N/A        10,908   Sq Ft          191                100.0    6/2/2006
  98                        1986                    2006        24,744   Sq Ft          208                100.0    6/1/2006
  99                        2001                     N/A        67,979   Sq Ft           74                100.0    6/1/2006
  100                       1986                    2006       166,359   Sq Ft           30                 96.4   7/31/2006
  101                    Various                     N/A        16,312   Sq Ft          307                100.0   6/29/2006
 101A1                      1920                     N/A         7,500   Sq Ft          297                100.0   6/29/2006
 101A2                      1969                     N/A         6,000   Sq Ft          297                100.0   6/29/2006
 101A3                      1976                     N/A         2,812   Sq Ft          356                100.0   6/29/2006
  102                       1986                     N/A        30,020   Sq Ft          165                 77.3   5/18/2006
  103                       1974                     N/A       137,709   Sq Ft           36                 84.8   5/18/2006
  104                       1992                     N/A        71,018   Sq Ft           68                 81.5   5/18/2006
  105                 1965, 1969                    2002        23,867   Sq Ft          201                100.0   7/14/2006
  106                 1900, 1960                    2006       164,910   Sq Ft           29                 94.7   5/11/2006
  107                 1969, 2002                     N/A        84,071   Sq Ft           56                 71.8   5/18/2006
  108                       2004                     N/A        14,110   Sq Ft          330                100.0    7/1/2006
  109                 1953, 2004                    2004        23,944   Sq Ft          187                 89.7   5/17/2006
  110                    Various                     N/A        12,507   Sq Ft          355                100.0   6/29/2006
 110A1                      1975                     N/A         8,020   Sq Ft          289                100.0   6/29/2006
 110A2                      1982                     N/A         4,487   Sq Ft          472                100.0   6/29/2006
  111                       2003                     N/A        14,560   Sq Ft          302                100.0   6/21/2006
  112                       1965                     N/A           258   Pads        16,643                 96.5    4/1/2006
  113                       2004                     N/A        78,047   Sq Ft           54                 89.0   5/31/2006
  114                       2000                     N/A            84   Rooms       49,107                 61.4   6/30/2006
  115                  2002-2004                     N/A        68,770   Sq Ft           60                 79.7   4/13/2006
  116                       2004                     N/A        14,560   Sq Ft          279                100.0   8/21/2003
  117                    Various                     N/A        14,832   Sq Ft          272                100.0    7/6/2006
 117A1                      1974                     N/A         6,172   Sq Ft          249                100.0    7/6/2006
 117A2                      1960                     N/A         5,060   Sq Ft          288                100.0    7/6/2006
 117A3                      1973                     N/A         3,600   Sq Ft          288                100.0    7/6/2006
  118                       2003                     N/A        14,560   Sq Ft          272                100.0   7/28/2006
  119                       1979                     NAP        44,455   Sq Ft           89                 97.3    6/8/2006
  120                       1984                     N/A        51,114   Sq Ft           77                 94.5    4/6/2006
  121                       1961                     N/A       233,200   Sq Ft           17                100.0   2/14/2006
  122                       1996                     N/A            61   Rooms       64,124                 76.5   3/31/2006
  123                       1983                    1998        79,865   Sq Ft           49                100.0   7/21/2006
  124                       1997                     N/A        66,215   Sq Ft           59                 90.6   5/18/2006
  125                       2004                     N/A        22,250   Sq Ft          173                100.0   5/11/2006
  126                       1982                     N/A        29,862   Sq Ft          126                100.0   2/19/1998
  127                       2003                     N/A        14,560   Sq Ft          259                100.0   6/21/2006
  128                 1958, 2001                    2001        89,981   Sq Ft           42                 66.0   5/18/2006
  129                    Various                     N/A        18,260   Sq Ft          203                100.0    7/6/2006
 129A1                      1984                     N/A        10,000   Sq Ft          174                100.0    7/6/2006
 129A2                      1970                     N/A         3,000   Sq Ft          349                100.0    7/6/2006
 129A3                      1945                     N/A         5,260   Sq Ft          174                100.0    7/6/2006
  130                       1986                     N/A        61,130   Sq Ft           60                 79.4   5/18/2006
  131                       1999                     N/A        75,420   Sq Ft           48                 81.9   5/18/2006
  132                       1996                     N/A        52,705   Sq Ft           68                 95.7   5/31/2006
  133                       2005                     N/A        65,000   Sq Ft           55                100.0    5/8/2006
  134                       1960                     NAP        41,034   Sq Ft           88                100.0   7/27/2006
  135                    Various                     N/A        12,070   Sq Ft          297                100.0   6/29/2006
 135A1                      1950                     N/A         3,895   Sq Ft          325                100.0   6/29/2006
 135A2                      2003                     N/A         2,327   Sq Ft          524                100.0   6/29/2006
 135A3                      1930                     N/A         5,848   Sq Ft          188                100.0   6/29/2006
  136                    Various                     N/A        18,600   Sq Ft          192                100.0    7/6/2006
 136A1                      1965                     N/A        15,600   Sq Ft          174                100.0    7/6/2006
 136A2                      1982                     N/A         3,000   Sq Ft          289                100.0    7/6/2006
  137                       2000                     NAP        34,050   Sq Ft          104                100.0   7/24/2006
  138                       2001                     N/A        14,490   Sq Ft          240                100.0   5/19/2006
  139                       1998                     N/A        58,655   Sq Ft           58                 93.7   6/17/2006
  140                       2005                     N/A        28,746   Sq Ft          118                100.0   7/10/2006
  141           1987, 1996, 2002                     N/A       115,595   Sq Ft           29                 57.1    2/2/2006
  142                       2001                     N/A       107,225   Sq Ft           30                 71.2   5/18/2006
  143                       2003                     N/A        14,560   Sq Ft          216                100.0   8/18/2006
  144                       1990                     N/A        55,150   Sq Ft           57                 89.8   5/18/2006
  145                       1986                     N/A        54,478   Sq Ft           57                 91.8   6/30/2006
  146                       2001                     N/A        81,120   Sq Ft           38                 75.0   5/18/2006
  147                       1998                     N/A        76,085   Sq Ft           40                 86.8   5/18/2006
  148                 1980, 1999                     N/A        71,700   Sq Ft           42                 99.4    6/9/2006
  149                       1998                     N/A        61,995   Sq Ft           48                 82.6   5/18/2006
  150                       2005                     N/A        14,820   Sq Ft          197                100.0   6/22/2006
  151                       2001                     N/A            62   Rooms       46,721                 76.8   3/31/2006
  152                    Various                     N/A        11,837   Sq Ft          238                100.0   6/29/2006
 152A1                      1972                     N/A         8,172   Sq Ft          202                100.0   6/29/2006
 152A2                      1985                     N/A         3,665   Sq Ft          317                100.0   6/29/2006
  153                    Various                     N/A        12,492   Sq Ft          224                100.0    7/6/2006
 153A1                      1975                     N/A         5,144   Sq Ft          210                100.0    7/6/2006
 153A2                      1860                     N/A         4,444   Sq Ft          199                100.0    7/6/2006
 153A3                      1989                     N/A         2,904   Sq Ft          286                100.0    7/6/2006
  154                       2004                     N/A        13,813   Sq Ft          201                100.0   8/28/2006
  155                       2005                    2006         6,208   Sq Ft          435                100.0   8/14/2006
  156                       1979                     N/A        49,100   Sq Ft           55                 95.9   5/18/2006
  157                 1963, 1970                     N/A           159   Pads        16,843                 96.9   5/10/2006
  158                       1976                    1985        18,153   Sq Ft          143                 96.9    5/9/2006
  159                       1977                     N/A         4,815   Sq Ft          540                100.0    7/6/2006
  160                       1984                    1992        77,031   Sq Ft           34                100.0   7/27/2006
  161                       1983                     N/A        15,443   Sq Ft          164                 91.7   5/18/2006
  162                       2003                     N/A        59,050   Sq Ft           43                 72.7    3/7/2006
  163                       2003                     N/A         2,960   Sq Ft          845                100.0    8/8/2006
  164                       1988                     N/A        48,010   Sq Ft           49                 96.5    6/7/2006
  165                       2005                     N/A         9,251   Sq Ft          254                100.0   6/13/2006
  166                       1998                     N/A        61,900   Sq Ft           37                 80.7    7/6/2006
  167                       2002                     N/A         4,100   Sq Ft          561                100.0   4/28/2006
  168                       1996                     N/A        63,225   Sq Ft           36                 79.2   5/18/2006
  169                       2005                     N/A        11,925   Sq Ft          189                 85.8   7/28/2006
  170                       1972                     N/A            74   Units       29,730                 90.5    8/2/2006
  171                       2005                     N/A        14,820   Sq Ft          148                100.0    6/2/2006
  172                       1999                     N/A        10,908   Sq Ft          199                100.0   7/12/2006
  173                       1970                     N/A           157   Pads        13,789                 99.4   3/29/2006
  174                    Various                     N/A         7,200   Sq Ft          296                100.0    7/6/2006
 174A1                      1976                     N/A         4,800   Sq Ft          296                100.0    7/6/2006
 174A2                      1969                     N/A         2,400   Sq Ft          296                100.0    7/6/2006
  175                       1997                    2005        64,800   Sq Ft           32                 60.0   3/30/2006
  176                       1978                    2004        44,350   Sq Ft           47                 82.4   5/18/2006
  177                       1989                     N/A        61,120   Sq Ft           34                100.0    5/5/2006
  178                       1984                     N/A            97   Pads        21,377                 88.7   3/31/2006
  179                       1978                    2005         7,930   Sq Ft          252                100.0   5/15/2006
  180                       1996                     N/A        40,600   Sq Ft           48                 94.1   12/5/2005
  181                       2005                     N/A         4,758   Sq Ft          391                100.0    6/7/2006
  182                       2005                     N/A        13,824   Sq Ft          132                100.0   5/30/2006
  183                       1990                     N/A           180   Pads        10,000                 92.8   4/30/2006
  184                       1982                     N/A        36,874   Sq Ft           48                 84.7   5/18/2006
  185                  2005-2006                     N/A        10,880   Sq Ft          158                100.0   5/16/2006
  186                       1970                     N/A            72   Pads        22,917                 98.6   5/23/2006
  187                       2005                     N/A         9,790   Sq Ft          166                100.0   6/19/2006
  188                    Various                 Various        24,145   Sq Ft           65                100.0     Various
 188A1                      1950                    2006         8,893   Sq Ft          104                100.0   8/18/2006
 188A2                      1966                    2005        15,252   Sq Ft           43                100.0   8/17/2006
  189                       1981                     N/A           100   Pads        15,000                 90.3    5/1/2006
  190                    Various                     N/A         3,611   Sq Ft          407                100.0    7/6/2006
 190A1                      1973                     N/A         2,511   Sq Ft          356                100.0    7/6/2006
 190A2                      1900                     N/A         1,100   Sq Ft          524                100.0    7/6/2006
  191                       2001                     NAP        11,095   Sq Ft          131                100.0   7/21/2006
  192                       2002                     N/A        48,750   Sq Ft           29                 92.6    6/9/2006
  193                       1989                     N/A        16,834   Sq Ft           83                100.0   6/28/2006
  194                       2001                     N/A        63,825   Sq Ft           21                 73.4    3/7/2006
  195                       1924                    2006         9,052   Sq Ft          145                100.0   7/25/2006
  196                       1994                    2006        42,333   Sq Ft           31                 71.5   5/18/2006
  197                    Various                     N/A         4,437   Sq Ft          293                100.0    7/6/2006
 197A1                      1976                     N/A         2,609   Sq Ft          316                100.0    7/6/2006
 197A2                      1977                     N/A         1,828   Sq Ft          259                100.0    7/6/2006
  198                       1982                     N/A         3,630   Sq Ft          333                100.0   6/29/2006
  199                       1956                    2005         9,775   Sq Ft          121                100.0   7/25/2006
  200                       2000                     N/A        65,975   Sq Ft           17                 70.5   3/15/2006
  201                       1927                     N/A         4,610   Sq Ft          234                100.0    7/6/2006
  202                       2003                     N/A         6,000   Sq Ft          172                100.0   5/18/2006
  203                       1980                     N/A         4,392   Sq Ft          234                100.0    7/6/2006
  204                       1981                     N/A            93   Pads        10,753                 90.3   7/31/2006

                                                                   LARGEST                 LARGEST          LARGEST
CONTROL         OWNERSHIP                                          TENANT                TENANT AREA      TENANT LEASE
  NO.           INTEREST                                            NAME               LEASED (SQ. FT.)    EXP. DATE
-----------------------------------------------------------------------------------------------------------------------

   1      Fee Simple             News America                                                   917,154      11/30/2020
   2      Fee Simple             Verizon                                                        423,866       9/30/2011
   3      Fee Simple             Neiman Marcus                                                   25,288       1/31/2016
   4      Fee Simple             American Multi-Cinema, Inc.                                     59,500       3/31/2021
   5      Fee Simple             Cirrus Logic                                                   196,717       8/31/2012
   6      Fee Simple             Sears                                                          178,000       9/30/2031
   7      Fee Simple             J.C. Penney Company, Inc.                                      194,126       8/31/2007
   8      Fee Simple             First Marblehead Corp.                                         127,277       4/30/2014
   9      Fee Simple             Philadelphia Workforce Development Corp                         74,155      12/31/2014
  10      Fee Simple             N/A                                                                N/A             N/A
 10A1     Fee Simple             N/A                                                                N/A             N/A
 10A2     Fee Simple             N/A                                                                N/A             N/A
 10A3     Fee Simple             N/A                                                                N/A             N/A
 10A4     Fee Simple             N/A                                                                N/A             N/A
 10A5     Fee Simple             N/A                                                                N/A             N/A
 10A6     Fee Simple             N/A                                                                N/A             N/A
 10A7     Fee Simple             N/A                                                                N/A             N/A
 10A8     Fee Simple             N/A                                                                N/A             N/A
 10A9     Fee Simple             N/A                                                                N/A             N/A
 10A10    Fee Simple             N/A                                                                N/A             N/A
 10A11    Fee Simple             N/A                                                                N/A             N/A
 10A12    Fee Simple             N/A                                                                N/A             N/A
 10A13    Fee Simple             N/A                                                                N/A             N/A
 10A14    Fee Simple             N/A                                                                N/A             N/A
 10A15    Fee Simple             N/A                                                                N/A             N/A
  11      Fee Simple             N/A                                                                N/A             N/A
  12      Fee Simple             Lowes                                                          164,288        7/8/2026
  13      Fee Simple             Tetra Tech                                                      42,370       9/30/2009
  14      Fee Simple             N/A                                                                N/A             N/A
 14A1     Fee Simple             N/A                                                                N/A             N/A
 14A2     Fee Simple             N/A                                                                N/A             N/A
 14A3     Fee Simple             N/A                                                                N/A             N/A
  15      Fee Simple             N/A                                                                N/A             N/A
  16      Fee Simple             The Elder-Beerman Stores Corp.                                  64,141      10/31/2011
  17      Fee Simple             N/A                                                                N/A             N/A
 17A1     Fee Simple             Synapse Group, Inc.                                             74,945       9/30/2016
 17A2     Fee Simple             Ampacet Corporation                                             41,908       3/31/2010
 17A3     Fee Simple             Radianz Americas Inc. f/k/a Radianz U.S. No. 2 Inc.            130,009       5/14/2011
 17A4     Fee Simple             Innovative Companies, LLC                                       24,433       2/28/2011
 17A5     Fee Simple             North Shore Regional Health System                              15,917       3/31/2007
 17A6     Fee Simple             Lincoln Educational Services Corp.                              41,657       7/31/2015
 17A7     Fee Simple             Herbert L. Jamison & Co.                                        31,391       5/31/2014
 17A8     Fee Simple             Amscan, Inc.                                                    60,739      12/31/2014
 17A9     Fee Simple             Amscan, Inc.                                                    59,285      12/31/2014
  18      Fee Simple/Leasehold   Soundelux Entertainment Group, Inc.                             50,385      12/31/2007
  19      Fee Simple             N/A                                                                N/A             N/A
  20      Fee Simple             N/A                                                                N/A             N/A
  21      Fee Simple             Susquehanna Broadcasting Corp.                                  34,858       9/30/2014
  22      Fee Simple             The Vons Companies, Inc.                                        30,000      12/31/2022
  23      Fee Simple             Priority Fulfillment Services, Inc.                             66,239       3/15/2007
  24      Fee Simple             N/A                                                                N/A             N/A
  25      Fee Simple             N/A                                                                N/A             N/A
  26      Fee Simple             Drive Financial Services, L.P.                                  88,811       5/31/2016
  27      Fee Simple             99 Cents Only Stores                                            22,492       1/31/2013
  28      Fee Simple             Shi Yin Wong, Wah Lam and Tak Wai Lam                           18,172        5/9/2010
  29      Fee Simple             N/A                                                                N/A             N/A
  30      Fee Simple             N/A                                                                N/A             N/A
  31      Fee Simple             Publix                                                          55,999       7/20/2014
  32      Fee Simple             Kohl's Department Stores, Inc.                                 108,650       1/31/2020
  33      Fee Simple             Boston Stock Exchange, Inc.                                     39,596      12/13/2013
  34      Fee Simple/Leasehold   N/A                                                                N/A             N/A
 34A1     Leasehold              Cobb Theatres III, LLC                                          32,030      11/14/2012
 34A2     Fee Simple             Brian Broecker dba The Drink                                     6,900       2/28/2011
  35      Fee Simple             N/A                                                                N/A             N/A
  36      Fee Simple             N/A                                                                N/A             N/A
  37      Fee Simple             N/A                                                                N/A             N/A
  38      Fee Simple             D Fashion Mart                                                  37,180       3/31/2013
  39      Fee Simple             N/A                                                                N/A             N/A
  40      Fee Simple             N/A                                                                N/A             N/A
  41      Fee Simple             N/A                                                                N/A             N/A
  42      Fee Simple             N/A                                                                N/A             N/A
  43      Fee Simple             N/A                                                                N/A             N/A
  44      Fee Simple/Leasehold   White & Case LLP                                               454,229       5/31/2017
  45      Fee Simple             Savage Foods                                                    32,300       8/31/2014
  46      Fee Simple             Jasculca Terman & Assoc.                                        15,901      12/31/2006
  47      Fee Simple             Employease                                                      49,072       2/28/2011
  48      Fee Simple             Borders Books and Music                                         30,213      11/30/2010
  49      Fee Simple             Publix                                                          51,420       8/31/2019
  50      Fee Simple             Publix                                                          48,890       12/1/2011
  51      Fee Simple             N/A                                                                N/A             N/A
  52      Fee Simple             N/A                                                                N/A             N/A
  53      Fee Simple             Megan McCord and Anthony Benenati dba City Yoga                  3,167      10/31/2010
  54      Fee Simple             N/A                                                                N/A             N/A
  55      Fee Simple             N/A                                                                N/A             N/A
  56      Fee Simple             Bio-Medical Applications of California, Inc.,
                                 dba FMC Dialysis Services                                        8,684       5/31/2010
  57      Fee Simple             N/A                                                                N/A             N/A
  58      Fee Simple             Reliance Electric Company                                      255,560       11/8/2020
  59      Fee Simple             RevCare, Inc.                                                   53,471       7/19/2016
  60      Fee Simple             BB&T                                                             9,239       4/30/2010
  61      Fee Simple/Leasehold   N/A                                                                N/A             N/A
 61A1     Fee Simple             Jiffy Lube                                                       4,466        9/1/2022
 61A2     Fee Simple             Jiffy Lube                                                       4,042       4/26/2024
 61A3     Leasehold              Outpatient Physical Therapy                                      5,327       9/25/2012
 61A4     Fee Simple             Jiffy Lube                                                       4,042       1/31/2026
  62      Fee Simple             N/A                                                                N/A             N/A
  63      Fee Simple             Performance Tools                                               12,525       2/28/2007
  64      Fee Simple             N/A                                                                N/A             N/A
  65      Fee Simple             Kvat Foods                                                      44,334       8/31/2017
  66      Fee Simple             University Heart Institute                                       5,306       7/31/2016
  67      Fee Simple/Leasehold   Party City Corporation                                          12,100       9/30/2009
  68      Fee Simple             World Parking Garage, LLC                                       18,355       9/30/2017
  69      Fee Simple             Imag Duty Free                                                   4,368       3/31/2011
  70      Fee Simple             N/A                                                                N/A             N/A
  71      Fee Simple             N/A                                                                N/A             N/A
  72      Fee Simple             N/A                                                                N/A             N/A
 72A1     Fee Simple             Citizens Bank of Pennsylvania                                    9,443       7/31/2011
 72A2     Fee Simple             Citizens Bank of Pennsylvania                                    3,600       7/31/2011
 72A3     Fee Simple             Citizens Bank of Pennsylvania                                    8,964       7/31/2011
 72A4     Fee Simple             Citizens Bank of Pennsylvania                                    5,000       7/31/2011
  73      Fee Simple             Border's Bookstore                                              24,591       1/31/2024
  74      Fee Simple             N/A                                                                N/A             N/A
  75      Fee Simple             Wildflower Bread Company                                         4,200      10/31/2016
  76      Fee Simple             N/A                                                                N/A             N/A
  77      Fee Simple             Line Drive Space                                                10,400       4/15/2009
  78      Fee Simple             Superior Stone Works                                            10,238       2/28/2007
  79      Fee Simple             Publix                                                          51,420      12/31/2020
  80      Fee Simple             N/A                                                                N/A             N/A
  81      Fee Simple             N/A                                                                N/A             N/A
  82      Fee Simple             Palais Royale                                                   22,000       1/31/2014
  83      Fee Simple             Manny Butera, and Fitness Express LLC, dba World
                                 Gym Express Spring Hill                                         15,375       8/31/2014
  84      Fee Simple             Walgreen Eastern Co., Inc.                                      14,582       8/31/2081
  85      Fee Simple             N/A                                                                N/A             N/A
  86      Leasehold              Brown's Gym                                                     17,900       2/28/2012
  87      Fee Simple             Holder Mattress Company, Inc.                                    4,800      11/30/2010
  88      Fee Simple             N/A                                                                N/A             N/A
  89      Fee Simple             N/A                                                                N/A             N/A
 89A1     Fee Simple             N/A                                                                N/A             N/A
 89A2     Fee Simple             N/A                                                                N/A             N/A
 89A3     Fee Simple             N/A                                                                N/A             N/A
 89A4     Fee Simple             Digital Image Graphics, Inc.                                     2,400       6/30/2007
 89A5     Fee Simple             N/A                                                                N/A             N/A
 89A6     Fee Simple             N/A                                                                N/A             N/A
 89A7     Fee Simple             Interior Custom Concepts, Inc.                                   4,550       6/29/2008
 89A8     Fee Simple             Palm Tree Doctor, Inc.                                           4,600        9/1/2018
  90      Fee Simple/Leasehold   Lipscomb & Pitts Insurance LLC                                  31,407       9/30/2011
  91      Fee Simple             N/A                                                                N/A             N/A
  92      Fee Simple             Albertson                                                       42,728       4/30/2011
  93      Fee Simple             N/A                                                                N/A             N/A
  94      Fee Simple             Floor and Decor Outlets of America, Inc.                        82,532      11/16/2014
  95      Fee Simple             Raley's                                                         54,124       6/27/2020
  96      Fee Simple             N/A                                                                N/A             N/A
  97      Fee Simple             N/A                                                                N/A             N/A
 97A1     Fee Simple             Eckerd Corporation                                              10,908        2/7/2025
 97A2     Fee Simple             Eckerd Corporation                                              10,908       1/17/2020
  98      Fee Simple             Suris & Associates, PC                                           7,263       9/30/2013
  99      Fee Simple             Safeway, Inc.                                                   58,028       1/31/2026
  100     Fee Simple             Wal-Mart Stores                                                 65,904        3/7/2011
  101     Fee Simple             N/A                                                                N/A             N/A
 101A1    Fee Simple             Charter One Bank, N.A.                                           7,500       6/30/2011
 101A2    Fee Simple             Charter One Bank, N.A.                                           6,000       6/30/2011
 101A3    Fee Simple             Charter One Bank, N.A.                                           2,812       6/30/2011
  102     Fee Simple             N/A                                                                N/A             N/A
  103     Fee Simple             N/A                                                                N/A             N/A
  104     Fee Simple             N/A                                                                N/A             N/A
  105     Fee Simple             Westchester Cardiac Rehabilitation P.C.                          5,631       5/31/2007
  106     Fee Simple             Dixwell Self Storage                                           125,000      12/31/2014
  107     Fee Simple             N/A                                                                N/A             N/A
  108     Fee Simple             Walgreen's                                                      14,110      10/31/2079
  109     Fee Simple             Dwellings Real Estate                                            3,814       2/28/2010
  110     Fee Simple             N/A                                                                N/A             N/A
 110A1    Fee Simple             Charter One Bank, N.A.                                           8,020       6/30/2011
 110A2    Fee Simple             Charter One Bank, N.A.                                           4,487       6/30/2011
  111     Fee Simple             Walgreen Co.                                                    14,560       3/31/2079
  112     Fee Simple             N/A                                                                N/A             N/A
  113     Fee Simple             N/A                                                                N/A             N/A
  114     Fee Simple             N/A                                                                N/A             N/A
  115     Fee Simple             N/A                                                                N/A             N/A
  116     Fee Simple             Walgreen Co.                                                    14,560       5/31/2079
  117     Fee Simple             N/A                                                                N/A             N/A
 117A1    Fee Simple             Citizens Bank, N.A.                                              6,172       7/31/2011
 117A2    Fee Simple             Citizens Bank, N.A.                                              5,060       7/31/2011
 117A3    Fee Simple             Citizens Bank, N.A.                                              3,600       7/31/2011
  118     Fee Simple             Walgreen Co.                                                    14,560       4/30/2079
  119     Fee Simple             Lakewood Pathology Associates                                    7,104      12/30/2007
  120     Fee Simple             Rite Aid Drug Store                                             17,640       5/31/2009
  121     Fee Simple             Reliance Electric Company                                      233,200       11/8/2020
  122     Fee Simple             N/A                                                                N/A             N/A
  123     Fee Simple             Food Lion                                                       30,720       5/31/2016
  124     Fee Simple             N/A                                                                N/A             N/A
  125     Fee Simple             Mei-Hui Wang, LLC                                                3,586       3/31/2010
  126     Leasehold              Rite Aid                                                        29,862       2/29/2020
  127     Fee Simple             Walgreen Co.                                                    14,560       3/31/2079
  128     Fee Simple             N/A                                                                N/A             N/A
  129     Fee Simple             N/A                                                                N/A             N/A
 129A1    Fee Simple             Citizens Bank of Massachusetts                                  10,000       7/31/2011
 129A2    Fee Simple             Citizens Bank of Massachusetts                                   3,000       7/31/2011
 129A3    Fee Simple             Citizens Bank of Massachusetts                                   5,260       7/31/2011
  130     Fee Simple             N/A                                                                N/A             N/A
  131     Fee Simple             N/A                                                                N/A             N/A
  132     Fee Simple             N/A                                                                N/A             N/A
  133     Fee Simple             Yankee Candle Company, Inc                                      65,000       5/31/2021
  134     Leasehold              DaVita Inc.                                                     11,000        2/1/2010
  135     Fee Simple             N/A                                                                N/A             N/A
 135A1    Fee Simple             Charter One Bank, N.A.                                           3,895       6/30/2011
 135A2    Fee Simple             Charter One Bank, N.A.                                           2,327       6/30/2011
 135A3    Fee Simple             Charter One Bank, N.A.                                           5,848       6/30/2011
  136     Fee Simple             N/A                                                                N/A             N/A
 136A1    Fee Simple             Citizens Bank of Massachusetts                                  15,600       7/31/2011
 136A2    Fee Simple             Citizens Bank of Massachusetts                                   3,000       7/31/2011
  137     Fee Simple             Fashion Bug                                                      8,050       8/31/2007
  138     Fee Simple             Walgreen Co.                                                    14,490      12/31/2066
  139     Fee Simple             N/A                                                                N/A             N/A
  140     Fee Simple             Unified Theory                                                   3,830       6/30/2011
  141     Fee Simple             N/A                                                                N/A             N/A
  142     Fee Simple             N/A                                                                N/A             N/A
  143     Fee Simple             Walgreen's                                                      14,560       9/30/2078
  144     Fee Simple             N/A                                                                N/A             N/A
  145     Fee Simple             Jazz A Louisiana Kitchen                                         5,109      10/31/2008
  146     Fee Simple             N/A                                                                N/A             N/A
  147     Fee Simple             N/A                                                                N/A             N/A
  148     Fee Simple             N/A                                                                N/A             N/A
  149     Fee Simple             N/A                                                                N/A             N/A
  150     Fee Simple             Walgreen Co.                                                    14,820       4/30/2081
  151     Fee Simple             N/A                                                                N/A             N/A
  152     Fee Simple             N/A                                                                N/A             N/A
 152A1    Fee Simple             Charter One Bank, N.A.                                           8,172       6/30/2011
 152A2    Fee Simple             Charter One Bank, N.A.                                           3,665       6/30/2011
  153     Fee Simple             N/A                                                                N/A             N/A
 153A1    Fee Simple             Citizens Bank, N.A.                                              5,144       7/31/2011
 153A2    Fee Simple             Citizens Bank, N.A.                                              4,444       7/31/2011
 153A3    Fee Simple             Citizens Bank, N.A.                                              2,904       7/31/2011
  154     Fee Simple             Eckerd Corporation                                              13,813       7/28/2024
  155     Fee Simple             The Counter                                                      2,675       5/31/2016
  156     Fee Simple             N/A                                                                N/A             N/A
  157     Fee Simple             N/A                                                                N/A             N/A
  158     Fee Simple             Thinkom Solutions Inc.                                          11,515       1/31/2007
  159     Fee Simple             Charter One Bank, N.A.                                           4,815       7/31/2011
  160     Fee Simple             Winn Dixie                                                      42,181        9/5/2009
  161     Fee Simple             N/A                                                                N/A             N/A
  162     Fee Simple             N/A                                                                N/A             N/A
  163     Fee Simple             Seven Eleven                                                     2,960      12/31/2018
  164     Fee Simple             Colon Paint                                                      4,660       6/30/2008
  165     Fee Simple             Cuoio Shoes                                                      2,131       8/31/2010
  166     Fee Simple             N/A                                                                N/A             N/A
  167     Fee Simple             Cingular At&T Wireless                                           2,500        8/1/2012
  168     Fee Simple             N/A                                                                N/A             N/A
  169     Fee Simple             Perky Paw Pet Hospital, I                                        2,500        7/3/2011
  170     Fee Simple             N/A                                                                N/A             N/A
  171     Fee Simple             Walgreen Co.                                                    14,820       2/28/2081
  172     Fee Simple             Eckerd Corporation                                              10,908      11/30/2019
  173     Fee Simple             N/A                                                                N/A             N/A
  174     Fee Simple             N/A                                                                N/A             N/A
 174A1    Fee Simple             Citizens Bank of Massachusetts                                   4,800       7/31/2011
 174A2    Fee Simple             Citizens Bank of Massachusetts                                   2,400       7/31/2011
  175     Fee Simple             N/A                                                                N/A             N/A
  176     Fee Simple             N/A                                                                N/A             N/A
  177     Fee Simple             Beazer USA, Inc.                                                61,120        6/1/2011
  178     Fee Simple             N/A                                                                N/A             N/A
  179     Fee Simple             M. Timm Development, Inc.                                        4,000       5/31/2024
  180     Fee Simple             Food Lion, LLC                                                  29,000       3/18/2017
  181     Fee Simple             Starbucks                                                        1,801       2/29/2016
  182     Leasehold              EDC Drug Stores, Inc.                                           13,824       12/1/2025
  183     Leasehold              N/A                                                                N/A             N/A
  184     Fee Simple             N/A                                                                N/A             N/A
  185     Fee Simple             CVS, Inc.                                                       10,880       1/31/2032
  186     Fee Simple             N/A                                                                N/A             N/A
  187     Fee Simple             Atmos Energy Corporation                                         9,790      11/30/2025
  188     Fee Simple             N/A                                                                N/A             N/A
 188A1    Fee Simple             Family Dollar, Inc.                                              8,893       6/30/2016
 188A2    Fee Simple             Family Dollar Stores of Indiana L.P.                            15,252       6/30/2016
  189     Fee Simple             N/A                                                                N/A             N/A
  190     Fee Simple             N/A                                                                N/A             N/A
 190A1    Fee Simple             Citizens Bank of Connecticut                                     2,511       7/31/2011
 190A2    Fee Simple             Citizens Bank of Rhode Island                                    1,100       7/31/2011
  191     Fee Simple             Mi-Lar, Inc. dba Chelsea Lane                                    3,500      11/30/2007
  192     Fee Simple             N/A                                                                N/A             N/A
  193     Fee Simple             Blockbuster Video                                                5,980      11/30/2009
  194     Fee Simple             N/A                                                                N/A             N/A
  195     Fee Simple             Family Dollar, Inc.                                              9,052       6/30/2016
  196     Fee Simple             N/A                                                                N/A             N/A
  197     Fee Simple             N/A                                                                N/A             N/A
 197A1    Fee Simple             Citizens Bank of New Hampshire                                   2,609       7/31/2011
 197A2    Fee Simple             Citizens Bank of New Hampshire                                   1,828       7/31/2011
  198     Fee Simple             Charter One Bank, N.A.                                           3,630       6/30/2011
  199     Fee Simple             Family Dollar, Inc.                                              9,775       6/30/2016
  200     Fee Simple             N/A                                                                N/A             N/A
  201     Fee Simple             Citizens Bank                                                    4,610       7/31/2011
  202     Fee Simple             Waterville Salon, Inc.                                           1,200       1/31/2009
  203     Fee Simple             Citizens Bank of Rhode Island                                    4,392       7/31/2011
  204     Fee Simple             N/A                                                                N/A             N/A

                                         2ND LARGEST                               2ND LARGEST      2ND LARGEST
CONTROL                                    TENANT                                  TENANT AREA      TENANT LEASE
  NO.                                       NAME                                 LEASED (SQ. FT.)    EXP. DATE
----------------------------------------------------------------------------------------------------------------

   1      Ropes & Gray                                                                    245,781      2/28/2027
   2      PWC                                                                             329,682      4/30/2015
   3      Nike                                                                             25,000     11/30/2011
   4      Borders                                                                          26,000      1/31/2017
   5      Vinson & Elkins                                                                 114,750     12/31/2014
   6      Dillard's                                                                       160,000      4/30/2015
   7      Federated Retail Holdings, Inc.                                                 165,184      2/14/2012
   8      Yankee Group Research                                                            49,278      6/30/2007
   9      Obermayer Rebmann Maxwell and Hippel LLP                                         72,955      3/31/2011
  10      N/A                                                                                 N/A            N/A
 10A1     N/A                                                                                 N/A            N/A
 10A2     N/A                                                                                 N/A            N/A
 10A3     N/A                                                                                 N/A            N/A
 10A4     N/A                                                                                 N/A            N/A
 10A5     N/A                                                                                 N/A            N/A
 10A6     N/A                                                                                 N/A            N/A
 10A7     N/A                                                                                 N/A            N/A
 10A8     N/A                                                                                 N/A            N/A
 10A9     N/A                                                                                 N/A            N/A
 10A10    N/A                                                                                 N/A            N/A
 10A11    N/A                                                                                 N/A            N/A
 10A12    N/A                                                                                 N/A            N/A
 10A13    N/A                                                                                 N/A            N/A
 10A14    N/A                                                                                 N/A            N/A
 10A15    N/A                                                                                 N/A            N/A
  11      N/A                                                                                 N/A            N/A
  12      Best Buy                                                                         45,841      1/31/2026
  13      Qwest Communications Corp                                                        29,394      4/30/2011
  14      N/A                                                                                 N/A            N/A
 14A1     N/A                                                                                 N/A            N/A
 14A2     N/A                                                                                 N/A            N/A
 14A3     N/A                                                                                 N/A            N/A
  15      N/A                                                                                 N/A            N/A
  16      Sears, Roebuck & Co.                                                             62,708     10/31/2011
  17      N/A                                                                                 N/A            N/A
 17A1     Philip Morris Mgmt. Co.                                                          41,911      9/30/2010
 17A2     Quaker Sales and Distribution, Inc.                                              24,514      3/31/2009
 17A3     N/A                                                                                 N/A            N/A
 17A4     New York State United Teachers                                                   14,066      9/30/2013
 17A5     Aramis Inc.                                                                       7,380     10/31/2012
 17A6     Verizon Directory Services                                                       35,855      6/30/2008
 17A7     Patient Care Inc.                                                                14,503      8/31/2012
 17A8     Liberty Mutual Insurance Co.                                                     18,476      3/31/2013
 17A9     Cooper Electric Supply Co.                                                        8,169      3/31/2008
  18      Liberty Livewire Corporation                                                     18,168     12/31/2007
  19      N/A                                                                                 N/A            N/A
  20      N/A                                                                                 N/A            N/A
  21      Pitney Bowes Management Services                                                 16,629      6/30/2009
  22      Jehangir Meher dba World Gym                                                     12,600      5/31/2012
  23      LSI Logic Corporation                                                            16,745      7/31/2008
  24      N/A                                                                                 N/A            N/A
  25      N/A                                                                                 N/A            N/A
  26      Safeguard Business Systems, Inc.                                                 36,294      3/31/2011
  27      Chuck E' Cheese                                                                  12,018      6/30/2012
  28      Omni Bank, N.A., Monterey Park Office                                            11,190      9/30/2007
  29      N/A                                                                                 N/A            N/A
  30      N/A                                                                                 N/A            N/A
  31      Party City                                                                       10,000      9/30/2007
  32      Branch Banking & Trust Co.                                                        7,650      6/30/2025
  33      NetVersant New England, Inc. (f/k/a JCI Communications, Inc.)                    10,678      7/31/2007
  34      N/A                                                                                 N/A            N/A
 34A1     Lifestyle Family Fitness Center                                                  21,952     11/30/2010
 34A2     Green Isle Corporation dba O'Brien's of Brandon                                   5,187      7/31/2011
  35      N/A                                                                                 N/A            N/A
  36      N/A                                                                                 N/A            N/A
  37      N/A                                                                                 N/A            N/A
  38      Home Furniture                                                                   27,900     10/31/2011
  39      N/A                                                                                 N/A            N/A
  40      N/A                                                                                 N/A            N/A
  41      N/A                                                                                 N/A            N/A
  42      N/A                                                                                 N/A            N/A
  43      N/A                                                                                 N/A            N/A
  44      Dow Jones & Company, Inc.                                                       100,328      4/30/2011
  45      Pfizer                                                                           30,740      3/24/2007
  46      Chicago Conservation                                                             12,843      8/31/2013
  47      Herman Miller, Inc.                                                               6,487      7/31/2011
  48      G.B. Shoe Warehouse                                                              30,131     12/31/2011
  49      Encore Restaurant                                                                 7,100     10/31/2016
  50      NY Pizza                                                                          4,200     12/31/2009
  51      N/A                                                                                 N/A            N/A
  52      N/A                                                                                 N/A            N/A
  53      Ronald J. Lascoe, MD and Marc Y. Waki, DDS                                        3,143     11/30/2009
  54      N/A                                                                                 N/A            N/A
  55      N/A                                                                                 N/A            N/A
  56      Kyung H. & Sook H. Nam, dba California Adams College                              5,535      9/30/2007
  57      N/A                                                                                 N/A            N/A
  58      N/A                                                                                 N/A            N/A
  59      N/A                                                                                 N/A            N/A
  60      CGI Holding Corporation                                                           8,591     11/30/2008
  61      N/A                                                                                 N/A            N/A
 61A1     Impressions Day Spa                                                               4,350       9/1/2011
 61A2     Golden Phoenix Restaurant                                                         2,801      10/7/2014
 61A3     John L. Scott Real Estate                                                         4,662     11/23/2010
 61A4     Poverty Bay Coffee Co., Inc.                                                        200      9/22/2011
  62      N/A                                                                                 N/A            N/A
  63      Rite Aid                                                                         12,000     12/31/2017
  64      N/A                                                                                 N/A            N/A
  65      Dollar General                                                                    8,640      9/30/2010
  66      The Little Gym                                                                    3,623      4/30/2011
  67      The Gap, Inc.                                                                     9,700      7/15/2007
  68      Triomphe Restaurant Corp., dba Jean Georges                                      10,521      6/30/2012
  69      Deal $ U                                                                          4,341      5/31/2011
  70      N/A                                                                                 N/A            N/A
  71      N/A                                                                                 N/A            N/A
  72      N/A                                                                                 N/A            N/A
 72A1     N/A                                                                                 N/A            N/A
 72A2     N/A                                                                                 N/A            N/A
 72A3     N/A                                                                                 N/A            N/A
 72A4     N/A                                                                                 N/A            N/A
  73      N/A                                                                                 N/A            N/A
  74      N/A                                                                                 N/A            N/A
  75      Washington Mutual Bank, FA                                                        3,500       2/6/2016
  76      N/A                                                                                 N/A            N/A
  77      ValSurf                                                                           4,750      4/30/2007
  78      Last U.S. Bag Co.                                                                 8,700      5/31/2011
  79      Kernery's Hallmark                                                                4,200      2/28/2011
  80      N/A                                                                                 N/A            N/A
  81      N/A                                                                                 N/A            N/A
  82      Burke's Outlet                                                                   15,967      4/30/2007
  83      The Fun & Party Zone, LLC                                                         7,500      5/31/2009
  84      N/A                                                                                 N/A            N/A
  85      N/A                                                                                 N/A            N/A
  86      Dollar Bazaar                                                                     8,500      2/28/2010
  87      Bennet & Mills, LLC / Fionn MacCool's                                             4,000      9/30/2015
  88      N/A                                                                                 N/A            N/A
  89      N/A                                                                                 N/A            N/A
 89A1     N/A                                                                                 N/A            N/A
 89A2     N/A                                                                                 N/A            N/A
 89A3     N/A                                                                                 N/A            N/A
 89A4     Property Consulting Group, Inc.                                                   2,100      2/28/2007
 89A5     N/A                                                                                 N/A            N/A
 89A6     N/A                                                                                 N/A            N/A
 89A7     Storm Shutters of Florida                                                         2,275            N/A
 89A8     N/A                                                                                 N/A            N/A
  90      Juvenile Court-Shelby Co.                                                        15,459      8/31/2007
  91      N/A                                                                                 N/A            N/A
  92      Movie Gallery                                                                     4,500     11/30/2007
  93      N/A                                                                                 N/A            N/A
  94      Dollar Tree Stores, Inc.                                                         15,000      5/31/2010
  95      Round Table Pizza                                                                 3,369     12/31/2006
  96      N/A                                                                                 N/A            N/A
  97      N/A                                                                                 N/A            N/A
 97A1     N/A                                                                                 N/A            N/A
 97A2     N/A                                                                                 N/A            N/A
  98      Christopher C. Bragoli & Associates, P.C.                                         3,085      2/28/2014
  99      Frazee Industries                                                                 4,831      3/19/2011
  100     Publix                                                                           39,795       8/6/2011
  101     N/A                                                                                 N/A            N/A
 101A1    N/A                                                                                 N/A            N/A
 101A2    N/A                                                                                 N/A            N/A
 101A3    N/A                                                                                 N/A            N/A
  102     N/A                                                                                 N/A            N/A
  103     N/A                                                                                 N/A            N/A
  104     N/A                                                                                 N/A            N/A
  105     Laufer Bridge Enterprises, Inc.                                                   4,600      3/31/2007
  106     Stone Academy                                                                    23,300      1/31/2011
  107     N/A                                                                                 N/A            N/A
  108     N/A                                                                                 N/A            N/A
  109     Azio                                                                              3,130     12/31/2010
  110     N/A                                                                                 N/A            N/A
 110A1    N/A                                                                                 N/A            N/A
 110A2    N/A                                                                                 N/A            N/A
  111     N/A                                                                                 N/A            N/A
  112     N/A                                                                                 N/A            N/A
  113     N/A                                                                                 N/A            N/A
  114     N/A                                                                                 N/A            N/A
  115     N/A                                                                                 N/A            N/A
  116     N/A                                                                                 N/A            N/A
  117     N/A                                                                                 N/A            N/A
 117A1    N/A                                                                                 N/A            N/A
 117A2    N/A                                                                                 N/A            N/A
 117A3    N/A                                                                                 N/A            N/A
  118     N/A                                                                                 N/A            N/A
  119     Preferred Child Services                                                          3,600      3/31/2008
  120     Kragen Auto                                                                       4,000     10/31/2010
  121     N/A                                                                                 N/A            N/A
  122     N/A                                                                                 N/A            N/A
  123     Farmers Home Furniture                                                           15,000      2/28/2009
  124     N/A                                                                                 N/A            N/A
  125     Pediatric Care of Somerset                                                        2,907      7/31/2009
  126     N/A                                                                                 N/A            N/A
  127     N/A                                                                                 N/A            N/A
  128     N/A                                                                                 N/A            N/A
  129     N/A                                                                                 N/A            N/A
 129A1    N/A                                                                                 N/A            N/A
 129A2    N/A                                                                                 N/A            N/A
 129A3    N/A                                                                                 N/A            N/A
  130     N/A                                                                                 N/A            N/A
  131     N/A                                                                                 N/A            N/A
  132     N/A                                                                                 N/A            N/A
  133     N/A                                                                                 N/A            N/A
  134     Advance Auto Parts                                                                8,400      8/31/2011
  135     N/A                                                                                 N/A            N/A
 135A1    N/A                                                                                 N/A            N/A
 135A2    N/A                                                                                 N/A            N/A
 135A3    N/A                                                                                 N/A            N/A
  136     N/A                                                                                 N/A            N/A
 136A1    N/A                                                                                 N/A            N/A
 136A2    N/A                                                                                 N/A            N/A
  137     Shoe Show                                                                         7,508     11/30/2010
  138     N/A                                                                                 N/A            N/A
  139     N/A                                                                                 N/A            N/A
  140     AXA Financial                                                                     2,634     11/30/2008
  141     N/A                                                                                 N/A            N/A
  142     N/A                                                                                 N/A            N/A
  143     N/A                                                                                 N/A            N/A
  144     N/A                                                                                 N/A            N/A
  145     Pizza Street                                                                      4,930      4/30/2014
  146     N/A                                                                                 N/A            N/A
  147     N/A                                                                                 N/A            N/A
  148     N/A                                                                                 N/A            N/A
  149     N/A                                                                                 N/A            N/A
  150     N/A                                                                                 N/A            N/A
  151     N/A                                                                                 N/A            N/A
  152     N/A                                                                                 N/A            N/A
 152A1    N/A                                                                                 N/A            N/A
 152A2    N/A                                                                                 N/A            N/A
  153     N/A                                                                                 N/A            N/A
 153A1    N/A                                                                                 N/A            N/A
 153A2    N/A                                                                                 N/A            N/A
 153A3    N/A                                                                                 N/A            N/A
  154     N/A                                                                                 N/A            N/A
  155     Starbucks                                                                         1,905      11/3/2015
  156     N/A                                                                                 N/A            N/A
  157     N/A                                                                                 N/A            N/A
  158     Burdette-DeCock Inc. and Denise DeCock, DBA Home Instead Senior Care              2,148      8/31/2007
  159     N/A                                                                                 N/A            N/A
  160     Family Dollar Stores                                                              7,000     12/31/2009
  161     N/A                                                                                 N/A            N/A
  162     N/A                                                                                 N/A            N/A
  163     N/A                                                                                 N/A            N/A
  164     Miami Autotronic                                                                  4,010      6/30/2007
  165     Diamond Cleaners                                                                  2,128       2/2/2011
  166     N/A                                                                                 N/A            N/A
  167     Starbucks Corp                                                                    1,600      7/31/2012
  168     N/A                                                                                 N/A            N/A
  169     Spence Family Dentistry                                                           2,000      12/5/2010
  170     N/A                                                                                 N/A            N/A
  171     N/A                                                                                 N/A            N/A
  172     N/A                                                                                 N/A            N/A
  173     N/A                                                                                 N/A            N/A
  174     N/A                                                                                 N/A            N/A
 174A1    N/A                                                                                 N/A            N/A
 174A2    N/A                                                                                 N/A            N/A
  175     N/A                                                                                 N/A            N/A
  176     N/A                                                                                 N/A            N/A
  177     N/A                                                                                 N/A            N/A
  178     N/A                                                                                 N/A            N/A
  179     Robert M. Sanger                                                                  2,000     10/31/2009
  180     Family Dollar Stores of South Carolina, Inc.                                      8,000     12/31/2006
  181     Wireless Toyz                                                                     1,657      2/28/2012
  182     N/A                                                                                 N/A            N/A
  183     N/A                                                                                 N/A            N/A
  184     N/A                                                                                 N/A            N/A
  185     N/A                                                                                 N/A            N/A
  186     N/A                                                                                 N/A            N/A
  187     N/A                                                                                 N/A            N/A
  188     N/A                                                                                 N/A            N/A
 188A1    N/A                                                                                 N/A            N/A
 188A2    N/A                                                                                 N/A            N/A
  189     N/A                                                                                 N/A            N/A
  190     N/A                                                                                 N/A            N/A
 190A1    N/A                                                                                 N/A            N/A
 190A2    N/A                                                                                 N/A            N/A
  191     The Perfect Petal                                                                 2,681      5/31/2010
  192     N/A                                                                                 N/A            N/A
  193     Sherwin Williams                                                                  4,972      7/31/2015
  194     N/A                                                                                 N/A            N/A
  195     N/A                                                                                 N/A            N/A
  196     N/A                                                                                 N/A            N/A
  197     N/A                                                                                 N/A            N/A
 197A1    N/A                                                                                 N/A            N/A
 197A2    N/A                                                                                 N/A            N/A
  198     N/A                                                                                 N/A            N/A
  199     N/A                                                                                 N/A            N/A
  200     N/A                                                                                 N/A            N/A
  201     N/A                                                                                 N/A            N/A
  202     Kumon Learning Center                                                             1,200      8/31/2009
  203     N/A                                                                                 N/A            N/A
  204     N/A                                                                                 N/A            N/A

                                           3RD LARGEST             3RD LARGEST      3RD LARGEST
CONTROL                                       TENANT               TENANT AREA      TENANT LEASE   CONTROL   FOOTNOTE
  NO.                                          NAME              LEASED (SQ. FT.)    EXP. DATE       NO.        NO.
---------------------------------------------------------------------------------------------------------------------

   1      Westdeutsche Landesbank                                         150,440      6/30/2010      1        (2)
   2      Sunlife                                                          96,451      3/31/2008      2        (3)
   3      Old Navy                                                         17,000     11/30/2011      3        (4)
   4      H&M Hennes & Mauritz, L.P.                                       20,350      6/30/2016      4        (5)
   5      ARC Systems                                                      40,015      7/31/2013      5        (6)
   6      Macy's                                                          140,721      1/31/2007      6        (7)
   7      Steve and Barry's                                                26,010      1/31/2013      7        (8)
   8      Baseline Development Group                                       17,202     11/30/2012      8        (9)
   9      Federman and Phelan L.P.                                         37,817     10/31/2011      9
  10      N/A                                                                 N/A            N/A     10        (10)
 10A1     N/A                                                                 N/A            N/A    10A1
 10A2     N/A                                                                 N/A            N/A    10A2
 10A3     N/A                                                                 N/A            N/A    10A3
 10A4     N/A                                                                 N/A            N/A    10A4
 10A5     N/A                                                                 N/A            N/A    10A5
 10A6     N/A                                                                 N/A            N/A    10A6
 10A7     N/A                                                                 N/A            N/A    10A7
 10A8     N/A                                                                 N/A            N/A    10A8
 10A9     N/A                                                                 N/A            N/A    10A9
 10A10    N/A                                                                 N/A            N/A    10A10
 10A11    N/A                                                                 N/A            N/A    10A11
 10A12    N/A                                                                 N/A            N/A    10A12
 10A13    N/A                                                                 N/A            N/A    10A13
 10A14    N/A                                                                 N/A            N/A    10A14
 10A15    N/A                                                                 N/A            N/A    10A15
  11      N/A                                                                 N/A            N/A     11
  12      Prestone                                                         31,696      9/30/2009     12
  13      General Services Administration                                  23,950       3/9/2010     13
  14      N/A                                                                 N/A            N/A     14        (11)
 14A1     N/A                                                                 N/A            N/A    14A1
 14A2     N/A                                                                 N/A            N/A    14A2
 14A3     N/A                                                                 N/A            N/A    14A3
  15      N/A                                                                 N/A            N/A     15
  16      Toys R Us, Inc.                                                  30,872      1/31/2018     16        (12)
  17      N/A                                                                 N/A            N/A     17        (13)
 17A1     US Trust Company                                                 40,384      1/31/2011    17A1
 17A2     Curry Rockefellar Group                                          12,367      7/31/2012    17A2
 17A3     N/A                                                                 N/A            N/A    17A3
 17A4     Ingerman Smith, LLP                                              12,801      8/31/2017    17A4
 17A5     Access Information Technologies                                   5,711     11/30/2009    17A5
 17A6     Medical Claims Service                                            5,387      6/30/2011    17A6
 17A7     Booker Rabinowitz TRE                                            10,952      5/31/2010    17A7
 17A8     Steinfink Napoleon & Debenedetto LLP                              4,678     11/30/2006    17A8
 17A9     N/A                                                                 N/A            N/A    17A9
  18      Bash Entertainment, LLC                                           8,752      6/30/2007     18
  19      N/A                                                                 N/A            N/A     19
  20      N/A                                                                 N/A            N/A     20
  21      Inner City Broadcasting Corp.                                    11,438      6/30/2014     21
  22      Hyun Kyung Kwon dba La Placita Discount Stores                   12,000      2/28/2011     22        (14)
  23      Consumer Plumbing Recovery Center                                15,830      6/30/2010     23
  24      N/A                                                                 N/A            N/A     24
  25      N/A                                                                 N/A            N/A     25
  26      Child Care Group                                                 28,258      4/30/2013     26        (15)
  27      Goodwill Superstore                                               9,000      8/14/2009     27
  28      Wai Yee Tsui and Phillip Tsui                                     7,297      1/31/2010     28        (16)
  29      N/A                                                                 N/A            N/A     29        (17)
  30      N/A                                                                 N/A            N/A     30        (18)
  31      Gulf Coast Medical Group                                          3,940      6/30/2007     31        (19)
  32      N/A                                                                 N/A            N/A     32
  33      Tucker Heifetz & Saltzman LLP                                     8,553     12/31/2013     33        (20)
  34      N/A                                                                 N/A            N/A     34
 34A1     Sunny Beauty Supply and Fashions, Inc. dba Sunny
          Beauty Supply and Fashion                                        10,356      8/31/2008    34A1
 34A2     Hamilton and Philips, P.A.                                        4,100     11/30/2006    34A2
  35      N/A                                                                 N/A            N/A     35        (11)
  36      N/A                                                                 N/A            N/A     36
  37      N/A                                                                 N/A            N/A     37        (11)
  38      Guitar Center Stores, Inc.                                       10,191      3/31/2016     38
  39      N/A                                                                 N/A            N/A     39        (21)
  40      N/A                                                                 N/A            N/A     40
  41      N/A                                                                 N/A            N/A     41
  42      N/A                                                                 N/A            N/A     42
  43      N/A                                                                 N/A            N/A     43
  44      MCI Telecommunications Corporation                               38,230      3/31/2009     44        (22)
  45      Sky Zone Recreational Center                                     22,800     12/31/2011     45
  46      House of Brides                                                   7,414     11/30/2008     46
  47      Sterling Planet Holdings                                          5,613      3/31/2008     47
  48      Total Wine                                                       15,564      6/30/2007     48
  49      Sam Snead's Tavern                                                4,800     12/31/2009     49        (23)
  50      Blockbuster                                                       3,540       4/1/2010     50        (24)
  51      N/A                                                                 N/A            N/A     51
  52      N/A                                                                 N/A            N/A     52
  53      Lawrence S. Toomin, DDS and Mark Bieber, DDS                      2,961            N/A     53        (25)
  54      N/A                                                                 N/A            N/A     54
  55      N/A                                                                 N/A            N/A     55
  56      Ying Zi Xu                                                        5,059      7/31/2010     56
  57      N/A                                                                 N/A            N/A     57
  58      N/A                                                                 N/A            N/A     58        (26)
  59      N/A                                                                 N/A            N/A     59
  60      Manufactured Home Com                                             4,980     10/31/2006     60
  61      N/A                                                                 N/A            N/A     61        (27)
 61A1     Dr. Vincent B. Ho                                                 3,137      4/30/2014    61A1
 61A2     Maple Valley Cosmetic Dentists                                    2,627      10/5/2014    61A2
 61A3     Espresso Connection                                                 200      2/28/2011    61A3
 61A4     N/A                                                                 N/A            N/A    61A4
  62      N/A                                                                 N/A            N/A     62
  63      Camera Mart                                                       8,755      8/31/2009     63        (28)
  64      N/A                                                                 N/A            N/A     64
  65      Aaron Rents, Inc.                                                 7,350     12/31/2007     65
  66      Jay B. Fine, MD                                                   3,300      2/28/2016     66
  67      Liquor Land, Inc.                                                 7,800      5/31/2009     67        (29)
  68      N/A                                                                 N/A            N/A     68
  69      El Rodeo Restaurant                                               2,919      5/31/2011     69
  70      N/A                                                                 N/A            N/A     70
  71      N/A                                                                 N/A            N/A     71
  72      N/A                                                                 N/A            N/A     72
 72A1     N/A                                                                 N/A            N/A    72A1
 72A2     N/A                                                                 N/A            N/A    72A2
 72A3     N/A                                                                 N/A            N/A    72A3
 72A4     N/A                                                                 N/A            N/A    72A4
  73      N/A                                                                 N/A            N/A     73
  74      N/A                                                                 N/A            N/A     74
  75      Rumbi's Island Grill                                              2,627      3/12/2013     75        (30)
  76      N/A                                                                 N/A            N/A     76
  77      Maria's Kitchen                                                   2,800       6/1/2007     77        (31)
  78      Vancouver Ford                                                    5,469      2/29/2008     78
  79      First Watch Restaurant                                            4,098      4/30/2010     79        (32)
  80      N/A                                                                 N/A            N/A     80
  81      N/A                                                                 N/A            N/A     81
  82      Family Dollar                                                     9,000     12/31/2007     82
  83      Jack Smithson dba Franklin Taekwondo Academy                      3,600      5/31/2011     83
  84      N/A                                                                 N/A            N/A     84        (33)
  85      N/A                                                                 N/A            N/A     85
  86      Blockbuster Video                                                 6,000     11/30/2010     86
  87      FSP Fishers, LLC / Beef O'Brady's                                 3,200      7/31/2010     87
  88      N/A                                                                 N/A            N/A     88
  89      N/A                                                                 N/A            N/A     89
 89A1     N/A                                                                 N/A            N/A    89A1
 89A2     N/A                                                                 N/A            N/A    89A2
 89A3     N/A                                                                 N/A            N/A    89A3
 89A4     Funhouse Tattoo                                                   1,200     10/31/2007    89A4
 89A5     N/A                                                                 N/A            N/A    89A5
 89A6     N/A                                                                 N/A            N/A    89A6
 89A7     N/A                                                                 N/A            N/A    89A7
 89A8     N/A                                                                 N/A            N/A    89A8
  90      Delta Commission on Aging                                        10,072      6/30/2009     90
  91      N/A                                                                 N/A            N/A     91
  92      Chevron credit Union-Taft                                         4,053     12/31/2009     92
  93      N/A                                                                 N/A            N/A     93
  94      John Kotlarich dba John's Automative A/C and Tune Up              4,700     10/31/2010     94
  95      Cigarette Market                                                  1,446      3/31/2011     95
  96      N/A                                                                 N/A            N/A     96
  97      N/A                                                                 N/A            N/A     97
 97A1     N/A                                                                 N/A            N/A    97A1
 97A2     N/A                                                                 N/A            N/A    97A2
  98      Harold Kopman and Howard Popper                                   2,500     10/31/2010     98        (34)
  99      Country Club Dental                                               1,420      2/28/2012     99        (35)
  100     Ace Hardware                                                     10,900      9/30/2011     100       (36)
  101     N/A                                                                 N/A            N/A     101
 101A1    N/A                                                                 N/A            N/A    101A1
 101A2    N/A                                                                 N/A            N/A    101A2
 101A3    N/A                                                                 N/A            N/A    101A3
  102     N/A                                                                 N/A            N/A     102
  103     N/A                                                                 N/A            N/A     103
  104     N/A                                                                 N/A            N/A     104
  105     Sports Medicine Rehabilitation P.C.                               3,707      1/31/2008     105       (37)
  106     Rent-A-Center                                                     4,800      2/28/2007     106
  107     N/A                                                                 N/A            N/A     107
  108     N/A                                                                 N/A            N/A     108       (38)
  109     Fitness Factory                                                   2,728      3/31/2011     109
  110     N/A                                                                 N/A            N/A     110
 110A1    N/A                                                                 N/A            N/A    110A1
 110A2    N/A                                                                 N/A            N/A    110A2
  111     N/A                                                                 N/A            N/A     111       (39)
  112     N/A                                                                 N/A            N/A     112
  113     N/A                                                                 N/A            N/A     113       (40)
  114     N/A                                                                 N/A            N/A     114
  115     N/A                                                                 N/A            N/A     115
  116     N/A                                                                 N/A            N/A     116       (41)
  117     N/A                                                                 N/A            N/A     117
 117A1    N/A                                                                 N/A            N/A    117A1
 117A2    N/A                                                                 N/A            N/A    117A2
 117A3    N/A                                                                 N/A            N/A    117A3
  118     N/A                                                                 N/A            N/A     118       (42)
  119     Islamic                                                           2,508     10/31/2015     119
  120     Rent-A-Center                                                     3,600       9/1/2010     120       (43)
  121     N/A                                                                 N/A            N/A     121       (44)
  122     N/A                                                                 N/A            N/A     122
  123     Sampson Convalescent Medical                                      8,450      5/31/2011     123
  124     N/A                                                                 N/A            N/A     124
  125     New Jersey Pain Management Institute                              2,432      7/31/2009     125       (45)
  126     N/A                                                                 N/A            N/A     126       (46)
  127     N/A                                                                 N/A            N/A     127       (47)
  128     N/A                                                                 N/A            N/A     128
  129     N/A                                                                 N/A            N/A     129
 129A1    N/A                                                                 N/A            N/A    129A1
 129A2    N/A                                                                 N/A            N/A    129A2
 129A3    N/A                                                                 N/A            N/A    129A3
  130     N/A                                                                 N/A            N/A     130
  131     N/A                                                                 N/A            N/A     131
  132     N/A                                                                 N/A            N/A     132
  133     N/A                                                                 N/A            N/A     133       (48)
  134     China World Buffet                                                6,000      3/31/2010     134
  135     N/A                                                                 N/A            N/A     135
 135A1    N/A                                                                 N/A            N/A    135A1
 135A2    N/A                                                                 N/A            N/A    135A2
 135A3    N/A                                                                 N/A            N/A    135A3
  136     N/A                                                                 N/A            N/A     136
 136A1    N/A                                                                 N/A            N/A    136A1
 136A2    N/A                                                                 N/A            N/A    136A2
  137     Dollar Tree Stores                                                5,000      6/30/2010     137
  138     N/A                                                                 N/A            N/A     138       (49)
  139     N/A                                                                 N/A            N/A     139
  140     Physicians Mutual                                                 2,377      1/31/2009     140
  141     N/A                                                                 N/A            N/A     141
  142     N/A                                                                 N/A            N/A     142
  143     N/A                                                                 N/A            N/A     143       (50)
  144     N/A                                                                 N/A            N/A     144
  145     Rent A Center                                                     4,665      6/30/2010     145
  146     N/A                                                                 N/A            N/A     146
  147     N/A                                                                 N/A            N/A     147
  148     N/A                                                                 N/A            N/A     148
  149     N/A                                                                 N/A            N/A     149
  150     N/A                                                                 N/A            N/A     150       (51)
  151     N/A                                                                 N/A            N/A     151
  152     N/A                                                                 N/A            N/A     152
 152A1    N/A                                                                 N/A            N/A    152A1
 152A2    N/A                                                                 N/A            N/A    152A2
  153     N/A                                                                 N/A            N/A     153
 153A1    N/A                                                                 N/A            N/A    153A1
 153A2    N/A                                                                 N/A            N/A    153A2
 153A3    N/A                                                                 N/A            N/A    153A3
  154     N/A                                                                 N/A            N/A     154
  155     Taco Del Mar                                                      1,628      1/31/2016     155
  156     N/A                                                                 N/A            N/A     156
  157     N/A                                                                 N/A            N/A     157
  158     Pacific First Financial                                           1,260            N/A     158
  159     N/A                                                                 N/A            N/A     159
  160     Orange County Expressway Authority                                3,200      5/31/2009     160       (52)
  161     N/A                                                                 N/A            N/A     161
  162     N/A                                                                 N/A            N/A     162       (53)
  163     N/A                                                                 N/A            N/A     163
  164     South Florida Fleet Services                                      3,360            MTM     164
  165     Linen Coast                                                       1,744      11/1/2006     165
  166     N/A                                                                 N/A            N/A     166
  167     N/A                                                                 N/A            N/A     167
  168     N/A                                                                 N/A            N/A     168
  169     Richard Reza Hadavand, DDS                                        1,980      4/30/2011     169
  170     N/A                                                                 N/A            N/A     170
  171     N/A                                                                 N/A            N/A     171       (54)
  172     N/A                                                                 N/A            N/A     172
  173     N/A                                                                 N/A            N/A     173
  174     N/A                                                                 N/A            N/A     174
 174A1    N/A                                                                 N/A            N/A    174A1
 174A2    N/A                                                                 N/A            N/A    174A2
  175     N/A                                                                 N/A            N/A     175
  176     N/A                                                                 N/A            N/A     176
  177     N/A                                                                 N/A            N/A     177       (55)
  178     N/A                                                                 N/A            N/A     178
  179     Haight Properties, Inc.                                           1,230      10/1/2009     179
  180     Arthur Lambert, dba Palmetto Cash Advance                         1,200      6/30/2008     180
  181     Cash Box                                                          1,300      2/28/2011     181
  182     N/A                                                                 N/A            N/A     182
  183     N/A                                                                 N/A            N/A     183
  184     N/A                                                                 N/A            N/A     184
  185     N/A                                                                 N/A            N/A     185       (56)
  186     N/A                                                                 N/A            N/A     186
  187     N/A                                                                 N/A            N/A     187
  188     N/A                                                                 N/A            N/A     188
 188A1    N/A                                                                 N/A            N/A    188A1
 188A2    N/A                                                                 N/A            N/A    188A2
  189     N/A                                                                 N/A            N/A     189       (57)
  190     N/A                                                                 N/A            N/A     190
 190A1    N/A                                                                 N/A            N/A    190A1
 190A2    N/A                                                                 N/A            N/A    190A2
  191     Chantal's                                                         2,002      7/31/2008     191
  192     N/A                                                                 N/A            N/A     192
  193     Rochester Shoe Store                                              2,597      7/31/2010     193
  194     N/A                                                                 N/A            N/A     194       (58)
  195     N/A                                                                 N/A            N/A     195
  196     N/A                                                                 N/A            N/A     196
  197     N/A                                                                 N/A            N/A     197
 197A1    N/A                                                                 N/A            N/A    197A1
 197A2    N/A                                                                 N/A            N/A    197A2
  198     N/A                                                                 N/A            N/A     198
  199     N/A                                                                 N/A            N/A     199
  200     N/A                                                                 N/A            N/A     200       (59)
  201     N/A                                                                 N/A            N/A     201
  202     Tracey's Sewing & Alterations                                     1,200     12/31/2008     202
  203     N/A                                                                 N/A            N/A     203
  204     N/A                                                                 N/A            N/A     204

Annex A-1 Footnotes

(1) All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

The weighted average occupancy for multi-property loans is based on allocated loan amounts.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total Cut-off Date principal balance is less than 0.05%.

(2) 1211 Avenue of the Americas	The Original Balance and Cut-Off Date Balance reflect the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1211 Avenue of the Americas Mortgaged Property are projected to be $91,495,205 and $89,396,417 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described above) is 2.04x.

Loan per SF is calculated based on a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination.

Occupancy Percentage includes 5,095 square feet leased to News Corporation with the lease commencing 10/1/2006.

Landlord may call the space occupied by JP Morgan beginning 1/1/2007, provided Ropes and Gray exercises its option on the space.

(3) 125 High Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash

Annex A-1 Footnotes  — continued

Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 125 High Street Mortgaged Property are projected to be $42,692,695 and $39,584,130 respectively, based on assumed lease-up of vacant space to 95% occupancy at the appraiser's estimate of current weighted average market rents for the vacant suites and other lease-up assumptions.

U/W DSCR is based on in-place U/W NCF. The U/W DSCR based on the projected U/W NCF of $39,584,130 (described above) is 2.03x.

Verizon's lease expiration includes 73,077 square feet expiring 12/31/2007 and 350,789 square feet expiring 9/30/2011.

(4) The Shops at Las Americas	The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 78.3% and 75.2%, respectively.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of The Shops at Las Americas Mortgaged Property are projected to be $15,187,775 and $14,600,025 respectively, based on additional kiosk income in 2007, lease-up of 10,385 square feet of vacant space at appraiser's estimate of market rent and certain other lease-up assumptions.

U/W NCF DSCR is based on in-place U/W Net Cash Flow and calculated based on the annualized constant monthly payments commencing with the payment date in June 2013. Based on the projected U/W Net Cash Flow for The Shops at Las Americas Mortgaged Property of $14,600,025 (as described above) and calculated based on the annualized constant monthly payments commencing with the payment date in June 2013. The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.15x, and an U/W NCF DSCR based on the annualized interest-only payments of 1.37x.

The Shops at Las Americas Borrower is required to deposit amounts received in connection with prepayment made under the public use leases and the City loan agreements with respect to The Shops at Las Americas Mortgaged Property into a City repayment reserve account to be used to either prepay or partially defease The Shops at Las Americas Mortgage Loan.

The Shops at Las Americas Mortgaged Property was built in two phases, the first phase comprising 371,686 square feet opened in 2001 and the second phase comprising 189,740 square feet opened in 2005-2006 (including the Iron Wok building, completion of which is projected by The Shops at Las Americas Borrower to occur in the Fall of 2006).

Four of the six pads, comprising 19,477 square feet, are ground leased and are currently not part of the collateral, the

Annex A-1 Footnotes  — continued

ownership of the pads and the improvements located thereon is vested in the tenant so long as each lease is in effect, however, once each lease terminates, building ownership reverts back to The Shops at Las Americas Borrower.

Square Feet and Occupancy are based on gross square feet of the entire mall including anchors which may not be part of the collateral. Collateral consists of 541,949 square feet comprised of 114,151 square feet of major stores, 411,648 square feet of small shop space and 16,150 square feet of improved pad sites. In addition, four outparcel pads, but not the 19,477 square feet of tenant-owned improvements on these pads, are part of the collateral.

Loan per Unit is based on gross square feet of the entire shopping center including any pad sites which may not be part of the loan collateral.

(5) Westfield Chesterfield	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 641,800 square feet comprised of a 59,500 square foot theater, 568,921 square feet of in-line mall space and 13,379 square feet of out parcel space. Dillard's, Inc., Sears, Roebuck and Co. and Federated Retail Holdings, Inc. own their improvements and pad (neither the pads nor the improvements are part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy's.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect the overall underwritten occupancy based on the total space. In-line underwritten occupancy percentage is 81.0%. Underwritten occupancy includes 10,232 square feet of potential leases and 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy. Per the related borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow, excluding the 10,232 square feet of potential leases (which as-is underwritten net cash flow includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W Net Cash Flow based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupany). Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of

Annex A-1 Footnotes  — continued

space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%. Based on the stabilized occupancy and the stabilized underwritten net cash flow of $17,254,302, the DSCR is 2.12x.

Borders has recently signed a lease for 26,000 square feet of space.

(6) The Terrace Office Complex	Mortgage Rate for the interest periods through and including July 10, 2008 is 5.75% per annum. From and after July 11, 2008, the Mortgage Rate is 6.22302% per annum.

U/W NCF DSCR is calculated based on in-place U/W NCF and a 30-year amortizing loan schedule assuming a mortgage rate of 6.22302%. U/W NCF DSCR based on an interest only basis is 1.32x at the initial interest rate of 5.75% and is 1.22x at the step up interest rate of 6.22302%.

(7) Greenbrier Mall	Square Feet and Occupancy are based on gross square feet of the entire mall including anchors which may not be part of the collateral. Collateral consists of 557,655 square feet comprised of 244,732 square feet of anchor space, 304,468 square feet of in-line mall space and 8,455 square feet of outparcel space.

(8) Chapel Hill Mall	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 666,203 square feet comprised of 359,310 square feet of anchor space and 306,893 square feet of in-line mall space. J.C. Penney Company, Inc. and Kaufmann's own their improvements and lease their pads (the improvements are not part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann's and, according to information from the borrower, intends to convert the store to a Macy's. Sears, Roebuck and Co. owns its own improvements and pad (neither the pad nor the improvements are part of the collateral).

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 26,010 square feet of space under a lease recently executed by Steve & Barry's LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the Borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry's LLC and the 4,536 square feet of potential leases. CBL &

Annex A-1 Footnotes  — continued

Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%. Based on the as-is underwritten net cash flow, excluding the 4,536 square feet of potential leases and the dark Premium Furniture, Inc. space, the DSCR is 1.12x.

Steve & Barry's LLC recently executed a lease for 26,010 square feet, but has not yet taken occupancy.

(9) Park Square Building	The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to as the Park Square Building Senior Portion and the Park Square Building Junior Portion. The Cut-off Date Balance is based on the Park Square Building Senior Portion only. The Park Square Building Mortgage Loan (including the Park Square Building Senior Portion and the $23,800,000 Park Square Building Junior Portion) is $95,000,000.

The mortgage rate is the deemed mortgage rate for the Park Square Building Senior Portion only. The deemed interest rate for the Park Square Junior Portion is 5.92795%.

U/W DSCR based on in-place U/W Net Cash Flow is calculated taking into account the Park Square Building Senior Portion only. The U/W DSCR based on in-place U/W NCF taking into account the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would be 1.56x.

The stabilized appraised value as of July 1, 2007 is $180,150,000, based on stablized cash flow and stabilized occupancy of 92.5%.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on as-is appraised value) are based on the Park Square Building Senior Portion only. The Cut-off Date LTV Ratio and the Maturity LTV based on as-is appraised value and the entire Park Square Building Split Mortgage Loan would each be 54.9%. Based on the stabilized value set forth above, the Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio, based on the Park Square Building Senior Portion only, are each 39.5%. The Cut-off Date LTV Ratio and the Maturity LTV based on that stabilized appraised

Annex A-1 Footnotes  — continued

value and the entire Park Square Building Split Mortgage Loan would each be 52.7%.

(10) Redwood Portfolio I	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $53,567.91, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

(11) LeCraw Portfolio	The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’), a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’), and a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’).

(12) Midland Mall	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 354,762 square feet comprised of 126,849 square feet of anchor space and 40,060 square feet of out parcels. The Elder Beerman Stores Corp. and Sears, Roebuck and Co. each own their own improvements and lease their pads (the improvements are not part of the collateral). Target Corporation and JCPenney each own their own improvements and pad (neither the pad nor the improvements are part of the collateral).

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes rent from a potential lease of 4,392 square feet Per the Borrower, such potential lease or letter of intent is currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $2,159,307, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the potential lease of 4,392 square feet As of the rent roll dated June 30, 2006, actual in-place overall occupancy, excluding the potential lease of 4,392 square feet, is 94.5% with actual in-line occupancy of 85.1%. Based on the as-is underwritten net cash

Annex A-1 Footnotes  — continued

flow, the DSCR is 1.14x.

Toys ‘‘R’’ Us, Inc. subleases 22,893 square feet to PetSmart.

(13) Reckson Portfolio I Subordinate Tranche	SL Green has announced its intention to acquire the shares of Reckson Associates or certain assets or entities thereof. Such proposed transaction may result in transfers of certain ownership interests in the related borrower.

Original balance and cut-off date balance reflects the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The Reckson Portfolio I Non-Trust Loan totals $159,068,300.

Maturity Date Balance reflects the balance at maturity of the Reckson Portfolio I Subordinate Tranche Mortgage Loan. At maturity, the Reckson Portfolio I Loan Combination is expected to have an outstanding principal balance of $196,068,300.

Cut-Off Date LTV and Maturity Date LTV are based on the Reckson Portfolio I Loan Combination.

The loan per square foot reflects the Reckson Portfolio I Loan Combination.

U/W NCF DSCR is based on the Reckson Portfolio I Loan Combination.

The scheduled annual debt service is based on the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The scheduled annual debt service for the Reckson Portfolio I Loan Combination is approximately $10,337,156.

Clairol Corp. (Clairol), the largest tenant at 225 High Ridge Road subleases 74,945 square feet to Synapse Group Inc. through September 30, 2016. Clairol has exercised an option to terminate its lease on 117,097 square feet of space on April 30, 2007, on which date the 74,945 square feet that is currently subleased will be directly leased to Synapse Group Inc. pursuant to an executed lease.

Ampacet Corporation has the right to terminate its lease as of March 31, 2008 or March 31, 2009, in each case upon 12 months prior written notice, subject to the payment of a termination fee pursuant to the lease.

Quaker Sales and Distribution has the right to terminate its lease with respect to all space (other than the storage space) as of March 31, 2007 upon 12 months prior written notice, subject to the payment of a termination fee pursuant to the lease.

Lincoln Educational Services Corp. has the right to terminate its lease on January 31, 2009 upon no less than 45 days or more than 90 days prior notice, subject to the payment of a termination fee pursuant to the lease.

Annex A-1 Footnotes  — continued

(14) Sylmar Square	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2010 payment date and continuing until maturity, in the approximate amount of $25,558.56, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property. The amount of $1,521,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was escrowed at the closing of the mortgage loan. The amount of $1,521,000 is to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on an interest only basis for a trailing six-month basis. Based on the current net cash flow, excluding the potential rent increases, the DSCR is 1.13x.

(15) Twin Towers Dallas	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $1,920,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the net cash flow which results in a 1.19x DSCR. The amount of $1,920,000 is to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.60x DSCR based on a 30-year amortization schedule for a trailing 12-month basis. Based on the current net cash flow, the DSCR is 1.07x. Additionally the mortgage loan is fully recourse to the related borrower until the achievement of a 1.25x DSCR based on a 30-year amortization schedule for a trailing 12 month basis and delivery of all certificates of occupancy.

(16) Atlantic Place	U/W Net Cash Flow and U/W NCF DSCR were calculated including potential rent increases at the mortgaged real property. The amount of $1,600,000, representing a portion of the proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was

Annex A-1 Footnotes  — continued

escrowed at the closing of the mortgage loan. The amount of $1,600,000 is required to be released to the related borrower anytime before June 30, 2010 upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on a trailing 12-month basis based on interest-only payments. Additionally the principal executed a recourse guaranty, whereby the mortgage loan is recourse to the principal for the current loan proceeds in excess of $13,846,000 until the DSCR is equal to or greater than 1.20x for a trailing 12 months based on a 30-year amortization schedule. Based on the current net cash flow, the DSCR is 1.07x.

(17) Sheraton Sand Key Hotel	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $17,204,364.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.99168%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.42x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 58.2%.

(18) Indigo Springs	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $16,943.18, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest-only payments.

Annex A-1 Footnotes  — continued

(19) Kite Naples Portfolio – Pine Ridge	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on 10/11/2006.

(20) 100 Franklin Street	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including a master lease of 5,350 square feet. The master lease term is 12 years and is cancelable upon the leasing and occupancy of vacant space that results in the net cash flow providing a 1.20x DSCR calculated on an interest-only basis after August 1, 2007.

(21) StorageMart Portfolio – StorageMart #1905	This loan is part of a cross-collateralized pool of 28 separate mortgage loans. For the StorageMart Portfolio – StorageMart #1905 Mortgaged Property, the borrower may obtain a release of the subject property upon payment of a prepayment premium and subject to the other conditions set forth in the Mortgage Loan Documents, including the maintenance of debt service coverage ratio with respect to the remaining Mortgaged Properties of 1.25x and loan to value with regard to the remaining Mortgaged Properties of no more than 80% following the release of the property.

(22) 1155 Avenue of the Americas	Original Balance and Cut-off Date Balance reflect the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. The 1155 Avenue of the Americas Non-Trust Component totals $97,185,000. The 1155 Avenue of the Americas Loan Combination totals $110,000,000, each component of which is pari passu, with only the 1155 Avenue of the Americas Mortgage Loan receiving scheduled principal payments during the first 121 months of the loan term, subject to the mortgage loan documents and intercreditor agreement.

Maturity Date Balance reflects the balance after month 121 of the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. At the maturity of the 1155 Avenue of the Americas Mortgage Loan, the 1155 Avenue of the Americas Non-Trust Component is expected to have an outstanding principal balance of $97,185,000 and the 1155 Avenue of the Americas Loan Combination is expected to have an outstanding principal balance of $97,185,000.

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans, with a total cut-off balance of $109,275,448 and total balance after month 121 of $97,185,000. The Original LTV and Cut-Off Date LTV of the 1155 Avenue of the Americas Loan Combination is approximately 35.5% and 35.3% respectively.

Annex A-1 Footnotes  — continued

The LTV of the 1155 Avenue of the Americas Loan Combination at maturity of the 1155 Avenue of the Americas Mortgage Loan (month 121) is expected to be approximately 31.3%, while the LTV at maturity of the 1155 Avenue of the Americas Loan Combination is expected to be approximately 24.3%.

U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the aggregate initial principal balance of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans and (ii) the actual debt service constant of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans of 6.4481%.

The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1155 Avenue of the Americas Mortgage Loan during the first 12 months of the 1155 Avenue of the Americas Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning January 1, 2006) to the 1155 Avenue of the Americas Mortgage Loan and (ii) interest payments computed by applying the 5.505% coupon to the aggregate outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan. The loan constant for the 1155 Avenue of the Americas Loan Combination is 6.4481%.

Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term reflect the 1155 Avenue of the Americas Mortgage Loan only. The 1155 Avenue of the Americas Loan Combination is $110,000,000, has an original term of 240 months and amortizes on a 35-year schedule.

The Prepayment String is based on the 1155 Avenue of the Americas Mortgage Loan only. The 1155 Avenue of the Americas Loan Combination may not be prepaid or defeased prior to the earlier to occur of (i) two years after the ‘‘startup day’’ and (ii) four years after the closing of the Loan Combination, with defeasance permitted thereafter. Except by way of defeasance, the Loan Combination may not be voluntarily prepaid in whole or in part at any time during its term except during the final 90 days prior to its Maturity Date, during which no defeasance requirements shall apply.

White & Case, which leases 454,229 square feet, occupies multiple spaces at the mortgaged real property with lease expiration dates as follows: 5,234 square feet expiring on April 30, 2006 and the balance of 448,995 square feet expiring on May 31, 2017. The lease representing the 5,234 square feet may be terminated by either party with 90 days notice prior to the expiration date.

Annex A-1 Footnotes  — continued

(23) Naples Walk I, II & III	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $7,765,987.

(24) Kite Naples Portfolio – Riverchase	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.36651%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.15x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 54.0%.

(25) Toluca Medical	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2011 payment date and continuing until maturity, in the approximate amount of $9,241.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2011 through the maturity date. UW NCF DSCR is calculated based on interest only payments.

(26) 5024 Pelham Road	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.

(27) ADF Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Espresso Connection and

Annex A-1 Footnotes  — continued

Poverty Bay Coffee Co., Inc., which tenants have executed leases but have not yet taken occupancy, as well as Outpatient Physical Therapy which has two months of free rent in October and November 2006. The amount of $540,000 was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once Espresso Connection and Poverty Bay Coffee Co., Inc. have taken occupancy and commenced paying full unabated rent. Additionally the amount of $17,756 was escrowed at the closing of the mortgage loan allocable to the two months of free rent for Outpatient Physical Therapy and is required to be released to the related borrower once Outpatient Physical Therapy has commenced payment of full rent.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(28) Tel Huron	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(29) Hamden Village	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $7,196.70, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(30) Indian School	The amount of $350,000 was escrowed at the closing of the mortgage loan, to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to (i) the physical occupancy of the mortgaged real property reaching 95% and (ii) the achievement of a 1.20x DSCR for a trailing twelve-month basis based on a thirty year amortization schedule.

Annex A-1 Footnotes  — continued

Monthly Debt Service, Annual Debt Service and U/W NCF DSCR were calculated based on the current Mortgage Rate. Commencing on May 23, 2006 the Mortgage Rate increased from 5.94% to 6.34% based on certain conditions not met by the related borrower as indicated in the mortgage loan documents. Cut-off Date Balance and Maturity Date Balance were calculated by applying the original Mortgage Rate of 5.94% from the Origination Date through and including May 22, 2006 followed by the current Mortgage Rate of 6.34% commencing on May 23, 2006 through Maturity.

(31) Valencia Entertainment Center	Valencia Entertainment Center is 100% leased and 64.1% occupied.

(32) Lakewood Ranch Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,325,359.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.37829%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.21x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.5%.

(33) Walgreens – Reading	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (August 2031), and every five years thereafter, pursuant to the lease.

(34) 999 Walt Whitman	U/W Net Cash Flow and U/W NCF DSCR were calculated including a contractual rent bump pursuant to the lease with AT&T Wireless, which scheduled rent bump does not take effect until May 2008. The amount of $15,727, representing the rent differential for the 20 months between September 2006 and April 2008, was escrowed at the closing of the mortgage loan. The amount of $15,727 is required to be released to the related borrower upon the commencement of increased rental payments by AT&T Wireless after the rent bump in May 2008.

Annex A-1 Footnotes  — continued

(35) Country Club Safeway	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,999,377.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.29496%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.59x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 61.8%.

(36) Mango Plaza	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,979,729.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.98499%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.45x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.9%.

(37) 303-313 Central Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the September 2011 payment date and continuing until maturity, in the approximate amount of $4,834.56, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I,

Annex A-1 Footnotes  — continued

Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in September 2011 through the maturity date. UW NCF DSCR is calculated based on interest only payments.

(38) Walgreens – Glendora	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2029), and every five years thereafter, pursuant to the lease.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(39) Walgreens – Humble	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (March 2029), and every five years thereafter, pursuant to the lease.

(40) Victorville Self Storage	The related borrower received an earn-out advance in the amount of $850,000 on August 2, 2006, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principle balance of $4,200,000 as of the Cut-Off Date at the Mortgage Rate and a Remaining Amortization Term of 360.

(41) Walgreens – San Antonio	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (May 2029), and every five years thereafter, pursuant to the lease.

(42) Walgreens – Gessner	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2029), and every five years thereafter, pursuant to the lease.

(43) Mission Plaza Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,852,498.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.77594%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The

Annex A-1 Footnotes  — continued

U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 67.6%.

(44) 3300 Tenth Street	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.

(45) Veronica III Medical Arts Building	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 1,866 square feet of space leased to Gyan Gastroenterology, which has executed a lease but has not yet taken occupancy. Additionally, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from 1,817 square feet of space that is under a master lease. The U/W NCF DSCR excluding the 1,866 square feet of space leased to Gyan Gastroenterology and the 1,817 square feet of master leased space is 1.01x.

(46) Rite Aid – Elko	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Rite Aid, which tenant has vacated the mortgaged real property. The current Rite Aid lease extends to February 29, 2020.

The mortgage loan is currently in its defeasance period. If this loan defeases prior to two years after the securitization, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount in clause (i) of this sentence.

(47) Walgreens – Huffmeister	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (March 2029), and every five years thereafter, pursuant to the lease.

(48) Yankee Candle Flagship Store	Yankee Candle Flagship has a one-time option to terminate the lease upon written notice during the first 90 days of the 10th lease year, and payment of a $1.125 million Termination Fee. If Tenant exercises this option, the Lease shall terminate on the last days of the 6th month of the 11th lease year provided the termination fee is received on or before said date.

Annex A-1 Footnotes  — continued

The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,686,373.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.25286%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 75.1%.

(49) Walgreens – Horn Lake	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (December 2026), and every five years thereafter, pursuant to the lease.

(50) Walgreens – Brattleboro	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2028), and every five years thereafter, pursuant to the lease.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(51) Walgreens – Wake Forest	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2031), and every five years thereafter, pursuant to the lease.

(52) Pinar Plaza	Pinar Plaza is 100% leased and 87.2% occupied.

(53) Stor-All/Weston II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,059,388.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50684%.

Annex A-1 Footnotes  — continued

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.86x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 44.8%.

(54) Walgreens – Daphne	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (February 2031), and every month thereafter, pursuant to the lease.

(55) Fairfax II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,412,721.00.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.825770%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.48x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.4%.

(56) CVS-Waynesboro, PA	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is 1,568,273.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.902370%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.12x.

Annex A-1 Footnotes  — continued

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 70.8%.

(57) Whitney Point Estates	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(58) Stor-All/Oviedo	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,547,413.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.486440%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.34x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.0%.

(59) Stor-All/Landmark	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $470,005.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50668%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.88x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 48.3%.

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	61	$1,674,816,170	55.0%	$27,456,003	$400,000,000	56.8%	1.61	x	92.8%	6.088%
Amortizing Balloon(2)	141	1,355,951,164	44.5	9,616,675	180,000,000	72.2	1.25		93.9	6.133
Fully Amortizing	2	15,856,622	0.5	7,928,311	12,090,448	44.0	1.63		93.2	5.758
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 29.4% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 33.4% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(All Mortgage Loans)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$2,076,448	0.1%	$2,076,448	$2,076,448	18.4%	4.40	x	100.0%	6.339%
25.1 - 30.0	2	19,031,831	0.6	9,515,915	17,691,862	29.2	2.85		73.4	5.691
30.1 - 35.0	6	29,082,501	1.0	4,847,084	10,608,069	32.2	2.37		90.6	5.923
35.1 - 40.0	4	18,711,506	0.6	4,677,876	12,090,448	36.1	1.92		92.3	5.734
40.1 - 45.0	4	483,209,827	15.9	120,802,457	400,000,000	42.3	1.89		98.1	6.340
45.1 - 50.0	5	488,213,791	16.0	97,642,758	340,000,000	46.4	1.82		85.9	5.685
50.1 - 55.0	6	48,681,333	1.6	8,113,555	18,120,000	53.9	1.33		76.5	6.357
55.1 - 60.0	8	52,817,009	1.7	6,602,126	13,275,000	57.3	1.31		87.0	6.250
60.1 - 65.0	11	188,669,100	6.2	17,151,736	84,913,874	63.0	1.40		95.5	6.087
65.1 - 70.0	26	263,825,665	8.7	10,147,141	46,400,000	67.9	1.29		93.0	6.067
70.1 - 75.0	42	324,869,033	10.7	7,734,977	37,962,889	73.4	1.24		94.9	6.251
75.1 - 80.0	76	1,046,071,124	34.3	13,764,094	180,000,000	78.7	1.15		94.7	6.152
80.1 >=	13	81,364,788	2.7	6,258,830	24,900,000	83.4	1.21		97.5	6.255
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.00%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Weighted Average Cut-off Date LTV Ratio:    63.6%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
<= 48	1	$6,200,000	0.2%	$6,200,000	$6,200,000	80.0%	1.18	x	98.7%	6.710%	48
49 - 60	54	414,044,409	13.6	7,667,489	45,625,000	70.2	1.33		91.0	6.046	60
73 - 84	3	69,000,000	2.3	23,000,000	29,000,000	72.3	1.23		97.9	6.256	84
109 - 120	134	2,252,579,828	73.9	16,810,297	400,000,000	60.4	1.52		93.2	6.121	120
121 - 144	9	244,640,448	8.0	27,182,272	180,000,000	75.9	1.12		96.2	5.910	121
169 - 180	2	56,393,097	1.9	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
241 >=	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	264
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%	112

Weighted Average Original Term to Maturity:    112 months

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	2	$43,200,000	1.4%	$21,600,000	$37,000,000	70.0%	1.58	x	94.4%	5.417%	48
49 - 60	53	377,044,409	12.4	7,114,045	45,625,000	70.4	1.30		90.7	6.129	57
73 - 84	3	69,000,000	2.3	23,000,000	29,000,000	72.3	1.23		97.9	6.256	82
109 - 120	136	2,444,670,276	80.2	17,975,517	400,000,000	61.7	1.49		93.4	6.098	119
121 - 144	7	52,550,000	1.7	7,507,143	17,500,000	71.3	1.18		98.1	6.244	121
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
169 - 180	2	56,393,097	1.9	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%	111

Weighted Average Remaining Term to Maturity:    111 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	37	$1,319,383,254	43.3%	$35,659,007	$400,000,000	54.3%	1.61%		92.4%	6.092%
Retail	112	994,297,283	32.6	8,877,654	180,000,000	69.7	1.36		96.1	6.073
Multifamily	21	357,160,000	11.7	17,007,619	49,250,000	72.7	1.22		94.5	6.154
Self Storage	46	186,945,559	6.1	4,064,034	13,350,000	71.6	1.28		84.7	6.110
Mobile Home Park	24	76,910,400	2.5	3,204,600	9,218,823	76.8	1.21		86.1	6.435
Hotel	9	67,669,287	2.2	7,518,810	17,691,862	60.9	1.73		—	6.238
Industrial/Warehouse	7	28,896,498	0.9	4,128,071	12,000,000	78.6	1.23		96.1	6.024
Mixed Use	4	15,361,673	0.5	3,840,418	5,985,026	68.0	1.24		94.8	6.306
Total/Avg/Wtd Avg:	260	$3,046,623,956	100.0%	$11,717,784	$400,000,000	63.6%	1.45	x	93.3%	6.106%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	26	$37,913,577	1.2%	$1,458,215	$2,000,000	68.0%	1.37	x	94.9%	6.270%
2,000,001. - 4,000,000	61	184,097,950	6.0	3,017,999	3,960,000	70.3	1.38		92.9	6.230
4,000,001. - 6,000,000	41	207,022,878	6.8	5,049,338	6,000,000	70.1	1.35		93.8	6.245
6,000,001. - 8,000,000	16	109,825,874	3.6	6,864,117	7,650,000	70.0	1.26		95.0	6.234
8,000,001. - 10,000,000	8	68,835,000	2.3	8,604,375	9,200,000	76.7	1.27		94.4	6.137
10,000,001. - 15,000,000	18	219,455,252	7.2	12,191,958	14,300,000	69.2	1.29		91.7	6.076
15,000,001. - 20,000,000	10	177,596,862	5.8	17,759,686	19,150,000	66.9	1.37		90.7	6.273
20,000,001. - 25,000,000	3	70,430,000	2.3	23,476,667	24,900,000	79.6	1.24		93.5	6.345
25,000,001. - 50,000,000	11	421,857,889	13.8	38,350,717	49,250,000	71.0	1.24		95.4	6.123
50,000,001. - 75,000,000	3	196,750,000	6.5	65,583,333	71,200,000	65.7	1.48		88.1	6.159
75,000,001. - 100,000,000	2	161,838,675	5.3	80,919,337	84,913,874	70.2	1.39		96.9	5.999
100,000,001. - 150,000,000	2	271,000,000	8.9	135,500,000	140,000,000	62.6	1.53		93.9	5.976
150,000,001. >=	3	920,000,000	30.2	306,666,667	400,000,000	50.8	1.67		93.1	6.022
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Average Cut-off Date Principal Balance:     $14,934,431

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	20	$629,040,780	20.6%	$31,452,039	$180,000,000	77.5%	1.08	x	95.5%	6.126%
1.20 - 1.29	131	1,062,592,731	34.9	8,111,395	54,550,000	74.0	1.22		93.2	6.215
1.30 - 1.39	18	137,120,421	4.5	7,617,801	30,000,000	70.2	1.33		91.3	6.289
1.40 - 1.49	9	49,233,912	1.6	5,470,435	8,600,000	61.2	1.44		92.6	6.264
1.50 - 1.59	4	96,963,874	3.2	24,240,968	84,913,874	63.0	1.58		96.4	5.949
1.60 - 1.69	4	45,263,791	1.5	11,315,948	37,000,000	65.1	1.65		94.9	5.358
1.70 - 1.79	2	342,596,333	11.2	171,298,166	340,000,000	45.3	1.77		83.7	5.659
1.80 - 1.89	2	412,090,448	13.5	206,045,224	400,000,000	42.3	1.86		99.6	6.391
1.90 - 1.99	2	145,009,827	4.8	72,504,914	140,000,000	48.7	1.97		91.4	5.772
2.00>=	12	126,711,839	4.2	10,559,320	71,200,000	36.7	2.31		89.2	5.894
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Weighted Average U/W NCF DSCR:    1.45x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	4	$10,956,252	0.4%	$2,739,063	$3,300,000	73.6%	1.28	x	59.9%	6.306%
65.1 - 70.0	4	29,302,742	1.0	7,325,685	18,120,000	63.5	1.20		66.4	6.345
70.1 - 75.0	9	29,032,245	1.0	3,225,805	10,150,000	56.1	1.46		73.2	6.026
75.1 - 80.0	9	51,868,372	1.7	5,763,152	17,100,000	64.2	1.33		77.9	6.225
80.1 - 85.0	12	386,701,220	12.7	32,225,102	340,000,000	48.9	1.71		83.5	5.719
85.1 - 90.0	23	225,393,926	7.4	9,799,736	71,2000,000	60.0	1.55		87.8	6.047
90.1 - 95.0	40	605,323,396	19.9	15,133,085	140,000,000	67.0	1.42		92.4	6.078
95.1 >=	150	1,640,376,515	53.8	10,935,843	400,000,000	66.4	1.38		98.2	6.203
Total/Avg/Wtd Avg:	251	$2,978,954,668	97.8%	$11,868,345	$400,000,000	63.6%	1.44	x	93.3%	6.103%

Weighted average occupancy rate:    93.3%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	61	$1,674,816,170	55.0%	$27,456,003	$400,000,000	56.8%	1.61	x	92.8%	6.088%	N/A
109 - 120	1	12,090,448	0.4	12,090,448	12,090,448	35.3	1.82		91.1	5.505	112
121 - 228	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
229 - 288	15	74,229,863	2.4	4,948,658	17,691,862	51.6	1.87		93.9	6.143	299
325 - 336	1	1,650,000	0.1	1,650,000	1,650,000	68.8	1.27		98.6	6.860	330
337 - 348	125	1,280,071,301	42.0	10,240,570	180,000,000	73.4	1.22		93.9	6.132	360
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%	354

Weighted Average Remaining Amortization Term:    354 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$37,000,000	1.2%	$37,000,000	$37,000,000	68.3%	1.65	x	93.7%	5.200%
5.501 - 5.750	12	559,598,261	18.4	46,633,188	340,000,000	47.8	1.82		86.5	5.670
5.751 - 6.000	13	395,792,576	13.0	30,445,583	180,000,000	65.7	1.43		94.2	5.879
6.001 - 6.250	82	964,947,183	31.7	11,767,649	131,000,000	73.8	1.21		93.7	6.156
6.251 - 6.500	77	964,388,682	31.7	12,524,528	400,000,000	60.4	1.51		96.0	6.378
6.501 - 6.750	17	119,335,697	3.9	7,019,747	49,210,000	71.4	1.19		96.7	6.558
6.751 - 7.000	2	5,561,557	0.2	2,780,778	3,911,557	76.5	1.26		98.6	6.853
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Weighted Average Mortgage Rate:    6.106%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	2	$15,856,622	0.5%	$7,928,311	$12,090,448	—	1.63	x	93.2%	5.758%
15.1 - 20.0	1	2,076,448	0.1	2,076,448	2,076,448	15.6%	4.40		100.0	6.339
20.1 - 25.0	2	11,948,039	0.4	5,974,019	10,608,069	23.7	2.12		84.6	5.955
25.1 - 30.0	6	32,864,310	1.1	5,477,385	17,691,862	26.3	2.64		91.8	5.787
30.1 - 35.0	3	13,632,868	0.4	4,544,289	5,025,623	33.6	2.45		98.7	6.228
35.1 - 40.0	1	1,300,000	0.0	1,300,000	1,300,000	39.1	1.21		71.5	6.087
40.1 - 45.0	6	490,496,888	16.1	81,749,481	400,000,000	42.3	1.87		97.8	6.337
45.1 - 50.0	8	511,363,052	16.8	63,920,381	340,000,000	46.4	1.80		85.2	5.719
50.1 - 55.0	14	155,196,812	5.1	11,085,487	84,913,874	52.9	1.48		93.8	6.107
55.1 - 60.0	22	96,475,114	3.2	4,385,232	13,275,000	57.1	1.29		90.0	6.240
60.1 - 65.0	25	218,513,252	7.2	8,740,530	45,625,000	62.9	1.22		93.4	6.219
65.1 - 70.0	35	490,666,002	16.1	14,019,029	76,924,801	67.7	1.23		95.6	6.148
70.1 - 75.0	19	340,085,000	11.2	17,899,211	131,000,000	72.8	1.16		93.3	6.232
75.1 - 80.0	48	609,684,759	20.0	12,701,766	180,000,000	77.3	1.16		94.5	6.099
80.1 - 85.0	9	51,096,488	1.7	5,677,388	18,000,000	83.6	1.22		98.4	6.180
85.1 >=	3	5,368,300	0.2	1,789,433	2,598,800	91.7	1.22		100.0	6.300
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	60.2%	1.45	x	93.3%	6.106%

Weighted Average Maturity Date LTV Ratio:    60.2%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance(2)
NY	18	$480,938,440	15.8%
MA	12	444,648,914	14.6
CA	20	364,370,868	12.0
TX	24	285,310,777	9.4
VA	7	210,454,389	6.9
MO	11	188,991,000	6.2
FL	33	164,750,874	5.4
GA	12	142,987,182	4.7
PA	10	102,405,755	3.4
OH	11	91,644,433	3.0
CT	10	83,150,408	2.7
MD	5	60,970,586	2.0
MI	5	53,910,345	1.8
AZ	6	52,000,016	1.7
IL	10	49,690,064	1.6
NJ	10	46,519,125	1.5
LA	4	46,164,837	1.5
NC	9	31,768,429	1.0
NV	4	27,326,174	0.9
KS	6	22,613,000	0.7
WA	5	13,635,026	0.4
TN	3	13,025,000	0.4
IN	4	12,747,198	0.4
SC	2	10,270,000	0.3
WI	2	9,425,000	0.3
VT	5	8,971,504	0.3
MS	2	7,033,000	0.2
KY	2	5,820,000	0.2
MN	1	4,013,367	0.1
SD	1	3,400,000	0.1
AL	1	2,187,200	0.1
CO	1	2,073,594	0.1
NH	2	1,298,130	0.0
DE	1	1,080,200	0.0
RI	1	1,029,119	0.0
Total:	260	$3,046,623,956	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	0.0% means the percent by total Cut-off Date principal balance is less than 0.05%.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	52	$1,424,496,170	53.0%	$27,394,157	$400,000,000	54.2%	1.67	x	92.6%	6.073%
Amortizing Balloon(2)	129	1,244,872,733	46.4	9,650,176	180,000,000	71.9	1.26		93.8	6.134
Fully Amortizing	2	15,856,622	0.6	7,928,311	12,090,448	44.0	1.63		93.2	5.758
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 29.4% of the initial loan group no. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 30.9% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$2,076,448	0.1%	$2,076,448	$2,076,448	18.4%	4.40	x	100.0%	6.339%
25.1 - 30.0	2	19,031,831	0.7	9,515,915	17,691,862	29.2	2.85		73.4	5.691
30.1 - 35.0	6	29,082,501	1.1	4,847,084	10,608,069	32.2	2.37		90.6	5.923
35.1 - 40.0	4	18,711,506	0.7	4,677,876	12,090,448	36.1	1.92		92.3	5.734
40.1 - 45.0	4	487,209,827	18.0	120,802,457	400,000,000	42.3	1.89		98.1	6.340
45.1 - 50.0	5	488,213,791	18.2	97,642,758	340,000,000	46.4	1.82		85.9	5.685
50.1 - 55.0	6	48,681,333	1.8	8,113,555	18,120,000	53.9	1.33		76.5	6.357
55.1 - 60.0	7	50,617,009	1.9	7,231,001	13,275,000	57.2	1.31		86.9	6.245
60.1 - 65.0	10	143,044,100	5.3	14,304,410	84,913,874	62.9	1.47		97.4	6.067
65.1 - 70.0	20	157,642,234	5.9	7,882,112	46,400,000	67.9	1.35		92.6	6.025
70.1 - 75.0	41	305,719,033	11.4	7,456,562	37,962,889	73.3	1.24		94.8	6.243
75.1 - 80.0	64	857,831,124	31.9	13,403,611	180,000,000	78.9	1.13		94.3	6.152
80.1 >=	13	81,364,788	3.0	6,258,830	24,900,000	83.4	1.21		97.5	6.255
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.00%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%
Weighted Average Cut-off Date LTV Ratio: 62.3%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	48	$259,509,409	9.7%	$5,406,446	$37,000,000	71.0%	1.39	x	89.7%	5.991%	60
73 - 84	2	40,000,000	1.5	20,000,000	25,800,000	66.9	1.23		98.8	6.361	84
109 - 120	121	2,080,916,397	77.5	17,197,656	400,000,000	59.2	1.55		93.0	6.118	120
121 - 144	9	244,640,448	9.1	27,182,272	180,000,000	75.9	1.12		96.2	5.910	121
169 - 180	2	56,393,097	2.1	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
241 >=	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	264
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%	115
Weighted Average Original Term to Maturity: 115 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	1	$37,000,000	1.4%	$37,000,000	$37,000,000	68.3%	1.65	x	93.7%	5.200%	48
49 - 60	47	222,509,409	8.3	4,734,243	17,691,862	71.4	1.35		88.9	6.123	58
73 - 84	2	40,000,000	1.5	20,000,000	25,800,000	66.9	1.23		98.8	6.361	82
109 - 120	123	2,273,006,845	84.6	18,479,730	400,000,000	60.7	1.51		93.2	6.092	119
121 - 144	7	52,550,000	2.0	7,507,143	17,500,000	71.3	1.18		98.1	6.244	121
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
169 - 180	2	56,393,097	2.1	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%	114

Weighted Average Remaining Term to Maturity: 114 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	37	$1,319,383,254	49.1%	$35,659,007	$400,000,000	54.3%	1.61	x	92.4%	6.092%
Retail	112	994,297,283	37.0	8,877,654	180,000,000	69.7	1.36		96.1	6.073
Self Storage	46	186,945,559	7.0	4,064,034	13,350,000	71.6	1.28		84.7	6.110
Mobile Home Park	22	72,671,969	2.7	3,303,271	9,218,823	77.3	1.21		85.6	6.426
Hotel	9	67,669,287	2.5	7,518,810	17,691,862	60.9	1.73		—	6.238
Industrial/Warehouse	7	28,896,498	1.1	4,128,071	12,000,000	78.6	1.23		96.1	6.024
Mixed Use	4	15,361,673	0.6	3,840,418	5,985,026	68.0	1.24		94.8	6.306
Total/Avg/Wtd Avg:	237	$2,685,225,525	100.0%	$11,330,066	$400,000,000	62.3%	1.48	x	93.1%	6.099%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	26	$37,913,577	1.4%	$1,458,215	$2,000,000	68.0%	1.37	x	94.9%	6.270%
2,000,001. - 4,000,000	58	177,659,519	6.6	3,063,095	3,960,000	70.5	1.38		92.9	6.219
4,000,001. - 6,000,000	40	201,782,878	7.5	5,044,572	6,000,000	69.9	1.35		93.7	6.246
6,000,001. - 8,000,000	13	90,275,874	3.4	6,944,298	7,650,000	68.0	1.28		94.4	6.263
8,000,001. - 10,000,000	7	59,685,000	2.2	8,526,429	9,200,000	76.4	1.26		94.9	6.128
10,000,001. - 15,000,000	13	153,255,252	5.7	11,788,866	14,200,000	66.7	1.31		90.7	6.130
15,000,001. - 20,000,000	8	140,911,862	5.2	17,613,983	18,120,000	65.6	1.41		89.4	6.228
20,000,001. - 25,000,000	2	47,780,000	1.8	23,890,000	24,900,000	80.6	1.22		92.8	6.331
25,000,001. - 50,000,000	6	226,372,889	8.4	37,728,815	49,210,000	71.5	1.27		96.1	6.107
50,000,001. - 75,000,000	3	196,750,000	7.3	65,583,333	71,200,000	65.7	1.48		88.1	6.159
75,000,001. - 100,000,000	2	161,838,675	6.0	80,919,337	84,913,874	70.2	1.39		96.9	5.999
125,000,001. - 150,000,000	2	271,000,000	10.1	135,500,000	140,000,000	62.6	1.53		93.9	5.976
150,000,001. >=	3	920,000,000	34.3	306,666,667	400,000,000	50.8	1.67		93.1	6.022
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

Average Cut-off Date Principal Balance: $14,673,364

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	17	$604,040,780	22.5%	$35,531,811	$180,000,000	77.4%	1.08	x	95.5%	6.120%
1.20 - 1.29	116	756,544,300	28.2	6,521,934	54,550,000	74.8	1.22		92.7	6.243
1.30 - 1.39	15	106,770,421	4.0	7,118,028	30,000,000	68.5	1.34		89.9	6.313
1.40 - 1.49	9	49,233,912	1.8	5,470,435	8,600,000	61.2	1.44		92.6	6.264
1.50 - 1.59	4	96,963,874	3.6	24,240,968	84,913,874	63.0	1.58		96.4	5.949
1.60 - 1.69	4	45,263,791	1.7	11,315,948	37,000,000	65.1	1.65		94.9	5.358
1.70 - 1.79	2	342,596,333	12.8	171,298,166	340,000,000	45.3	1.77		83.7	5.659
1.80 - 1.89	2	412,090,448	15.3	206,045,224	400,000,000	42.3	1.86		99.6	6.391
1.90 - 1.99	2	145,009,827	5.4	72,504,914	140,000,000	48.7	1.97		91.4	5.772
2.00 >=	12	126,711,839	4.7	10,559,320	17,200,000	36.7	2.31		89.2	5.894
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

Weighted Average U/W NCF DSCR: 1.48x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	4	$10,956,252	0.4%	$2,739,063	$3,300,000	73.6%	1.28	x	59.9%	6.306%
65.1 - 70.0	4	29,302,742	1.1	7,325,685	18,120,000	63.5	1.20		66.4	6.345
70.1 - 75.0	9	29,032,245	1.1	3,225,805	10,150,000	56.1	1.46		73.2	6.026
75.1 - 80.0	9	51,868,372	1.9	5,763,152	17,100,000	64.2	1.33		77.9	6.225
80.1 - 85.0	11	378,776,220	14.1	34,434,202	340,000,000	48.6	1.72		83.5	5.710
85.1 - 90.0	20	193,480,332	7.2	9,674,017	75,200,000	59.2	1.61		87.7	6.062
90.1 - 95.0	32	488,038,396	18.2	15,251,200	140,000,000	66.0	1.46		92.3	6.046
95.1 >=	139	1,436,101,678	53.5	10,331,667	400,000,000	65.2	1.41		98.4	6.209
Total/Avg/Wtd Avg:	228	$2,617,556,237	97.5%	$11,480,510	$400,000,000	62.4%	1.47	x	93.1%	6.096%

Weighted average occupancy rate: 93.1%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	52	$1,424,496,170	53.0%	$27,394,157	$400,000,000	54.2%	1.67	x	92.6%	6.073%	N/A
109 - 120	1	12,090,448	0.5	12,090,448	12,090,448	35.3	1.82		91.1	5.505	112
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
289 - 300	15	74,229,863	2.8	4,948,658	17,691,862	51.6	1.87		93.9	6.143	299
325 - 336	1	1,650,000	0.1	1,650,000	1,650,000	68.8	1.27		98.6	6.860	330
349 - 360	113	1,168,992,870	43.5	10,345,070	180,000,000	73.2	1.22		93.8	6.133	360
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%	353

Weighted Average Remaining Amortization Term: 353 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$37,000,000	1.4%	$37,000,000	$37,000,000	68.3%	1.65	x	93.7%	5.200%
5.501 - 5.750	9	526,998,261	19.6	58,555,362	340,000,000	46.2	1.86		86.2	5.675
5.751 - 6.000	12	369,792,576	13.8	30,816,048	180,000,000	65.6	1.45		94.5	5.877
6.001 - 6.250	72	734,122,183	27.3	10,196,141	131,000,000	74.1	1.20		93.3	6.150
6.251 - 6.500	73	918,223,846	34.2	12,578,409	400,000,000	59.6	1.52		96.0	6.378
6.501 - 6.750	14	93,527,102	3.5	6,680,507	49,210,000	71.5	1.19		97.3	6.550
6.751 - 7.000	2	5,561,557	0.2	2,780,778	3,911,557	76.5	1.26		98.6	6.853
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

Weighted Average Mortgage Rate: 6.099%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	2	$15,856,622	0.6%	$7,928,311	$12,090,448	—	1.63	x	93.2%	5.758%
15.1 - 20.0	1	2,076,448	0.1	2,076,448	2,076,448	15.6%	4.40		100.0	6.339
20.1 - 25.0	2	11,948,039	0.4	5,974,019	10,608,069	23.7	2.12		84.6	5.955
25.1 - 30.0	6	32,864,310	1.2	5,477,385	17,691,862	26.3	2.64		91.8	5.787
30.1 - 35.0	3	13,632,868	0.5	4,544,289	5,025,623	33.6	2.45		98.7	6.228
35.1 - 40.0	1	1,300,000	0.0	1,300,000	1,300,000	39.1	1.21		71.5	6.087
40.1 - 45.0	6	490,496,888	18.3	81,749,481	400,000,000	42.3	1.87		97.8	6.337
45.1 - 50.0	8	511,363,052	19.0	63,920,381	340,000,000	46.4	1.80		85.2	5.719
50.1 - 55.0	13	152,996,812	5.7	11,768,986	84,913,874	52.9	1.48		93.8	6.104
55.1 - 60.0	21	94,401,520	3.5	4,495,310	13,275,000	57.2	1.29		90.1	6.229
60.1 - 65.0	21	140,388,416	5.2	6,685,163	37,962,889	62.6	1.23		95.4	6.256
65.1 - 70.0	30	372,016,002	13.9	12,400,533	76,924,801	67.6	1.22		95.8	6.130
70.1 - 75.0	15	301,485,000	11.2	20,099,000	131,000,000	72.8	1.16		92.8	6.280
75.1 - 80.0	42	487,934,759	18.2	11,617,494	180,000,000	77.2	1.14		94.0	6.072
80.1 - 85.0	9	51,096,488	1.9	5,677,388	18,000,000	83.6	1.22		98.4	6.180
85.1 >=	3	5,368,300	0.2	1,789,433	2,598,800	91.7	1.22		100.0	6.300
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	58.8%	1.48	x	93.1%	6.101%

Weighted Average Maturity Date LTV Ratio: 58.8%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	0.0% means the percent by total Cut-off Date principal balance is less than 0.05%.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance(2)
NY	18	$480,938,440	17.9%
MA	12	448,448,914	16.6
CA	20	364,370,868	13.6
TX	20	230,360,777	8.6
MO	11	188,991,000	7.0
VA	6	164,844,389	6.1
FL	33	164,750,874	6.1
PA	10	102,405,755	3.8
OH	11	91,644,433	3.4
CT	10	83,150,408	3.1
MI	5	53,910,345	2.0
IL	10	49,690,064	1.9
NJ	9	40,319,125	1.5
NV	4	27,326,174	1.0
NC	8	26,528,429	1.0
KS	6	22,613,000	0.8
AZ	4	21,815,016	0.8
GA	4	21,262,182	0.8
WA	5	13,635,026	0.5
TN	3	13,025,000	0.5
IN	4	12,747,198	0.5
MD	4	11,720,586	0.4
SC	2	10,270,000	0.4
WI	2	9,425,000	0.4
VT	5	8,971,504	0.3
MS	2	7,033,000	0.3
KY	2	5,820,000	0.2
MN	1	4,013,367	0.1
SD	1	3,400,000	0.1
AL	1	2,187,200	0.1
NH	2	1,298,130	0.0
DE	1	1,080,200	0.0
RI	1	1,029,119	0.0
Total:	237	$2,685,225,525	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	0.0% means the percent by total Cut-off Date principal balance is less than 0.05%.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	9	$250,320,000	69.3%	$27,813,333	$49,250,000	71.5%	1.23	x	94.5%	6.176%
Amortizing Balloon(2)	12	111,078,431	30.7	9,256,536	22,650,000	75.2	1.21		94.7	6.120
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 29.6% of the group 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 51.9% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	1	$2,200,000	0.6%	$2,200,000	$2,200,000	57.9%	1.31	x	90.5%	6.375%
60.1 - 65.0	1	45,625,000	12.6	45,625,000	45,625,000	63.2	1.21		89.4	6.150
65.1 - 70.0	6	106,183,431	29.4	17,697,238	45,610,000	67.9	1.21		93.6	6.129
70.1 - 75.0	1	19,150,000	5.3	19,150,000	19,150,000	74.8	1.25		96.0	6.375
75.1 - 80.0	12	188,240,000	52.1	15,686,667	49,250,000	77.6	1.23		96.2	6.153
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%

Weighted Average Cut-off Date LTV Ratio: 72.7%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
<= 48	1	$6,200,000	1.7%	$6,200,000	$6,200,000	80.0%	1.18	x	98.7%	6.710%	48
49 - 60	6	154,535,000	42.8	25,755,833	45,625,000	68.9	1.23		93.1	6.138	60
73 - 84	1	29,000,000	8.0	29,000,000	29,000,000	79.7	1.22		97.1	6.110	84
109 - 120	13	171,663,431	47.5	13,204,879	49,250,000	74.6	1.21		95.3	6.166	120
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%	90

Weighted Average Original Term to Maturity: 90 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	1	$6,200,000	1.7%	$6,200,000	$6,200,000	80.0%	1.18	x	98.7%	6.710%	47
49 - 60	6	154,535,000	42.8	25,755,833	45,625,000	68.9	1.23		93.1	6.138	57
73 - 84	1	29,000,000	8.0	29,000,000	29,000,000	79.7	1.22		97.1	6.110	82
109 - 120	13	171,663,431	47.5	13,204,879	49,250,000	74.6	1.21		95.3	6.166	118
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%	88

Weighted Average Remaining Term to Maturity: 88 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	21	$357,160,000	98.8%	$17,007,619	$49,250,000	72.7%	1.22	x	94.5%	6.154%
Mobile Home Park	2	4,238,431	1.2	2,119,215	2,164,837	67.5	1.21		94.2	6.602
Total/Avg/Wtd Avg:	23	$361,398,431	100.0%	$15,712,975	$49,250,000	72.7%	1.22	x	94.5%	6.159%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	3	$6,438,431	1.8%	$2,146,144	$2,200,000	64.3%	1.24	x	92.9%	6.525%
4,000,001. - 6,000,000	1	5,240,000	1.4	5,240,000	5,240,000	77.1	1.20		94.2	6.190
6,000,001. - 8,000,000	3	19,550,000	5.4	6,516,667	7,200,000	79.4	1.16		97.6	6.099
8,000,001. - 10,000,000	1	9,150,000	2.5	9,150,000	9,150,000	78.9	1.29		91.1	6.200
10,000,001. - 15,000,000	5	66,200,000	18.3	13,240,000	14,300,000	75.2	1.23		93.8	5.950
15,000,001. - 20,000,000	2	36,685,000	10.2	18,342,500	19,150,000	71.9	1.23		94.9	6.449
20,000,001. - 25,000,000	1	22,650,000	6.3	22,650,000	22,650,000	77.6	1.29		95.0	6.375
25,000,001. - 50,000,000	5	195,485,000	54.1	39,097,000	49,250,000	70.5	1.22		94.6	6.141
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%

Average Cut-off Date Principal Balance: $17,209,449

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
0.00 - 1.19	3	$25,000,000	6.9%	$8,333,333	$12,650,000	77.9%	1.07	x	97.0%	6.279%
1.20 - 1.29	15	306,048,431	84.7	20,403,229	49,250,000	71.9	1.23		94.3	6.145
1.30 - 1.39	3	30,350,000	8.4	10,116,667	14,300,000	76.1	1.31		94.8	6.203
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%

Weighted Average U/W NCF DSCR: 1.22x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
80.1 - 85.0	1	$7,925,000	2.2%	$7,925,000	$7,925,000	63.2%	1.21	x	85.0%	6.150%
85.1 - 90.0	3	31,913,594	8.8	10,637,865	17,040,000	64.9	1.22		88.2	5.959
90.1 - 95.0	8	117,285,000	32.5	14,660,625	26,000,000	71.3	1.25		92.6	6.212
95.1 >=	11	204,274,837	56.5	18,570,440	49,250,000	75.0	1.21		97.0	6.160
Total/Avg/Wtd Avg:	23	$361,398,431	100.0%	$15,712,975	$49,250,000	72.7%	1.22	x	94.5%	6.159%

Weighted average occupancy rate: 94.5%.

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	9	$250,320,000	69.3%	$27,813,333	$49,250,000	71.5%	1.23	x	94.5%	6.176%	0
349 - 360	12	111,078,431	30.7	9,256,536	22,650,000	75.2	1.21		94.7	6.120	360
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%	360

Weighted Average Remaining Amortization Term: 360 months.

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$32,600,000	9.0%	$10,866,667	$12,800,000	73.7%	1.23	x	92.4%	5.580%
5.751 - 6.000	1	26,000,000	7.2	26,000,000	26,000,000	66.7	1.24		90.4	5.910
6.001 - 6.250	10	230,825,000	63.9	23,082,500	49,250,000	72.9	1.21		95.1	6.176
6.251 - 6.500	4	46,164,837	12.8	11,541,209	22,650,000	75.1	1.27		95.4	6.380
6.501 - 6.750	3	25,808,594	7.1	8,602,865	17,535,000	71.2	1.20		94.6	6.589
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.22	x	94.5%	6.159%

Weighted Average Mortgage Rate: 6.159%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,200,000	0.6%	$2,200,000	$2,200,000	51.7%	1.31	x	90.5%	6.375%
55.1 - 60.0	1	2,073,594	0.6	2,073,594	2,073,594	56.5	1.21		88.7	6.730
60.1 - 65.0	4	78,124,837	21.6	19,531,209	45,625,000	63.3	1.21		90.1	6.151
65.1 - 70.0	5	118,650,000	32.8	23,730,000	45,610,000	68.1	1.23		95.0	6.202
70.1 - 75.0	4	38,600,000	10.7	9,650,000	12,650,000	72.4	1.14		96.5	5.851
75.1 - 80.0	6	121,750,000	33.7	20,291,667	49,250,000	77.6	1.24		96.4	6.206
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	70.6%	1.22	x	94.5%	6.159%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 70.6%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
GA	8	$121,725,000	33.7%
TX	4	54,950,000	15.2
MD	1	49,250,000	13.6
LA	4	46,164,837	12.8
VA	1	45,610,000	12.6
AZ	2	30,185,000	8.4
NJ	1	6,200,000	1.7
NC	1	5,240,000	1.4
CO	1	2,073,594	0.6
Total:	23	$361,398,431	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                                                                     ANNEX A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

                                                                       ORIGINAL          REMAINING
CONTROL   FOOTNOTE                                                   INTEREST-ONLY     INTEREST-ONLY           AMORTIZATION
  NO.        NO.               PROPERTY NAME                         PERIOD (MOS.)     PERIOD (MOS.)               TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1         (1)    1211 Avenue of the Americas                                120               120      Interest-Only
   2         (2)    125 High Street                                            120               119      Interest-Only
   3         (3)    The Shops at Las Americas                                   84                80      Interest-Only, Balloon
   4         (4)    Westfield Chesterfield                                     120               120      Interest-Only
   5         (5)    The Terrace Office Complex                                  60                58      Interest-Only, Balloon
   6                Greenbrier Mall                                              0                 0      Balloon
   7         (6)    Chapel Hill Mall                                             0                 0      Balloon
   8         (7)    Park Square Building                                       120               119      Interest-Only
   9                One Penn Center                                             72                72      Interest-Only, Balloon
   10        (8)    Redwood Portfolio I                                        120               120      Interest-Only
   11               Tindeco Wharf Apartments                                   120               118      Interest-Only
   12               Eagle Road Shopping Center                                  59                59      Interest-Only, Balloon
   13               Willowwood I & II                                          120               117      Interest-Only
   14        (9)    LeCraw Portfolio - Three Properties                         60                56      Interest-Only
   15               Haverhill Apartments                                        60                58      Interest-Only
   16       (10)    Midland Mall                                                 0                 0      Balloon
   17       (11)    Reckson Portfolio Subordinate Tranche                       60                48      Interest-Only
   18               7080 Hollywood Boulevard                                   120               120      Interest-Only
   19               Pavilion Place Apartments                                   84                82      Interest-Only
   20               Arbors at Winters Chapel                                    60                56      Interest-Only
   21               55 Hawthorne Street                                         84                82      Interest-Only
   22       (12)    Sylmar Square                                              120               118      Interest-Only
   23               Atrium - Plano                                             120               120      Interest-Only
   24               Oakbrook Apartments                                         24                22      Interest-Only, Balloon
   25               Tiger Plaza Apartments                                      24                22      Interest-Only, Balloon
   26       (13)    Twin Towers Dallas                                           0                 0      Balloon
   27               Beltway Marketplace                                         60                60      Interest-Only, Balloon
   28       (14)    Atlantic Place                                             120               118      Interest-Only
   29       (15)    Sheraton Sand Key Hotel                                      0                 0      Balloon
   30       (16)    Indigo Springs                                             120               120      Interest-Only
   31       (17)    Kite Naples Portfolio - Pine Ridge                          61                61      Interest-Only, Balloon
   32               Kohl's - Herndon                                           120               118      Interest-Only
   33       (18)    100 Franklin Street                                        120               120      Interest-Only
   34               Oak Park Spring Lake Portfolio                             120               119      Interest-Only
   35        (9)    LeCraw Portfolio - Courtland Club Apartments                58                56      Interest-Only
   36               Lincolnshire Springhill Suites                              36                35      Interest-Only, Balloon
   37        (9)    LeCraw Portfolio - Winterset Apartments                     59                56      Interest-Only
   38               South Valley Plaza                                          60                59      Interest-Only, Balloon
   39       (19)    StorageMart #1905                                           36                33      Interest-Only, Balloon
   40               StorageMart #1906                                           36                33      Interest-Only, Balloon
   41               Las Colinas at Brookhollow Apartments                       60                58      Interest-Only, Balloon
   42               Brandywood Apartments                                       60                58      Interest-Only, Balloon
   43               Kelly Crossing                                              60                58      Interest-Only, Balloon
   44       (20)    1155 Avenue of the Americas                                  0                 0      Fully Amortizing
   45               Chesterfield Tech Park                                      24                23      Interest-Only, Balloon
   46               Central Arts Building                                       36                35      Interest-Only, Balloon
   47               River Exchange                                              60                59      Interest-Only
   48               Oakwood Square Shopping Center                               0                 0      Balloon
   49       (21)    Naples Walk I, II, & III                                     0                 0      Balloon
   50       (22)    Kite Naples Portfolio - Riverchase                          61                61      Interest-Only, Balloon
   51               StorageMart #2101                                           36                33      Interest-Only, Balloon
   52               StorageMart #129                                            36                33      Interest-Only, Balloon
   53       (23)    Toluca Medical                                             120               118      Interest-Only
   54               Hartford Run Apartments                                     60                60      Interest-Only
   55               StorageMart #535                                            36                33      Interest-Only, Balloon
   56               3545 Wilshire Boulevard                                    120               119      Interest-Only
   57               StorageMart #505                                            36                33      Interest-Only, Balloon
   58               5024 Pelham Road                                           120               114      Interest-Only
   59               Cypress City Center                                        120               119      Interest-Only
   60               Corporate Square                                            24                22      Interest-Only, Balloon
   61       (24)    ADF Portfolio                                                1                 1      Balloon
   62               Comfort Inn - King of Prussia                                0                 0      Balloon
   63       (25)    Tel Huron                                                    1                 1      Balloon
   64               Springfield Apartments                                      60                58      Interest-Only, Balloon
   65               Euclid Avenue Shopping Center                                0                 0      Balloon
   66               Silverlakes Professional Campus                             60                60      Interest-Only, Balloon
   67       (26)    Hamden Village                                             120               120      Interest-Only
   68               Trump International Hotel & Tower - Commercial             120               119      Interest-Only
   69               Plaza Mayor                                                  0                 0      Balloon
   70               StorageMart #1612                                           36                33      Interest-Only, Balloon
   71               Holiday Inn Express - Langhorne-Oxford Valley               24                21      Interest-Only, Balloon
   72               Citizens 31 Portfolio                                       60                59      Interest-Only
   73               Border's Bookstore                                          60                59      Interest-Only, Balloon
   74               Woodlake Apartments                                         36                35      Interest-Only, Balloon
   75       (27)    Indian School                                                0                 0      Balloon
   76               Villa D'Orleans Apartments                                  60                60      Interest-Only, Balloon
   77               Valencia Entertainment Center                               36                34      Interest-Only, Balloon
   78               Andresen Plaza                                               0                 0      Balloon
   79       (28)    Lakewood Ranch Shopping Center                               0                 0      Balloon
   80               StorageMart #128                                            36                33      Interest-Only, Balloon
   81               StorageMart #538                                            36                33      Interest-Only, Balloon
   82               Miramar Shopping Center                                     48                47      Interest-Only, Balloon
   83               Oaks at Campbell Station                                    24                24      Interest-Only, Balloon
   84               Walgreens - Reading                                        120               120      Interest-Only
   85               All Seasons Storage Center                                  24                23      Interest-Only, Balloon
   86               Abington Shopping Center                                     0                 0      Balloon
   87               Fishers Town Commons                                         0                 0      Balloon
   88               Candlewood Suites South                                      0                 0      Balloon
   89               Tropic Venture Portfolio                                     0                 0      Balloon
   90               Lipscomb & Pitts Building                                   60                58      Interest-Only, Balloon
   91               Hampton Inn - Eau Clair                                      0                 0      Balloon
   92               Taft Hills Plaza                                            60                58      Interest-Only, Balloon
   93               Ivey Glen Apartments                                        36                34      Interest-Only, Balloon
   94               Floor Decor                                                  0                 0      Balloon
   95               Valley Mack Plaza                                           48                46      Interest-Only, Balloon
   96               Paradise Park                                               36                36      Interest-Only, Balloon
   97               Eckerd Portfolio - Wilson and Cambridge                      0                 0      Balloon
   98       (29)    999 Walt Whitman                                           120               118      Interest-Only
   99       (30)    Country Club Safeway                                       120               119      Interest-Only
  100       (31)    Mango Plaza                                                  0                 0      Balloon
  101               Citizens 23 Portfolio                                       60                59      Interest-Only
  102               StorageMart #506                                            36                33      Interest-Only, Balloon
  103               StorageMart #105                                            36                33      Interest-Only, Balloon
  104               StorageMart #112                                            36                33      Interest-Only, Balloon
  105       (32)    303-313 Central Avenue                                     120               119      Interest-Only
  106               1315 Dixwell Avenue                                          0                 0      Balloon
  107               StorageMart #820                                            36                33      Interest-Only, Balloon
  108       (33)    Walgreens - Glendora                                        61                61      Interest-Only, Balloon
  109               765 Moreland                                                 0                 0      Balloon
  110               Citizens 18 Portfolio                                       60                59      Interest-Only
  111               Walgreens - Humble                                         120               119      Interest-Only
  112               Oak Tree Mobile Home Park                                    0                 0      Balloon
  113       (34)    Victorville Self Storage                                    47                40      Interest-Only, Balloon
  114               Holiday Inn - Superior                                       0                 0      Balloon
  115               21st Century Storage                                        24                22      Interest-Only, Balloon
  116               Walgreens - San Antonio                                    120               120      Interest-Only
  117               Citizens 19 Portfolio                                       60                59      Interest-Only
  118               Walgreens - Gessner                                        120               120      Interest-Only
  119               Cross River Mill                                             0                 0      Balloon
  120       (35)    Mission Plaza Shopping Center                                0                 0      Balloon
  121               3300 Tenth Street                                          120               114      Interest-Only
  122               Holiday Inn - Houghton                                       0                 0      Balloon
  123               Northside Plaza                                             48                47      Interest-Only, Balloon
  124               StorageMart #1610                                           36                33      Interest-Only, Balloon
  125       (36)    Veronica III Medical Arts Building                           0                 0      Balloon
  126       (37)    Rite Aid - Elko                                              0                 0      Fully Amortizing
  127               Walgreens - Huffmeister                                    120               119      Interest-Only
  128               StorageMart #805                                            36                33      Interest-Only, Balloon
  129               Citizens 9 Portfolio                                        60                59      Interest-Only
  130               StorageMart #711                                            36                33      Interest-Only, Balloon
  131               StorageMart #1611                                           36                33      Interest-Only, Balloon
  132               Safeguard Self Storage                                     120               117      Interest-Only
  133       (38)    Yankee Candle Flagship Store                                 0                 0      Balloon
  134               Dunmore Shopping Center                                      0                 0      Balloon
  135               Citizens 24 Portfolio                                       60                59      Interest-Only
  136               Citizens 11 Portfolio                                       60                59      Interest-Only
  137               Brookhaven Plaza                                           120               119      Interest-Only
  138               Walgreens - Horn Lake                                      120               118      Interest-Only
  139               Guardian Self Storage - Military                            36                36      Interest-Only, Balloon
  140               Oakbrook I Office Park                                       0                 0      Balloon
  141               Access Self Storage                                          0                 0      Balloon
  142               StorageMart #801                                            36                33      Interest-Only, Balloon
  143       (39)    Walgreens - Brattleboro                                     61                61      Interest-Only, Balloon
  144               StorageMart #1302                                           36                33      Interest-Only, Balloon
  145               Bayberry Crossing Shopping Center                            0                 0      Balloon
  146               StorageMart #1613                                           36                33      Interest-Only, Balloon
  147               StorageMart #122                                            36                33      Interest-Only, Balloon
  148               Brattleboro & Bellows Falls                                 24                23      Interest-Only, Balloon
  149               StorageMart #1609                                           36                33      Interest-Only, Balloon
  150               Walgreens - Wake Forest                                      0                 0      Balloon
  151               Holiday Inn Express Plainview                                0                 0      Balloon
  152               Citizens 25 Portfolio                                       60                59      Interest-Only
  153               Citizens 3 Portfolio                                        60                59      Interest-Only
  154               Eckerd - Whiteville                                         36                36      Interest-Only, Balloon
  155               361 California Avenue                                        0                 0      Balloon
  156               StorageMart #1301                                           36                33      Interest-Only, Balloon
  157               Indian Lake Park Vue                                         0                 0      Balloon
  158               3825 Del Amo                                               120               117      Interest-Only
  159               Citizens 7                                                  60                59      Interest-Only
  160               Pinar Plaza                                                  0                 0      Balloon
  161               StorageMart #516                                            36                33      Interest-Only, Balloon
  162       (40)    Stor-All/Weston II                                           0                 0      Balloon
  163               7-Eleven of Coconut Creek                                    0                 0      Balloon
  164               Hialeah Warehouse                                            0                 0      Balloon
  165               Bellagio Shoppes                                            30                29      Interest-Only, Balloon
  166               Guardian Self Storage - Bandera                             36                36      Interest-Only, Balloon
  167               Vermont & Sepulveda                                         60                57      Interest-Only, Balloon
  168               StorageMart #1603                                           36                33      Interest-Only, Balloon
  169               Westridge Retail                                            24                23      Interest-Only, Balloon
  170               Stadium Square Apartments                                   24                22      Interest-Only, Balloon
  171               Walgreens - Daphne                                           0                 0      Balloon
  172               Eckerd - Cleveland                                           0                 0      Balloon
  173               Stonegate Mobile Home Park                                   0                 0      Balloon
  174               Citizens 10 Portfolio                                       60                59      Interest-Only
  175               Georgia Self Storage                                         0                 0      Balloon
  176               StorageMart #107                                            36                33      Interest-Only, Balloon
  177       (41)    Fairfax II                                                   0                 0      Balloon
  178               The Vineyards                                                0                 0      Balloon
  179               233 East Carrillo Street                                   120               117      Interest-Only
  180               Grants Crossing                                              0                 0      Balloon
  181               4150 Boulder Highway                                        60                57      Interest-Only, Balloon
  182               Eckerd - Cary                                                0                 0      Balloon
  183               Magnolia Park                                                0                 0      Balloon
  184               StorageMart #106                                            36                33      Interest-Only, Balloon
  185       (42)    CVS - Waynesboro, PA                                         0                 0      Balloon
  186               Shady Oaks                                                   0                 0      Balloon
  187               Atmos Energy                                                 0                 0      Balloon
  188               Family Dollar Portfolio                                      0                 0      Balloon
  189       (43)    Whitney Point Estates                                        1                 1      Balloon
  190               Citizens 1 Portfolio                                        60                59      Interest-Only
  191               Colleyville Retail                                          24                23      Interest-Only, Balloon
  192               Greenfield Secure Storage                                   24                23      Interest-Only, Balloon
  193               101 East Seneca Turnpike                                     0                 0      Balloon
  194       (44)    Stor-All/Oviedo                                              0                 0      Balloon
  195               Family Dollar - Fullerton                                    0                 0      Balloon
  196               StorageMart #113                                            36                33      Interest-Only, Balloon
  197               Citizens 2 Portfolio                                        60                59      Interest-Only
  198               Citizens 26                                                 60                59      Interest-Only
  199               Family Dollar - Pulaski                                      0                 0      Balloon
  200       (45)    Stor-All/Landmark                                            0                 0      Balloon
  201               Citizens 30                                                 60                59      Interest-Only
  202               Waterville Commons                                          24                22      Interest-Only, Balloon
  203               Citizens 33                                                 60                59      Interest-Only
  204               Edgeview Estates                                             0                 0      Balloon

                                                                               ORIGINAL         REMAINING            REMAINING
CONTROL       ANTICIPATED       MATURITY       MORTGAGE      AMORTIZATION      SEASONING         TERM TO         LOCKOUT/DEFEASANCE
  NO.       REPAYMENT DATE        DATE          RATE(%)       TERM (MOS.)        (MOS.)       MATURITY (MOS.)      PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1                   N/A      9/11/2016       6.41787                 0              0                 120                    117
   2                   N/A      8/11/2016       5.65172                 0              1                 119                    116
   3                   N/A      6/11/2016       5.83950               360              4                 117                     25
   4                   N/A      9/11/2016       5.74400                 0              0                 120                     25
   5                   N/A      7/11/2016       6.22302               360              2                 118                    115
   6                   N/A       8/1/2016       5.90750               360              1                 119                    116
   7                   N/A       8/1/2016       6.10000               360              1                 119                    116
   8                   N/A      8/11/2016       5.90400                 0              1                 119                    115
   9                   N/A      9/11/2016       6.19000               360              0                 120                    117
   10                  N/A      9/11/2016       6.45000                 0              0                 120                    117
   11                  N/A      7/11/2016       6.21000                 0              2                 118                    115
   12                  N/A      9/11/2021       6.52500               360              0                 180                    177
   13                  N/A      6/11/2016       6.20000                 0              3                 117                    114
   14                  N/A      5/11/2011       6.15000                 0              4                  56                      0
   15                  N/A      7/11/2011       6.21000                 0              2                  58                     10
   16                  N/A       8/1/2016       6.10000               360              1                 119                    116
   17                  N/A      9/11/2010       5.20000                 0             12                  48                     47
   18                  N/A      9/11/2016       6.25500                 0              0                 120                    117
   19                  N/A      7/11/2013       6.11000                 0              2                  82                     77
   20                  N/A      5/11/2011       5.91000                 0              4                  56                      0
   21                  N/A      7/11/2013       6.28500                 0              2                  82                     82
   22                  N/A      7/11/2016       6.40000                 0              2                 118                    115
   23                  N/A      9/11/2016       6.25500                 0              0                 120                    117
   24                  N/A      7/11/2016       6.37500               360              2                 118                    118
   25                  N/A      7/11/2016       6.37500               360              2                 118                    118
   26                  N/A      9/11/2016       6.35500               360              0                 120                    117
   27                  N/A      9/11/2016       6.18000               360              0                 120                    120
   28                  N/A      7/11/2016       6.35500                 0              2                 118                    115
   29                  N/A      7/11/2011       5.69250               300              2                  58                     34
   30                  N/A      9/11/2016       6.53000                 0              0                 120                    117
   31                  N/A     10/11/2016       6.34400               360              0                 121                    118
   32                  N/A      7/11/2016       6.18000                 0              2                 118                    115
   33                  N/A      9/11/2016       6.45000                 0              0                 120                    117
   34                  N/A      8/11/2016       6.27000                 0              1                 119                    118
   35                  N/A      5/11/2011       6.19000                 0              2                  56                      0
   36                  N/A      8/11/2013       6.50000               360              1                  83                     80
   37                  N/A      5/11/2011       6.19000                 0              3                  56                      0
   38                  N/A      8/11/2016       6.09000               360              1                 119                    116
   39                  N/A      6/11/2011       6.08700               360              3                  57                      0
   40                  N/A      6/11/2011       6.08700               360              3                  57                     55
   41                  N/A      7/11/2016       5.58000               360              2                 118                    115
   42                  N/A      7/11/2016       6.16000               360              2                 118                    118
   43                  N/A      7/11/2016       5.58000               360              2                 118                    115
   44                  N/A       1/1/2016       5.50500               121              9                 112                    112
   45                  N/A      8/11/2016       6.21000               360              1                 119                    117
   46                  N/A      8/11/2016       6.14000               360              1                 119                    119
   47                  N/A      8/11/2011       6.41500                 0              1                  59                     55
   48                  N/A      6/11/2016       6.12000               360              3                 117                    117
   49                  N/A      8/11/2016       5.99150               300              1                 119                     47
   50                  N/A     10/11/2016       6.34400               360              0                 121                    118
   51                  N/A      6/11/2011       6.08700               360              3                  57                     55
   52                  N/A      6/11/2011       6.08700               360              3                  57                     55
   53                  N/A      7/11/2016       6.33000                 0              2                 118                    115
   54                  N/A      9/11/2011       6.20000                 0              0                  60                     59
   55                  N/A      6/11/2011       6.08700               360              3                  57                     55
   56                  N/A      8/11/2016       6.25500                 0              1                 119                    116
   57                  N/A      6/11/2011       6.08700               360              3                  57                     55
   58                  N/A      3/11/2016       5.71000                 0              6                 114                      0
   59                  N/A      8/11/2016       6.25500                 0              1                 119                    116
   60                  N/A      7/11/2016       6.15000               360              2                 118                    118
   61                  N/A     10/11/2016       6.12000               360              0                 121                    118
   62                  N/A      8/11/2016       6.30000               360              1                 119                    116
   63                  N/A     10/11/2016       6.05000               360              0                 121                    118
   64                  N/A      7/11/2016       5.58000               360              2                 118                    115
   65                  N/A      6/11/2021       6.53000               360              3                 177                    177
   66                  N/A      9/11/2016       6.40000               360              0                 120                    120
   67                  N/A      9/11/2016       6.22000                 0              0                 120                    117
   68                  N/A      8/11/2016       6.18000                 0              1                 119                    116
   69                  N/A      8/11/2016       6.32000               360              1                 119                     47
   70                  N/A      6/11/2011       6.08700               360              3                  57                     55
   71                  N/A      6/11/2016       6.33000               300              3                 117                    114
   72                  N/A      8/11/2011       6.30000                 0              1                  59                      0
   73                  N/A      8/11/2016       6.27000               360              1                 119                     47
   74                  N/A      8/11/2010       6.71000               360              1                  47                     47
   75                  N/A      2/11/2016       6.34000               360              7                 113                    112
   76                  N/A      9/11/2016       6.09000               360              0                 120                    120
   77                  N/A      7/11/2016       6.19000               360              2                 118                    115
   78                  N/A      6/11/2016       6.28000               360              3                 117                    114
   79                  N/A      8/11/2016       5.98150               300              1                 119                     47
   80                  N/A      6/11/2011       6.08700               360              3                  57                     55
   81                  N/A      6/11/2011       6.08700               360              3                  57                     55
   82                  N/A      8/11/2016       6.10000               360              1                 119                    113
   83                  N/A      9/11/2016       6.11000               360              0                 120                    119
   84                  N/A      9/11/2016       6.10000                 0              0                 120                    118
   85                  N/A      8/11/2016       6.20000               360              1                 119                    119
   86                  N/A      8/11/2016       6.24000               360              1                 119                    119
   87                  N/A      7/11/2016       6.34000               360              2                 118                    117
   88                  N/A      9/11/2016       6.45000               300              0                 120                    120
   89                  N/A      9/11/2016       6.43000               360              0                 120                    119
   90                  N/A      7/11/2016       6.24000               360              2                 118                    118
   91                  N/A      9/11/2016       6.18000               300              0                 120                    117
   92                  N/A      7/11/2016       6.27000               360              2                 118                    115
   93                  N/A      7/11/2016       6.19000               360              2                 118                    118
   94                  N/A      6/11/2016       6.45000               360              3                 117                     25
   95                  N/A      7/11/2016       6.30000               360              2                 118                    115
   96                  N/A      9/11/2016       6.14000               360              0                 120                    118
   97                  N/A      7/11/2016       6.49000               360              2                 118                    115
   98                  N/A      7/11/2016       6.24300                 0              2                 118                    115
   99                  N/A      8/11/2016       6.05260                 0              1                 119                     35
  100                  N/A      7/11/2016       6.56400               360              2                 118                    118
  101                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  102                  N/A      6/11/2011       6.08700               360              3                  57                     55
  103                  N/A      6/11/2011       6.08700               360              3                  57                     55
  104                  N/A      6/11/2011       6.08700               360              3                  57                     55
  105                  N/A      8/11/2016       6.32000                 0              1                 119                    116
  106                  N/A      8/11/2016       6.52000               300              1                 119                    119
  107                  N/A      6/11/2011       6.08700               360              3                  57                     55
  108                  N/A     10/11/2016       6.28000               360              0                 121                    118
  109                  N/A      6/11/2016       6.37000               360              3                 117                    117
  110                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  111                  N/A      8/11/2016       6.26000                 0              1                 119                      0
  112                  N/A      7/11/2016       6.62000               360              2                 118                    115
  113                  N/A      2/11/2016       5.86000               360              7                 113                    112
  114                  N/A      9/11/2016       6.38000               300              0                 120                    117
  115                  N/A      7/11/2016       6.38000               360              2                 118                    117
  116                  N/A      9/11/2016       6.26000                 0              0                 120                      0
  117                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  118                  N/A      9/11/2016       6.26000                 0              0                 120                      0
  119                  N/A      8/11/2016       6.47000               360              1                 119                    119
  120                  N/A      5/11/2016       5.78500               360              4                 116                     44
  121                  N/A      3/11/2016       5.71000                 0              6                 114                      0
  122                  N/A      7/11/2016       6.85000               300              2                 118                    115
  123                  N/A      8/11/2016       6.10000               360              1                 119                    113
  124                  N/A      6/11/2011       6.08700               360              3                  57                     55
  125                  N/A      7/11/2016       6.39000               360              2                 118                    117
  126                  N/A      3/10/2020       6.57000               264            102                 162                    162
  127                  N/A      8/11/2016       6.26000                 0              1                 119                      0
  128                  N/A      6/11/2011       6.08700               360              3                  57                     55
  129                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  130                  N/A      6/11/2011       6.08700               360              3                  57                     55
  131                  N/A      6/11/2011       6.08700               360              3                  57                     55
  132                  N/A      6/11/2016       6.72000                 0              3                 117                     25
  133                  N/A      7/11/2016       6.00410               360              2                 118                     46
  134                  N/A      8/11/2016       6.24000               360              1                 119                    119
  135                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  136                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  137                  N/A      8/11/2016       6.33000                 0              1                 119                    119
  138                  N/A      7/11/2016       6.57000                 0              2                 118                    115
  139                  N/A      9/11/2016       6.16000               360              0                 120                    120
  140                  N/A      9/11/2016       6.20000               360              0                 120                    120
  141                  N/A      9/11/2016       6.06000               360              0                 120                    117
  142                  N/A      6/11/2011       6.08700               360              3                  57                     55
  143                  N/A     10/11/2016       6.12000               360              0                 121                    118
  144                  N/A      6/11/2011       6.08700               360              3                  57                     55
  145                  N/A      9/11/2016       6.24000               360              0                 120                    117
  146                  N/A      6/11/2011       6.08700               360              3                  57                     55
  147                  N/A      6/11/2011       6.08700               360              3                  57                     55
  148                  N/A      8/11/2016       6.35000               360              1                 119                    119
  149                  N/A      6/11/2011       6.08700               360              3                  57                     55
  150                  N/A      8/11/2016       6.03000               360              1                 119                    116
  151                  N/A      8/11/2016       6.60000               300              1                 119                    119
  152                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  153                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  154                  N/A      9/11/2016       6.43000               360              0                 120                    117
  155                  N/A      9/11/2016       5.94000               360              0                 120                    120
  156                  N/A      6/11/2011       6.08700               360              3                  57                     55
  157                  N/A      9/11/2016       6.07000               360              0                 120                    117
  158                  N/A      6/11/2016       6.32700                 0              3                 117                    114
  159                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  160                  N/A      7/11/2016       6.60000               360              2                 118                    118
  161                  N/A      6/11/2011       6.08700               360              3                  57                     55
  162                  N/A      5/11/2016       5.59650               360              4                 116                    113
  163                  N/A      9/11/2016       6.23000               360              0                 120                    117
  164                  N/A      7/11/2016       6.34000               360              2                 118                    118
  165                  N/A      8/11/2016       6.26000               360              1                 119                    119
  166                  N/A      9/11/2016       6.20000               360              0                 120                    120
  167                  N/A      6/11/2016       5.92000               360              3                 117                    117
  168                  N/A      6/11/2011       6.08700               360              3                  57                     55
  169                  N/A      8/11/2016       6.30000               360              1                 119                     47
  170                  N/A      7/11/2016       6.37500               360              2                 118                    118
  171                  N/A      8/11/2016       6.03000               360              1                 119                    116
  172                  N/A      9/11/2016       6.38000               360              0                 120                    119
  173                  N/A      7/11/2016       6.48000               360              2                 118                    115
  174                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  175                  N/A      5/11/2016       6.31000               360              4                 116                    115
  176                  N/A      6/11/2011       6.08700               360              3                  57                     55
  177                  N/A      7/11/2016       6.33900               360              2                 118                     46
  178                  N/A      8/11/2016       6.73000               360              1                 119                    116
  179                  N/A      6/11/2016       6.40000                 0              3                 117                    114
  180                  N/A      9/11/2016       6.38000               360              0                 120                    119
  181                  N/A      6/11/2016       6.10000               360              3                 117                    117
  182                  N/A      7/11/2016       6.55000               360              2                 118                    117
  183                  N/A      9/11/2016       6.59000               360              0                 120                    117
  184                  N/A      6/11/2011       6.08700               360              3                  57                     55
  185                  N/A      7/11/2016       6.50900               300              2                 118                    118
  186                  N/A      9/11/2011       6.86000               330              0                  60                     57
  187                  N/A      7/11/2016       6.39000               360              2                 118                    118
  188                  N/A      9/11/2016       5.98000               300              0                 120                    117
  189                  N/A     10/11/2016       6.13000               360              0                 121                    118
  190                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  191                  N/A      8/11/2016       6.36000               360              1                 119                    119
  192                  N/A      8/11/2016       6.35000               360              1                 119                    119
  193                  N/A      8/11/2016       6.60000               300              1                 119                    118
  194                  N/A      5/11/2016       5.66650               360              4                 116                    113
  195                  N/A      8/11/2016       5.98000               300              1                 119                    116
  196                  N/A      6/11/2011       6.08700               360              3                  57                     55
  197                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  198                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  199                  N/A      8/11/2016       5.98000               300              1                 119                    116
  200                  N/A      5/11/2016       5.59650               360              4                 116                    113
  201                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  202                  N/A      7/11/2016       6.21000               360              2                 118                    115
  203                  N/A      8/11/2011       6.30000                 0              1                  59                      0
  204                  N/A      9/11/2016       6.13000               360              0                 120                    117

                  U/W            CUT-OFF            CUT-OFF          SCHEDULED
CONTROL           NCF             DATE               DATE            MATURITY/
  NO.           DSCR (X)       NCF DSCR (X)         LTV (%)         ARD LTV (%)
--------------------------------------------------------------------------------

   1                1.86               1.86           42.5                42.5
   2                1.77               1.77           45.2                45.2
   3                1.06               1.27           80.0                76.9
   4                1.97               1.97           49.0                49.0
   5                1.05               1.22           77.1                72.3
   6                1.59               1.59           62.9                52.6
   7                1.16               1.16           78.2                65.7
   8                2.08               2.08           41.1                41.1
   9                1.08               1.26           79.8                75.9
   10               1.20               1.20           79.5                74.8
   11               1.22               1.22           75.9                75.9
   12               1.04               1.20           79.2                68.1
   13               1.26               1.26           67.6                67.6
   14               1.21               1.21           63.2                63.2
   15               1.20               1.20           68.5                68.5
   16               1.21               1.21           74.4                62.5
   17               1.65               1.65           68.3                68.3
   18               1.30               1.30           72.3                72.3
   19               1.22               1.22           79.7                79.7
   20               1.24               1.24           66.7                66.7
   21               1.21               1.21           62.8                62.8
   22               1.20               1.20           81.1                75.1
   23               1.24               1.24           80.0                80.0
   24               1.29               1.49           77.6                69.4
   25               1.25               1.45           74.8                66.9
   26               1.19               1.19           53.6                45.9
   27               1.18               1.38           73.3                68.7
   28               1.20               1.20           84.9                84.9
   29               2.85               2.85           29.5                26.5
   30               1.20               1.20           68.8                64.8
   31               1.05               1.22           74.3                69.8
   32               1.20               1.20           79.8                79.8
   33               1.39               1.39           54.8                54.8
   34               1.24               1.24           74.6                74.6
   35               1.30               1.30           75.4                75.4
   36               1.28               1.47           74.3                71.0
   37               1.31               1.31           79.7                79.7
   38               1.15               1.35           73.8                69.1
   39               1.21               1.43           77.2                75.4
   40               1.23               1.44           57.2                55.9
   41               1.23               1.50           67.0                62.3
   42               1.02               1.19           76.3                71.5
   43               1.25               1.52           77.3                71.9
   44               1.82               1.82           35.3                 0.0
   45               1.21               1.42           77.6                69.1
   46               1.26               1.48           79.7                72.2
   47               1.25               1.25           75.9                75.9
   48               1.20               1.20           75.0                64.0
   49               2.03               2.03           31.2                24.0
   50               1.05               1.22           69.5                65.4
   51               1.21               1.42           57.0                55.7
   52               1.21               1.42           79.4                77.6
   53               1.24               1.24           73.6                69.2
   54               1.29               1.29           78.9                78.9
   55               1.21               1.43           79.6                77.8
   56               1.42               1.42           68.8                68.8
   57               1.21               1.42           75.0                73.3
   58               1.26               1.26           83.9                83.9
   59               1.29               1.29           80.0                80.0
   60               1.20               1.41           74.3                66.1
   61               1.27               1.49           70.2                59.7
   62               1.31               1.31           71.4                61.2
   63               1.25               1.25           80.0                68.0
   64               1.21               1.47           79.1                73.6
   65               1.23               1.23           58.9                44.2
   66               1.41               1.63           56.3                53.0
   67               1.22               1.22           79.5                74.6
   68               1.43               1.43           43.2                43.2
   69               1.29               1.29           61.9                53.0
   70               1.21               1.42           79.1                77.2
   71               1.32               1.65           65.5                54.9
   72               1.20               1.20           79.7                79.7
   73               1.15               1.34           80.0                75.1
   74               1.18               1.34           80.0                79.2
   75               1.40               1.40           58.7                50.5
   76               1.08               1.27           79.2                74.1
   77               1.44               1.69           62.5                56.7
   78               1.20               1.20           66.5                57.0
   79               2.16               2.16           33.1                25.5
   80               1.21               1.42           80.0                78.1
   81               1.21               1.42           52.9                51.6
   82               1.20               1.41           73.3                67.5
   83               1.39               1.64           71.2                63.2
   84               1.20               1.20           79.0                79.0
   85               1.25               1.46           78.5                69.8
   86               1.21               1.21           68.7                58.7
   87               1.26               1.26           73.2                62.8
   88               1.37               1.37           72.3                56.8
   89               1.20               1.20           71.0                61.0
   90               1.52               1.77           74.6                70.1
   91               1.35               1.35           71.6                55.8
   92               1.50               1.74           55.3                51.9
   93               1.20               1.40           77.1                69.9
   94               1.22               1.22           71.9                61.9
   95               1.22               1.42           76.1                70.3
   96               1.24               1.45           74.6                67.6
   97               1.30               1.30           64.7                55.7
   98               1.21               1.21           79.1                79.1
   99               2.91               2.91           34.4                34.4
  100               1.97               1.97           40.1                34.4
  101               1.20               1.20           80.1                80.1
  102               1.21               1.42           80.0                78.1
  103               1.24               1.46           80.0                78.1
  104               1.25               1.47           80.0                78.1
  105               1.23               1.23           73.8                69.4
  106               1.25               1.25           67.8                53.5
  107               1.21               1.42           75.9                74.1
  108               1.23               1.43           69.4                65.2
  109               1.23               1.23           72.4                62.2
  110               1.20               1.20           81.2                81.2
  111               1.20               1.20           78.8                78.8
  112               1.21               1.21           65.8                56.9
  113               1.32               1.58           71.2                65.2
  114               1.49               1.49           75.0                58.8
  115               1.35               1.56           73.9                66.0
  116               1.20               1.20           78.1                78.1
  117               1.21               1.21           84.5                84.5
  118               1.20               1.20           78.6                78.6
  119               1.30               1.30           70.5                60.6
  120               2.68               2.68           30.3                25.3
  121               1.26               1.26           84.1                84.1
  122               1.26               1.26           79.8                63.7
  123               1.20               1.41           77.1                71.1
  124               1.21               1.42           79.9                78.0
  125               1.23               1.23           73.9                63.5
  126               1.00               1.00           72.1                 0.0
  127               1.20               1.20           78.6                78.6
  128               1.21               1.42           80.0                78.1
  129               1.20               1.20           78.4                78.4
  130               1.21               1.43           80.0                78.1
  131               1.21               1.43           80.0                78.1
  132               1.20               1.20           74.2                74.2
  133               2.47               2.47           37.1                31.2
  134               1.21               1.21           76.5                65.4
  135               1.21               1.21           84.5                84.5
  136               1.20               1.20           78.2                78.2
  137               1.47               1.47           68.3                68.3
  138               1.20               1.20           78.3                78.3
  139               1.48               1.74           63.3                57.4
  140               1.20               1.20           79.1                67.5
  141               1.46               1.46           66.0                56.1
  142               1.21               1.42           66.1                64.6
  143               1.64               1.93           52.9                49.6
  144               1.34               1.58           80.0                78.1
  145               1.26               1.26           68.1                58.1
  146               1.21               1.42           49.0                47.8
  147               1.26               1.48           80.0                78.1
  148               1.36               1.57           79.6                71.1
  149               1.21               1.42           77.5                75.7
  150               1.69               1.69           49.8                42.3
  151               1.38               1.38           63.0                49.8
  152               1.20               1.20           79.1                79.1
  153               1.20               1.20           78.9                78.9
  154               1.35               1.56           64.5                58.8
  155               1.20               1.20           63.7                53.9
  156               1.21               1.42           80.0                78.1
  157               1.22               1.22           76.5                65.0
  158               1.20               1.20           82.5                82.5
  159               1.21               1.21           95.8                95.8
  160               1.79               1.79           54.1                46.7
  161               1.20               1.42           70.6                68.9
  162               2.63               2.63           31.6                26.2
  163               1.22               1.22           72.0                61.5
  164               1.23               1.23           62.4                53.5
  165               1.20               1.40           73.4                66.1
  166               1.20               1.41           66.8                60.6
  167               1.25               1.49           73.2                68.5
  168               1.27               1.49           80.0                78.1
  169               1.18               1.37           70.3                62.7
  170               1.31               1.52           57.9                51.7
  171               1.68               1.68           50.0                42.5
  172               1.20               1.20           72.5                62.2
  173               1.21               1.21           69.8                60.2
  174               1.20               1.20           80.0                80.0
  175               1.20               1.20           69.8                59.9
  176               1.21               1.43           80.0                78.1
  177               4.40               4.40           18.4                15.6
  178               1.21               1.21           65.2                56.5
  179               1.27               1.27           54.1                54.1
  180               1.21               1.21           74.0                63.4
  181               1.12               1.32           76.5                71.7
  182               1.20               1.20           68.1                58.8
  183               1.23               1.23           80.0                69.0
  184               1.26               1.48           80.0                78.1
  185               2.06               2.06           37.1                28.9
  186               1.27               1.27           68.8                64.1
  187               1.24               1.24           72.4                62.2
  188               1.19               1.19           72.5                56.1
  189               1.54               1.54           56.6                48.2
  190               1.22               1.22           88.5                88.5
  191               1.20               1.39           75.5                67.5
  192               1.26               1.47           77.8                69.5
  193               1.28               1.28           66.6                52.7
  194               2.84               2.84           25.5                21.2
  195               1.15               1.15           77.5                60.0
  196               1.21               1.42           40.0                39.1
  197               1.23               1.23           87.2                87.2
  198               1.20               1.20           80.3                80.3
  199               1.15               1.15           77.2                59.8
  200               2.65               2.65           34.0                28.3
  201               1.20               1.20           79.1                79.1
  202               1.29               1.51           73.6                65.5
  203               1.20               1.20           79.1                79.1
  204               1.28               1.28           66.7                56.8

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex A-5 Footnotes

(1) 1211 Avenue of the Americas	The Original Balance and Cut-off Date Balance reflect the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1211 Avenue of the Americas Mortgaged Property are projected to be $91,495,205 and $89,396,417 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described above) is 2.04x.

(2) 125 High Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 125 High Street Mortgaged Property are projected to be $42,692,695 and $39,584,130 respectively, based on assumed lease-up of vacant space to 95% occupancy at the appraiser's estimate of current weighted average market rents for the vacant suites and other lease-up assumptions.

U/W DSCR is based on in-place U/W NCF. The U/W DSCR based on the projected U/W NCF of $39,584,130 (described above) is 2.03x.

(3) The Shops at Las Americas	The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 78.3% and 75.2%, respectively.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of The Shops at Las Americas Mortgaged Property are projected to be $15,187,775 and $14,600,025 respectively, based on additional kiosk income in 2007, lease-up of 10,385 square feet of vacant space at appraiser's estimate of market rent and certain other lease-up assumptions.

U/W NCF DSCR is based on in-place U/W Net Cash Flow and calculated based on the annualized constant monthly

Annex A-5 Footnotes  — continued

payments commencing with the payment date in June 2013. Based on the projected U/W Net Cash Flow for The Shops at Las Americas Mortgaged Property of $14,600,025 (as described above) and calculated based on the annualized constant monthly payments commencing with the payment date in June 2013. The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.15x, and an U/W NCF DSCR based on the annualized interest-only payments of 1.37x.

(4) Westfield Chesterfield	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 641,800 square feet comprised of a 59,500 square foot theater, 568,921 square feet of in-line mall space and 13,379 square feet of out parcel space. Dillard's, Inc., Sears, Roebuck and Co. and Federated Retail Holdings, Inc. own their improvements and pad (neither the pads nor the improvements are part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy's.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect the overall underwritten occupancy based on the total space. In-line underwritten occupancy percentage is 81.0%. Underwritten occupancy includes 10,232 square feet of potential leases and 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy. Per the related borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow, excluding the 10,232 square feet of potential leases (which as-is underwritten net cash flow includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W Net Cash Flow based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupany). Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%. Based on the stabilized occupancy and the stabilized underwritten net cash flow of $17,254,302, the DSCR is 2.12x.

Borders has recently signed a lease for 26,000 square feet of space.

Annex A-5 Footnotes  — continued

(5) The Terrace Office Complex	Mortgage Rate for the interest periods through and including July 10, 2008 is 5.75% per annum. From and after July 11, 2008, the Mortgage Rate is 6.22302% per annum.

U/W NCF DSCR is calculated based on in-place U/W NCF and a 30-year amortizing loan schedule assuming a mortgage rate of 6.22302%. U/W NCF DSCR based on an interest only basis is 1.32x at the initial interest rate of 5.75% and is 1.22x at the step up interest rate of 6.22302%.

(6) Chapel Hill Mall	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 666,203 square feet comprised of 359,310 square feet of anchor space and 306,893 square feet of in-line mall space. J.C. Penney Company, Inc. and Kaufmann's own their improvements and lease their pads (the improvements are not part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann's and, according to information from the borrower, intends to convert the store to a Macy's. Sears, Roebuck and Co. owns its own improvements and pad (neither the pad nor the improvements are part of the collateral).

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 26,010 square feet of space under a lease recently executed by Steve & Barry's LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the Borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry's LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%. Based on the as-is underwritten net cash flow, excluding the 4,536 square feet of potential leases and the dark Premium Furniture, Inc. space, the DSCR is 1.12x.

Steve & Barry's LLC recently executed a lease for 26,010 square feet, but has not yet taken occupancy.

(7) Park Square Building	The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred

Annex A-5 Footnotes  — continued

to as the Park Square Building Senior Portion and the Park Square Building Junior Portion. The Cut-off Date Balance is based on the Park Square Building Senior Portion only. The Park Square Building Mortgage Loan (including the Park Square Building Senior Portion and the $23,800,000 Park Square Building Junior Portion) is $95,000,000.

The mortgage rate is the deemed mortgage rate for the Park Square Building Senior Portion only. The deemed interest rate for the Park Square Building Junior Portion is 5.92795%.

U/W DSCR based on in-placeU/W Net Cash Flow is calculated taking into account the Park Square Building Senior Portion only. The U/W DSCR based on in-place U/W NCF taking into account the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would be 1.56x.

The stabilized appraised value as of July 1, 2007 is $180,150,000, based on stablized cash flow and stabilized occupancy of 92.5%.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on as-is appraised value) are based on the Park Square Building Senior Portion only. The Cut-off Date LTV Ratio and the Maturity LTV based on as-is appraised value and the entire Park Square Building Split Mortgage Loan would each be 54.9%. Based on the stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, based on the Park Square Building Senior Portion only, are each 39.5%. The Cut-off Date LTV Ratio and the Maturity LTV based on that stabilized appraised value and the entire Park Square Building Split Mortgage Loan would each be 52.7%.

(8) Redwood Portfolio I	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $53,567.91, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Annex A-5 Footnotes  — continued

(9) LeCraw Portfolio—Three Properties	The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’), a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’), and a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’).

(10) Midland Mall	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes rent from a potential lease of 4,392 sf. Per the Borrower, such potential lease or letter of intent is currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $2,159,307, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the potential lease of 4,392 sf. As of the rent roll dated June 30, 2006, actual in-place overall occupancy, excluding the potential lease of 4,392 sf, is 94.5% with actual in-line occupancy of 85.1%. Based on the as-is U/W NCF, the DSCR is 1.14x.

(11) Reckson Portfolio I Subordinate Tranche	Original balance and cut-off date balance reflects the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The Reckson Portfolio I Non-Trust Loan totals $159,068,300.

Maturity Date Balance reflects the balance at maturity of the Reckson Portfolio I Subordinate Tranche Mortgage Loan. At maturity, the Reckson Portfolio I Loan Combination is expected to have an outstanding principal balance of $196,068,300.

Cut-off Date LTV and Maturity Date LTV are based on the Reckson Portfolio I Loan Combination.

The loan per square foot reflects the Reckson Portfolio I Loan Combination.

U/W NCF DSCR is based on the Reckson Portfolio I Loan Combination.

The scheduled annual debt service is based on the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The scheduled annual debt service for the Reckson Portfolio I Loan Combination is approximately $10,337,156.

(12) Sylmar Square	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2010 payment date and continuing until maturity, in the approximate amount of $25,558.56, which payments will accrue if not made. The

Annex A-5 Footnotes  — continued

failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property. The amount of $1,521,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was escrowed at the closing of the mortgage loan. The amount of $1,521,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on an interest only basis for a trailing six-month basis. Based on the current net cash flow, excluding the potential rent increases, the DSCR is 1.13x.

(13) Twin Towers Dallas	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $1,920,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the net cash flow which results in a 1.19x DSCR. The amount of $1,920,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.60x DSCR based on a 30-year amortization schedule for a trailing 12-month basis. Based on the current net cash flow, the DSCR is 1.07x. Additionally the mortgage loan is fully recourse to the related borrower until the achievement of a 1.25x DSCR based on a 30 year amortization schedule for a trailing 12 months basis and delivery of all certificates of occupancy.

(14) Atlantic Place	U/W Net Cash Flow and U/W NCF DSCR were calculated including potential rent increases at the mortgaged real property. The amount of $1,600,000, representing a portion of the proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was escrowed at the closing of the mortgage loan. The amount of $1,600,000 is required to be released to the related borrower anytime before June 30, 2010 upon satisfaction of certain

Annex A-5 Footnotes  — continued

requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on a trailing twelve-month basis based on interest-only payments. Additionally the principal executed a recourse guaranty, whereby mortgage the loan is recourse to the principal for the current loan proceeds in excess of $13,846,000 until the DSCR is equal to or greater than 1.20x for a trailing 12 months based on a 30-year amortization schedule. Based on the current net cash flow, the DSCR is 1.07x.

(15) Sheraton Sand Key Hotel	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $17,204,364.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.99168%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.42x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 58.2%.

(16) Indigo Springs	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $16,943.18, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest-only payments.

Annex A-5 Footnotes  — continued

(17) Kite Naples Portfolio – Pine Ridge	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(18) 100 Franklin Street	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including a master lease of 5,350 square feet. The master lease term is 12 years and is cancelable upon the leasing and occupancy of vacant space that results in the net cash flow providing a 1.20x DSCR calculated on an interest-only basis after August 1, 2017.

(19) StorageMart Portfolio – StorageMart #1905	This loan is part of a cross-collateralized pool of 28 separate mortgage loans. For the StorageMart Portfolio – StorageMart #1905 Mortgaged Property, the borrower may obtain a release of the subject property upon payment of a prepayment premium and subject to the other conditions set forth in the Mortgage Loan Documents, including the maintenance of debt service coverage ratio with respect to the remaining Mortgaged Properties of 1.25x and loan to value with regard to the remaining Mortgaged Properties of no more than 80% following the release of the property.

(20) 1155 Avenue of the Americas	Original Balance and Cut-off Date Balance reflect the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. The 1155 Avenue of the Americas Non-Trust Component totals $97,185,000. The 1155 Avenue of the Americas Loan Combination totals $110,000,000, each component of which is pari passu, with only the 1155 Avenue of the Americas Mortgage Loan receiving scheduled principal payments during the first 121 months of the loan term, subject to the mortgage loan documents and intercreditor agreement.

Maturity Date Balance reflects the balance after month 121 of the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. At the maturity of the 1155 Avenue of the Americas Mortgage Loan, the 1155 Avenue of the Americas Non-Trust Component is expected to have an outstanding principal balance of $97,185,000 and the 1155 Avenue of the Americas Loan Combination is expected to have an outstanding principal balance of $97,185,000.

Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans, with a total cut-off balance of $109,275,448 and total balance after month 121 of $97,185,000. The Original LTV and Cut-off Date LTV of the 1155 Avenue of the Americas Loan Combination is approximately 35.5% and 35.3% respectively.

Annex A-5 Footnotes  — continued

The LTV of the 1155 Avenue of the Americas Loan Combination at maturity of the 1155 Avenue of the Americas Mortgage Loan (month 121) is expected to be approximately 31.3%, while the LTV at maturity of the 1155 Avenue of the Americas Loan Combination is expected to be approximately 24.3%.

U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the aggregate initial principal balance of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans and (ii) the actual debt service constant of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans of 6.4481%.

The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1155 Avenue of the Americas Mortgage Loan during the first 12 months of the 1155 Avenue of the Americas Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning January 1, 2006) to the 1155 Avenue of the Americas Mortgage Loan and (ii) interest payments computed by applying the 5.505% coupon to the aggregate outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan. The loan constant for the 1155 Avenue of the Americas Loan Combination is 6.4481%.

Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term reflect the 1155 Avenue of the Americas Mortgage Loan only. The 1155 Avenue of the Americas Loan Combination is $110,000,000, has an original term of 240 months and amortizes on a 35-year schedule.

(21) Naples Walk I, II & III	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(22) Kite Naples Portfolio – Riverchase	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $7,765,987.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.36651%.

Annex A-5 Footnotes  — continued

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.15x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 54.0%.

(23) Toluca Medical	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2011 payment date and continuing until maturity, in the approximate amount of $9,241.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(24) ADF Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Espresso Connection and Poverty Bay Coffee Co. Inc., which tenants have executed leases but have not yet taken occupancy, as well as Outpatient Physical Therapy which has two months of free rent in October and November 2006. The amount of $540,000 was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once Espresso Connection and Poverty Bay Coffee Co., Inc. have taken occupancy and commenced paying full unabated rent. Additionally the amount of $17,756 was escrowed at the closing of the mortgage loan allocable to the two months of free rent for Outpatient Physical Therapy and is required to be released to the related borrower once Outpatient Physical Therapy has commenced payment of full rent.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

Annex A-5 Footnotes  — continued

(25) Tel Huron	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(26) Hamden Village	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $7,196.70, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

(27) Indian School	The amount of $350,000 was escrowed at the closing of the mortgage loan, to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to (i) the physical occupancy of the mortgaged real property reaching 95% and (ii) the achievement of a 1.20x DSCR for a trailing twelve-month basis based on a 30-year amortization schedule.

Monthly Debt Service, Annual Debt Service and U/W NCF DSCR were calculated based on the current Mortgage Rate. Commencing on May 23, 2006 the Mortgage Rate increased from 5.94% to 6.34% based on certain conditions not met by the related borrower as indicated in the mortgage loan documents. Cut-off Date Balance and Maturity Date Balance were calculated by applying the original Mortgage Rate of 5.94% from the Origination Date through and including May 22, 2006 followed by the current Mortgage Rate of 6.34% commencing on May 23, 2006 through Maturity.

(28) Lakewood Ranch Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,325,359.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The

Annex A-5 Footnotes  — continued

deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.37829%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.21x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.5%.

(29) 999 Walt Whitman	U/W Net Cash Flow and U/W NCF DSCR were calculated including a contractual rent bump pursuant to the lease with AT&T Wireless, which scheduled rent bump does not take effect until May 2008. The amount of $15,727, representing the rent differential for the 20 months between September 2006 and April 2008, was escrowed at the closing of the mortgage loan. The amount of $15,727 is required to be released to the related borrower upon the commencement of increased rental payments by AT&T Wireless after the rent bump in May 2008.

(30) Country Club Safeway	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,999,377.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.29496%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.59x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 61.8%.

(31) Mango Plaza	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1.979,729.

Annex A-5 Footnotes  — continued

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.98499%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.45x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.9%.

(32) 303-313 Central Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the September 2011 payment date and continuing until maturity, in the approximate amount of $4,834.56, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in September 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(33) Walgreen – Glendora	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(34) Victorville Self Storage	The related borrower received an earn-out advance in the amount of $850,000 on August 2, 2006, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principle balance of $4,200,000 as of the Cut-off Date at the Mortgage Rate and a Remaining Amortization Term of 360.

(35) Mission Plaza Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the

Annex A-5 Footnotes  — continued

Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,852,498.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.77594%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 67.6%.

(36) Veronica III Medical Arts Building	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 1,866 sf of space leased to Gyan Gastroenterology, which has executed a lease but has not yet taken occupancy. Additionally, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from 1,817 square feet of space that is under a master lease. The U/W NCF DSCR excluding the 1,866 square feet of space leased to Gyan Gastroenterology and the 1,817 square feet of master leased space is 1.01x.

(37) Rite Aid – Elko	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Rite Aid, which tenant has vacated the mortgaged real property. The current Rite Aid lease extends to February 29, 2020.

The mortgage loan is currently in its defeasance period. If this loan defeases prior to two years after the securitization, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount in clause (i) of this sentence.

(38) Yankee Candle Flagship Store	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,686,373.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The

Annex A-5 Footnotes  — continued

deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.25286%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 75.1%.

(39) Walgreens – Brattleboro	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(40) Stor-All/Weston II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,059,388.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50684%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.86x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 44.8%.

(41) Fairfax II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,412,721.00.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.825770%.

Annex A-5 Footnotes  — continued

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.48x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.4%.

(42) CVS – Waynesboro, PA	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,568,273.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.902370%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.12x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 70.8%.

(43) Whitney Point Estates	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(44) Stor-All/Oviedo	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,547,413.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.486440%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The

Annex A-5 Footnotes  — continued

U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.34x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.0%.

(45) Stor-All/Landmark	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is 470,005.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50668%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.88x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 48.3%.

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

CONTROL                                                                           PROPERTY
  NO.       FOOTNOTE                     PROPERTY NAME                              TYPE                         SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------

      1       (1)        1211 Avenue of the Americas                        Office                    N/A
      2       (2)        125 High Street                                    Office                    N/A
      3       (3)        The Shops at Las Americas                          Retail                    Anchored
      4       (4)        Westfield Chesterfield                             Retail                    Regional Mall
      5       (5)        The Terrace Office Complex                         Office                    N/A
      6       (6)        Greenbrier Mall                                    Retail                    Regional Mall
      7       (7)        Chapel Hill Mall                                   Retail                    Regional Mall
      8                  Park Square Building                               Office                    N/A
      9                  One Penn Center                                    Office                    N/A
     10                  Redwood Portfolio I                                Mobile Home Park          N/A
     11       (8)        Tindeco Wharf Apartments                           Multifamily               N/A
     12       (9)        Eagle Road Shopping Center                         Retail                    Anchored
     13                  Willowwood I & II                                  Office                    N/A
     14                  LeCraw Portfolio - Three Properties                Multifamily               N/A
     15                  Haverhill Apartments                               Multifamily               N/A
     16       (10)       Midland Mall                                       Retail                    Regional Mall
     17       (11)       Reckson Portfolio Subordinate Tranche              Office                    N/A
     18                  7080 Hollywood Boulevard                           Office                    N/A
     19                  Pavilion Place Apartments                          Multifamily               N/A
     20                  Arbors at Winters Chapel                           Multifamily               N/A
     21       (12)       55 Hawthorne Street                                Office                    N/A
     22                  Sylmar Square                                      Retail                    Anchored
     23                  Atrium - Plano                                     Office                    N/A
     24                  Oakbrook Apartments                                Multifamily               N/A
     25                  Tiger Plaza Apartments                             Multifamily               N/A
     26                  Twin Towers Dallas                                 Office                    N/A
     27                  Beltway Marketplace                                Retail                    Anchored
     28                  Atlantic Place                                     Retail                    Unanchored
     29                  Sheraton Sand Key Hotel                            Hotel                     Full Service
     30                  Indigo Springs                                     Multifamily               N/A
     31                  Kite Naples Portfolio - Pine Ridge                 Retail                    Anchored
     32                  Kohl's - Herndon                                   Retail                    Anchored
     33       (13)       100 Franklin Street                                Office                    N/A
     34                  Oak Park Spring Lake Portfolio                     Retail                    Various
     35                  LeCraw Portfolio - Courtland Club Apartments       Multifamily               N/A
     36       (14)       Lincolnshire Springhill Suites                     Hotel                     Limited Service
     37                  LeCraw Portfolio - Winterset Apartments            Multifamily               N/A
     38                  South Valley Plaza                                 Retail                    Unanchored
     39       (15)       StorageMart #1905                                  Self Storage              N/A
     40       (15)       StorageMart #1906                                  Self Storage              N/A
     41                  Las Colinas at Brookhollow Apartments              Multifamily               N/A
     42                  Brandywood Apartments                              Multifamily               N/A
     43                  Kelly Crossing                                     Multifamily               N/A
     44       (16)       1155 Avenue of the Americas                        Office                    N/A
     45       (17)       Chesterfield Tech Park                             Industrial/Warehouse      N/A
     46                  Central Arts Building                              Office                    N/A
     47       (18)       River Exchange                                     Office                    N/A
     48                  Oakwood Square Shopping Center                     Retail                    Anchored
     49                  Naples Walk I, II, & III                           Retail                    Anchored
     50                  Kite Naples Portfolio - Riverchase                 Retail                    Anchored
     51       (15)       StorageMart #2101                                  Self Storage              N/A
     52       (15)       StorageMart #129                                   Self Storage              N/A
     53                  Toluca Medical                                     Office                    N/A
     54                  Hartford Run Apartments                            Multifamily               N/A
     55       (15)       StorageMart #535                                   Self Storage              N/A
     56                  3545 Wilshire Boulevard                            Office                    N/A
     57       (15)       StorageMart #505                                   Self Storage              N/A
     58                  5024 Pelham Road                                   Industrial/Warehouse      N/A
     59                  Cypress City Center                                Office                    N/A
     60                  Corporate Square                                   Office                    N/A
     61       (19)       ADF Portfolio                                      Mixed Use                 Office/Retail
     62                  Comfort Inn - King of Prussia                      Hotel                     Limited Service
     63                  Tel Huron                                          Retail                    Anchored
     64                  Springfield Apartments                             Multifamily               N/A
     65                  Euclid Avenue Shopping Center                      Retail                    Anchored
     66                  Silverlakes Professional Campus                    Office                    N/A
     67                  Hamden Village                                     Retail                    Unanchored
     68                  Trump International Hotel & Tower - Commercial     Retail                    Unanchored
     69                  Plaza Mayor                                        Retail                    Unanchored
     70       (15)       StorageMart #1612                                  Self Storage              N/A
     71       (20)       Holiday Inn Express - Langhorne-Oxford Valley      Hotel                     Limited Service
     72                  Citizens 31 Portfolio                              Retail                    Single Tenant
     73                  Border's Bookstore                                 Retail                    Single Tenant
     74                  Woodlake Apartments                                Multifamily               N/A
     75       (21)       Indian School                                      Retail                    Unanchored
     76                  Villa D'Orleans Apartments                         Multifamily               N/A
     77                  Valencia Entertainment Center                      Retail                    Unanchored
     78                  Andresen Plaza                                     Mixed Use                 Office/Retail
     79                  Lakewood Ranch Shopping Center                     Retail                    Anchored
     80       (15)       StorageMart #128                                   Self Storage              N/A
     81       (15)       StorageMart #538                                   Self Storage              N/A
     82                  Miramar Shopping Center                            Retail                    Anchored
     83                  Oaks at Campbell Station                           Retail                    Unanchored
     84                  Walgreens - Reading                                Retail                    Single Tenant
     85                  All Seasons Storage Center                         Self Storage              N/A
     86                  Abington Shopping Center                           Retail                    Unanchored
     87                  Fishers Town Commons                               Retail                    Unanchored
     88                  Candlewood Suites South                            Hotel                     Limited Service
     89                  Tropic Venture Portfolio                           Mixed Use                 Self Storage/Retail/Industrial
                                                                                                      /Warehouse
     90                  Lipscomb & Pitts Building                          Office                    N/A
     91                  Hampton Inn - Eau Clair                            Hotel                     Limited Service
     92                  Taft Hills Plaza                                   Retail                    Anchored
     93                  Ivey Glen Apartments                               Multifamily               N/A
     94       (22)       Floor Decor                                        Retail                    Anchored
     95                  Valley Mack Plaza                                  Retail                    Anchored
     96       (23)       Paradise Park                                      Mobile Home Park          N/A
     97                  Eckerd Portfolio - Wilson and Cambridge            Retail                    Single Tenant
     98                  999 Walt Whitman                                   Office                    N/A
     99                  Country Club Safeway                               Retail                    Anchored
    100                  Mango Plaza                                        Retail                    Anchored
    101                  Citizens 23 Portfolio                              Retail                    Single Tenant
    102       (15)       StorageMart #506                                   Self Storage              N/A
    103       (15)       StorageMart #105                                   Self Storage              N/A
    104       (15)       StorageMart #112                                   Self Storage              N/A
    105                  303-313 Central Avenue                             Office                    N/A
    106                  1315 Dixwell Avenue                                Mixed Use                 Self Storage/Retail
    107       (15)       StorageMart #820                                   Self Storage              N/A
    108                  Walgreens - Glendora                               Retail                    Single Tenant
    109                  765 Moreland                                       Retail                    Unanchored
    110                  Citizens 18 Portfolio                              Retail                    Single Tenant
    111                  Walgreens - Humble                                 Retail                    Single Tenant
    112                  Oak Tree Mobile Home Park                          Mobile Home Park          N/A
    113                  Victorville Self Storage                           Self Storage              N/A
    114                  Holiday Inn - Superior                             Hotel                     Limited Service
    115                  21st Century Storage                               Self Storage              N/A
    116                  Walgreens - San Antonio                            Retail                    Single Tenant
    117                  Citizens 19 Portfolio                              Retail                    Single Tenant
    118                  Walgreens - Gessner                                Retail                    Single Tenant
    119                  Cross River Mill                                   Office                    N/A
    120                  Mission Plaza Shopping Center                      Retail                    Unanchored
    121                  3300 Tenth Street                                  Industrial/Warehouse      N/A
    122       (24)       Holiday Inn - Houghton                             Hotel                     Limited Service
    123                  Northside Plaza                                    Retail                    Anchored
    124       (15)       StorageMart #1610                                  Self Storage              N/A
    125                  Veronica III Medical Arts Building                 Office                    N/A
    126                  Rite Aid - Elko                                    Retail                    Single Tenant
    127                  Walgreens - Huffmeister                            Retail                    Single Tenant
    128       (15)       StorageMart #805                                   Self Storage              N/A
    129                  Citizens 9 Portfolio                               Retail                    Single Tenant
    130       (15)       StorageMart #711                                   Self Storage              N/A
    131       (15)       StorageMart #1611                                  Self Storage              N/A
    132                  Safeguard Self Storage                             Self Storage              N/A
    133                  Yankee Candle Flagship Store                       Retail                    Anchored
    134                  Dunmore Shopping Center                            Retail                    Unanchored
    135                  Citizens 24 Portfolio                              Retail                    Single Tenant
    136                  Citizens 11 Portfolio                              Retail                    Single Tenant
    137                  Brookhaven Plaza                                   Retail                    Shadow Anchored
    138                  Walgreens - Horn Lake                              Retail                    Single Tenant
    139                  Guardian Self Storage - Military                   Self Storage              N/A
    140                  Oakbrook I Office Park                             Office                    N/A
    141                  Access Self Storage                                Self Storage              N/A
    142       (15)       StorageMart #801                                   Self Storage              N/A
    143                  Walgreens - Brattleboro                            Retail                    Single Tenant
    144       (15)       StorageMart #1302                                  Self Storage              N/A
    145                  Bayberry Crossing Shopping Center                  Retail                    Unanchored
    146       (15)       StorageMart #1613                                  Self Storage              N/A
    147       (15)       StorageMart #122                                   Self Storage              N/A
    148                  Brattleboro & Bellows Falls                        Self Storage              N/A
    149       (15)       StorageMart #1609                                  Self Storage              N/A
    150                  Walgreens - Wake Forest                            Retail                    Single Tenant
    151                  Holiday Inn Express Plainview                      Hotel                     Limited Service
    152                  Citizens 25 Portfolio                              Retail                    Single Tenant
    153                  Citizens 3 Portfolio                               Retail                    Single Tenant
    154                  Eckerd - Whiteville                                Retail                    Single Tenant
    155                  361 California Avenue                              Retail                    Unanchored
    156       (15)       StorageMart #1301                                  Self Storage              N/A
    157                  Indian Lake Park Vue                               Mobile Home Park          N/A
    158                  3825 Del Amo                                       Office                    N/A
    159                  Citizens 7                                         Retail                    Single Tenant
    160       (25)       Pinar Plaza                                        Retail                    Anchored
    161       (15)       StorageMart #516                                   Self Storage              N/A
    162                  Stor-All/Weston II                                 Self Storage              N/A
    163                  7-Eleven of Coconut Creek                          Retail                    Unanchored
    164       (26)       Hialeah Warehouse                                  Industrial/Warehouse      N/A
    165                  Bellagio Shoppes                                   Retail                    Unanchored
    166                  Guardian Self Storage - Bandera                    Self Storage              N/A
    167                  Vermont & Sepulveda                                Retail                    Unanchored
    168       (15)       StorageMart #1603                                  Self Storage              N/A
    169                  Westridge Retail                                   Retail                    Unanchored
    170                  Stadium Square Apartments                          Multifamily               N/A
    171                  Walgreens - Daphne                                 Retail                    Single Tenant
    172                  Eckerd - Cleveland                                 Retail                    Single Tenant
    173                  Stonegate Mobile Home Park                         Mobile Home Park          N/A
    174                  Citizens 10 Portfolio                              Retail                    Single Tenant
    175                  Georgia Self Storage                               Self Storage              N/A
    176       (15)       StorageMart #107                                   Self Storage              N/A
    177       (27)       Fairfax II                                         Office                    N/A
    178                  The Vineyards                                      Mobile Home Park          N/A
    179                  233 East Carrillo Street                           Office                    N/A
    180                  Grants Crossing                                    Retail                    Anchored
    181                  4150 Boulder Highway                               Retail                    Unanchored
    182                  Eckerd - Cary                                      Retail                    Single Tenant
    183                  Magnolia Park                                      Mobile Home Park          N/A
    184       (15)       StorageMart #106                                   Self Storage              N/A
    185                  CVS - Waynesboro, PA                               Retail                    Anchored
    186                  Shady Oaks                                         Mobile Home Park          N/A
    187                  Atmos Energy                                       Industrial/Warehouse      N/A
    188       (28)       Family Dollar Portfolio                            Retail                    Single Tenant
    189                  Whitney Point Estates                              Mobile Home Park          N/A
    190                  Citizens 1 Portfolio                               Retail                    Single Tenant
    191                  Colleyville Retail                                 Retail                    Unanchored
    192                  Greenfield Secure Storage                          Self Storage              N/A
    193                  101 East Seneca Turnpike                           Retail                    Unanchored
    194                  Stor-All/Oviedo                                    Self Storage              N/A
    195       (29)       Family Dollar - Fullerton                          Retail                    Single Tenant
    196       (15)       StorageMart #113                                   Self Storage              N/A
    197                  Citizens 2 Portfolio                               Retail                    Single Tenant
    198                  Citizens 26                                        Retail                    Single Tenant
    199       (30)       Family Dollar - Pulaski                            Retail                    Single Tenant
    200                  Stor-All/Landmark                                  Self Storage              N/A
    201                  Citizens 30                                        Retail                    Single Tenant
    202                  Waterville Commons                                 Retail                    Shadow Anchored
    203                  Citizens 33                                        Retail                    Single Tenant
    204                  Edgeview Estates                                   Mobile Home Park          N/A

           INITIAL DEPOSIT       ANNUAL DEPOSIT       REPLACEMENT         ANNUAL            CURRENT          TI & LC        AS OF
           TO THE DEFERRED     TO THE REPLACEMENT       RESERVE       DEPOSIT TO THE     BALANCE OF THE      RESERVE       DATE OF
CONTROL      MAINTENANCE            RESERVE             ACCOUNT          TI & LC            TI & LC          ACCOUNT       TI & LC
  NO.        ACCOUNT ($)          ACCOUNT ($)           CAP ($)        ACCOUNT ($)        ACCOUNT ($)        CAP ($)       ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------

      1                  0                      0               0                  0          2,518,475             0     9/11/2006
      2                  0                221,354               0                  0         16,642,748             0     9/11/2006
      3                  0                 56,148               0            645,636             63,726             0     9/11/2006
      4                  0                      0               0                  0                  0             0     9/11/2006
      5                  0                      0               0                  0             66,678             0     9/11/2006
      6                  0                      0               0                  0                  0             0     9/11/2006
      7                  0                      0         199,559                  0                  0       416,408     9/11/2006
      8                  0                      0               0                  0                  0             0     9/11/2006
      9                  0                100,497         200,994            500,000                  0     2,000,000     9/11/2006
     10             97,221                113,364               0                  0                  0             0     9/11/2006
     11          1,506,362                 65,937               0                  0                  0       300,000     9/11/2006
     12                  0                  5,705          16,000                  0            300,000             0     9/11/2006
     13             86,875                110,201               0                  0                  0             0     9/11/2006
     14            268,650                349,099       1,047,301                  0                  0             0     9/11/2006
     15              4,375                 70,000               0                  0                  0             0     9/11/2006
     16                  0                      0         141,905                  0                  0       246,461     9/11/2006
     17                  0                      0               0          1,514,169            677,912             0     9/11/2006
     18             63,625                 24,564          24,564            155,575                  0       163,763     9/11/2006
     19             68,750                226,350         452,700                  0                  0             0     9/11/2006
     20            184,000                185,791         185,791                  0                  0             0     9/11/2006
     21                  0                 20,160          25,000            177,514             44,378       300,000     9/11/2006
     22             75,000                 33,235               0             50,000              8,335       250,000     9/11/2006
     23                  0                 35,020          35,020            312,483                  0       312,483     9/11/2006
     24              2,500                 60,000          60,000                  0                  0             0     9/11/2006
     25              2,500                 75,000          75,000                  0                  0             0     9/11/2006
     26                  0                 98,997          98,997            269,992                  0       449,988     9/11/2006
     27                  0                  8,035               0             46,956                  0       140,868     9/11/2006
     28              8,650                 14,661               0             52,229              4,352        91,629     9/11/2006
     29                  0              1,069,889               0                  0                  0             0     9/11/2006
     30                  0                 48,000          48,000                  0                  0             0     9/11/2006
     31              8,750                 47,061               0             41,615              3,468             0     9/11/2006
     32                  0                 21,730          21,730                  0                  0             0     9/11/2006
     33                  0                 24,084               0             84,935                  0             0     9/11/2006
     34                  0                 59,114               0            126,667             10,556       400,000     9/11/2006
     35            167,875                153,615               0                  0                  0             0     9/11/2006
     36                  0                      0               0                  0                  0             0     9/11/2006
     37             97,875                 76,104               0                  0                  0             0     9/11/2006
     38              1,875                 11,896          35,836             26,229              2,186       120,000     9/11/2006
     39                  0                      0               0                  0                  0             0     9/11/2006
     40                  0                      0               0                  0                  0             0     9/11/2006
     41             12,500                 99,158               0                  0                  0             0     9/11/2006
     42             65,000                 80,210         160,421                  0                  0             0     9/11/2006
     43             25,000                 83,500               0                  0                  0             0     9/11/2006
     44                  0                      0          13,798                  0                  0             0     9/11/2006
     45                  0                      0               0                  0                  0             0     9/11/2006
     46                  0                 13,900               0             87,104            276,186       150,000     9/11/2006
     47                  0                 16,605               0             60,000            185,000        60,000     9/11/2006
     48                  0                 12,106               0             40,354             10,088       161,416     9/11/2006
     49                  0                      0               0                  0                  0             0     9/11/2006
     50              6,250                 32,186               0             23,220              1,935             0     9/11/2006
     51                  0                      0               0                  0                  0             0     9/11/2006
     52                  0                      0               0                  0                  0             0     9/11/2006
     53                  0                  8,017               0             50,000             54,223       150,000     9/11/2006
     54              5,625                 63,708         127,416                  0                  0             0     9/11/2006
     55                  0                      0               0                  0                  0             0     9/11/2006
     56                  0                 10,481               0             46,815                  0        69,873     9/11/2006
     57                  0                      0               0                  0                  0             0     9/11/2006
     58                  0                      0               0                  0                  0             0     9/11/2006
     59                  0                 13,368               0             29,409              2,451        53,471     9/11/2006
     60                  0                 11,817               0             50,000             10,777       150,000     9/11/2006
     61                  0                      0               0                  0                  0             0     9/11/2006
     62                  0                 52,463               0                  0                  0             0     9/11/2006
     63            126,844                 10,805               0             36,015                  0             0     9/11/2006
     64             18,750                 47,000               0                  0                  0             0     9/11/2006
     65             19,990                 24,624          97,500             45,360             11,340       125,500     9/11/2006
     66                  0                  6,528          13,060             20,000                  0        60,000     9/11/2006
     67             75,000                  9,163               0             35,000             50,000       150,000     9/11/2006
     68                  0                      0               0                  0                  0             0     9/11/2006
     69                  0                  2,012               0             47,489              3,957             0     9/11/2006
     70                  0                      0               0                  0                  0             0     9/11/2006
     71            101,906                 76,743               0                  0                  0             0     9/11/2006
     72                  0                      0               0                  0                  0             0     9/11/2006
     73                  0                      0               0                  0                  0             0     9/11/2006
     74              6,250                 42,032         126,096                  0                  0             0     9/11/2006
     75                  0                  3,210               0             10,700            200,464             0     9/11/2006
     76            313,589                 48,416               0                  0                  0             0     9/11/2006
     77             13,625                  3,888           7,776             22,284              3,714        44,568     9/11/2006
     78                  0                 14,631          29,261             48,769             62,192       146,307     9/11/2006
     79                  0                      0               0                  0                  0             0     9/11/2006
     80                  0                      0               0                  0                  0             0     9/11/2006
     81                  0                      0               0                  0                  0             0     9/11/2006
     82                  0                 14,054          42,161             24,360              4,198       103,977     9/11/2006
     83                  0                  6,363               0             16,968                  0        70,000     9/11/2006
     84                  0                  1,458               0                  0                  0             0     9/11/2006
     85                  0                  9,411          30,000                  0                  0             0     9/11/2006
     86              2,625                 16,915               0             35,000              2,917       110,000     9/11/2006
     87                  0                  4,200               0             21,000              3,500        42,000     9/11/2006
     88             40,000                 65,238               0                  0                  0             0     9/11/2006
     89              7,500                 13,166               0              9,075                  0             0     9/11/2006
     90             30,625                 17,808          17,808             50,000            200,168       200,000     9/11/2006
     91                  0                 71,882               0                  0                  0             0     9/11/2006
     92                  0                 10,416          20,832             23,280              3,880        46,560     9/11/2006
     93                  0                 30,000          30,000                  0                  0             0     9/11/2006
     94                  0                      0               0                  0                  0             0     9/11/2006
     95             43,750                 14,112          14,112              6,336              1,056         6,336     9/11/2006
     96                  0                 21,350               0                  0                  0             0     9/11/2006
     97                  0                  3,272               0                  0                  0             0     9/11/2006
     98                  0                  4,949           4,949             25,000              4,168        75,000     9/11/2006
     99                  0                      0               0                  0                  0             0     9/11/2006
    100             96,525                 24,957          49,914             33,600                  0        67,200     9/11/2006
    101                  0                      0               0                  0                  0             0     9/11/2006
    102                  0                      0               0                  0                  0             0     9/11/2006
    103                  0                      0               0                  0                  0             0     9/11/2006
    104                  0                      0               0                  0                  0             0     9/11/2006
    105            150,000                  4,773           4,773                  0            100,236             0     9/11/2006
    106             40,625                 24,737               0             82,455              6,871       123,683     9/11/2006
    107                  0                      0               0                  0                  0             0     9/11/2006
    108              3,750                  2,117               0                  0                  0             0     9/11/2006
    109                  0                  3,592           7,161             12,000              3,000        48,000     9/11/2006
    110                  0                      0               0                  0                  0             0     9/11/2006
    111                  0                      0               0                  0                  0             0     9/11/2006
    112            175,000                 12,900               0                  0                  0             0     9/11/2006
    113                  0                  7,024               0                  0                  0             0     9/11/2006
    114                  0                 63,148               0                  0                  0             0     9/11/2006
    115                  0                  6,392          25,000                  0                  0             0     9/11/2006
    116                  0                      0               0                  0                  0             0     9/11/2006
    117                  0                      0               0                  0                  0             0     9/11/2006
    118                  0                      0               0                  0                  0             0     9/11/2006
    119                  0                  6,672               0                  0                  0             0     9/11/2006
    120                  0                      0               0             30,000             12,500       150,000     9/11/2006
    121                  0                      0               0                  0                  0             0     9/11/2006
    122            113,438                 55,113               0                  0                  0             0     9/11/2006
    123              2,025                 11,980          35,939             19,168              3,281        88,650     9/11/2006
    124                  0                      0               0                  0                  0             0     9/11/2006
    125                  0                  4,450               0             27,852              4,642             0     9/11/2006
    126                  0                      0               0                  0                  0             0     9/11/2006
    127                  0                      0               0                  0                  0             0     9/11/2006
    128                  0                      0               0                  0                  0             0     9/11/2006
    129                  0                      0               0                  0                  0             0     9/11/2006
    130                  0                      0               0                  0                  0             0     9/11/2006
    131                  0                      0               0                  0                  0             0     9/11/2006
    132                  0                      0          16,569                  0                  0             0     9/11/2006
    133                  0                      0               0                  0                  0             0     9/11/2006
    134             14,375                  6,155               0             20,000              1,667        60,000     9/11/2006
    135                  0                      0               0                  0                  0             0     9/11/2006
    136                  0                      0               0                  0                  0             0     9/11/2006
    137              3,750                  3,405               0             17,000                  0        40,000     9/11/2006
    138                  0                      0               0                  0                  0             0     9/11/2006
    139                  0                  5,865               0                  0                  0             0     9/11/2006
    140                  0                  2,875           5,749             22,997                  0        45,994     9/11/2006
    141            132,000                 17,339               0                  0                  0             0     9/11/2006
    142                  0                      0               0                  0                  0             0     9/11/2006
    143                  0                  2,184               0                  0                  0             0     9/11/2006
    144                  0                      0               0                  0                  0             0     9/11/2006
    145            528,000                  8,716           8,716             30,456                  0        30,456     9/11/2006
    146                  0                      0               0                  0                  0             0     9/11/2006
    147                  0                      0               0                  0                  0             0     9/11/2006
    148                  0                  7,170               0                  0                  0             0     9/11/2006
    149                  0                      0               0                  0                  0             0     9/11/2006
    150                  0                      0               0                  0                  0             0     9/11/2006
    151                  0                      0               0                  0                  0             0     9/11/2006
    152                  0                      0               0                  0                  0             0     9/11/2006
    153                  0                      0               0                  0                  0             0     9/11/2006
    154                  0                      0               0                  0                  0             0     9/11/2006
    155                  0                    621           1,863              1,552                  0        95,900     9/11/2006
    156                  0                      0               0                  0                  0             0     9/11/2006
    157                  0                  7,950               0                  0                  0             0     9/11/2006
    158              4,940                  4,901           4,901             11,739              2,935        18,153     9/11/2006
    159                  0                      0               0                  0                  0             0     9/11/2006
    160                  0                 60,024          54,000             27,000                  0        54,000     9/11/2006
    161                  0                      0               0                  0                  0             0     9/11/2006
    162                  0                      0               0                  0                  0             0     9/11/2006
    163                  0                    296               0                  0                  0             0     9/11/2006
    164                  0                      0               0                  0              2,000             0     9/11/2006
    165              2,063                    925               0              9,251             25,000        27,753     9/11/2006
    166                  0                  6,190               0                  0                  0             0     9/11/2006
    167                  0                    520           1,561              7,339              1,835             0     9/11/2006
    168                  0                      0               0                  0                  0             0     9/11/2006
    169                  0                  1,789               0              8,348                696        41,738     9/11/2006
    170              1,250                 18,500          18,500                  0                  0             0     9/11/2006
    171                  0                      0               0                  0                  0             0     9/11/2006
    172                  0                  1,636               0                  0                  0             0     9/11/2006
    173              4,375                  7,850               0                  0                  0             0     9/11/2006
    174                  0                      0               0                  0                  0             0     9/11/2006
    175                  0                  6,180               0                  0                  0             0     9/11/2006
    176                  0                      0               0                  0                  0             0     9/11/2006
    177                  0                 11,613          23,226             91,680             15,280       458,400     9/11/2006
    178                  0                  4,850               0                  0                  0             0     9/11/2006
    179              3,281                  1,983               0              6,137              1,534             0     9/11/2006
    180                  0                  6,090               0             16,240            175,000       200,000     9/11/2006
    181                  0                    714               0              3,902                975        22,058     9/11/2006
    182                  0                  2,074          10,000              6,912              1,152             0     9/11/2006
    183                  0                  9,000               0                  0                  0             0     9/11/2006
    184                  0                      0               0                  0                  0             0     9/11/2006
    185                  0                  1,088           1,088                  0                  0             0     9/11/2006
    186                  0                  3,600               0                  0                  0             0     9/11/2006
    187                  0                      0               0                  0              2,448             0     9/11/2006
    188                  0                      0               0                  0                  0             0     9/11/2006
    189                  0                  5,000               0                  0                  0             0     9/11/2006
    190                  0                      0               0                  0                  0             0     9/11/2006
    191                  0                  1,664               0             11,095             25,000        22,190     9/11/2006
    192                  0                  4,875               0                  0                  0             0     9/11/2006
    193             12,825                  2,563           5,050              8,543                712             0     9/11/2006
    194                  0                      0               0                  0                  0             0     9/11/2006
    195                  0                      0               0                  0                  0             0     9/11/2006
    196                  0                      0               0                  0                  0             0     9/11/2006
    197                  0                      0               0                  0                  0             0     9/11/2006
    198                  0                      0               0                  0                  0             0     9/11/2006
    199                  0                      0               0                  0                  0             0     9/11/2006
    200                  0                      0               0                  0                  0             0     9/11/2006
    201                  0                      0               0                  0                  0             0     9/11/2006
    202                  0                    600           1,800              4,200                700        12,600     9/11/2006
    203                  0                      0               0                  0                  0             0     9/11/2006
    204              6,250                  4,650               0                  0                  0             0     9/11/2006

Annex A-6 Footnotes

(1) 1211 Avenue of the Americas	In the event that the 1211 Avenue of the Americas Borrower receives any fees, payments or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease that exceed $1,000,000, the 1211 Avenue of the Americas Borrower shall immediately deposit the lease termination fee with the Lender to be utilized for tenant improvements costs, leasing commissions and other leasing costs.

At origination, the 1211 Avenue of the Americas Borrower deposited $23,293,997 into the Ropes and Gray reserve account. Provided no event of default exists, the lender shall direct the agent under the lockbox account to transfer $1,294,111 from the Ropes and Gray reserve account to the lockbox account on the first day of each month up to and including February 1, 2008.

(2) 125 High Street	The 125 High Street Borrower will deposit all lease termination payments in excess of $500,000 into the leasing reserve account not later than the first business day after the 125 High Street Borrower’s receipt of such lease termination payments. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the 125 High Street Borrower may deliver to lender a letter of credit as security for the 125 High Street Borrower’s obligations.

At origination, the 125 High Street Borrower deposited $1,945,118 into a reserve account in connection with a free rent period under that certain lease dated February 24, 2006, by and between the 125 High Street Borrower, as landlord, and Lehman Brothers Holdings Inc., as tenant (the ‘‘Lehman Lease’’). Provided no event of default exists under the 125 High Street Mortgage Loan documents and the Lehman Lease is in full force and effect, commencing on October 11, 2006 and on each payment date thereafter up to and including December 11, 2007, the lender will transfer $138,937 from such reserve account to the lockbox account.

(3) The Shops at Las Americas	At origination, The Shops at Las Americas Borrower deposited $3,100,000 into reserve account related to the Iron Wok tenant. So long as no event of default has occurred and is continuing, the lender is required to disburse the funds on deposit in the reserve account to The Shops at Las Americas Borrower upon receipt of, among other things, a written request for disbursement accompanied by a certificate from the tenant stating that all construction required under the Iron Wok lease has been completed in a manner satisfactory and acceptable to the tenant and that the tenant has accepted the premises.

Annex A-6 Footnotes  — continued

The Shops at Las Americas Borrower shall pay to the lender one twelfth of an amount equal to (i) $1.15 multiplied by (ii) the total gross rentable square footage of The Shops at Las Americas Mortgaged Property then subject to the Mortgage (the ‘‘Rollover Reserve Monthly Deposit’’) for tenant improvement and leasing commission obligations incurred with respect to leasing The Shops at Las Americas Mortgaged Property following the date hereof.

(4) Westfield Chesterfield	Westfield America Limited Partnership has guaranteed the monthly payments of taxes and insurance. Additionally, Westfield America Limited Partnership has guaranteed reserves for tenant improvements and leasing commissions and capital expenditures in the amount of $1.20 per square foot of in-line tenant space. The related borrower will be required to make monthly payments for taxes, insurance, tenant improvements and leasing commissions, and capital expenditures upon certain trigger events described in the mortgage loan documents including but not limited to an event of default.

(5) The Terrace Office Complex	The Terrace Office Complex Borrower is required to make monthly deposits into a capital reserve account in the amount of $7,602 for capital expenditures at the Terrace Office Complex Mortgaged Property. Notwithstanding the foregoing, in lieu of making such monthly deposits, the sponsor provides a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such capital expenses

The Terrace Office Complex Borrower is required to make monthly deposits into a rollover reserve account in the amount of $33,333 for tenant improvements, leasing commissions and other approved leasing expenses at the Terrace Office Complex Mortgaged Property, but only to the extent that the balance of such reserve account is less than $1,200,000 (exclusive of any lease termination payments required to be deposited into the rollover reserve account). Notwithstanding the foregoing, in lieu of making such monthly deposits the sponsor has provided a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such leasing expenses.

(6) Greenbrier Mall	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $0.20 per square foot for annual capital expenditures. The amount on deposit in the capital expenditures account shall be capped and maintained at two times the annual amount deposited.

Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each

Annex A-6 Footnotes  — continued

subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $1.00 per square foot for tenant improvements and leasing commissions that may be incurred following such trigger event. The amount on deposit in the rollover account shall be capped and maintained at an amount equal to eighteen months of the monthly deposits into the rollover account. In addition to the required monthly deposits, all lease termination payments will be deposited into the rollover account and held as rollover funds provided that so long as an event of default has not occurred and is continuing and provided that the DSCR for any fiscal year is equal to or greater than 1.15x, the Greenbrier Mall Borrower shall not be required to deposit any lease termination payment with respect to any lease for less than 30,000 square feet of space.

(7) Chapel Hill Mall	The related borrower will be required to make monthly reserve deposits for taxes, insurance and capital expenditures in the amount of $0.20 per square foot per annum, and tenant improvements and leasing commissions in the amount of $1.00 per square foot per annum upon certain trigger events described in the mortgage loan documentation. CBL & Associates Limited Partnership has guaranteed such monthly reserve deposits for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves. Ongoing reserves for tenant improvements and leasing commissions as well as capital expenditures are subject to a cap of 18 months of monthly deposits and two years of monthly deposits, respectively.

(8) Tindeco Wharf Apartments	Commencing six months prior to the expiration of the Johns Hopkins lease or a subsequent tenant, the related borrower is required to fund monthly reserves of $50,000 into the tenant improvement and leasing commissions account, subject to a cap of $300,000.

(9) Eagle Road Shopping Center	Upon origination, the borrower provided to the lender a letter of credit in the amount of $300,000 in lieu of making an initial and monthly deposit to the leasing account. If the Prestone lease is renewed for a term of not less than five years and upon satisfaction of all rollover obligations with respect to Prestone's premises, the letter of credit shall be reduced to $100,000 and following the renewal of the Prestone lease for a term of not less than ten years, the letter of credit shall be shall be released to the borrower.

(10) Midland Mall	The related borrower will be required to make monthly payments for taxes, insurance capital expenditures in the amount of $0.20 per square foot per annum and tenant improvements and leasing commissions in the amount of

Annex A-6 Footnotes  — continued

$1.00 per square foot per annum upon certain trigger events described in the mortgage loan documentation. CBL & Associates Limited Partnership has guaranteed such monthly reserve deposits for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves. Ongoing reserves for tenant improvements and leasing commissions as well as capital expenditures are subject to a cap of 18 months of monthly deposits and two years of monthly deposits respectively.

(11) Reckson Portfolio I Subordinate Tranche	No ongoing reserves will be required for tenant improvements and leasing commissions, capital expenditures or immediate repairs provided that the related borrower maintains certain conditions described in the mortgage loan documents. In lieu of such reserves, the related borrower provided a guaranty with respect to (a) monthly deposits of $126,180 for tenant improvement/leasing commissions, (b) monthly deposits of $334,375 for capital expenditures and (c) $267,500 for immediate repairs.

(12) 55 Hawthorne Street	If the balance in the replacement reserve account exceeds $25,000 or the aggregate annual base rent of the property exceeds $3,250,000, the monthly deposit shall equal $0.

If the balance in the TI & LC account exceeds $300,000 or the aggregate annual base rent of the property exceeds $3,250,000, the monthly deposit shall equal $0.

(13) 100 Franklin Street	The amount of $100,000 was escrowed at the closing of the mortgage loan for tenant improvements and leasing commissions. The $100,000 will be required to be released to the related borrower upon the occurrence of: (i) the renewal of the current tenant (JCI who occupies 10,678 square feet and expires July 2007) under lease terms acceptable to Lender, (ii) the re-leasing of the space to a new tenant under lease terms acceptable to Lender, (iii) the leasing of any 10,678 square feet space under lease terms and to a tenant acceptable to Lender. In addition, if none of the requirements above have been fulfilled by August 1, 2007, the related borrower (or affiliate) will be required to master lease, under lease terms acceptable to Lender, the amount of square footage required so that the resulting net cash flow provides a DSCR of 1.20x calculated on an interest-only basis. The master lease will expire when the loan achieves a 1.20x DSCR based on an interest only calculation.

(14) Lincolnshire Springhill Suites	The borrower’s reserve requirements are waived as long as the property manager is Marriott International, Inc. and the

Annex A-6 Footnotes  — continued

FF&E reserves required by the property management agreement are maintained. During the 39 full four week accounting periods commencing with the 8th four week accounting period of fiscal year 2006 and concluding with the 7th four week accounting period of Fiscal Year 2009 (the ‘‘Reduced Reserve Period’’), the property manager shall transfer into the reserve an amount equal to 3% of gross revenues for each accounting period during the Reduced Reserve Period, and 5% of gross revenues for each accounting period thereafter. Furthermore, the borrower must transfer $215,000 into the FF&E Reserve on or before the end of the fiscal year 2007.

(15) StorageMart Portfolio – StorageMart (#105 – #2101)	The Monthly Replacement Account Deposit shall not be required because E. Stanley Kroenke has delivered a Guaranty of Payment of the loan.

(16) 1155 Avenue of the Americas	Commencing in June 2015, the related borrower will be required to make additional reserve deposits such that there shall be an amount equal to $40 psf of the premises leased by White & Case on deposit to fund TI/LC costs upon the expiration of the White & Case lease in May 2017. Notwithstanding the foregoing, (i) to the extent that White & Case exercises its option to renew its lease by the date required in such lease on an ‘‘as-is’’ basis with no TI/LC costs payable by the related borrower for a term expiring no sooner than 7 years past the maturity date of the Loan Combination, then the related borrower will not be required to make the foregoing reserve deposits until January 2024.

Ongoing reserves for capital expenditures and additional TI/LCs will only be required after a sweep event and may be substituted with a letter of credit.

(17) Chesterfield Tech Park	The Annual Deposit to the TI & LC Account and the Annual Deposit to the Replacement Reserve Account shall not be required as E. Stanley Kroenke and Michael H. Staenberg have delivered a guaranty of payment of the loan with liabilities thereunder limited to $275,562.

(18) River Exchange	If the tenant under the current lease at the property to Employease, Inc. shall exercise its option to terminate the Employease, Inc. lease then on each monthly payment date between May 1, 2008 and February 28, 2009 the borrower shall be required to pay to lender, in addition to the monthly leasing account deposit, an amount equal to $15,000. In addition, on each monthly payment date between April 30, 2010 and February 28, 2011, the borrower shall pay to the lender in addition to the monthly leasing reserve deposit, an amount equal to $15,000.

Annex A-6 Footnotes  — continued

(19) ADF Portfolio	The related borrower will be required to make monthly reserve deposits for capital expenditures and tenant improvements and leasing commissions upon certain trigger events described in the mortgage loan documentation. The principal has guaranteed the monthly payment of reserves for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(20) Holiday Inn Express – Langhorne-Oxford Valley	Ongoing reserves for capital expenditures will adjust commencing on the payment date in January of 2007 and every subsequent January based on an amount equal to four percent of the Gross Income from Operations, as defined in the mortgage loan documentation, for the previous calendar year.

(21) Indian School	The amount of $180,000 was escrowed at the closing of the mortgage loan, to be applied toward payments of principal and interest, taxes, insurance, tenant improvements and leasing commissions and capital expenditures for the first four months of the loan term.

(22) Floor Décor	The related borrower will be required to make monthly reserve deposits for insurance, capital expenditures and tenant improvements and leasing commissions upon certain trigger events described in the mortgage loan documents including but not limited to an Event of Default.

(23) Paradise Park	Ongoing reserves for taxes, insurance, capital expenditures and debt service will only be collected as components of a seasonality reserve collected in the months of November and June. Such seasonality reserve will be collected in an amount of five times the monthly installment amount (as defined in the mortgage loan documentation, and which amount may adjust periodically due to changes in the specific components of the reserve) for November and seven times the monthly installment amount for June. Subsequent to the expiration of the interest-only period of the mortgage loan (September 11, 2009), the monthly installment amount is subject to change in a proportionate amount to the increase in monthly debt service payments.

(24) Holiday Inn – Houghton	Ongoing reserves for capital expenditures will adjust commencing on the payment date in August 2007 and every subsequent August based on an amount equal to four percent of the Gross Income from Operations for the previous calendar year.

(25) Pinar Plaza	An initial deposit of $100,000 was made into a separate leasing account for the Winn-Dixie Store lease.

Annex A-6 Footnotes  — continued

(26) Hialeah Warehouse	The Annual Deposit to the TI & LC Account and the Annual Deposit to the Replacement Reserve Account shall not be required as long as the borrower is in compliance with the provisions of the guaranty of payment.

(27) Fairfax II	In the event that Beazer has renewed its lease at the property for a term of not less than 3 years or the leasing condition shall have been satisfied, the Leasing Account Cap shall be reduced to $150,000. All amounts in the leasing account in excess of $150,000 shall be released to the borrower.

(28) Family Dollar Portfolio	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation including but not limited to an event of default. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(29) Family Dollar – Fullerton	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation including but not limited to an event of default. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(30) Family Dollar – Pulaski	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation including but not limited to an event of default. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL                                           PROPERTY                                                       CUT-OFF DATE
  NO.     FOOTNOTE                                  NAME                                        COUNTY            BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------

  10                 Redwood Portfolio I                                               Various                   54,550,000.00
 10A1                Town & Country Estates                                            Pima                       9,218,822.84
 10A2                Camp Inn                                                          Polk                       7,947,261.07
 10A3                Twenty-Nine Pines                                                 Washington                 4,013,366.84
 10A4                St. Clements Crossing                                             St. Mary's                 3,925,946.97
 10A5                Evergreen                                                         Middlesex                  3,894,157.93
 10A6                Avalon RV Resort                                                  Pinellas                   3,496,794.87
 10A7                El Frontier                                                       Pima                       3,258,377.04
 10A8                Weststar                                                          Pima                       3,178,904.43
 10A9                Suburban Estates                                                  St. Mary's                 3,075,590.03
 10A10               Green Acres                                                       Middlesex                  2,622,596.15
 10A11               Winter Paradise                                                   Pasco                      2,304,705.71
 10A12               Cedar Grove                                                       Middlesex                  2,145,760.49
 10A13               Hunter's Chase                                                    Allen                      2,106,024.18
 10A14               Highland                                                          New Haven                  1,748,397.44
 10A15               Lexington Estates                                                 St. Mary's                 1,613,294.00
  11                 Tindeco Wharf Apartments                                          Baltimore                 49,250,000.00
  14                 LeCraw Portfolio - Three Properties                               Various                   45,625,000.00
 14A1                LeCraw Portfolio - Meadowglen Apartments                          DeKalb                    20,660,000.00
 14A2                LeCraw Portfolio - The Landings at Peachtree Corners Apartments   Gwinnett                  17,040,000.00
 14A3                LeCraw Portfolio - Bishops Gate Apartments                        DeKalb                     7,925,000.00
  15                 Haverhill Apartments                                              Prince William            45,610,000.00
  19                 Pavilion Place Apartments                                         Harris                    29,000,000.00
  20                 Arbors at Winters Chapel                                          DeKalb                    26,000,000.00
  24                 Oakbrook Apartments                                               East Baton Rouge Parish   22,650,000.00
  25                 Tiger Plaza Apartments                                            East Baton Rouge Parish   19,150,000.00
  30                 Indigo Springs                                                    Maricopa                  17,535,000.00
  35                 LeCraw Portfolio - Courtland Club Apartments                      DeKalb                    14,300,000.00
  37                 LeCraw Portfolio - Winterset Apartments                           Cobb                      13,850,000.00
  41                 Las Colinas at Brookhollow Apartments                             Gwinnett                  12,800,000.00
  42                 Brandywood Apartments                                             Maricopa                  12,650,000.00
  43                 Kelly Crossing                                                    Denton                    12,600,000.00
  54                 Hartford Run Apartments                                           Gwinnett                   9,150,000.00
  64                 Springfield Apartments                                            Denton                     7,200,000.00
  74                 Woodlake Apartments                                               Gloucester                 6,200,000.00
  76                 Villa D'Orleans Apartments                                        Harris                     6,150,000.00
  93                 Ivey Glen Apartments                                              Alamance                   5,240,000.00
  96                 Paradise Park                                                     Hidalgo                    5,200,000.00
  112                Oak Tree Mobile Home Park                                         Ocean                      4,293,969.32
  157                Indian Lake Park Vue                                              Noble                      2,678,000.00
  170                Stadium Square Apartments                                         East Baton Rouge           2,200,000.00
  173                Stonegate Mobile Home Park                                        Caddo                      2,164,836.62
  178                The Vineyards                                                     Mesa                       2,073,594.36
  183                Magnolia Park                                                     Hidalgo                    1,800,000.00
  186                Shady Oaks                                                        Tarrant                    1,650,000.00
  189                Whitney Point Estates                                             Broome                     1,500,000.00
  204                Edgeview Estates                                                  Steuben                    1,000,000.00

          UTILITIES
CONTROL    PAID BY              UTILITIES PAID             # OF    AVG. RENT   MAX. RENT     # OF     AVG. RENT     MAX. RENT
  NO.      TENANT                 BY TENANT                PADS    PADS ($)     PADS ($)   STUDIOS   STUDIOS ($)   STUDIOS ($)
------------------------------------------------------------------------------------------------------------------------------

  10      Yes         Various                              2,909         262         445         0             0             0
 10A1     Yes         Electric                               320         315         315         0             0             0
 10A2     Yes         Electric                               798         161         340         0             0             0
 10A3     Yes         Electric                               150         381         393         0             0             0
 10A4     Yes         Electric                               185         280         286         0             0             0
 10A5     Yes         Electric                               103         414         432         0             0             0
 10A6     Yes         Electric                               256         248         445         0             0             0
 10A7     Yes         Electric, Water                        179         325         355         0             0             0
 10A8     Yes         Electric, Sewer, Water                  96         331         331         0             0             0
 10A9     Yes         Electric                               132         293         305         0             0             0
 10A10    Yes         Electric                                64         403         425         0             0             0
 10A11    Yes         Electric                               304         191         295         0             0             0
 10A12    Yes         Electric                                60         411         427         0             0             0
 10A13    Yes         Electric                               135         259         259         0             0             0
 10A14    Yes         Electric                                51         411         443         0             0             0
 10A15    Yes         Electric                                76         307         310         0             0             0
  11      Yes         Electric                                 0           0           0        10         1,236         1,375
  14      Yes         Electric, Gas, Sewer, Water              0           0           0         0             0             0
 14A1     Yes         Electric, Gas, Sewer, Water              0           0           0         0             0             0
 14A2     Yes         Electric,  Sewer, Water                  0           0           0         0             0             0
 14A3     Yes         Electric, Gas, Sewer, Water              0           0           0         0             0             0
  15      Yes         Electric,  Sewer, Trash, Water           0           0           0         0             0             0
  19      Yes         Sewer, Trash, Water                      0           0           0         0             0             0
  20      Yes         Electric, Water                          0           0           0         0             0             0
  24      Yes         Water, Sewer                             0           0           0        30           685           714
  25      Yes         Water, Sewer                             0           0           0         0             0             0
  30      Yes         Electric, Gas, Sewer, Water              0           0           0         0             0             0
  35      Yes         Electric, Gas, Sewer, Water              0           0           0         0             0             0
  37      Yes         Electric, Gas, Sewer, Water              0           0           0         0             0             0
  41      Yes         Electric, Trash, Water                   0           0           0         0             0             0
  42      No          None                                     0           0           0       168           491           719
  43      Yes         Electric, Trash, Water                   0           0           0         0             0             0
  54      Yes         Electric, Sewer, Water                   0           0           0        42           446           514
  64      Yes         Electric, Trash, Water                   0           0           0         0             0             0
  74      Yes         Electric                                 0           0           0         0             0             0
  76      Yes         Electric, Gas, Sewer, Trash, Water       0           0           0         0             0             0
  93      Yes         Electric, Trash                          0           0           0         0             0             0
  96      Yes         Electric                               427         221         281         0             0             0
  112     Yes         Electric, Gas                          258         313         313         0             0             0
  157     Yes         Electric, Gas, Sewer, Water            159         267         275         0             0             0
  170     No          None                                     0           0           0        30           635           663
  173     Yes         Electric, Gas                          157         209         260         0             0             0
  178     Yes         Electric, Gas                           97         273         275         0             0             0
  183     Yes         Electric, Gas, Sewer, Water            180         142         160         0             0             0
  186     Yes         Electric, Gas, Water                    72         290         290         0             0             0
  189     Yes         Electric, Gas                          100         265         265         0             0             0
  204     Yes         Electric, Gas                           93         250         250         0             0             0

CONTROL    # OF 1       AVG. RENT
  NO.     BEDROOMS   1 BEDROOMS ($)
-----------------------------------

  10             0                0
 10A1            0                0
 10A2            0                0
 10A3            0                0
 10A4            0                0
 10A5            0                0
 10A6            0                0
 10A7            0                0
 10A8            0                0
 10A9            0                0
 10A10           0                0
 10A11           0                0
 10A12           0                0
 10A13           0                0
 10A14           0                0
 10A15           0                0
  11           144            1,576
  14           667              515
 14A1          298              490
 14A2          194              498
 14A3          175              577
  15           150            1,101
  19           769              523
  20           402              624
  24            60              792
  25            88              758
  30            90              680
  35           187              536
  37           104              622
  41           136              634
  42           188              596
  43           198              668
  54           196              554
  64           136              681
  74            48              745
  76            71              615
  93             0                0
  96             0                0
  112            0                0
  157            0                0
  170           17              705
  173            0                0
  178            0                0
  183            0                0
  186            0                0
  189            0                0
  204            0                0

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL      MAX. RENT      # OF 2      AVG. RENT        MAX. RENT       # OF 3       AVG. RENT       MAX. RENT       # OF 4
  NO.     1 BEDROOMS ($)   BEDROOMS   2 BEDROOMS ($)   2 BEDROOMS ($)   BEDROOMS   3 BEDROOMS ($)   3 BEDROOMS ($)   BEDROOMS
-----------------------------------------------------------------------------------------------------------------------------

  10                   0          0                0                0          0                0                0          0
 10A1                  0          0                0                0          0                0                0          0
 10A2                  0          0                0                0          0                0                0          0
 10A3                  0          0                0                0          0                0                0          0
 10A4                  0          0                0                0          0                0                0          0
 10A5                  0          0                0                0          0                0                0          0
 10A6                  0          0                0                0          0                0                0          0
 10A7                  0          0                0                0          0                0                0          0
 10A8                  0          0                0                0          0                0                0          0
 10A9                  0          0                0                0          0                0                0          0
 10A10                 0          0                0                0          0                0                0          0
 10A11                 0          0                0                0          0                0                0          0
 10A12                 0          0                0                0          0                0                0          0
 10A13                 0          0                0                0          0                0                0          0
 10A14                 0          0                0                0          0                0                0          0
 10A15                 0          0                0                0          0                0                0          0
  11               2,600         67            1,801            3,000         17            2,225            2,450          0
  14               1,267        553              644            1,465        158              798            1,045          0
 14A1                635        295              614            1,110         48              791              939          0
 14A2                998        186              664              840        110              801            1,045          0
 14A3              1,267         72              719            1,465          0                0                0          0
  15               1,261        200            1,359            2,695          0                0                0          0
  19                 733        237              708              785          0                0                0          0
  20                 770        179              783            1,010         11              922              980          0
  24                 840         96              486            1,396         35            1,696            2,000         17
  25                 782        180              881              999         32            1,291            1,317          0
  30                 765        120              823              890         30              961            1,055          0
  35               1,150        144              703              845         68              825              925          0
  37               1,233        148              721            1,215         50              836              980          0
  41                 645        134              752              975        120              906              975          5
  42                 719          0                0                0          0                0                0          0
  43                 877        136              833              890          0                0                0          0
  54                 675         20              681              715          1                0                0          0
  64                 755         52              870              930          0                0                0          0
  74                 756        100              836              849          0                0                0          0
  76                 665         80              795            1,025          1            1,105            1,105          0
  93                   0        120              576              645          0                0                0          0
  96                   0          0                0                0          0                0                0          0
  112                  0          0                0                0          0                0                0          0
  157                  0          0                0                0          0                0                0          0
  170                771         26              908              928          1            1,044            1,044          0
  173                  0          0                0                0          0                0                0          0
  178                  0          0                0                0          0                0                0          0
  183                  0          0                0                0          0                0                0          0
  186                  0          0                0                0          0                0                0          0
  189                  0          0                0                0          0                0                0          0
  204                  0          0                0                0          0                0                0          0

CONTROL     AVG. RENT        MAX. RENT      # OF COMMERCIAL        AVG. RENT              MAX. RENT                     TOTAL
  NO.     4 BEDROOMS ($)   4 BEDROOMS ($)        UNITS        COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)   ELEVATOR    UNITS
-----------------------------------------------------------------------------------------------------------------------------

  10                   0                0                 0                      0                      0   N/A         2,909
 10A1                  0                0                 0                      0                      0   N/A           320
 10A2                  0                0                 0                      0                      0   N/A           798
 10A3                  0                0                 0                      0                      0   N/A           150
 10A4                  0                0                 0                      0                      0   N/A           185
 10A5                  0                0                 0                      0                      0   N/A           103
 10A6                  0                0                 0                      0                      0   N/A           256
 10A7                  0                0                 0                      0                      0   N/A           179
 10A8                  0                0                 0                      0                      0   N/A            96
 10A9                  0                0                 0                      0                      0   N/A           132
 10A10                 0                0                 0                      0                      0   N/A            64
 10A11                 0                0                 0                      0                      0   N/A           304
 10A12                 0                0                 0                      0                      0   N/A            60
 10A13                 0                0                 0                      0                      0   N/A           135
 10A14                 0                0                 0                      0                      0   N/A            51
 10A15                 0                0                 0                      0                      0   N/A            76
  11                   0                0                 0                      0                      0   Yes           238
  14                   0                0                 0                      0                      0   No          1,378
 14A1                  0                0                 0                      0                      0   No            641
 14A2                  0                0                 0                      0                      0   No            490
 14A3                  0                0                 0                      0                      0   No            247
  15                   0                0                 0                      0                      0   No            350
  19                   0                0                 0                      0                      0   No          1,006
  20                   0                0                 0                      0                      0   No            592
  24               2,125            2,376                 1                  3,500                  3,500   No            239
  25                   0                0                 0                      0                      0   No            300
  30                   0                0                 0                      0                      0   No            240
  35                   0                0                 0                      0                      0   No            399
  37                   0                0                 0                      0                      0   No            302
  41               1,100            1,100                 0                      0                      0   No            395
  42                   0                0                 0                      0                      0   No            356
  43                   0                0                 0                      0                      0   No            334
  54                   0                0                 0                      0                      0   No            259
  64                   0                0                 0                      0                      0   No            188
  74                   0                0                 0                      0                      0   No            148
  76                   0                0                 0                      0                      0   Yes           152
  93                   0                0                 0                      0                      0   No            120
  96                   0                0                 0                      0                      0   N/A           427
  112                  0                0                 0                      0                      0   N/A           258
  157                  0                0                 0                      0                      0   N/A           159
  170                  0                0                 0                      0                      0   No             74
  173                  0                0                 0                      0                      0   N/A           157
  178                  0                0                 0                      0                      0   N/A            97
  183                  0                0                 0                      0                      0   N/A           180
  186                  0                0                 0                      0                      0   N/A            72
  189                  0                0                 0                      0                      0   N/A           100
  204                  0                0                 0                      0                      0   N/A            93

ANNEX C-1

PRICE/YIELD TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C-2

DECREMENT TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................      91       91        91        91        91
September 2008 ...........................      82       82        82        82        82
September 2009 ...........................      71       71        71        71        71
September 2010 ...........................      11       11        11        11        11
September 2011 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    3.25     3.25      3.25      3.24      3.21

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    4.75     4.74      4.73      4.72      4.55

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    6.81     6.81      6.80      6.79      6.73

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................      99       99        99        99        99
September 2012 ...........................      81       81        81        81        81
September 2013 ...........................      61       61        61        61        61
September 2014 ...........................      36       36        36        36        36
September 2015 ...........................      10       10        10        10        10
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    7.33     7.33      7.33      7.33      7.33

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.81     9.79      9.77      9.73      9.54

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................      98       98        98        98        98
September 2011 ...........................      55       55        55        55        55
September 2012 ...........................      55       55        55        55        55
September 2013 ...........................      46       46        46        46        46
September 2014 ...........................      46       46        46        46        46
September 2015 ...........................      45       45        45        45        45
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    7.18     7.17      7.16      7.14      6.97

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.94      9.92      9.89      9.70

                                                                     ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                       OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.95      9.95      9.95      9.70

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.95      9.95      9.95      9.70

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.95      9.95      9.95      9.72

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.95      9.95      9.95      9.78

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.95      9.95      9.95      9.78

                                                                    ANNEX C-2-13

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                        OTHERWISE AT INDICATED CPR
                                             -----------------------------------------------
DISTRIBUTION DATE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------                          ------   -------   -------   -------   --------

Initial Percentage .......................     100%     100%      100%      100%      100%
September 2007 ...........................     100      100       100       100       100
September 2008 ...........................     100      100       100       100       100
September 2009 ...........................     100      100       100       100       100
September 2010 ...........................     100      100       100       100       100
September 2011 ...........................     100      100       100       100       100
September 2012 ...........................     100      100       100       100       100
September 2013 ...........................     100      100       100       100       100
September 2014 ...........................     100      100       100       100       100
September 2015 ...........................     100      100       100       100       100
September 2016 and thereafter ............       0        0         0         0         0

Weighted Average Life (in years) .........    9.95     9.95      9.95      9.95      9.78

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
135 S. LaSalle Street, Suite 1625                                                                         Next Payment:    17-Nov-06
Chicago, IL 60603                                                                                         Record Date:     30-Sep-06
USA

Administrator:                                             ABN AMRO ACCT:                        Analyst:
Kristen Packwood 312.904.4207                   REPORTING PACKAGE TABLE OF CONTENTS              Patrick Gong 714.259.6253
kristen.packwood@abnamro.com                                                                     patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------  ------------------------------------------------------------------  ---------------------------

                                                                                              Page(s)
                                                                                              ------
Issue Id:                  LUBS06C6  Statements to Certificateholders                         Page 2     Closing Date:
                                     Cash Recon                                               Page 3
Monthly Data File                    Bond Interest Reconciliation                             Page 4     First Payment Date:
Name:         LUBS06C6_200610_3.ZIP  Bond Interest Reconciliation                             Page 5
-----------------------------------  Shortfall Summary Report                                 Page 6     Rated Final Payment Date:
                                     Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
                                     Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8     Determination Date:
                                     Mortgage Loan Characteristics                            Page 9-11
                                     Delinquent Loan Detail                                   Page 12    ---------------------------
                                     Loan Level Detail                                        Page 13      Trust Collection Period
                                     Realized Loss Detail                                     Page 14    ---------------------------
                                     Collateral Realized Loss                                 Page 15
                                     Appraisal Reduction Detail                               Page 16    ---------------------------
                                     Material Breaches Detail                                 Page 17
                                     Historical Collateral Prepayment                         Page 18
                                     Specially Serviced (Part I) - Loan Detail                Page 19
                                     Specially Serviced (Part II) - Servicer Comments         Page 20
                                     Summary of Loan Maturity Extensions                      Page 21
                                     Rating Information                                       Page 22
                                     Other Related Information                                Page 23
                                     ------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                        Depositor: Structured Asset Securities Corporation II
                     Underwriter: Lehman Brothers Inc./UBS Global Asset Management (US) Inc./UBS Securities LLC
                                        Master Servicer: Wachovia Bank, National Association
                                                Special Servicer: LNR Partners, Inc.
                          Rating Agency: Standard & Poor's Rating Services/Moody's Investors Service, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                          ------------------------------------------------------------------------------------
                                   INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ------------------------------------------------------------------------------------
                           LaSalle Web Site                                                   www.etrustee.net
                           Servicer Web Site                                                  www.wachovia.com
                           LaSalle Factor Line                                                    800.246.5761
                          ------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL        OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
   CLASS   FACE VALUE (1)     BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)  ADJUSTMENT       RATE

   CUSIP                                                                                                                Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                    ------------------------------------------
                                                                     Total P&I Payment
                                                                    ------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

            --------------------------------------------------     --------------------------------------------------
                             INTEREST SUMMARY                                      PRINCIPAL SUMMARY
            --------------------------------------------------     --------------------------------------------------

            Current Scheduled Interest                    0.00     SCHEDULED PRINCIPAL:
            Less Deferred Interest                        0.00     Current Scheduled Principal                   0.00
            Less PPIS Reducing Scheduled Int              0.00     Advanced Scheduled Principal                  0.00
            Plus Gross Advance Interest                   0.00     --------------------------------------------------
            Less ASER Interest Adv Reduction              0.00     Scheduled Principal                           0.00
            Less Other Interest Not Advanced              0.00     --------------------------------------------------
            Less Other Adjustment                         0.00     UNSCHEDULED PRINCIPAL:
            --------------------------------------------------     Curtailments                                  0.00
            Total                                         0.00     Prepayments in Full                           0.00
            --------------------------------------------------     Liquidation Proceeds                          0.00
            UNSCHEDULED INTEREST:                                  Repurchase Proceeds                           0.00
            --------------------------------------------------     Other Principal Proceeds                      0.00
            Prepayment Penalties                          0.00     --------------------------------------------------
            Yield Maintenance Penalties                   0.00     Total Unscheduled Principal                   0.00
            Other Interest Proceeds                       0.00     --------------------------------------------------
            --------------------------------------------------     Remittance Principal                          0.00
            Total                                         0.00     --------------------------------------------------
            --------------------------------------------------     Remittance P&I Due Trust                      0.00
            Less Fee Paid To Servicer                     0.00     --------------------------------------------------
            Less Fee Strips Paid by Servicer              0.00     Remittance P&I Due Certs                      0.00
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO SERVICER
            --------------------------------------------------     --------------------------------------------------
            Special Servicing Fees                        0.00                    POOL BALANCE SUMMARY
            Workout Fees                                  0.00     --------------------------------------------------
            Liquidation Fees                              0.00                                        Balance   Count
            Interest Due Serv on Advances                 0.00     --------------------------------------------------
            Non Recoverable Advances                      0.00     Beginning Pool                        0.00       0
            Misc. Fees & Expenses                         0.00     Scheduled Principal                   0.00       0
            --------------------------------------------------     Unscheduled Principal                 0.00       0
                                                                   Deferred Interest                     0.00
            --------------------------------------------------     Liquidations                          0.00       0
            Total Unscheduled Fees & Expenses             0.00     Repurchases                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            Total Interest Due Trust                      0.00     Ending Pool                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO TRUST
            --------------------------------------------------     --------------------------------------------------
            Trustee Fee                                   0.00                 Servicing Advance Summary
            Fee Strips                                    0.00     --------------------------------------------------
            Misc. Fees                                    0.00                                         Amount
            Interest Reserve Withholding                  0.00     --------------------------------------------------
            Plus Interest Reserve Deposit                 0.00     Prior Outstanding
            --------------------------------------------------     Plus Current Period
            Total                                         0.00     Less Recovered
            --------------------------------------------------     Less Non Recovered
                                                                   Ending Outstanding
                                                                   --------------------------------------------------

                                        --------------------------------------------------
                                                      SERVICING FEE SUMMARY
                                        --------------------------------------------------
                                        Current Servicing Fees                        0.00
                                        Plus Fees Advanced for PPIS                   0.00
                                        Less Reduction for PPIS                       0.00
                                        Plus Delinquent Servicing Fees                0.00
                                        --------------------------------------------------
                                        Total Servicing Fees                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                       CAP LEASE ACCRETION
                                        --------------------------------------------------
                                        Accretion Amt                                 0.00
                                        Distributable Interest                        0.00
                                        Distributable Principal                       0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                           PPIS SUMMARY
                                        --------------------------------------------------
                                        Gross PPIS                                    0.00
                                        Reduced by PPIE                               0.00
                                        Reduced by Shortfalls in Fees                 0.00
                                        Reduced by Other Amounts                      0.00
                                        --------------------------------------------------
                                        PPIS Reducing Scheduled Interest              0.00
                                        --------------------------------------------------
                                        PPIS Reducing Servicing Fee                   0.00
                                        --------------------------------------------------
                                        PPIS Due Certificate                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                            ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
                                        --------------------------------------------------
                                                                     Principal    Interest
                                        --------------------------------------------------
                                        Prior Outstanding                 0.00        0.00
                                        Plus Current Period               0.00        0.00
                                        Less Recovered                    0.00        0.00
                                        Less Non Recovered                0.00        0.00
                                        Ending Outstanding                0.00        0.00
                                        --------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

            -------------------------------------------------------------------------------------------------------------
                          Accrual                                                Accrued           Total          Total
                    -------------------       Opening      Pass-Through        Certificate       Interest        Interest
            Class     Method     Days         Balance          Rate             Interest         Additions      Deductions
            --------------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------------
                                                          Current          Remaining
                  Distributable         Interest           Period         Outstanding               Credit Support
                   Certificate          Payment          Shortfall/        Interest         -----------------------------
                    Interest             Amount           Recovery        Shortfalls           Original      Current (1)
            --------------------------------------------------------------------------------------------------------------

            -----------------------------------------------------------------------------------------------------------

(1)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
      (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

                              -----------------------------------------------------------------------------------------------------
                                                                                             Additions
                                                                 ------------------------------------------------------------------
                                                                   Prior       Interest
                                         Prior       Current     Interest      Accrual                                    Other
                                        Interest     Interest    Shortfall     on Prior     Prepayment      Yield        Interest
                              Class     Due Date     Due Date       Due       Shortfall      Premiums    Maintenance   Proceeds (1)
                              ---------------------------------- ------------------------------------------------------------------

                              -------------------------------------------------------------------------------

-------------------------------------------------------------------

               Deductions
---------------------------------------
               Deferred &                 Distributable  Interest
  Allocable    Accretion     Interest      Certificate   Payment
    PPIS        Interest   Loss Expense     Interest      Amount
-------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------------------

(1)   Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
      Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------    --------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:                                     EXCESS ALLOCATED TO THE BONDS:
-------------------------------------------------------               ------------------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds       0.00      Other Interest Proceeds Due the Bonds                  0.00

Special Servicing Fees                                      0.00      Prepayment Interest Excess Due the Bonds               0.00

Workout Fees                                                0.00      Interest Income                                        0.00

Liquidation Fees                                            0.00      Yield Maintenance Penalties Due the Bonds              0.00

Legal Fees                                                  0.00      Prepayment Penalties Due the Bonds                     0.00

Misc. Fees & Expenses Paid by/to Servicer                   0.00      Recovered ASER Interest Due the Bonds                  0.00

Interest Paid to Servicer on Outstanding Advances           0.00      Recovered Interest Due the Bonds                       0.00

ASER Interest Advance Reduction                             0.00      ARD Excess Interest                                    0.00
                                                                                                                         --------
Interest Not Advanced (Current Period)                      0.00      Total Excess Allocated to the Bonds                    0.00
                                                                                                                         ========
Recoup of Prior Advances by Servicer                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced          0.00

Misc. Fees & Expenses Paid by Trust                         0.00

Shortfall Due to Rate Modification                          0.00

Other Interest Loss                                         0.00
                                                        --------
Total Shortfall Allocated to the Bonds                      0.00
                                                        ========
------------------------------------------------------------------    --------------------------------------------------------------

                                     AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                          ---------------------------------------------------------------------------
                          Total Excess Allocated to the Bonds                                   0.00

                          Less Total Shortfall Allocated to the Bonds                           0.00
                                                                                            ---------
                          Total Interest Adjustment to the Bonds                                0.00
                                                                                            =========
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------  ---------------------------------------------------------------------------------------
                                           Delinquency Aging Categories
------------  ---------------------------------------------------------------------------------------
Distribution  Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure         REO
    Date
                #    Balance      #    Balance       #     Balance       #    Balance    #    Balance
------------  ---------------------------------------------------------------------------------------

                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 6/16/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------
                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 3/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------
                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 2/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------

------------  ------------------------------------------------------
                         Special Event Categories (1)
------------  ------------------------------------------------------
Distribution  Modifications     Specially Serviced      Bankruptcy
    Date
                #    Balance      #      Balance        #    Balance
------------  ------------------------------------------------------

                 0     0.00        0         0.00        0     0.00
 6/16/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------
                 0     0.00        0         0.00        0     0.00
 3/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------
                 0     0.00        0         0.00        0     0.00
 2/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------

     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------  ------------------------------------------------------------------------------------------------------------
Distribution  Ending Pool (1)    Payoffs(2)      Penalties    Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
    Date
                #     Balance    #    Balance    #   Amount     #        Balance       #     Balance     #       Amount
------------  ------------------------------------------------------------------------------------------------------------

 16-Jun-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------
 17-Mar-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------
 17-Feb-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------

------------  ------------------------------------
Distribution  Remaining Term    Curr Weighted Avg.
    Date
              Life     Amort    Coupon      Remit
------------  ------------------------------------

 16-Jun-06       0            0.00%      0.00%

------------  ------------------------------------
 17-Mar-06       0            0.00%      0.00%

------------  ------------------------------------
 17-Feb-06       0            0.00%      0.00%

------------  ------------------------------------

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        PAGE 8 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

             DISTRIBUTION OF PRINCIPAL BALANCES                                 DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------      -----------------------------------------------------------------
 Current                                  Weighted Average            Current                                     Weighted Average
Scheduled  # of   Scheduled   % of     ----------------------        Mortgage     # of   Scheduled   % of     ----------------------
 Balance   Loans   Balance   Balance   Term  Coupon  PFY DSCR      Interest Rate  Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                                      0          0    0.00%
                                                                   -----------------------------------------------------------------

                                                                   Minimum Mortgage Interest Rate        ,900.000%
                                                                   Maximum Mortgage Interest Rate        ,900.000%

                                                                               DISTRIBUTION OF REMAINING TERM (BALLOON)
                                                                   -----------------------------------------------------------------
                                                                      Balloon                                     Weighted Average
                                                                     Mortgage     # of   Scheduled   % of     ----------------------
-------------------------------------------------------------          Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
               0          0    0.00%                               -----------------------------------------------------------------
-------------------------------------------------------------

Average Schedule Balance               0
Maximum Schedule Balance  (9,999,999,999)
Minimum Schedule Balance   9,999,999,999

      DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
-------------------------------------------------------------
  Fully
Amortizing                                Weighted Average
 Mortgage  # of   Scheduled   % of     ----------------------
  Loans    Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------      -----------------------------------------------------------------
               0          0    0.00%                                                  0          0    0.00%
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                                                                        PAGE 9 of 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (PFY)
-------------------------------------------------------------
  Debt                                                                                  GEOGRAPHIC DISTRIBUTION
 Service                                                           -----------------------------------------------------------------
Coverage   # of   Scheduled   % of                                  Geographic    # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR         Location     Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------

Maximum DSCR            0.000
Minimum DSCR            0.000

                DISTRIBUTION OF DSCR (CUTOFF)
-------------------------------------------------------------
  Debt
 Service
Coverage   # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------
                                                                   -----------------------------------------------------------------
Maximum DSCR            0.000                                                         0          0    0.00%
Minimum DSCR            0.000                                      -----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                                MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PROPERTY TYPES                                   DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------  ------------------------------------------------------------------
Property Types  # of   Scheduled   % of                               Number      # of   Scheduled    % of
                Loans  Balance     Balance  WAMM  WAC   PFY DSCR    of Months     Loans  Balance     Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                            0          0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                        DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------  ------------------------------------------------------------------
Amortization    # of   Scheduled    % of                                          # of   Scheduled    % of
    Type        Loans   Balance    Balance  WAMM  WAC   PFY DSCR       Year       Loans   Balance    Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                       2006       0              0     0.00%    0    0.00%      0.00
                                                                       2007       0              0     0.00%    0    0.00%      0.00
                                                                       2008       0              0     0.00%    0    0.00%      0.00
                                                                       2009       0              0     0.00%    0    0.00%      0.00
                                                                       2010       0              0     0.00%    0    0.00%      0.00
                                                                       2011       0              0     0.00%    0    0.00%      0.00
                                                                       2012       0              0     0.00%    0    0.00%      0.00
                                                                       2013       0              0     0.00%    0    0.00%      0.00
                                                                       2014       0              0     0.00%    0    0.00%      0.00
                                                                       2015       0              0     0.00%    0    0.00%      0.00
                                                                       2016       0              0     0.00%    0    0.00%      0.00
                                                                  2017 & Greater  0              0     0.00%    0    0.00%      0.00
----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                        0              0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                                   DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                  Outstanding    Out. Property    Loan Status      Special
Disclosure    Thru    Current P&I       P&I         Protection       Code (1)       Servicer       Foreclosure    Bankruptcy    REO
Control #     Date      Advance     Advances**       Advances                     Transfer Date       Date           Date       Date
------------------------------------------------------------------------------------------------------------------------------------

TOTAL
------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3+ MONTHS        5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                       ABN AMRO ACCT:
                                                      LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                Operating               Ending                                                Loan
Disclosure           Property  Maturity   PFY   Statement     Geo.     Principal  Note   Scheduled   Prepayment Prepayment   Status
Control #    Group     Type      Date     DSCR    Date      Location    Balance   Rate      P&I        Amount      Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period              1. Delinquent 1 month    3. Delinquent 3+ months   5. Non Performing Matured    9. REO
                                                                                                     Ballon
              B. Late Payment but < 1 month   2. Delinquent 2 months   4. Performing Matured     7.  Foreclosure
                  delinq                                                   Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                          ABN AMRO ACCT:
                                                       REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date       Value     Balance   Proceeds  Sched. Balance   Expenses*    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                        Beginning                                                                       Interest
                      Balance of the     Aggregate     Prior Realized      Amounts Covered by         (Shortages)
Prospectus               Loan at       Realized Loss   Loss Applied to    Overcollateralization    /Excesses applied
    ID       Period    Liquidation       on Loans       Certificates        and other Credit       to Realized Losses

                                                             A                     B                       C
---------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                          Additional                                                   (Recoveries)/
                 Modification            (Recoveries)/       Current Realized     Recoveries of        Realized Loss
Prospectus   Adjustments/Appraisal    Expenses applied to    Loss Applied to     Realized Losses         Applied to
    ID       Reduction Adjustment       Realized Losses       Certififcates*      paid as Cash      Certificate Interest

                      D                        E
------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

     A             Prior Realized Loss Applied to Certificates

     B             Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

     C             Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

     D             Adjustments that are based on principal haircut or future interest foregone due to modification

     E             Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------
                                                                             Remaining
                                                                               Term                                    Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I  ASER  Note  Maturity  ---------  Property  Geographic        ---------------
 Control#   Red. Date   Balance   Amount    Advance          Rate    Date    Life         Type     Location   DSCR  Value      Date
---------------------  ------------------------------  ----  -------------------------  --------------------  ----  ---------------

            ---------  ------------------------------------

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

------------------------------------------------  ----------------------------------------------------------------------------------
                   Ending             Material
Disclosure        Principal            Breach                       Material Breach and Material Document Defect
Control #          Balance              Date                                         Description
------------------------------------------------  ----------------------------------------------------------------------------------

------------------------------------------------  ----------------------------------------------------------------------------------

                    Material breaches of pool asset representation or warranties or transaction covenants.             PAGE 17 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

--------------------  ------------------------------------------------------------  --------------------  --------------------------
 Disclosure   Payoff    Initial                                Payoff      Penalty  Prepayment  Maturity  Property        Geographic
 Control #    Period    Balance              Type              Amount      Amount      Date       Date      Type           Location
--------------------  ------------------------------------------------------------  --------------------  --------------------------

--------------------  ------------------------------------------------------------  --------------------  --------------------------
                                                         -------------------------
                                             CURRENT
                                             CUMULATIVE
                                                         -------------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------
                         Loan
Disclosure   Servicing  Status       Balance       Note   Maturity  Remaining    Property    Geo.                            NOI
Control #    Xfer Date  Code(1)  ----------------  Rate     Date    ---------      Type    Location     NOI      DSCR       Date
                                 Schedule  Actual                   Life
----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

                                                                                                     Not Avail Not Avail  Not Avail

             ---------           ----------------

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        3. P&I Adv - delinquent 3+ months

             B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       4. Mat. Balloon/Assumed P&I

                                                    5. Non Performing Mat. Balloon         7. Foreclosure          9. REO
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

------------------------------------------  ----------------------------------------------------------------------------------------
   Disclosure              Resolution
   Control #                Strategy                                               Comments
------------------------------------------  ----------------------------------------------------------------------------------------

------------------------------------------  ----------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

                      LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

-------------------------------------   --------------------------------------------   ---------------------------------------------
                                                       ORIGINAL RATINGS                        RATING CHANGE/CHANGE DATE(1)

      CLASS             CUSIP             FITCH            MOODY'S            S&P         FITCH           MOODY'S           S&P
-------------------------------------   --------------------------------------------   ---------------------------------------------

-------------------------------------   --------------------------------------------   ---------------------------------------------

NR - Designates that the class was not rated by the rating agency.

      (1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 22 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:     30-Sep-06

                                                           ABN AMRO ACCT:
                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX E

REFERENCE RATE SCHEDULE

ANNEX F

CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

F-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2006-C6, Commercial Mortgage Pass-Through Certificates, Series 2006-C6, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate) :

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS06C6.xls.’’ The spreadsheet file ‘‘LBUBS06C6.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)    Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

Important Notice About the Information Contained in This Offering Prospectus and the Accompanying Base Prospectus	5
Important Notice Relating to Automatically Generated Email Disclaimers	5
Notice to Residents of Korea	5
Notice to Residents of Germany	6
Notice to Non-U.S. Investors	6
European Economic Area	6
Summary of Offering Prospectus	7
Risk Factors	51
Capitalized Terms Used in This Offering Prospectus	70
Forward-Looking Statements	70
Description of the Mortgage Pool	71
Transaction Participants	156
Affiliations and Certain Relationships and Related Transactions	166
The Series 2006-C6 Pooling and Servicing Agreement	168
Servicing of the Reckson Portfolio I Loan Combination	209
Servicing of the 1155 Avenue of the Americas Loan Combination	210
Description of the Offered Certificates	214
Yield and Maturity Considerations	250
Use of Proceeds	255
Federal Income Tax Consequences	255
ERISA Considerations	258
Legal Investment	261
Method of Distribution	261
Legal Matters	262
Ratings	263
Glossary	264
ANNEX A-1—Certain Characteristics of Individual Underlying Mortgage Loans	A-1
ANNEX A-2—Certain Characteristics of the Mortgage Pool	A-2
ANNEX A-3—Certain Characteristics of Loan Group No. 1	A-3
ANNEX A-4—Certain Characteristics of Loan Group No. 2	A-4
ANNEX A-5—Certain Monetary Terms of the Underlying Mortgage Loans	A-5
ANNEX A-6—Certain Information Regarding Reserves	A-6
ANNEX B—Certain Information Regarding Multifamily Properties	B-1
ANNEX C-1—Price/Yield Tables	C-1
ANNEX C-2—Decrement Tables	C-2
ANNEX D—Form of Distribution Date Statement	D-1
ANNEX E—Reference Rate Schedule	E-1
ANNEX F—Class A-AB Planned Principal Balance Schedule	F-1
ANNEX G—Global Clearance, Settlement and Tax Documentation Procedures	G-1

$2,825,743,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2006-C6

Commercial Mortgage Pass-Through
Certificates, Series 2006-C6

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E,
Class F and Class X-CP

FREE WRITING PROSPECTUS

UBS GLOBAL ASSET
MANAGEMENT

LEHMAN BROTHERS

UBS SECURITIES

September 15, 2006

Diskette
Dated September 15, 2006
to the Offering Prospectus

LB-UBS Commercial Mortgage Trust 2006-C6

Commercial Mortgage
Pass-Through Certificates
Series 2006-C6

LBUBS06C6.XLS
(Microsoft Excel Version 5.0)

$2,825,743,000 (Approximate) LB-UBS Commercial Mortgage Trust 2006-C6, Commercial Mortgage Pass-Through Certificates, Series 2006-C6